                                        Filed pursuant to rule 424(b)(3)
                                        Registration Statement No. 333-105642-01




PROSPECTUS SUPPLEMENT
DATED AUGUST 14, 2003 (TO PROSPECTUS DATED AUGUST 14, 2003)

                            US$1,200,000,000 CLASS A
                       MORTGAGE BACKED FLOATING RATE NOTES

                                THE PUMA PROGRAM

[PUMA LOGO]                  PUMA GLOBAL TRUST NO. 4                 [PUMA LOGO]

              MACQUARIE SECURITISATION LIMITED (ABN 16 003 297 336)
                                     MANAGER

            PERPETUAL TRUSTEES AUSTRALIA LIMITED (ABN 86 000 431 827) in its capacity as trustee of the PUMA Global Trust No. 4
                                 ISSUER TRUSTEE

     The Class A notes will be collateralized by a pool of housing loans secured by properties located in Australia. PUMA Global Trust No. 4 and the transaction documents, other than the underwriting agreement, will be governed by the laws of New South Wales, Australia. The underwriting agreement will be governed by the laws of the State of New York.

     The Class A notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes represent obligations of the issuer trustee in its capacity as trustee of PUMA Global Trust No. 4 only and do not represent obligations of or interests in, and are not guaranteed by, Macquarie Securitisation Limited, Macquarie Bank Limited, Perpetual Trustees Australia Limited or the underwriters.

     Underwriting discounts and commissions will be paid by the manager and are not deducted from the proceeds of issue of the Class A notes.

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-37.

                               INITIAL            INITIAL                      UNDERWRITING         PROCEEDS
                              PRINCIPAL           INTEREST       PRICE TO     DISCOUNTS AND        TO ISSUER
                               BALANCE              RATE          PUBLIC       COMMISSIONS          TRUSTEE
                          -----------------   ---------------   ----------   ---------------   -----------------
Class A notes .........   $1,200,000,000      LIBOR + 0.19%       100%          $1,680,000     $1,200,000,000

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CLASS A NOTES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


DEUTSCHE BANK SECURITIES
                               CREDIT SUISSE FIRST BOSTON
                                                                        JPMORGAN

                                TABLE OF CONTENTS

                                           PAGE
Important Notice About
   Information Presented in this
   Prospectus Supplement and the
   Accompanying Prospectus ............   S-3
Disclaimers with Respect to Sales
   to Non-U.S. Investors ..............   S-4
Australian Disclaimers ................   S-8
Summary ...............................   S-9
   Parties to the Transaction .........   S-9
   Summary of the Notes ...............   S-12
   Structural Overview ................   S-14
   Macquarie Bank Limited .............   S-14
   The Manager ........................   S-15
   The Housing Loans ..................   S-15
   The Housing Loan Pool ..............   S-16
   Security for the Notes .............   S-18
   Payments on the Notes Limited
       to Assets of the Trust .........   S-18
   Acquisition of Additional
       Housing Loans ..................   S-18
   Pre-Funding Pool ...................   S-19
   Application of Pre-Funding Pool
       during the Pre-Funding
       Period .........................   S-19
   Substitution Period ................   S-19
   Credit Enhancements ................   S-19
   Liquidity Enhancements .............   S-22
   Principal Cash Balance .............   S-22
   Redraws, Further Advances and
       Subordinated Further
       Advances .......................   S-23
   Hedging Arrangements ...............   S-24
   Collections ........................   S-24
   Interest on the Notes ..............   S-25
   Principal on the Notes .............   S-25
   Optional Redemption ................   S-27
   Transaction Fees ...................   S-28
   Pre Enforcement Cashflow
       Diagrams .......................   S-30
   Withholding Tax ....................   S-33
   Redemption of the Notes for
       Imposition of Withholding or
       other Taxes ....................   S-33
   Australian Tax Status ..............   S-34
   U.S. Tax Status ....................   S-34
   Legal Investment ...................   S-35
   ERISA Considerations ...............   S-35
   Book-Entry Registration ............   S-35

                                          PAGE
   Registration Details ...............   S-35
   Ratings of the Notes ...............   S-36
   Investment Risks ...................   S-36
Risk Factors ..........................   S-37
Cautionary Note Regarding
   Forward-Looking Statements .........   S-54
Capitalized Terms .....................   S-54
U.S. Dollar Presentation ..............   S-54
Description of the Assets of the
   Trust ..............................   S-55
   Acquisition of Housing Loans
       after the Closing Date .........   S-55
   Redraws, Senior Further
       Advances and Subordinate
       Further Advances ...............   S-56
PUMA Residential Loan Program..........   S-57
   Origination and Management of
       Housing Loans ..................   S-57
   Approval and Underwriting
       Process ........................   S-60
   PUMA's Product Types ...............   S-64
   Special Features of the Housing
       Loans ..........................   S-65
   Origination, Settlement and
       Management of Housing
       Loans Under Constant
       Review by the Manager ..........   S-68
Servicing of the Housing Loans ........   S-69
   General ............................   S-69
   Collection and Enforcement
       Procedures .....................   S-70
   Collection and Enforcement
       Process ........................   S-71
   PUMA Program's Delinquency
       Experience .....................   S-73
   Delinquency and Mortgage
       Insurance Claims Experience.....   S-74
Description of the Pool of
   Housing Loans ......................   S-76
   Features of the Housing Loans ......   S-76
   Details of the Housing Loan
       Pool ...........................   S-76
   Certifications of Housing Loans.....   S-77
Description of the Class A Notes ......   S-78
   General ............................   S-78
   Form of the Class A Notes ..........   S-78
   Interest on the Notes ..............   S-79

                                             PAGE
   Redemption of the Notes ..............    S-80
   Reports to Noteholders of Class
       A Notes ..........................    S-81
Description of the Cashflows of
   the Trust ............................    S-83
   Principles Underlying the
       Cashflows ........................    S-83
   Key Dates and Periods ................    S-84
   Determination of Collections .........    S-85
   Distribution of Collections ..........    S-87
   Pre-Funding Pool .....................    S-91
   Principal Cash Balance ...............    S-92
   Income Reserve .......................    S-93
   Subordination and Deferral of
       Manager's Fees ...................    S-94
   Deferral of Subordinated
       Redraw Facility Interest .........    S-94
   Issue of Additional A$ Notes..........    S-95
   Payments of Interest on the
       Notes ............................    S-96
   Payment of Principal on the
       Notes ............................    S-97
Description of the Transaction
   Documents ............................   S-100
   The Security Trust Deed ..............   S-100
   Redraw Facility ......................   S-102
   Liquidity and Other Additional
       Support Facilities ...............   S-102
   The Currency Swap ....................   S-103

                                             PAGE
Description of the Parties ..............   S-106
   The Note Trustee .....................   S-106
   The Security Trustee .................   S-106
   The Redraw Facility Provider .........   S-107
   The Currency Swap Provider ...........   S-107
   The Interest Rate Swap
       Providers ........................   S-109
   The Mortgage Insurers ................   S-110
Prepayment and Yield
   Considerations .......................   S-112
   General ..............................   S-112
   Prepayments to Noteholders ...........   S-112
   Prepayment Models and
       Weighted Average Lives ...........   S-114
Use of Proceeds .........................   S-118
Australian Tax Matters ..................   S-118
   Other Taxes ..........................   S-118
Ratings of the Notes ....................   S-118
Plan of Distribution ....................   S-119
   Underwriting .........................   S-119
   Offering Restrictions ................   S-120
Additional Information ..................   S-122
General Information .....................   S-122
   UK Paying Agency Matters .............   S-122
   Authorization ........................   S-123
   Litigation ...........................   S-123
   Euroclear and Clearstream,
       Luxembourg .......................   S-123
Announcement ............................   S-123
Legal Matters ...........................   S-124
Glossary ................................   S-125
Appendix A ..............................   A-1

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

     For the purposes of the prospectus, the Class A notes are being offered by this prospectus supplement and the accompanying prospectus while the A$ Class B notes and the A$ redraw notes are not being so offered.

     The Class A notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of Class A notes; and (2) this prospectus supplement, which describes the specific terms of this series of Class A notes and may be different from the information in the prospectus.

     IF THE DESCRIPTION OF THE TERMS OF THE CLASS A NOTES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "Available Information" in the accompanying prospectus.

     If you require additional information, the mailing address of the Manager's agent in the United States is Macquarie Securitisation Limited C/O Macquarie Securities Inc., 600 Fifth Avenue, Level 22, New York, New York, 10020, Attention: Diana Bergherr.

     Definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus are located under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section entitled "Disclaimers with Respect to Sales to Non-U.S. Investors" applies only to the offering of the Class A notes in countries other than the United States of America. In this section, references to Perpetual Trustees Australia Limited are to that company in its capacity as trustee of PUMA Global Trust No. 4, and not its personal capacity. Macquarie Securitisation Limited is responsible and liable for this prospectus supplement and the accompanying prospectus in the United States of America.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Class A notes in any country or jurisdiction. The Class A notes may be offered non-publicly in other jurisdictions. The Class A notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A notes or possesses or distributes this prospectus or any other offering material. The distribution of this prospectus supplement and the offer or sale of the Class A notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus and the offer and sale of the Class A notes in the United Kingdom, Australia and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Class A notes, see "Plan of Distribution" in this prospectus supplement.

     This prospectus supplement does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A notes by or on behalf of Perpetual Trustees Australia Limited or Macquarie Securitisation Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

     Macquarie Securitisation Limited accepts responsibility for the information contained in "The Issuer Trustee, Macquarie Bank Limited and the Manager -- The Manager", "Description of the Assets of a Trust -- The Housing Loans", and " -- General Insurance and the Lloyds Mortgage Protection Policy" in the accompanying prospectus, and "Summary -- The Manager," " -- The Housing Loan Pool", "Description of the Pool of Housing Loans -- Features of the Housing Loans", " -- Details of the Housing Loan Pool," "PUMA Residential Loan Program", and "Servicing of the Housing Loans" in this prospectus supplement. To the best of the knowledge and belief of Macquarie Securitisation Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information. The information contained in the other sections of this prospectus supplement and the accompanying prospectus have been prepared by

Macquarie Securitisation Limited based on information available to it. While Macquarie Securitisation Limited believes the contents of this prospectus supplement and the accompanying prospectus are correct, it makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of such information or any other information supplied in connection with the issue of the Class A notes.

     Macquarie Bank Limited (ABN 46 008 583 542) accepts responsibility for the information contained in "Summary -- Macquarie Bank Limited" in this prospectus supplement and "The Issuer Trustee, Macquarie Bank Limited and the Manager -- Macquarie Bank Limited" in the accompanying prospectus. To the best of the knowledge and belief of Macquarie Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Perpetual Trustees Australia Limited accepts responsibility for the information contained in "The Issuer Trustee, Macquarie Bank Limited and the Manager -- The Issuer Trustee" in the accompanying prospectus. To the best of the knowledge and belief of Perpetual Trustees Australia Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     The Bank of New York accepts responsibility for the information contained in the "Description of the Transaction Documents and Parties -- The Note Trust Deed -- Appointment of Note Trustee" in the accompanying prospectus except for the first sentence under that heading. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Deutsche Bank AG accepts responsibility for the information contained in "Description of the Parties -- The Currency Swap Provider" in this prospectus supplement. To the best of the knowledge and belief of Deutsche Bank AG, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Each of Deutsche Bank AG and Commonwealth Bank of Australia, as an interest rate swap provider, accepts responsibility for the information contained under the respective section headed by its name in "Description of the Parties -- The Interest Rate Swap Providers" in this prospectus supplement. To the best of the knowledge and belief of each interest rate swap provider, each of which has taken all reasonable care to ensure that such is the case, the information contained in the relevant section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     None of Perpetual Trustees Australia Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited (ABN 42 000 001 007), in its personal capacity and as security trustee, The Bank of New York, in its personal capacity and as note trustee, note registrar, principal paying agent, agent bank and paying agent, Macquarie Bank Limited as redraw facility provider, Deutsche Bank AG, as currency swap provider and an interest rate swap provider and Commonwealth Bank of Australia as an interest rate swap provider, accept any responsibility for any information contained in this prospectus supplement and the accompanying prospectus and has not separately verified the information contained in this prospectus supplement and the accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and the accompanying prospectus or any other information supplied in connection with the Class A notes except with respect to the information for which it accepts responsibility in the preceding five paragraphs.

     Perpetual Trustees Australia Limited, in its personal capacity and as issuer trustee, Macquarie Securitisation Limited, as manager, Perpetual Trustee Company Limited, in its personal capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, agent bank and paying agent, Macquarie Bank Limited, as redraw facility provider, Deutsche Bank AG, as currency swap provider and an interest rate swap provider, Commonwealth Bank of Australia as an interest rate swap provider and the underwriters do not recommend that any person should purchase any of the Class A notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

     Each person receiving this prospectus supplement and the accompanying prospectus:

     o acknowledges that he or she has not relied on discussions or correspondence with the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and the accompanying prospectus or his or her investment decisions;

     o acknowledges that this prospectus supplement and the accompanying prospectus and any other information supplied in connection with the Class A notes is not intended to provide the basis of any credit or other evaluation;

     o acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement and the accompanying prospectus during the life of the Class A notes;

     o should make their own independent investigation of the trust and the Class A notes; and

     o should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus in connection with the issue or sale of the Class A notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Australia Limited, Macquarie Securitisation Limited or any of the underwriters.

     Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made in connection with this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that:

     o there has been no material change in the affairs of the trust or any party named in this prospectus supplement and the accompanying prospectus since the date of this prospectus supplement and the accompanying prospectus or the date upon which this prospectus supplement and the accompanying prospectus have been most recently amended or supplemented; or

     o any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

     Perpetual Trustees Australia Limited's liability to make payments of interest and principal on the Class A notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustees Australia Limited in relation to the Class A notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED, OR CAUSED TO BE COMMUNICATED, IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER.

     NO PROSPECTUS RELATING TO THE CLASS A NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE CLASS A NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO-ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM, OTHER THAN THE CATEGORIES STATED ABOVE OR ANY OTHER PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000.

                             AUSTRALIAN DISCLAIMERS

     o Investments in the Class A notes do not represent deposits or other liabilities of Macquarie Bank Limited, Macquarie Securitisation Limited or any other member of the Macquarie Bank Limited group and are subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o None of Macquarie Bank Limited, Macquarie Securitisation Limited, any other member of the Macquarie Bank Limited group, Perpetual Trustees Australia Limited, Perpetual Trustee Company Limited, the note trustee, the note registrar, the principal paying agent, the agent bank, the paying agent, the currency swap provider, the interest rate swap providers, nor any underwriter in any way guarantees any particular rate of return on, the performance of or the payment of interest or the repayment of principal due on the Class A notes.

     o None of the obligations of Perpetual Trustees Australia Limited, in its capacity as trustee of the trust, or Macquarie Securitisation Limited, as manager, is guaranteed in any way by Macquarie Bank Limited or any other member of the Macquarie Bank Limited group or by Perpetual Trustees Australia Limited in its individual capacity or any associate of Perpetual Trustees Australia Limited.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement or the accompanying prospectus.


                           PARTIES TO THE TRANSACTION

TRUST:...........................PUMA Global Trust No. 4

ISSUER TRUSTEE:..................Perpetual Trustees Australia Limited, in its
                                 capacity as trustee of the trust

MANAGER:.........................Macquarie Securitisation Limited,
                                 Level 23, 20 Bond Street,
                                 Sydney, NSW 2000
                                 Telephone no.: (612) 8232 3481

NOTE TRUSTEE:....................The Bank of New York, New York

SECURITY TRUSTEE:................Perpetual Trustee Company Limited (ABN 42 000
                                 001 007)

PRINCIPAL PAYING AGENT:..........The Bank of New York, New York

PAYING AGENT:....................The Bank of New York, London Branch

AGENT BANK:......................The Bank of New York, New York

NOTE REGISTRAR:..................The Bank of New York, New York

INCOME UNITHOLDER:...............Macquarie Securitisation Limited

CLASS A CAPITAL UNITHOLDER:......CU Securitisation Services Pty Limited

CLASS B CAPITAL UNITHOLDER:......Macquarie Securitisation Limited

UNDERWRITERS:....................Deutsche Bank Securities Inc.
                                 Credit Suisse First Boston LLC
                                 J.P. Morgan Securities Inc.

REDRAW FACILITY PROVIDER:........Macquarie Bank Limited

MORTGAGE INSURERS:...............GE Mortgage Insurance Pty. Ltd. (ABN 61 071
                                 466 334)

                                 GE Capital Mortgage Insurance Corporation
                                 (Australia) Pty. Ltd. (ABN 51 081 488 440)

                                 PMI Mortgage Insurance Ltd. (ABN 70 000 511
                                 071)

                                 PMI Indemnity Limited (formerly CGU Lenders
                                 Mortgage Insurance Limited) (ABN 49 000 781
                                 171)

                                 Commonwealth of Australia

INTEREST RATE SWAP PROVIDERS:....Deutsche Bank AG (ABN 13 064 165 162)

                                 Commonwealth Bank of Australia (ABN 48 123 123
                                 124)

CURRENCY SWAP PROVIDER:..........Deutsche Bank AG


RATING AGENCIES:.................Moody's Investors Service, Inc.
                                 Standard & Poor's Ratings Group

AUDITOR:.........................PricewaterhouseCoopers

                                                                      STRUCTURAL DIAGRAM


                                                         --------------------------------------------
                                                                   ORGINATION AND SERVICING
                                                                Mortgage managers originate and
                                                           service housing loans in the name of the
                                                            issuer trustee, as trustee of the PUMA
                                                                  warehouse trust, which are
                                                             subsequently transferred to the PUMA
                                                                   Global Trust No. 4 trust
                                                         --------------------------------------------
                                                                               |
                                                                               |
                                                                               |
                                                                               |
                                                                              \|/

                                                         --------------------------------------------
                                                                            ASSETS
                                                              Housing loans and other authorized
----------------------------                                              investments
                                 Manager establishes and --------------------------------------------   Floating charge over
          MANAGER                 manages the PUMA                             |                        the assets of the trust
 Macquarie Securitisation        Global Trust No. 4                            |                          under the security
          Limited                                                   $A payments from the                    trust deed
                                                                       $A housing loans
----------------------------                                                   |
                                                                              \|/
                                                         --------------------------------------------
                                                                        ISSUER TRUSTEE
                                                             Perpetual Trustees Australia Limited
                                                             -------------------------------------

                                                                   PUMA Global Trust No. 4                    Payments from
                                                                   -----------------------               <--------------------
                                  Redraw facility                                                           mortgage insurance
                                   advances and              -------------------------------------                policies
                                     repayments          ---------------------------------------------
                                                                               |
                                                                               |                            Residual payments
----------------------------                                           A$ payments on the
      REDRAW FACILITY                                                       US$ notes                       Residual payments
         PROVIDER                                                              |
       Macquarie Bank                                                          |                          Payment on the A$ Class
           Limited                                                            \|/                                 B notes
----------------------------    A$ payments under the interest   -------------------------------
                                         rate swaps                       CURRENCY SWAP
                                                                             PROVIDER                     Issue of Class A notes
      -----------------------------                                                                          by issuer trustee
             INTEREST RATE                                                Deutsche Bank AG
            SWAP PROVIDERS                                       -------------------------------
                                                                               |
       o  Deutsche Bank AG                                                      |
                                                                  US$ payments on Class A notes
       o  Commonwealth Bank                                                    |
          of Australia                                                         |
      -----------------------------                                           \|/
                                                                 --------------------------------
                                                                        PRINCIPAL PAYING
                                                                             AGENT
                                                                        The Bank of New York,
                                                                             New York
                                                                 --------------------------------
                                                                               |
                                                                               |
                                                                              \|/
                                                                 --------------------------------
                                                                                                       -------------------------
                                                                          THE DEPOSITORY
                                                                           TRUST COMPANY            ---        Class A notes
                                                                          CLEARING SYSTEM
                                                                                                       -------------------------
                                                                 --------------------------------                 |
                                                                               |                                  |
                                                                               |                                 \|/
                                                                              \|/                      -------------------------
                                                                 --------------------------------
                                                                                                           NOTE TRUSTEE AND
                                                                                                              REGISTRAR
                                                                                                         The Bank of New York,
                                                                     Class A note investors                   New York

                                                                                                        The note trustee acts as
                                                                                                       trustee for the benefit of
                                                                 --------------------------------          Class A noteholders

                                                                                                       -------------------------

             ---------------------------------------

                         SECURITY TRUSTEE
                   Perpetual Trustee Company
                             Limited
                   The housing loans and other
                    authorised investments are
                 secured in favour of the security
                 trustee as security for the notes
                   and other secured obligations

             ---------------------------------------

             ---------------------------------------


                      MORTGAGE INSURERS

               o  GE Mortgage Insurance Pty Ltd

               o  GE Capital Mortgage Insurance
                  Corporation (Australia) Pty Ltd

               o  PMI Indemnity Limited

               o  PMI Mortgage Insurance Ltd

               o  Commonwealth of Australia




             ---------------------------------------


             ---------------------------------------
                   INCOME AND CLASS B CAPITAL
                           UNITHOLDER

                      Macquarie Securitisation
                              Limited
             ---------------------------------------

             ---------------------------------------
                        CLASS A CAPITAL
                           UNITHOLDER

                   CU Securitisation Services
                           Pty Limited
             ---------------------------------------





                    ---------------------------
                            AS Class B
                            noteholders
                    ---------------------------


                              SUMMARY OF THE NOTES

     On the closing date, the issuer trustee will issue the Class A notes, along with the A$ Class B notes, all of which will be limited recourse obligations of the issuer trustee collateralized by the same pool of housing loans. When used in this prospectus supplement or the accompanying prospectus, the term "A$" will mean Australian dollars and the term "US$" will mean United States dollars. Unless otherwise specified, payments and priorities are described in relation to noteholders' rights prior to any enforcement under the security trust deed. The issuer trustee may in certain circumstances after the closing date also issue A$ redraw notes and/or additional A$ Class B notes, which, together with the A$ Class B notes issued on the closing date, are referred to as "A$ notes" (and references to "A$ noteholders" will be construed accordingly), which will be limited recourse obligations of the issuer trustee collateralized by the same pool of housing loans. The A$ Class B notes and the A$ redraw notes have not been, and will not be, registered in the United States and are not being offered by this prospectus supplement or the accompanying prospectus. The initial principal balance and the initial support percentage for the A$ Class B notes will be finalized once the exchange rate under the currency swap has been determined.

     When used in the accompanying prospectus, the term "OFFERED NOTES" will mean the Class A notes. The term "NON-OFFERED NOTES" will mean the A$ Class B notes issued on the closing date, which are not being offered under this prospectus supplement, the A$ redraw notes and any additional A$ Class B notes issued after the closing date. The term "notes" will mean both the Offered notes and the Non-offered notes.

     For purposes of the accompanying prospectus, the "SENIOR NOTES" of the trust will be the Class A notes and any A$ redraw notes issued after the closing date, and the "SUBORDINATED NOTES" will be the A$ Class B notes issued on the closing date and any additional A$ Class B notes issued after the closing date. References to Senior noteholders and Subordinated noteholders in the accompanying prospectus should be construed accordingly.

-------------------------------------------------------------------------------
  NOTES EXPECTED TO BE ISSUED
           AT CLOSING                    CLASS A          A$ CLASS B
-------------------------------------------------------------------------------
 Initial Principal Balance      US$1,200,000,000      A$57,500,000
-------------------------------------------------------------------------------
 % of Total Initial Principal   97.0%                 3.0%
  Balance of notes
-------------------------------------------------------------------------------
 Anticipated Ratings:

  Moody's Investors             Aaa                  Not rated
   Service, Inc.
  Standard & Poor's             AAA                  AA-
    Ratings Group
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  NOTES EXPECTED TO BE ISSUED
           AT CLOSING                 CLASS A                A$ CLASS B
-------------------------------------------------------------------------------
 Interest rate up to but        three-month LIBOR +     three-month Australian
  excluding the quarterly       0.19%                   Bank Bill Rate + 0.85%
  payment date in July 2009
  (the interest rate for the
  first accrual period will be
  an interpolated rate)
-------------------------------------------------------------------------------
 Interest rate after and        three-month LIBOR +     three-month Australian
  including the quarterly       0.38%                   Bank Bill Rate + 1.25%
  payment date in July 2009
-------------------------------------------------------------------------------
 Interest Accrual Method        actual/360              actual/365
-------------------------------------------------------------------------------
 Closing Date                   On or about August 19, 2003
-------------------------------------------------------------------------------
 Quarterly Payment Dates        The 11th day or, if the 11th day is not a
                                business day, then the next business day, of
                                each of October, January, April and July,
                                beginning in October 2003.
-------------------------------------------------------------------------------
 Pre-Funding Period             During the period from the closing date up to
                                and including the seventh business day prior to
                                the first quarterly payment date, the issuer
                                trustee may acquire additional housing loans by
                                applying the pre-funding pool. See "Description
                                of Assets of a Trust -- Acquisition of Housing
                                Loans after the Closing Date -- Pre-Funding
                                Period " in the accompanying prospectus.
-------------------------------------------------------------------------------
 Anticipated Revolving Period   During the substitution period, which is the
                                period from the closing date up to and including
                                the seventh business day prior to the first
                                quarterly payment date, collections otherwise
                                available to repay principal on the notes may be
                                used to acquire additional housing loans. See
                                "Description of the Assets of the Trust --
                                Acquisition of Housing Loans after the Closing
                                Date -- Substitution Period " in the
                                accompanying prospectus.
-------------------------------------------------------------------------------
 Business Day                   New York, London, Sydney.
-------------------------------------------------------------------------------
 Clearance/Settlement           DTC/Euroclear/              Offered in Australia
                                Clearstream, Luxembourg     only
-------------------------------------------------------------------------------
 Final Maturity Date            The quarterly payment date falling in October
                                2034.
-------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

     The PUMA Program was established pursuant to a trust deed dated July 13, 1990. The trust deed provides the general terms and structure for securitization under the PUMA Program. A sub-fund notice from Macquarie Securitisation Limited, as the manager of the PUMA Program, to the issuer trustee, sets out the specific details of the PUMA Global Trust No. 4. These details may vary from the terms set forth in the trust deed.

     Each securitization under the PUMA program is a separate transaction with a separate trust. The assets of the PUMA Global Trust No. 4 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the PUMA Global Trust No. 4. See "Description of the Trusts" in the accompanying prospectus.

     The beneficial interest in the trust is held by CU Securitisation Services Pty Limited as the Class A capital unitholder and Macquarie Securitisation Limited as the income unitholder and the Class B capital unitholder. The unitholders are only entitled to receive payments or distributions subject to prior ranking entitlements described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.


MACQUARIE BANK LIMITED

     Macquarie Bank Limited is the holding company of the manager, Macquarie Securitisation Limited, the redraw facility provider and the beneficial owner of the PUMA warehouse trust. Macquarie Bank Limited, a licensed Australian Bank, is a pre-eminent provider of financial services offering a full range of investment and commercial banking and retail financial services in Australia and in selected markets around the world. Macquarie Bank Limited is the only independent Australian-headquartered, full service investment bank and one of only a relatively small number of substantially independent investment banks remaining globally. Macquarie Bank Limited listed on the Australian Stock Exchange in 1996.

     The activities of Macquarie Bank Limited come under the regulatory supervision of the Australian financial industry regulator, the Australian Prudential Regulation Authority.

     Macquarie Bank Limited has reported successive years of record profits and growth since 1992 and now employs over 4,700 people located in 16 countries. During 1999, Macquarie Bank Limited completed the acquisition and integration of the Bankers Trust Australian investment bank. Macquarie Bank Limited listed on the Australian Stock Exchange in 1996 and currently ranks as one of Australia's top 50 listed companies by market capitalization. As of March 31, 2003, Macquarie Bank Limited had total assets of A$32.5 billion as well as funds under management of A$52.3 billion, total shareholders' equity of A$2.2 billion and tier 1 and total capital adequacy ratios of 19.0% and 21.4%, respectively.

     Macquarie Bank Limited is currently rated, short term, A-1 by Standard & Poor's, F1 by Fitch Ratings and P1 by Moody's and, long term, A by Standard & Poor's and A2 by Moody's.

THE MANAGER

      The manager, Macquarie Securitisation Limited, is a registered Australian company and is a wholly owned subsidiary of Macquarie Bank Limited. Its principal business activity is the origination, servicing and securitization of mortgage and other assets, and it is the manager of all the trusts in the PUMA Program. Macquarie Securitisation Limited is a market leader in the securitization of Australian residential mortgages. The manager's business address is Level 23, 20 Bond Street, Sydney, New South Wales, Australia.

THE HOUSING LOANS

     The PUMA Global Trust No. 4 involves the securitization of housing loans originated by appointed mortgage managers in the name of Perpetual Trustees Australia Limited, in its capacity as trustee on behalf of the PUMA Program and secured by mortgages on residential property located in Australia. The manager is responsible for the day to day servicing of the housing loans but generally delegates part of this servicing responsibility to the mortgage manager which originated the relevant housing loan. Perpetual Trustees Australia Limited will issue the floating rate Class A notes and A$ Class B notes to fund the acquisition of the beneficial interest in the housing loans by the PUMA Global Trust No. 4 from other trusts within the PUMA Program.

                             THE HOUSING LOAN POOL

     The housing loan pool will consist of fixed rate and/or variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity of no more than 30 years and 1 month. Macquarie Securitisation Limited expects the pool of housing loans to have characteristics similar to the following:


                  SELECTED PRELIMINARY HOUSING LOAN POOL DATA
                AS OF THE CLOSE OF BUSINESS ON AUGUST 12, 2003

     Number of Housing Loans............................................7,570

     Number of Housing Loan Accounts....................................8,823

     Housing Loan Pool Size...................................A$1,466,934,272

     Average Current Housing Loan Balance...........................A$193,783

     Maximum Current Housing Loan Balance...........................A$974,078

     Maximum Remaining Term to Maturity in months.........................361

     Weighted Average Remaining Term to Maturity in months................347

     Weighted Average Original Loan-to-Value Ratio.....................74.76%

     Weighted Average Current Loan-to-Value Ratio......................70.99%

     Maximum Original Loan-to-Value Ratio..............................95.00%


      The original loan-to-value ratio of a housing loan is calculated by comparing the initial approved principal amount of the housing loan, being the maximum amount of principal that can be drawn on the housing loan, to the valuation of each security property determined for the purposes of approving the housing loan as described in "PUMA Residential Loan Program -- Approval and Underwriting Process -- Valuation of Mortgaged Property" in this prospectus supplement. The current loan-to-value ratio has been calculated by comparing the current outstanding balance of the housing loan, to the valuation of each security property determined for the purpose of approving the housing loan as described in "PUMA Residential Loan Program -- Approval and Underwriting Process -- Valuation of Mortgaged Property" in this prospectus supplement. Where a second ranking mortgage on a property has been taken as additional security in respect of a housing loan, the amount of any prior ranking mortgage on that property together with the valuation of that property is taken into account in calculating the original or current loan-to-value ratio for that housing loan.

      In some circumstances, the original loan-to-value ratio as shown in the table above and in the tables set out in "Housing Loan Information" in Appendix A of this prospectus supplement may not reflect the loan-to-value ratio at the origination of the housing loan. Such circumstances include if one of the properties securing a housing loan that is secured by two or more properties has been released from the related mortgage securing the housing loan, if one property securing a housing loan is substituted for another property, if a borrower has been given a further advance or if the borrower requests a permanent reduction in their credit limit to an amount below the scheduled amortized balance for that loan. In all such circumstances, the loan-to-value ratio will be based on the then approved principal amount of the housing loan and the applicable valuation of the security properties at the time of the revaluation.

     There has not been any revaluation of the housing loan security for the specific purpose of the issue of the Class A notes. Revaluations are only conducted in the circumstances described in the paragraphs above. An insignificant proportion of the properties securing the housing loans have been revalued in this manner.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. Additionally, new housing loans may be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. On this basis, the housing loan pool characteristics shown in the preceding table are indicative only and the final housing loan pool will, subject to any changes as described in the following paragraphs, be finalized on the closing date. The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the preceding table, unless a revised prospectus supplement is delivered to prospective investors which contains an update of the pool characteristics described in the preceding table. See Appendix A for additional information regarding the housing loan pool as of August 12, 2003.

     In addition, it is expected that the issuer trustee will utilize part of the proceeds from the issuance of the notes, along with collections from the housing loans, to acquire additional housing loans in the period from the closing date up to and including the date falling seven business days prior to the first quarterly payment date and to make senior further advances in the period from the closing date up to and including the date falling seven business days prior to the quarterly payment date in July 2005.

     The issuer trustee may make subordinate further advances on housing loans included in the housing loan pool at any time or may acquire housing loans with existing subordinate further advances. All subordinate further advances may be funded only by way of subordinated drawings under the redraw facility.

     The issuer trustee may also sell housing loans in limited circumstances and, in some cases, may acquire replacement housing loans from the proceeds of such a sale. See "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date" and " -- Sale of Housing Loans" in the accompanying prospectus. Any such acquisition or sale of housing loans, or making of further advances, will affect the housing loan pool characteristics set out above.

     The manager has selected, and will select, the housing loans based on its selection criteria. Any housing loans so selected must comply with the criteria described in "Description of the Assets of a Trust -- The Housing Loans" in the accompanying prospectus and any applicable rating agency requirements.


SECURITY FOR THE NOTES

     To secure the trust's payment obligations to the holders of the Class A notes, all other noteholders and its other secured creditors, all of the assets of the trust will be charged by the issuer trustee under the security trust deed in favor of Perpetual Trustee Company Limited, a separate security trustee, see "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Nature of the Charge" in the accompanying prospectus. The security trustee's role in the transaction will be to maintain the security over the assets of the trust and to take steps to liquidate the assets of the trust upon the occurrence of certain events of default, see "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Events of Default" and "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Enforcement of the Charge" in the accompanying prospectus and "Description of the Transaction Documents -- The Security Trust Deed" in this prospectus supplement.


PAYMENTS ON THE NOTES LIMITED TO ASSETS OF THE TRUST

     Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.


ACQUISITION OF ADDITIONAL HOUSING LOANS

     In addition to the acquisition of the housing loan pool on the closing date, the issuer trustee, at the direction of the manager, may acquire additional housing loans during the:

o Pre-Funding Period -- being the period from the closing date up to and including the date falling on the seventh business day prior to the first quarterly payment date, by utilizing pre-funding pool amounts; and

o Substitution Period -- being the period from the closing date up to and including the date falling on the seventh business day prior to the first quarterly payment date, by utilizing the principal cash balance and collections received during the substitution period that are not applied in payment of expenses or held as a reserve as described under the heading " -- Liquidity Enhancements -- Application of Principal Collections and Principal Cash Balance towards Expenses" and "Description of the Cashflows of the Trust" in this prospectus supplement.

     After the end of the substitution period, no additional housing loans may be acquired by the issuer trustee except in the limited circumstances described in the penultimate paragraph under the heading "Description of the Assets of a Trust -- Sale of Housing Loans" in the accompanying prospectus.

     All of the additional housing loans acquired by the issuer trustee must comply with the criteria described in "Description of the Assets of a Trust -- The Housing Loans" in the accompanying prospectus and any applicable rating agency requirements.


PRE-FUNDING POOL

     On the closing date, an amount representing approximately 22% of the total of the aggregate original principal balance of the Class A notes, after conversion to A$ at the fixed exchange rate under the relevant currency swap, and the aggregate original principal balance of the A$ Class B notes issued on the closing date, will be held in a pre-funding pool. See "Description of the Cashflows of the Trust -- Pre-Funding Pool" in this prospectus supplement and "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date -- Pre-Funding Period" in the accompanying prospectus.


APPLICATION OF PRE-FUNDING POOL DURING THE PRE-FUNDING PERIOD

     Amounts held in the pre-funding pool may be applied towards the acquisition of additional housing loans during the pre-funding period. If at the end of the pre-funding period the balance held in the pre-funding pool is equal to or more than A$1 million, the whole of that amount will be used on the first quarterly payment date in making repayments: first of the senior principal component of any advances which may have been made under the redraw facility; second of principal in relation to the A$ redraw notes (if any); and third of principal in relation to the Class A notes.

     If at the end of the pre-funding period the balance held in the pre-funding pool is less than A$1 million, that amount will be added to the collections of the trust and applied accordingly on the first quarterly payment date. For a fuller description of the application of the pre-funding pool at the end of the pre-funding period, see "Description of the Cashflows of the Trust -- Distribution of Collections" and "Description of the Cashflows of the Trust -- Pre-Funding Pool" in this prospectus supplement.

SUBSTITUTION PERIOD

     During the period from the closing date up to and including the date falling seven business days prior to the first quarterly payment date, additional housing loans may be acquired by the issuer trustee as described under the heading "-- Acquisition of Additional Housing Loans" in this prospectus supplement. See "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date" in the accompanying prospectus. No principal repayments are expected to be made to noteholders prior to the second quarterly payment date.

CREDIT ENHANCEMENTS

     Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement:


(A)  FORMS OF CREDIT ENHANCEMENT

SUBORDINATION PROVIDED TO THE CLASS A NOTES BY A$ CLASS B NOTES

     The A$ Class B notes will always be subordinated to the Class A notes in their right to receive interest payments.

     Prior to the enforcement of the charge under the security trust deed, the

A$ Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described under the heading "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" below. Following the enforcement of the charge under the security trust deed, the A$ Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments.

      The support provided to the Class A notes by the A$ Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal. The following table shows the initial amount of support provided by the A$ Class B notes to the Class A notes:


                                 INITIAL
                CREDIT           SUPPORT
 CLASS          SUPPORT         PERCENTAGE
-------   ------------------   -----------
   A      A$ Class B notes         3.0%


     The initial support percentage in the preceding table is the initial principal balance of the A$ Class B notes issued on the closing date, expressed as a percentage of the aggregate of the initial principal balance of the Class A notes (after conversion to A$ at the fixed exchange rate under the currency swap) and the initial principal balance of the A$ Class B notes to be issued on the closing date. The ongoing support percentage will be affected by the issuance of any A$ redraw notes and/or any additional A$ Class B notes and the repayment of principal on the notes. Some of these factors are discussed below, see "(b) Some factors which may affect the level of Credit Enhancement" below.

MORTGAGE INSURANCE POLICIES

     Mortgage insurance policies issued by GE Mortgage Insurance Pty. Ltd., GE Capital Mortgage Insurance Corporation (Australia) Pty. Ltd., PMI Mortgage Insurance Ltd, PMI Indemnity Limited (formerly CGU Lenders Mortgage Insurance Limited), or transferred to the Commonwealth of Australia, will, except as noted below, provide full coverage for all principal due and, subject to certain limits, unpaid interest on the housing loans acquired by the trust. The obligations of Housing Loans Insurance Corporation under the mortgage insurance policies issued by it prior to December 12, 1997 have subsequently been transferred to, and now represent obligations of, the Commonwealth of Australia. For further details in relation to the mortgage insurers and a fuller description of the terms and limitations of the mortgage insurance policies see "Description of the Parties -- The Mortgage Insurers" in this prospectus supplement and "Credit Enhancements -- The Mortgage Insurance Policies" in the accompanying prospectus.

     The mortgage insurance policies do not provide coverage in respect of subordinate further advances, which are described below under the heading "Description of the Assets of the Trust -- Redraws, Senior Further Advances and Subordinate Further Advances" below.

EXCESS INTEREST COLLECTIONS

     Any interest collections on the housing loans remaining after payment of interest on the notes and the trust's expenses on each payment date will be available to cover any losses on the housing loans or on any other authorized investment which arise during the current accrual period or a prior accrual period and that are not, in the case of the housing loans, met under the mortgage insurance policies. See "Description of the Parties -- The Mortgage Insurers" in this prospectus supplement and "Credit Enhancements -- The Mortgage Insurance Policies" in the accompanying prospectus.

(B) SOME FACTORS WHICH MAY AFFECT THE LEVEL OF CREDIT ENHANCEMENT

A$ REDRAW NOTES

     In some circumstances, the issuer trustee may issue A$ redraw notes as described in "Description of the Cashflows of the Trust -- Issue of Additional A$ Notes" in this prospectus supplement. If issued, A$ redraw notes will, prior to the enforcement of the charge under the security trust deed, rank equally with the Class A notes, and in priority to the A$ Class B notes, in their right to receive interest payments. The A$ redraw notes will also, prior to enforcement of the charge under the security trust deed, rank in priority to the Class A notes and the A$ Class B notes in their right to receive principal payments. Following the enforcement of the charge under the security trust deed, A$ redraw notes will rank equally with the Class A notes, and in priority to the A$ Class B notes, in their right to receive both interest and principal payments.

     The issue of A$ redraw notes, and any advances under the redraw facility, will reduce the level of support provided to the Class A notes as compared to the level of support immediately preceding the issuance of A$ redraw notes or such an advance.

ISSUANCE OF ADDITIONAL A$ CLASS B NOTES

     In some circumstances, the issuer trustee may issue additional A$ Class B notes after the closing date, as described in "Description of the Cashflows of the Trust -- Issue of Additional A$ Notes" in this prospectus supplement. If issued, additional A$ Class B notes will always be subordinated to the Class A notes and any A$ redraw notes, and will rank equally with all other A$ Class B notes, in their right to receive interest payments. Prior to the enforcement of the charge under the security trust deed, the additional A$ Class B notes will be fully subordinated to any A$ redraw notes, will be subordinated to the Class A notes only in the circumstances and to the extent described in "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" in this prospectus supplement and will rank equally with all other A$ Class B notes, in their right to receive principal payments. Following the enforcement of the charge under the security trust deed, the additional A$ Class B notes will be fully subordinated to the Class A notes and any A$ redraw notes and will rank equally with all other A$ Class B notes, in their right to receive principal payments.

     The issuance of additional A$ Class B notes after the closing date will increase the level of support provided to the Class A notes and any A$ redraw notes as compared to the level of support immediately preceding the issuance of the additional A$ Class B notes.

LIQUIDITY ENHANCEMENTS


MORTGAGE INSURANCE CASHFLOW COVER

     Each mortgage insurance policy currently includes cashflow cover entitling the trust to receive scheduled payments of principal and interest for a certain period in respect of a housing loan which is more than 30 days delinquent.


APPLICATION OF PRINCIPAL COLLECTIONS AND PRINCIPAL CASH BALANCE TOWARDS
EXPENSES

     All collections on the housing loans are initially applied on each payment date towards the expenses of the trust, including interest on the Class A notes, and then towards principal payments as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement. If there is insufficient income held by the trust on a payment date to meet the expenses of the trust, principal collections on the housing loans held by the trust on that payment date will be applied to meet those expenses.

     In addition, the issuer trustee will hold a reserve, known as the principal cash balance, which is invested in authorized investments other than housing loans. If collections on the housing loans, and other collections, on a payment date are insufficient to meet the expenses of the trust, including interest on the Class A notes, the principal cash balance will be applied towards those expenses. Further details of the operation of the principal cash balance are given under the heading "Distribution of the Cashflows of the Trust -- Principal Cash Balance" in this prospectus supplement.

PRINCIPAL CASH BALANCE

     On the closing date, an A$ amount representing approximately 0.5% of the aggregate of the initial principal balance of the Class A notes, after conversion to A$ at the fixed exchange rate under the currency swap, and the initial principal balance of the A$ Class B notes issued on the closing date, will be held as principal cash balance and invested in authorized investments other than housing loans.

     Following the closing date, the manager will determine the A$ amount to be held as principal cash balance from time to time. This is known as the required principal cash balance. Subject to any change in the limits which the rating agencies confirm will not result in a downgrading of the then ratings of the notes, the principal cash balance must not at any time be greater than 2% of the then principal balance of all the notes nor less than 0.25% of the then principal balance of all the notes unless there are insufficient funds available to be applied to the principal cash balance.

     To the extent that the actual principal cash balance on a payment date is less than the amount of the required principal cash balance, the shortfall may be funded by any excess collections available for this purpose. See "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.

APPLICATION OF PRINCIPAL CASH BALANCE

Principal cash balance may be used:

o    as liquidity for the trust as described under the heading "-- Liquidity

     Enhancements -- Application of Principal Collections and Principal Cash Balance towards Expenses" in this prospectus supplement; or

o where the actual amount of the principal cash balance exceeds, on a payment date, the amount of the required principal cash balance or, on any other day, the minimum amount of principal cash balance, to the extent of that excess:

     o to acquire additional loans during the substitution period, which is the period from the closing date up to and including the date falling seven business days prior to the first quarterly payment date, as described in "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date" in the accompanying prospectus and "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" in this prospectus supplement;

     o to fund senior further advances at any time prior to the seventh business day prior to the quarterly payment date in July 2005;

     o    to fund redraws at any time; or

     o to repay A$ redraw notes or the senior principal component of the redraw facility as described under the heading "Description of the Transaction Documents and Parties -- The Redraw Facility -- Repayment of Redraw Advances" in the accompanying prospectus.

     To the extent that there is an excess of the amount of the actual principal cash balance over the amount of the then required principal cash balance, which has not been utilized on or prior to the relevant quarterly payment date, it will be passed through to Class A noteholders and/or A$ Class B noteholders as a principal repayment on their notes, although no such payments are expected to be made prior to the second quarterly payment date. See "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.

REDRAWS, FURTHER ADVANCES AND SUBORDINATED FURTHER ADVANCES

     The issuer trustee, at the direction of the manager, may make redraws and further advances in respect of the housing loans of the trust. The manager however is under no obligation to approve a redraw or further advance request from a borrower or to direct the issuer trustee to make redraws or further advances.

     The issuer trustee may fund a senior further advance from collections on the housing loans or the principal cash balance at any time prior to the seventh business day prior to the quarterly payment date in July 2005, but only if the following conditions are satisfied:

o immediately after the making of that senior further advance, the current loan to value ratio of the relevant housing loan would not exceed 80%; and

o the aggregate amount of all senior further advances made since the closing date will not, in respect of housing loans which, at the time of the senior further advance are assets of the trust immediately after the making of that senior further advance exceed 10% of the total of the aggregate original principal balance of the Class A notes, after conversion to A$ at the fixed exchange rate under the relevant currency swap, and the aggregate original principal balance of the A$ Class B notes issued on the closing date.

      See "Description of the Assets of a Trust -- Redraws, Senior Further Advances and Subordinate Further Advances" in the accompanying prospectus and "Description of the Assets of the Trust -- Redraws, Senior Further Advances and Subordinate Further Advances" below for more details.

HEDGING ARRANGEMENTS

     To manage its interest rate and currency exposures:

o the issuer trustee may enter into various interest rate swaps to manage the basis risk between the interest rates on the housing loans which accrue interest at a variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap;

o the issuer trustee will enter into various interest rate swaps to manage the basis risk between the interest rates on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swap; and

o the issuer trustee will enter into a currency swap in respect of the Class A notes, to hedge the currency risk and the interest rate risk between:

     (1) the collections on the housing loans and the amounts received by the issuer trustee under the interest rate swaps, which are denominated in Australian dollars and, in the case of the interest rate swaps, calculated by reference to the Australian bank bill rate; and

     (2) the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

COLLECTIONS

AMOUNTS RECEIVED BY ISSUER TRUSTEE

     The issuer trustee will receive amounts, which are known as collections, which include among other amounts:

o payments of interest, principal, fees and other amounts under the housing loans;

o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

o    amounts received under mortgage insurance policies;

o amounts received from mortgage managers for breaches of representations or undertakings; and

o interest on amounts in the trust bank account and income received on authorized investments of the trust.

     Collections will be paid or allocated by the issuer trustee on each quarterly payment date and, where A$ redraw notes are outstanding or where amounts are outstanding under the redraw facility, on monthly payment dates, first to the expenses of the trust, including interest on the Class A notes, and then to principal payments of the trust, including repayment of principal on the Class A notes, in a set order of priorities (see "-- Pre Enforcement Cashflow Diagrams" in this prospectus supplement). Amounts will be set aside on each monthly payment date in respect of expenses, including interest on the Class A notes, accrued but not payable until the next quarterly payment date.

COVENANTS BY MANAGER

     The manager will endeavor to ensure, using the measures available to it in its capacity as manager of the trust, that:

o on each payment date there are sufficient collections available, other than principal collections and the principal cash balance, to pay all interest payable on that payment date on the notes; and

o the issuer trustee is able to repay the principal of each note in full by the final maturity date.

     The measures available to the manager include the ability to direct the issuer trustee as to the interest rates to be set on the variable rate housing loans subject to the terms of those housing loans and any applicable laws.

INTEREST ON THE NOTES

      Prior to enforcement of the charge under the security trust deed, interest on the Class A notes and A$ Class B notes is payable quarterly in arrears on each quarterly payment date. Interest on the A$ redraw notes is payable monthly in arrears on each monthly payment date. The amount available on a quarterly payment date to pay interest on the notes will be paid ratably between the currency swap provider, which in turn will pay an amount to be applied towards interest on the Class A notes, and the A$ redraw notes. Interest will be paid on the A$ Class B notes on a quarterly payment date only after the payments of interest on the Class A notes and the A$ redraw notes are made. Interest on each class of notes is calculated for a quarterly period, in the case of the Class A notes and the A$ Class B notes, or a monthly period, in the case of the A$ redraw notes, as follows:

o     at the note's interest rate;

o on the outstanding principal balance of that note at the beginning of that period; and

o on the basis of the actual number of days in that period and a year of 360 days for the Class A notes or a year of 365 days for the A$ notes.

PRINCIPAL ON THE NOTES

      Prior to enforcement of the charge under the security trust deed, principal on the Class A notes and the A$ Class B notes will be payable on each quarterly payment date. However, as described under the heading "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" in this prospectus supplement, no principal repayments are expected to be made on the notes until the second quarterly payment date. Principal on the A$ redraw notes will be repayable on each monthly payment date.

      The amount available to be paid in respect of principal on the Class A notes, A$ Class B notes and the A$ redraw notes will be paid first to A$ redraw noteholders with priority given to A$ redraw notes with earlier issue dates until the outstanding principal balance of the A$ redraw notes is reduced to zero.

      After the outstanding principal of the A$ redraw notes has been reduced to zero:

o if, on any quarterly payment date, the level of subordination provided by the A$ Class B notes to the Class A notes outstanding on such quarterly payment date and the redraw facility limit is less than 30%, or if the trust has sustained or incurred (or in the opinion of the manager may sustain or incur) a loss or default in relation to the principal amount of an authorized investment and in the opinion of the manager that loss or default will not be fully mitigated in a timely manner, the available principal on the quarterly payment date will:

      (1) first, be paid to the currency swap provider, which in turn will pay an amount towards principal on the Class A notes until the outstanding principal balance of the Class A notes is reduced to zero; and

      (2) second, be paid to the A$ Class B noteholders towards repayment of principal of the A$ Class B notes until the outstanding principal balance of the A$ Class B notes is reduced to zero;

o otherwise, the available principal on the quarterly payment date will be paid ratably (based on the A$ equivalent, converted at the fixed exchange rate under the currency swap, of the aggregate principal balance of the Class A notes and the aggregate principal balance of the A$ Class B notes prior to any repayments of principal on that quarterly payment date) to the currency swap provider in respect of principal on the Class A notes and to the A$ Class B noteholders towards repayment of principal on the A$ Class B notes until the principal balance of all the Class A notes and the A$ Class B notes has been reduced to zero.

      The outstanding principal balance of each note on a payment date will be reduced by the amount of the principal payment made on that date on that note.

      If the security trust deed is enforced after an event of default, the proceeds from the enforcement, after payment of prior ranking amounts, will be distributed ratably among all of the Class A notes and the A$ redraw notes, if any, and prior to any distributions to the A$ Class B notes.

      There are not expected to be any principal repayments on the notes prior to the second quarterly payment date because there is a probability that funds which would otherwise be applied toward making repayments of principal on the notes will be utilized prior to the first quarterly payment date to acquire additional housing loans, to fund redraws or to make senior further advances on housing loans.

      However, if there are insufficient eligible housing loans available in the PUMA Program to be acquired by the trust, and insufficient requests for senior further advances or redraws on housing loans held by the trust, or the manager, in its discretion, otherwise does not direct the issuer trustee to acquire additional housing loans, to fund redraws or make senior further advances, principal repayments on the notes may occur prior to the second quarterly payment date.

OPTIONAL REDEMPTION

      The issuer trustee will, if the manager at its sole discretion directs it to do so, redeem all, but not a portion, of the notes on any quarterly payment date falling on or after the earlier of:

o     the quarterly payment date falling in July 2009, or

o the quarterly payment date in relation to which the manager reasonably expects (on a date not more than 60 nor less than 30 days prior to that quarterly payment date) that the US$ equivalent of the aggregate principal balance of all the Class A notes and the A$ Class B notes issued on the closing date will be less than or equal to 10% of the US$ equivalent of the aggregate initial principal balance of all the Class A notes and the A$ Class B notes on the closing date.

      If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest on the outstanding principal balance of the notes.

                                TRANSACTION FEES

     The principal parties involved in the provision of services or facilities to PUMA Global Trust No. 4 will be entitled to certain fees for the provision of such services and facilities, of which all, except fees payable to the redraw facility provider, are payable in priority to the payment of interest and principal of the notes. Fees payable to the redraw facility provider are generally payable ratably with payments of interest on the Class A notes and ahead of payments of interest on the A$ Class B notes but, to a limited extent, may be subordinated to payments of interest on all of the notes. The following table shows each party's fee rate or other basis of calculation of their fee compensation current, except where stated otherwise, as of the date of this prospectus supplement:


                       ANNUAL
       PARTY          FEE RATE                     EXPLANATION

Issuer Trustee          *         The trust will pay a single quarterly fee
Security Trustee                  to the issuer trustee in respect of these
Note Trustee                      duties to be allocated among the issuer
                                  trustee, the security trustee and the note trustee, calculated by multiplying the annual fee rate by the total principal balance of the notes as of the beginning of each quarter and multiplying such product by the number of days in the quarterly period divided by 365.

Manager              0.25%        The senior amount of the manager's fee
                                  is calculated by multiplying the annual
                                  senior fee rate by the total principal
                                  balance of the notes as of the beginning of each quarter and multiplying such product by the number of days in the quarterly period divided by 365.

Redraw Facility      0.10%        A quarterly commitment fee based on
Provider                          the product of the undrawn portion of
                                  the redraw facility limit and the annual fee rate (and multiplying such product by the number of days in the quarterly period divided by 365). In addition, drawings under the redraw facility must be repaid by the trust with interest at the Australian bank bill rate, plus a specified margin.

                          ANNUAL
       PARTY             FEE RATE                      EXPLANATION

Mortgage Managers       on average     Each mortgage manager's fee is calculated
                          0.259%       on a daily basis by multiplying the
                                       annual fee rate applicable to that
                                       mortgage manager by the outstanding
                                       principal balance of the housing loans
                                       owned by PUMA Global Trust No. 4 that
                                       were originated by that mortgage manager into the PUMA Program and multiplying such product by the number of days in the fee period divided by 365. The annual fee rate paid to mortgage managers may differ from one mortgage manager to another mortgage manager and may be varied from time to time as agreed by the issuer trustee, the relevant mortgage manager and the manager. For some mortgage managers, the annual fee rate is variable based on the amount of the net income of the trust for the relevant period. The figure shown is indicative only and represents the weighted average fee paid to each mortgage manager in respect of the pool of housing loans for the period from April 1, 2003 to June 30, 2003.

Mortgage Insurers          --          Mortgage insurance premiums are
                                       payable as a once only, upfront premium
                                       either by the borrower or Macquarie
                                       Securitisation Limited and not by the
                                       trust. Any other fees payable to
                                       mortgage insurers will be payable from
                                       the trust assets.

* The aggregate amount of the fees payable to the issuer trustee, security trustee and note trustee, expressed as a percentage of the total principal balances of the notes at any time, is not expected to exceed 0.10%.

                       PRE-ENFORCEMENT CASHFLOW DIAGRAMS

            DETERMINATION OF COLLECTIONS ON A QUARTERLY PAYMENT DATE
     --------------------------------------------------------------------------
                            HOUSING LOAN COLLECTIONS

     Amounts received by the issuer trustee and held by it on that quarterly payment date in respect of principal, interest and other amounts in relation to the housing loans including amounts received under mortgage insurance policies, title insurance policies or from mortgage managers in respect of housing loans and amounts received from the sale of housing loans but excluding:

     o any such amounts received after 5:00 p.m., Sydney time, on the seventh business day prior to the quarterly payment date; and

     o an installment under a housing loan paid by a borrower in advance but not yet due for payment where the manager has directed the issuer trustee to retain the installment until its scheduled payment date.

     --------------------------------------------------------------------------
                                       +
     --------------------------------------------------------------------------
                               SUPPORT FACILITIES

     Amounts received by the issuer trustee and held by it on that quarterly payment date under any interest rate swaps, the redraw facility, the currency swap, any other stand-by arrangements, any guaranteed investment contract or any security enhancement but excluding:

     o any prepayment amount under an interest rate swap, the currency swap, the redraw facility, any other stand-by arrangement (including any liquidity facility), any guaranteed investment contract or any security enhancement or income or other interest earned on a prepayment amount, unless otherwise provided in the relevant transaction document; and

     o any US$ amount received by the issuer trustee under the currency swap which is to be applied towards payments on the Class A notes.
     --------------------------------------------------------------------------
                                       +
     --------------------------------------------------------------------------
                     INCOME ON OTHER AUTHORIZED INVESTMENTS

     Income on authorized investments other than housing loans received by the issuer trustee and held by it on that quarterly payment date.
     --------------------------------------------------------------------------
                                       +
     --------------------------------------------------------------------------
        PRINCIPAL CASH BALANCE, INCOME RESERVE AND RETAINED COLLECTIONS

     Amounts held by the issuer trustee on that quarterly payment date in respect of principal cash balance, income reserve or collections retained from a previous payment date.
     --------------------------------------------------------------------------
                                       +
     --------------------------------------------------------------------------
                                PRE-FUNDING POOL

     In the case of the first quarterly payment date, the amount held in the pre-funding pool at the end of the pre-funding period but only if this amount is less than A$1 million.
     --------------------------------------------------------------------------
                                       +
     --------------------------------------------------------------------------
                           PROCEEDS OF ISSUE OF NOTES

     The proceeds of issue of notes.
     --------------------------------------------------------------------------
                                       -
     --------------------------------------------------------------------------
          AMOUNTS APPLIED OR TO BE APPLIED TO HOUSING LOANS, REDRAWS OR
                                FURTHER ADVANCES

     Amounts applied, or to be applied on a subsequent date, towards the acquisition of additional housing loans or the funding of redraws or senior further advances.
     --------------------------------------------------------------------------
                                       =
     --------------------------------------------------------------------------
                                  COLLECTIONS
     --------------------------------------------------------------------------

            DISTRIBUTION OF COLLECTIONS ON A QUARTERLY PAYMENT DATE
     --------------------------------------------------------------------------
      Pay ratably, or make provision for, the fees and expenses of the trust other than those set out below.
     --------------------------------------------------------------------------
                                        |
                                       \|/
     --------------------------------------------------------------------------
      Pay to the manager its quarterly fee to the extent of the senior fee amount.
     --------------------------------------------------------------------------
                                        |
                                       \|/
     --------------------------------------------------------------------------
      Pay ratably to the support facility providers, if any, or make provision for, amounts payable under the support facilities, if any, other than those set out below.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Pay ratably to:
      o   the currency swap provider payment under the currency swap relating to interest due on the Class A notes;
      o   the A$ redraw noteholders interest due on the redraw notes, if any;
          and
      o   the redraw facility provider interest due on the A$ redraw facility to the extent of the senior redraw facility interest amount, if any.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Pay to the A$ Class B noteholders interest due on the A$ Class B notes.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Pay to the redraw facility provider the balance of interest due on the
      A$ redraw facility except in some circumstances where it is to be deferred.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Pay to the manager the balance of its quarterly fee except in some circumstances where it is to be deferred.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Pay to the income unitholder any outstanding net income amounts.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Allocate an amount, as determined by the manager subject to certain restrictions, to be retained as principal cash balance.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Repay to the redraw facility provider outstanding advances under the redraw facility made prior to that quarterly payment date to the extent of the senior redraw facility principal.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Apply, if the manager so directs, towards funding redraws or, subject to certain restrictions, senior further advances on housing loans on that quarterly payment date.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Repay to A$ redraw noteholders principal on the A$ redraw notes until these are repaid in full.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Apply, if the manager so directs and subject to certain restrictions, towards acquiring additional housing loans on that quarterly payment date.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Apply all, or the required portion, of the balance as distributable principal towards repayment of outstanding principal due on the Class A notes and A$ Class B notes as described in the following diagram.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Repay to the redraw facility provider the balance of outstanding advances under the redraw facility made on prior distribution dates.
     --------------------------------------------------------------------------
                                       |
                                      \|/
     --------------------------------------------------------------------------
      Distribute any remaining amounts to the Class A capital unitholder (to a maximum amount of $1,000) and the Class B capital unitholder.
     --------------------------------------------------------------------------

 APPLICATION OF DISTRIBUTABLE PRINCIPAL ON A QUARTERLY PAYMENT DATE TO CLASS A
                           NOTES AND A$ CLASS B NOTES



                                                       -----------------------------------------------------------------------

                                                                                 SUBORDINATION LEVEL

                                                        Is the level of subordination provided by the A$ Class B notes to the
                                ----------------------- Class A notes and the redraw facility limit equal to or greater than
                                |                       30%?
                                |
                               No                      -----------------------------------------------------------------------
                                |                                                         |
                                |                                                         |
                                |                                                        Yes
                                |                                                         |
                                |                                                        \|/
                                |                      -----------------------------------------------------------------------
                                |
                                |                                                   TRUST LOSSES
                                |
                                |                     / Has the trust sustained or incurred, or in the opinion of the manager
                                |                    /  may sustain or incur, a loss or default in the principal amount of any
                                |                   /   housing loan or other authorised investment which, in the opinion of
                                |                  /    the manager, will not be, or is unlikely to be, fully mitigated in a
                                |       Yes       /     timely manner by a mortgage insurance policy, other security
                                |                /      enhancement or the allocation of certain amounts to principal cash
                                |               /       balance?
                                |              /
                                |             /        -----------------------------------------------------------------------
                                |           \|/                                           |
     -----------------------------------------------                                      |
                                                                                          |
                  DISTRIBUTION FIRST TO                                                   No
                     CLASS A NOTES                                                        |
                                                                                          |
      The whole of the distributable principal is:                                        |
                                                                                          |
      o   first, paid to the currency swap                                               \|/
          provider to applied, following               -----------------------------------------------------------------------
          exchange to US$ at the fixed A$
          exchange rate, towards repayment                                       DISTRIBUTION RATABLY
          of principal on the Class A notes
          until these are repaid in full; and           The distributable principal is distributed ratably (based on the respective principal balances of the notes, converted to A$ at the
      o   second, towards reapayment of                 fixed A$ exchange rate in the case of the Class A notes) as follows:
          principal on the A$ Class B notes
          until these are repaid in full.               o   to the currency swap provider to be applied, following exchange to US$ at the fixed A$ exchange rate, towards repayment of
     ----------------------------------------------         principal on the Class A notes until these are repaid in full;
                                                            and

                                                        o   to the A$ Class B noteholders towards repayment of principal on the A$ Class B notes until these are repaid in full.

                                                       -----------------------------------------------------------------------

WITHHOLDING TAX

      Payments of principal and interest on the Class A notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the holders of the Class A notes to cover any withholding taxes. In the opinion of Clayton Utz, Australian tax counsel for the manager, under present Australian law, in particular section 128F of the Australian Income Tax Assessment Act 1936 (as described under the heading "-- Australian Tax Status" in this prospectus supplement), the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by affected associates of the issuer trustee or the manager (which would include associates of Macquarie Bank Limited). The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee or the manager, subject to the exceptions referred to in the accompanying prospectus under the heading "Australian Tax Matters -- Payments of Interest". Accordingly, persons who are affected associates of the issuer trustee or the manager (including associates of Macquarie Bank Limited), for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Class A notes. Clayton Utz, Australian tax counsel for the manager, believes, on the basis of factual information supplied by the manager, that the withholding tax exemption will be available to noteholders not associated with the issuer trustee or Macquarie Securitisation Limited. See "Australian Tax Matters" in the accompanying prospectus.


REDEMPTION OF THE NOTES FOR IMPOSITION OF WITHHOLDING OR OTHER TAXES

      If the manager satisfies the issuer trustee and the note trustee that by virtue of a change in law:

o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders due to taxes, duties, assessments or governmental charges; or

o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem on the next quarterly payment date all, but not some only, of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest on the outstanding principal balance of the notes. However, if the withholding or deduction relates only to the Class A notes, the holders of the Class A notes owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the notes. See "Description of the Offered Notes --

Redemption of the Notes for Taxation or Other Reasons" in the accompanying prospectus.

      If a holder of the Class A notes is an Australian resident, withholding tax of 48.5% must be deducted, unless that noteholder supplies the issuer trustee with their Australian Business Number or Tax File Number or there is a specific exemption from withholding.


AUSTRALIAN TAX STATUS

      In the opinion of Clayton Utz, Australian tax counsel for the manager, based on Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, the trust has been structured in a manner that neither the trust nor the issuer trustee, only in its capacity as trustee of the trust (as an unconsolidated entity), will be liable to Australian income tax.

      Some activities of the trust may require the trust to pay Australian goods and services tax. In the opinion of Clayton Utz, no goods and services tax would be payable by the trust on the issue of the Class A notes or the payment of principal or interest on those notes. Based on the current Australian legislation, in the opinion of the manager and Clayton Utz the amount of Australian goods and services tax (net of recoveries) that the trust may incur is not likely to be material.

      In the opinion of Clayton Utz, under existing Australian tax law, non-resident holders who do not hold the notes as part of a business carried on in Australia, or through an Australian permanent establishment, are not subject to Australian income tax on payments of interest where the section 128F interest withholding tax exemption applies. In the opinion of Clayton Utz, non-resident holders satisfying the above criteria will also not be subject to Australian income tax on any profits derived from the sale or disposal of the notes, including by way of part or full repayment of principal on the notes by the issuer trustee, provided the profits do not have an Australian source. If the section 128F exemption does not apply and Australian withholding tax applies to payments of interest, in the opinion of Clayton Utz, any withholding tax will be a final tax and no further amount of Australian tax will be levied. See "Australian Tax Matters" in the accompanying prospectus.


U.S. TAX STATUS

      In the opinion of Mayer, Brown, Rowe & Maw LLP, U.S. tax counsel for the manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each holder of the Class A notes, by acceptance of a Class A note, agrees to treat the notes as indebtedness. In addition and subject to the representations of the manager described under the heading "Material United States Federal Income Tax Consequences" in the accompanying prospectus, in the opinion of Mayer, Brown, Rowe & Maw LLP, U.S. tax counsel for the manager, the issuer trustee and the trust will not be subject to United States federal income tax. See "Material United States Federal Income Tax Consequences" in the accompanying prospectus.

LEGAL INVESTMENT

      The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, federal law of the United States. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations" in the accompanying prospectus.

ERISA CONSIDERATIONS

      In general, subject to the restrictions described in "ERISA Considerations" in the accompanying prospectus, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Each purchaser that purchases a Class A note with assets of a plan shall be deemed to represent and warrant that its purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code. Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Class A notes.

BOOK-ENTRY REGISTRATION

      The Class A notes will be initially issued in book-entry form only in minimum denominations of US $50,000. Persons acquiring beneficial ownership of interests in the Class A notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System outside of the United States. Transfers within the Depository Trust Company, Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V., on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. You should also note that there can be no guarantee that a secondary market will exist for the Class A notes. See "Risk Factors -- You may not be able to resell your Class A notes" in this prospectus supplement.

REGISTRATION DETAILS

      The offering of the Class A notes will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. There is no current intention to seek a listing for the Class A notes on any recognized stock exchange or to register the Class A notes under the Securities Exchange Act of 1934, as amended. The A$ notes will not be registered with the

Securities and Exchange Commission under the Securities Act of 1933, as amended.

RATINGS OF THE NOTES

      It is anticipated that the Class A notes will be rated AAA by Standard & Poor's Ratings Group and Aaa by Moody's Investors Service, Inc. and that the
A$ Class B notes will be rated AA- by Standard & Poor's Ratings Group. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating of the Class A notes addresses the likelihood of the payment of principal and interest on the Class A notes pursuant to their terms. See "Ratings of the Notes" in this prospectus supplement.

INVESTMENT RISKS

      There are material risks associated with an investment in notes. See "Risk Factors" in this prospectus supplement.

                                  RISK FACTORS

     The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors, which are the primary risks of investing in the Class A notes, in deciding whether to purchase the Class A notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A notes. You should also read the detailed information set forth elsewhere in this prospectus supplement and the accompanying prospectus.

THE CLASS A NOTES WILL BE PAID            o The Class A notes are debt
ONLY FROM THE ASSETS OF THE                 obligations of the issuer trustee
TRUST AND YOU MAY EXPERIENCE                only in its capacity as trustee of
A LOSS IF THE ASSETS OF THE TRUST           the trust. The Class A notes do not
ARE INSUFFICIENT TO REPAY THE               represent an interest in or
CLASS A NOTES                               obligation of the issuer trustee in
                                            its individual capacity or of any of
                                            the other parties to the
                                            transaction. The assets of the trust
                                            will be the sole source of payments
                                            on the Class A notes. The issuer
                                            trustee's other assets will only be
                                            available to make payments on the
                                            Class A notes if the issuer trustee
                                            is negligent, commits fraud or in
                                            some circumstances where the issuer
                                            trustee fails to comply with or
                                            breaches an obligation imposed upon
                                            it under the transaction documents.
                                            Therefore, if the assets of the
                                            trust are insufficient to pay the
                                            interest and principal on your Class
                                            A notes when due, there will be no
                                            other source from which to receive
                                            these payments and you may not get
                                            back your entire investment or the
                                            yield you expected to receive.

THERE IS NO WAY TO PREDICT THE            o The rate of principal and interest
ACTUAL RATE AND TIMING OF                   payments on pools of housing loans
PAYMENTS ON THE HOUSING                     varies among pools, and is
LOANS OR TO INSURE THAT THE                 influenced by a variety of economic,
TRUST WILL BE ABLE TO ACQUIRE               demographic, social, tax, legal and
SUFFICIENT HOUSING LOANS IN THE             other factors, including prevailing
PERIOD FROM THE CLOSING DATE                market interest rates for housing
UP TO AND INCLUDING THE                     loans and the particular terms of
SEVENTH BUSINESS DAY PRIOR TO               the housing loans. Australian
THE FIRST QUARTERLY PAYMENT                 housing loans have features and
DATE OR MAKE SENIOR FURTHER                 options that are different from
ADVANCES PRIOR TO THE SEVENTH               housing loans in the United States
BUSINESS DAY PRIOR TO THE                   and Europe, and thus will have
QUARTERLY PAYMENT DATE IN JULY 2005,        different rates and timing of
IN ORDER TO PREVENT REPAYMENTS              payments from housing loans in the
ON YOUR CLASS A NOTES DURING THIS           United States and Europe. Moreover,
PERIOD, WHICH MAY AFFECT THE                it is not unusual for Australian
YIELD ON YOUR INVESTMENT                    borrowers to make voluntary
                                            prepayments of principal in
                                            significant amounts. The reasons for
                                            voluntary prepayments include the
                                            absence of prepayment penalties
                                            under variable rate housing loans,
                                            Australia's strong home ownership
                                            ethos, the lack of tax deductibility
                                            for interest on housing loans used
                                            to purchase a primary residence
                                            under Australia's tax laws, and the
                                            fact that certain housing loans
                                            allow the borrower to redraw prepaid
                                            funds. These factors could encourage
                                            borrowers to make payments in excess
                                            of the scheduled payments on their
                                            housing loans, and to make lump sum
                                            prepayments from time to time.

                                          o The failure by the trust to acquire
                                            sufficient additional housing loans
                                            from the Closing Date up to and
                                            including the seventh business day
                                            prior to the first quarterly payment
                                            date, or the failure by the trust to
                                            make senior further advances or fund
                                            redraws, as well as the ability of
                                            borrowers to redraw principal or
                                            request a further advance on the
                                            housing loans, will also impact the
                                            rate and timing of payments on your
                                            Class A notes.

                                          o The method by which housing loans
                                            are distributed in the Australian
                                            market continues to change. In
                                            particular, the proportion of loans
                                            distributed through brokers has
                                            increased and it is possible that it
                                            could increase further. The
                                            increasing number of brokers in the
                                            market may have an impact on the
                                            frequency with which borrowers
                                            refinance their loans which could
                                            impact the timing of payments of
                                            principal on your Class A notes.

                                          o Each of the above factors makes it
                                            difficult to reliably predict the
                                            actual rate of prepayment of the
                                            housing loan pool or the rate and
                                            timing of payments of principal on
                                            your Class A notes. There is no
                                            guarantee that the actual rate of
                                            prepayment on the housing loans, or
                                            the actual rate of prepayments on
                                            the Class A notes will conform to
                                            any model described in this
                                            prospectus supplement or that you
                                            will achieve the yield you expected
                                            on your investment in the Class

                                            A notes. If you bought your Class A
                                            notes for more than their face
                                            amount, the yield on your Class A
                                            notes will drop if principal
                                            payments on your Class A notes occur
                                            at a faster rate than you expect. If
                                            you bought your Class A notes for
                                            less than their face amount, the
                                            yield on your Class A notes will
                                            drop if principal payments on your
                                            Class A notes occur at a slower rate
                                            than you expect.

ALTHOUGH IT IS EXPECTED THAT              o It is expected that no principal
NO PRINCIPAL REPAYMENTS WILL                repayments will be made on the Class
BE MADE ON THE CLASS A NOTES                A notes until the second quarterly
UNTIL THE SECOND QUARTERLY                  payment date because there is a
PAYMENT DATE, YOU MAY                       probability that funds collected
RECEIVE PRINCIPAL REPAYMENTS                during this period which would
ON YOUR CLASS A NOTES SOONER                otherwise be applied for making
THAN YOU EXPECTED                           repayments of principal on the Class
                                            A notes will instead be utilized to
                                            acquire additional housing loans,
                                            fund redraws or senior further
                                            advances and repay the A$ redraw
                                            notes and the redraw facility. See
                                            "Description of the Transaction
                                            Documents and Parties -- The Redraw
                                            Facility -- Repayment of Redraw
                                            Advances" in the accompanying
                                            prospectus.

                                          o However, there can be no guarantee
                                            that these funds will be used in the
                                            manner described in the preceding
                                            paragraph such that no principal
                                            repayments are made on the Class A
                                            notes in this period. Therefore, you
                                            may receive principal payments on
                                            your notes sooner than expected
                                            which could affect the yield on your
                                            investment.

PREPAYMENTS COULD RESULT FROM             o If the principal amount remaining in
PRE-FUNDING                                 the pre-funding pool following
                                            acquisition of additional housing
                                            loans by the trust during the period
                                            from the Closing Date up to and
                                            including the seventh business day
                                            prior to the first quarterly payment
                                            date is equal to or exceeds A$1
                                            million, the entire amount remaining
                                            in the pre-funding pool at that time
                                            will be applied towards repayment of
                                            principal to the redraw facility
                                            provider, to the extent of the
                                            senior redraw facility principal, to
                                            the A$ redraw noteholders (if any)
                                            and to
                                            the holders of the Class A notes in
                                            the priority described in
                                            "Description of the Cashflows of the
                                            Trust -- Pre-Funding Pool" in this
                                            prospectus supplement. Any
                                            prepayment will shorten the average
                                            weighted life of the notes so
                                            prepaid. The amount of any
                                            prepayment is not known at the date
                                            of this prospectus supplement, but
                                            the greater the prepayment, the
                                            shorter the weighted average life of
                                            the affected notes. A shorter
                                            weighted average life for the Class
                                            A notes may affect the yield on your
                                            investment.

LOSSES AND DELINQUENT                     o If borrowers fail to make payments
PAYMENTS ON THE HOUSING                     of interest and principal under the
LOANS MAY AFFECT THE RETURN ON              housing loans when due and the
YOUR CLASS A NOTES                          credit enhancement described in this
                                            prospectus supplement is not enough
                                            to protect your Class A notes from
                                            the borrowers' failure to pay, the
                                            issuer trustee may not have enough
                                            funds to make full payments of
                                            interest and principal due on your
                                            Class A notes. Consequently, the
                                            yield on your Class A notes could be
                                            lower than you expect and you could
                                            suffer losses.

                                          o A wide variety of factors of a
                                            legal, economic, political or other
                                            nature could affect the performance
                                            of borrowers in making payments of
                                            principal and interest under the
                                            housing loans. In particular, if
                                            interest rates increase
                                            significantly, borrowers may
                                            experience distress and an increase
                                            in default rates on the housing
                                            loans may result. Under Australia's
                                            Consumer Credit Code, among other
                                            remedies, a court may order a
                                            housing loan to be varied on the
                                            grounds of hardship. See "Legal
                                            Aspects of the Housing Loans" in the
                                            accompanying prospectus. Any such
                                            variance may reduce the principal or
                                            interest payable under a particular
                                            housing loan.

LIQUIDATION OF A HOUSING LOAN             o Substantial delays could be
MAY CAUSE DELAYS IN PAYMENT                 encountered in connection with the
TO YOU AND AFFECT THE YIELD ON              liquidation of a housing loan,
YOUR NOTES                                  which could impact the timing of
                                            payments to you on your Class A
                                            notes, to the extent those delays
                                            are not covered by cashflow cover
                                            under a mortgage insurance policy,
                                            and as a consequence the yield on
                                            your Class A notes could be lower
                                            than you expect.

SHORTFALLS IN PROCEEDS RECEIVED           o If the security provided by a
FROM ENFORCEMENT OF THE                     mortgage is enforced and the
MORTGAGE RELATED TO THE                     proceeds of the sale of a mortgaged
HOUSING LOAN MAY CAUSE LOSSES               property, net of preservation and
TO YOU                                      liquidation expenses, are less than
                                            the amount due under the related
                                            housing loan, the issuer trustee may
                                            not have enough funds to make full
                                            payments of interest and principal
                                            due to you, to the extent that the
                                            difference is not covered under a
                                            mortgage insurance policy.

PRINCIPAL ON THE A$ REDRAW                o If A$ redraw notes are issued, the
NOTES WILL BE PAID BEFORE                   holders of the A$ redraw notes will
PRINCIPAL ON YOUR CLASS A                   be entitled to principal payments
NOTES                                       before the Class A notes prior to
                                            enforcement of the charge under the
                                            security trust deed, and you may not
                                            receive full repayment of principal
                                            on your Class A notes.

PRINCIPAL ON PART OF THE A$               o If an amount is outstanding under
REDRAW FACILITY WILL BE PAID                the redraw facility, repayment of
BEFORE PRINCIPAL ON YOUR CLASS              that outstanding amount, to the
A NOTES                                     extent of the senior redraw facility
                                            principal, will rank ahead of the
                                            Class A notes prior to enforcement
                                            of the charge under the security
                                            trust deed and interest on that
                                            amount, to the extent of the senior
                                            redraw facility interest, will rank
                                            equally with interest on the Class A
                                            notes. Therefore, you may not
                                            receive full repayment of principal
                                            on your Class A notes.

LOSSES IN EXCESS OF THE                   o The amount of credit enhancement
PROTECTION AFFORDED BY THE                  provided through the subordination
SUBORDINATION OF THE                        of the A$ Class B notes to the Class
A$ CLASS B NOTES MAY RESULT IN              A notes and the redraw facility is
LOSSES ON YOUR CLASS A NOTES                limited and could be depleted prior
                                            to the payment in full of the Class
                                            A notes and the redraw facility. If
                                            losses incurred by the trust exceed
                                            the principal amount of the A$ Class
                                            B notes
                                            you may suffer losses on your
                                            Class A notes.

THE MORTGAGE INSURANCE                    o The mortgage insurance policies are
POLICIES MAY NOT BE AVAILABLE               subject to some exclusions from
TO COVER LOSSES ON THE HOUSING              coverage and rights of refusal or
LOANS                                       reduction of claims, some of which
                                            are described under the heading
                                            "Credit Enhancements -- The Mortgage
                                            Insurance Policies" in the
                                            accompanying prospectus. Therefore,
                                            borrowers' payments that are
                                            expected to be covered by the
                                            mortgage insurance policies may not
                                            be covered because of these
                                            exclusions, refusals or reductions.
                                            Moreover, a mortgage insurance
                                            provider may be unable or unwilling
                                            to perform obligations under a
                                            mortgage insurance policy or a
                                            mortgage insurance policy may be
                                            held unenforceable under applicable
                                            law. If such circumstances arise and
                                            the issuer trustee does not have
                                            enough money to make full payments
                                            of principal and interest on your
                                            Class A notes, you may not receive
                                            full repayment of principal and
                                            interest on your Class A notes.

YOU MAY NOT BE ABLE TO RESELL             o The underwriters are not required to
YOUR CLASS A NOTES                          assist you in reselling your Class A
                                            notes. A secondary market for your
                                            Class A notes may not develop. If a
                                            secondary market does develop, it
                                            might not continue or it might not
                                            be sufficiently liquid to allow you
                                            to resell any of your Class A notes
                                            readily or at the price you desire.
                                            The market value of your Class A
                                            notes is likely to fluctuate, which
                                            could result in significant losses
                                            to you.

THE TERMINATION OF ANY OF THE             o The issuer trustee will enter into
SWAPS MAY SUBJECT YOU TO                    interest rate swaps to exchange the
LOSSES FROM INTEREST RATE OR                interest payments from the fixed
CURRENCY FLUCTUATIONS                       rate housing loans for variable rate
                                            payments. If an interest rate swap
                                            is terminated, an interest rate swap
                                            provider fails to perform its
                                            obligations, an interest rate swap
                                            is held unenforceable under
                                            applicable law or a judgment against
                                            an interest rate swap provider
                                            cannot be enforced, you may be
                                            exposed to the risk
                                            that the floating rate of interest
                                            payable on the Class A notes will be
                                            greater than the fixed rates set by
                                            the issuer trustee, acting on the
                                            direction of the manager, on the
                                            fixed rate housing loans, which may
                                            lead to losses to you.

                                          o The issuer trustee may enter into
                                            interest rate swaps to manage the
                                            mismatch between the variable rate
                                            of interest charged on the variable
                                            rate housing loans and the floating
                                            rate amount payable under the
                                            currency swap with respect to the
                                            Class A notes and interest payable
                                            on the A$ redraw notes, the A$ Class
                                            B notes and the redraw facility. If
                                            the issuer trustee does not enter
                                            into the relevant interest rate
                                            swaps, any of the interest rate
                                            swaps are terminated, an interest
                                            rate swap provider fails to perform
                                            its obligations, any of the interest
                                            rate swaps are held unenforceable
                                            under applicable law or any
                                            judgments against any interest rate
                                            swap provider cannot be enforced,
                                            you may be exposed to the risk that
                                            the floating rate amount payable
                                            under the currency swap with respect
                                            to the Class A notes and interest
                                            payable on the A$ redraw notes, A$
                                            Class B notes or under the redraw
                                            facility will be greater than the
                                            variable rate of interest charged on
                                            the variable rate housing loans,
                                            which may lead to losses to you.

                                          o The issuer trustee will receive
                                            payments from borrowers at a
                                            discretionary rate of interest on
                                            the variable rate housing loans and
                                            from interest rate swap providers by
                                            reference to the Australian bank
                                            bill rate plus a margin in respect
                                            of fixed rate housing loans, in both
                                            cases in Australian dollars, and
                                            will make payments to you in U.S.
                                            dollars calculated, in the case of
                                            interest, by reference to LIBOR.
                                            Under the currency swap, the
                                            currency swap provider will exchange
                                            Australian dollar obligations for
                                            U.S. dollars and, in the case of
                                            interest, amounts calculated by
                                            reference to the Australian bank
                                            bill rate for amounts calculated by
                                            reference to LIBOR. If the currency
                                            swap provider fails
                                            to perform its obligations, the
                                            currency swap is terminated
                                            (including in connection with the
                                            enforcement of the charge under the
                                            security trust deed), the currency
                                            swap is held unenforceable under
                                            applicable law or a judgment against
                                            the currency swap provider cannot be
                                            enforced, the issuer trustee might
                                            have to exchange its Australian
                                            dollars for U.S. dollars and its
                                            Australian bank bill rate
                                            obligations for LIBOR-based payments
                                            at a rate that does not provide
                                            sufficient U.S. dollars to make
                                            payments to you in full.

THE MANAGER'S RESPONSIBILITY              o The manager is obligated under the
TO MANAGE THE INTEREST RATE                 transaction documents to endeavor
EXPOSURE MAY AFFECT THE RATE                at all times, including if any of
OF PREPAYMENTS AND THE YIELD                the above swaps are not entered into
ON YOUR INVESTMENT                          or are terminated or if a swap
                                            provider fails to perform its
                                            obligations and in its management of
                                            the variable interest rate exposure
                                            referred to above, to ensure, using
                                            the measures available to it in its
                                            capacity as manager of the trust,
                                            that:

                                            o on each payment date there are
                                              sufficient collections available,
                                              other than principal collections
                                              and principal cash balance, to pay
                                              all interest payable on that
                                              payment date on the notes; and

                                            o the issuer trustee is able to
                                              repay the principal of each note
                                              in full by the final maturity
                                              date.

                                            The measures available to the
                                            manager include the ability to
                                            direct the issuer trustee to set the
                                            interest rates on the variable rate
                                            housing loans, subject to the terms
                                            of those housing loans and any
                                            applicable laws. These measures
                                            could cause higher rates of
                                            principal prepayment and delinquent
                                            payments by borrowers than you
                                            expected and could affect the yield
                                            on your Class A notes.

TERMINATION PAYMENTS RELATING             o Upon termination of a swap, a
TO THE CURRENCY SWAP OR AN                  termination payment will be due
INTEREST RATE SWAP ARE SUBJECT              either from the issuer trustee to
TO CREDIT RISKS AND MAY REDUCE              the swap provider or vice versa. If
PAYMENTS TO YOU                             the swap provider is required to
                                            make a termination payment to the
                                            issuer trustee
                                            upon the termination of a swap, then
                                            the trust will be exposed to credit
                                            risk in relation to the capacity of
                                            that swap provider to make that
                                            termination payment. If the issuer
                                            trustee is required to make a
                                            termination payment to the swap
                                            provider upon the termination of a
                                            swap, the issuer trustee will make
                                            the termination payment from the
                                            assets of the trust and, prior to
                                            enforcement of the security trust
                                            deed, in priority to payments on the
                                            Class A notes. Thus, if the issuer
                                            trustee makes a termination payment,
                                            there may not be sufficient funds
                                            remaining to pay interest on your
                                            Class A notes on the next quarterly
                                            payment date, and the principal on
                                            your Class A notes may not be repaid
                                            in full.

PREPAYMENTS DURING A                      o If a prepayment is received on a
COLLECTION PERIOD MAY RESULT IN             housing loan during a quarterly
YOU NOT RECEIVING YOUR FULL                 period, interest on the housing loan
INTEREST PAYMENTS                           will cease to accrue on that portion
                                            of the housing loan that has been
                                            prepaid, starting on the date of
                                            prepayment. The amount prepaid will
                                            be invested in investments that may
                                            earn a rate of interest lower than
                                            that paid on the housing loan. If it
                                            is less, the issuer trustee may not
                                            have sufficient funds to pay you the
                                            full amount of interest due to you
                                            on the next quarterly payment date.

PAYMENT HOLIDAYS MAY RESULT               o If a borrower prepays principal on
IN YOU NOT RECEIVING YOUR FULL              his or her housing loan, the direct
INTEREST PAYMENTS                           debit or automatic salary deduction
                                            in relation to that borrower may, at
                                            the request of the borrower and at
                                            the manager's sole discretion, be
                                            suspended in respect of each
                                            installment paid in advance. If a
                                            significant number of borrowers are
                                            permitted to suspend payments for
                                            this reason at the same time, the
                                            issuer trustee may not have
                                            sufficient funds to pay you the full
                                            amount of interest on the Class A
                                            notes on the next quarterly payment
                                            date.

THE PROCEEDS FROM                         o If the security trustee enforces the
ENFORCEMENT OF THE SECURITY                 security interest on the assets of
TRUST DEED MAY BE INSUFFICIENT              the trust after an event of default
TO PAY AMOUNTS DUE TO YOU                   under the security trust deed, there
                                            is no assurance that the
                                            market value of the assets of the
                                            trust will be equal to or greater
                                            than the outstanding principal and
                                            interest due on the Class A notes
                                            and the other secured obligations
                                            that rank ahead of or equally with
                                            the Class A notes, or that the
                                            security trustee will be able to
                                            realize the full value of the assets
                                            of the trust.

                                          o Perpetual Trustees Australia
                                            Limited, in its capacity as trustee
                                            of all the other PUMA trusts, has
                                            the right to acquire all the housing
                                            loans upon enforcement of the
                                            security trust deed for an amount
                                            equal to their then outstanding
                                            principal balances plus or minus an
                                            adjustment for any fixed rate
                                            housing loans not transferred with
                                            the benefit of an interest rate
                                            swap. If the issuer trustee, at the
                                            direction of the manager, exercises
                                            this right, the security trustee
                                            will not be able to realize any
                                            value on the housing loans in excess
                                            of their outstanding principal
                                            balances other than any adjustment
                                            in its favor in respect of fixed
                                            rate housing loans.

                                          o The issuer trustee, the security
                                            trustee, the note trustee, the
                                            principal paying agent and any
                                            receiver, to the extent they are
                                            owed any fees or expenses will
                                            generally be entitled to receive the
                                            proceeds of any sale of the assets
                                            of the trust before payments on the
                                            Class A notes. Consequently, the
                                            proceeds from the sale of the assets
                                            of the trust after an event of
                                            default under the security trust
                                            deed may be insufficient to pay you
                                            principal and interest in full.

IF THE MANAGER DIRECTS THE                o If the manager directs the issuer
ISSUER TRUSTEE TO REDEEM THE                trustee to redeem the notes early,
CLASS A NOTES EARLY, THE YIELD              as described in "Description of the
ON YOUR CLASS A NOTES COULD                 Class A Notes -- Redemption of the
BE LOWER THAN EXPECTED                      Notes -- Optional Redemption of
                                            the Notes" in this prospectus
                                            supplement, the early retirement of
                                            your Class A notes will shorten
                                            their average lives and may result
                                            in a lower yield on your Class A
                                            notes than expected.

THE IMPOSITION OF A                       o If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE                 payments of interest on your Class A
PAYMENTS TO YOU AND MAY LEAD                notes, you will not be entitled to
TO AN EARLY REDEMPTION OF THE               receive grossed up amounts to
CLASS A NOTES                               compensate for such withholding tax.
                                            Thus, you will receive less interest
                                            than is scheduled to be paid on your
                                            Class A notes.

                                          o If the option to redeem the notes
                                            early, as a result of the imposition
                                            of a withholding or other tax on any
                                            notes or in respect of the housing
                                            loans, is exercised, as described
                                            under the heading "Description of
                                            the Offered Notes -- Redemption of
                                            the Notes for Taxation or Other
                                            Reasons" in the accompanying
                                            prospectus, the early retirement of
                                            your Class A notes will shorten
                                            their average lives and potentially
                                            lower the yield on your Class A
                                            notes.

PERPETUAL TRUSTEES AUSTRALIA              o The interest rates on the variable
LIMITED'S ABILITY TO SET THE                rate housing loans are not tied to
INTEREST RATE ON VARIABLE RATE              an objective interest rate index,
HOUSING LOANS MAY LEAD TO                   but are set at the sole discretion
INCREASED DELINQUENCIES OR                  of the issuer trustee acting on the
PREPAYMENTS                                 direction of the manager. If the
                                            issuer trustee increases the
                                            interest rates on the variable rate
                                            housing loans, borrowers may be
                                            unable to make their required
                                            payments under the housing loans,
                                            and accordingly, may become
                                            delinquent or may default on their
                                            payments. In addition, if the
                                            interest rates are raised above
                                            market interest rates, borrowers may
                                            refinance their loans with another
                                            lender to obtain a lower interest
                                            rate. This could cause higher rates
                                            of principal prepayment than you
                                            expected and affect the yield on
                                            your Class A notes.

THIS PROSPECTUS SUPPLEMENT                o This prospectus supplement describes
PROVIDES INFORMATION REGARDING              only the characteristics of the
ONLY A PORTION OF THE HOUSING               housing loan pool as of August 12,
LOAN POOL, AND ADDITIONAL                   2003. While they must satisfy the
HOUSING LOANS ADDED TO THE                  criteria specified in this
HOUSING LOAN POOL COULD HAVE                prospectus supplement, the housing
DIFFERENT CHARACTERISTICS                   loans acquired on the Closing Date,
                                            and any additional housing loans
                                            transferred to the trust during the
                                            pre-funding period and the
                                            substitution period, may not have
                                            the characteristics or statistical
                                            composition of the housing loan pool
                                            described in this prospectus
                                            supplement. For example, such
                                            housing loans may be of a different
                                            credit quality or seasoning. The
                                            manager does not expect the
                                            characteristics or statistical
                                            composition of the housing loan pool
                                            acquired on the Closing Date or the
                                            additional housing loans acquired
                                            after the Closing Date to differ
                                            materially from the characteristics
                                            of the housing loan pool described
                                            in this prospectus supplement. If
                                            you purchase a Class A note, you
                                            must not assume that the
                                            characteristics of the housing loan
                                            pool, including the additional
                                            housing loans acquired after the
                                            Closing Date, will be identical to
                                            the characteristics of the housing
                                            loan pool disclosed in this
                                            prospectus supplement.

THE FEATURES OF THE HOUSING               o The features of the housing loans,
LOANS MAY CHANGE, WHICH                     including their interest rates, may
COULD AFFECT THE TIMING AND                 bechanged by the issuer trustee
AMOUNT OF PAYMENTS TO YOU                   acting on the direction of the
                                            manager, either on its own
                                            initiative or at a borrower's
                                            request. Some of these changes may
                                            include the addition of newly
                                            developed features which are not
                                            described in this prospectus
                                            supplement. As a result of these
                                            changes and borrowers' payments of
                                            principal, the concentration of
                                            housing loans with specific
                                            characteristics is likely to change
                                            over time, which may affect the
                                            timing and amount of payments you
                                            receive.

                                          o If the issuer trustee, at the
                                            direction of the manager, changes
                                            the features of the housing loans or
                                            fails to offer desirable features
                                            offered by its competitors,
                                            borrowers might elect to refinance
                                            their loans with another lender to
                                            obtain more favorable features. In
                                            addition, the housing loans included
                                            in the trust are not permitted to
                                            have some features. If a borrower
                                            opts to add one of these features to
                                            his or her housing loan, the housing
                                            loan may be transferred to another
                                            PUMA trust or may be repaid and a
                                            new housing loan written which will
                                            not form part of the assets of the
                                            trust. The refinancing or removal of
                                            housing loans
                                            could cause you to experience higher
                                            rates of principal prepayment than
                                            you expected, which could affect the
                                            yield on your Class A notes.

COLLECTIONS MAY NOT BE                    o If collections during a quarterly
SUFFICIENT TO ENSURE PAYMENTS               period are insufficient to cover
OF INTEREST TO YOU                          fees and expenses of the trust and
                                            the interest payments due on the
                                            Class A notes on the next quarterly
                                            payment date, you may not receive a
                                            full payment of interest on that
                                            quarterly payment date, which will
                                            reduce the yield on your Class A
                                            notes.

THE MANAGER OR ITS RELATED                o In some circumstances, the manager
COMPANIES MAY COMMINGLE                     or a company related to the manager
COLLECTIONS ON THE HOUSING                  may, in order to facilitate the
LOANS WITH THEIR ASSETS                     clearing of payments on the housing
                                            loans, receive collections on behalf
                                            of the issuer trustee which the
                                            manager or its related company may
                                            retain for a period of 1 business
                                            day, or longer if approved by the
                                            rating agencies, before remitting
                                            them to the issuer trustee. During
                                            this period the collections may be
                                            commingled with the assets of the
                                            manager or its related company. If
                                            the manager or its related company
                                            becomes insolvent, the issuer
                                            trustee may only be able to claim
                                            those collections as an unsecured
                                            creditor of the insolvent company.
                                            This could lead to a failure to
                                            receive the collections on the
                                            housing loans, delays in receiving
                                            the collections, or losses to you.

A DECLINE IN AUSTRALIAN ECONOMIC          o If the Australian economy were to
CONDITIONS OR A CHANGE IN                   experience a decline in economic
MACROECONOMIC VARIABLES MAY LEAD TO         conditions, an increase in interest
LOSSES ON YOUR CLASS A NOTES                rates, a fall in property values or
                                            any combination of these factors,
                                            delinquencies or losses on the
                                            housing loans might increase, which
                                            might cause losses on your Class A
                                            notes.

CONSUMER PROTECTION LAWS                  o Some of the borrowers may attempt to
MAY AFFECT THE TIMING OR                    make a claim to a court requesting
AMOUNT OF INTEREST OR PRINCIPAL             changes in the terms and conditions
PAYMENTS TO YOU                             of their housing loan or
                                            compensation or penalties for
                                            breaches of any legislation relating
                                            to consumer credit. Any changes
                                            which allow the borrower to pay less
                                            principal or interest under his or
                                            her housing loan, or to delay such
                                            payments, may delay or decrease the
                                            amount of payments to you.

                                          o In addition, the issuer trustee is
                                            subject to the penalties and
                                            compensation provisions of the
                                            applicable consumer protection laws.
                                            The issuer trustee has a limited
                                            indemnity from the manager in
                                            respect of such liabilities. To the
                                            extent that the issuer trustee is
                                            unable to recover any such
                                            liabilities under the consumer
                                            protection laws from the manager,
                                            the assets of the trust will be used
                                            to indemnify the issuer trustee
                                            prior to payments to you. This may
                                            delay or decrease the amount of
                                            collections available to make
                                            payments to you.

THE CONCENTRATION OF HOUSING              o The trust contains a high
LOANS IN PARTICULAR STATES OR               concentration of housing loans
REGIONS MAY INCREASE THE                    secured by properties located within
POSSIBILITY OF LOSS ON YOUR                 the states of New South Wales,
NOTES                                       Victoria and Queensland. Any
                                            deterioration in the real estate
                                            values in or the economy of any
                                            Australian state or region, and any
                                            deterioration in these three states
                                            in particular, could result in
                                            higher rates of delinquencies,
                                            foreclosures and losses than
                                            expected on the housing loans. In
                                            addition, these three states, or any
                                            other Australian states or regions,
                                            may experience natural disasters or
                                            acts of war or terrorism, which may
                                            not be fully insured against and
                                            which may result in property damage
                                            and losses on the housing loans.
                                            These events may in turn have a
                                            disproportionate impact on funds
                                            available to the trust, which could
                                            cause you to suffer losses.

YOU WILL NOT RECEIVE PHYSICAL             o You will not receive physical notes,
NOTES REPRESENTING YOUR                     except in limited circumstances.
CLASS A NOTES, WHICH CAN                    This could:
CAUSE DELAYS IN RECEIVING
DISTRIBUTIONS AND HAMPER                    o cause you to experience delays in
YOUR ABILITY TO PLEDGE OR RESELL              receiving payments on the Class A
YOUR CLASS A NOTES                            notes because the principal paying
                                              agent will be sending
                                              distributions on the Class A notes
                                              to DTC instead of directly to you;

                                            o limit or prevent you from using
                                              your Class A notes as collateral;
                                              and

                                            o hinder your ability to resell the
                                              Class A notes or reduce the price
                                              that you receive for them.

RATINGS OF THE CLASS A NOTES              o It is a condition to the issuance of
DO NOT INSURE THEIR PAYMENT                 the Class A notes that they be rated
AND WITHDRAWAL OF ANY RATINGS               Aaa by Moody's Investors Service,
MAY AFFECT THE VALUE OF THE                 Inc. and AAA by Standard & Poor's
CLASS A NOTES                               Ratings Group and that the
                                            A$ Class B notes be rated at least
                                            AA- by Standard and Poor's Ratings
                                            Group. A rating is not a
                                            recommendation to purchase, hold or
                                            sell the Class A notes, inasmuch as
                                            such rating does not address the
                                            market price or the suitability for
                                            a particular investor of a security.
                                            The rating of the Class A notes
                                            addresses the likelihood of the
                                            payment of principal and interest on
                                            the Class A notes pursuant to their
                                            terms. There is no assurance that a
                                            rating will remain for any given
                                            period of time or that a rating will
                                            not be lowered or withdrawn entirely
                                            by a rating agency, if in its
                                            judgment circumstances in the future
                                            so warrant. The ratings of the Class
                                            A notes will be based primarily on
                                            the creditworthiness of the housing
                                            loans, the subordination provided by
                                            the A$ Class B notes to the Class A
                                            notes, the availability of excess
                                            interest collections after payment
                                            of interest on the notes and the
                                            trust's expenses, the mortgage
                                            insurance policies and the
                                            creditworthiness of the swap
                                            providers and the mortgage insurers.

AUSTRALIAN TAX REFORM                     o The Australian federal government is
PROPOSALS COULD AFFECT THE TAX              reforming business taxation as part
TREATMENT OF THE TRUST                      of its current tax reform program.
                                            There are several proposed measures
                                            that, if enacted in their current
                                            form, could impact upon the tax
                                            treatment of the trust. For more
                                            details you should read the section
                                            titled "Australian Tax Matters --
                                            Tax Reforms" in the accompanying
                                            prospectus.

SINCE THE MANAGER AND THE                 o Each of Macquarie Securitisation
ISSUER TRUSTEE ARE AUSTRALIAN               Limited and Perpetual Trustees
ENTITIES, THERE REMAINS                     Australia Limited is an Australian
UNCERTAINTY AS TO THE                       public company and has agreed to
ENFORCEABILITY IN AUSTRALIAN                submit to the jurisdiction of New
COURTS OF JUDGMENTS OBTAINED                York state and federal courts for
IN U.S. COURTS BY ANY OF THE                purposes of any suit, action or
HOLDERS OF THE CLASS A NOTES                proceeding arising out of the
                                            offering of the Class A notes.
                                            Generally, a final and conclusive
                                            judgment obtained by holders of the
                                            Class A notes in U.S. courts would
                                            be recognized and enforceable
                                            against the manager or the issuer
                                            trustee, as the case may be, in the
                                            relevant Australian court without
                                            reexamination of the merits of the
                                            case. However, because of the
                                            foreign location of the manager and
                                            the issuer trustee and their
                                            directors, officers and employees
                                            (and their respective assets), it
                                            may be difficult for you to effect
                                            service of process over these
                                            persons or to enforce against them
                                            judgments obtained in United States
                                            courts based upon the civil
                                            liability provisions of the federal
                                            securities laws of the United
                                            States. See "Enforcement of Foreign
                                            Judgments in Australia" in the
                                            accompanying prospectus.

THE APPOINTMENT OF MORTGAGE               o The appointment of persons as
MANAGERS MAY BE TERMINATED                  mortgage managers can be terminated
                                            in some circumstances. If this
                                            occurs, then the management of the
                                            housing loans managed by that
                                            mortgage manager will be undertaken
                                            by the manager or a related company
                                            of the manager until a replacement
                                            mortgage manager is found. During
                                            this temporary period, you may face
                                            additional risks, including the
                                            possibility that the housing loans
                                            may not be serviced by the manager
                                            or its related company in the same
                                            manner as the mortgage manager and
                                            accordingly borrowers may decide to
                                            refinance or repay their housing
                                            loans, resulting in an early
                                            repayment of the principal of your
                                            Class A notes.

INABILITY TO FIND A REPLACEMENT           o The redraw facility may be
REDRAW FACILITY PROVIDER                    terminated in some circumstances.
                                            If a replacement redraw facility is
                                            not entered into and A$
                                            redraw notes are not issued the
                                            issuer trustee may be required to
                                            reject some or all requests for
                                            redraws made by borrowers. This may
                                            in turn cause borrowers to refinance
                                            or repay their housing loans,
                                            resulting in an early repayment of
                                            principal on your Class A notes.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made in this prospectus supplement and in the accompanying prospectus constitute forward-looking statements. These statements typically contain words such as "believes", "estimates", "expects", "intends" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus supplement and the accompanying prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: those described under the heading "Risk Factors" above; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; and compliance with US and Australian federal and state laws, including consumer protection laws, tort laws and, in relation to the United States, ERISA, and changes in any such laws.


                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-125 or in the Glossary in the accompanying prospectus.


                            U.S. DOLLAR PRESENTATION

     In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.6505 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on July 22, 2003. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

     Prior to enforcement under the security trust deed, determinations and payments to Class A noteholders in respect of principal and interest will be converted from Australian dollars to U.S. dollars at the A$ Exchange Rate.

     Determination of the amounts owed to the Class A noteholders under the security trust deed are made in the manner described in "Description of the Transaction Documents -- The Security Trust Deed -- Priorities under the Security Trust Deed " in this prospectus supplement. Actual payments made to Class A noteholders under the security trust deed will be converted from Australian dollars to U.S. dollars at the spot rate available in the Australian spot foreign exchange market at the time of such payment.

                     DESCRIPTION OF THE ASSETS OF THE TRUST

     The assets of PUMA Global Trust No. 4 shall consist of the items described under the heading "Description of the Assets of a Trust" in the accompanying prospectus.

     In addition, the assets of PUMA Global Trust No. 4 shall also include the assets described in the following summary.


ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE


THE PRE-FUNDING PERIOD

     An amount equal to approximately 22% of the aggregate of the initial principal balance of the Class A notes, after conversion to A$ at the fixed exchange rate under the currency swap, and the initial principal balance of the A$ Class B notes issued on the Closing Date will be held as a "Pre-Funding Pool" and will be invested on the Closing Date in Authorized Investments (other than housing loans) which meet the criteria described under the heading "Description of the Assets of a Trust -- Other Assets of a Trust -- Other Authorized Investments " in the accompanying prospectus.

     At any time during the period up to and including the date falling on the seventh Business Day prior to the first Quarterly Payment Date, the issuer trustee, at the direction of the manager, may acquire additional housing loans by applying the Pre-Funding Pool as described in "Description of the Cashflows of the Trust -- Pre-Funding Pool" below. Any additional housing loan acquired during the Pre-Funding Period must comply with the PUMA Parameters and approval and origination process described under the heading "PUMA Residential Loan Program -- Approval and Underwriting Process" below and any rating agency requirements relating to the maintenance of the respective ratings of the notes.


THE SUBSTITUTION PERIOD

     At any time during the period up to and including the date falling on the seventh Business Day prior to the first Quarterly Payment Date, the issuer trustee, at the direction of the manager, may acquire additional housing loans:


     o on a Payment Date, by applying available funds under the set order of priorities as described in "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement;

     o on any day other than a Payment Date, by applying Collections provided that:

          o the amount of Collections, other than the Principal Cash Balance, applied does not exceed the then Principal Collections;

          o the Principal Cash Balance, if applied, will not be reduced below 0.25% of the A$ Equivalent of the aggregate Principal Balance of the notes; and

     o the manager is of the opinion that the funds applied will not be required for the expenses of the trust set out in the first five bullet points of "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement, including amounts paid under the currency swap with respect to interest on the Class A notes, on the following Payment Date.

     Any additional housing loan acquired during the Substitution Period must comply with the PUMA Parameters and the approval and origination process described under the heading "PUMA Residential Loan Program -- Approval and Underwriting Process" in this prospectus supplement and any rating agency requirements, including the maintenance of the respective ratings of the notes.



REDRAWS, SENIOR FURTHER ADVANCES AND SUBORDINATE FURTHER ADVANCES

     A Redraw or a Senior Further Advance may be funded by the issuer trustee:

     o on a Payment Date, by applying available funds under the set order of priorities, as described in "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement;

     o in the case of Redraws, on any day other than a Payment Date, and in the case of a Senior Further Advance on any day prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005 other than a Payment Date, by applying Collections provided that:

          o the amount of Collections, other than Principal Cash Balance, applied does not exceed the then Principal Collections;

          o the Principal Cash Balance, if applied, will not be reduced below 0.25% of the A$ Equivalent of the aggregate Principal Balance of the notes; and

          o in the case of a Senior Further Advance only, immediately after the making of that Senior Further Advance, the current LTV of the relevant housing loan would not exceed 80%; and

          o in the case of a Senior Further Advance only, the aggregate amount of all Senior Further Advances made since the Closing Date will not, in respect of housing loans which, at the time of the Senior Further Advance are assets of the trust immediately after the making of that Senior Further Advance exceed 10% of the total of the aggregate original Principal Balance of the Class A notes, after conversion to A$ at the fixed exchange rate under the currency swap, and the aggregate original Principal Balance of the A$ Class B notes issued on the Closing Date; and

          o the manager is of the opinion that the funds applied will not be required for expenses of the trust set out in the first five bullet points of "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement, on the following Payment Date; or

     o in the case of Redraws, on any day by applying advances under the redraw facility or the issue proceeds of A$ redraw notes.

     If the issuer trustee has insufficient funds available to it to fund a Redraw or a Further Advance then it must decline the Redraw or Further Advance request. Furthermore, the manager is not obliged to draw on the redraw facility or to issue A$ redraw notes or additional Class A notes in order to fund a Redraw or a Further Advance.

     A Subordinate Further Advance may be funded by the issuer trustee only by making a subordinated drawing under the redraw facility. The repayment of this subordinated drawing is described under the heading "Description of the Transaction Documents and Parties -- The Redraw Facility -- Repayment of Redraw Advances" in the accompanying prospectus.


                          PUMA RESIDENTIAL LOAN PROGRAM


ORIGINATION AND MANAGEMENT OF HOUSING LOANS


MORTGAGE MANAGERS

     All of the housing loans comprising the trust will be originated and will be, to the extent agreed upon by the manager and the issuer trustee, managed by appointed mortgage managers. Each housing loan will be originated in the name of Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA Program.

     Before being appointed, each mortgage manager must demonstrate to the manager satisfactory loan management experience supported by industry references, adequate systems and procedures, and sufficient professional indemnity insurance cover. Once these criteria are met then, subject to approval by the manager, the issuer trustee and the relevant mortgage insurers, the mortgage manager is appointed by way of a mortgage origination agreement between the issuer trustee, the manager and the mortgage manager.

     The mortgage origination agreement sets out, among other things:

     o the rights and obligations of the mortgage manager in relation to housing loans originated, settled and subsequently managed by it;

     o procedures to be followed for the approval of loan applications and subsequent settlement of housing loans;

     o certain indemnities given by the mortgage manager for the benefit of the manager and the issuer trustee;

     o certain warranties and covenants given by the mortgage manager in relation to each housing loan as of its settlement date; and

     o provisions for the termination of the mortgage manager's appointment in some circumstances, including various events of insolvency in relation to the mortgage manager and unremedied default in performance of the mortgage manager's obligations.

     The mortgage origination agreement also obligates the mortgage manager to comply with the requirements of the PUMA Parameters. The PUMA Parameters require mortgage managers to use standard PUMA documentation, for example, loan contracts, mortgages and approval letters, and for any amendments to that standard documentation to be approved by the manager.

     The processes, procedures and insurances of the mortgage managers are regularly reviewed by the manager. In addition, each mortgage origination agreement allows the manager access at any reasonable time to books and records held by the mortgage manager in relation to housing loans.

     Arrangements with mortgage managers are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described under the heading "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" in the accompanying prospectus, changes may be made to those arrangements at any time as a result of these reviews.


SOLICITATION OF HOUSING LOAN APPLICATIONS

     Housing loan applications are solicited by the mortgage managers through various means, depending on the particular sales strategies of each mortgage manager. Some of the typical means by which housing loan applications are solicited include the following:

     o through the referral of individual housing loan applicants received by the mortgage manager from brokers and other third parties;

     o through direct marketing, including direct mail campaigns, marketing material appearing on websites and advertising campaigns via television, print media and radio; and

     o through housing loan applicants making or filing a housing loan application at an office of the mortgage manager or via websites established by the mortgage manager.

     In addition, each mortgage manager may also have:

     o its own mobile sales personnel (either employed directly or contracted by the mortgage manager) who visit potential loan applicants either in their homes or their offices; and

     o telephone call centers which can be used for direct marketing purposes, for answering telephone inquiries from potential housing loan applicants and for initiating the mailing out of housing loan applications to potential customers.

ORIGINATION AND SETTLEMENT OF HOUSING LOANS

     The current origination and settlement process for a housing loan involves the following key steps:

     o an application from an intending borrower is made to either the mortgage manager or a broker or a manager-approved delegate;

     o the application is reviewed for approval by the manager, or where credit approval authority has been delegated to the mortgage manager, by the mortgage manager;

     o an approved valuer is instructed to value the security property by either the manager, a mortgage manager or a manager-approved delegate, unless the housing loan falls within that category of housing loan for which a valuation is not required as described in " -- Approval and Underwriting Process -- Valuation of Mortgaged Property" below;

     o the application is forwarded to the relevant mortgage insurer by either the manager, a mortgage manager or a manager-approved delegate for approval unless the housing loan is to be covered by an open policy, as described in "Credit Enhancements -- The Mortgage Insurance Policies -- Open Policies" in the accompanying prospectus, in which case it is approved by the manager or the mortgage manager, if approval authority has been delegated to the mortgage manager. Where applicable, the mortgage managers record and file the applications for the loans that they approve; and

     o the manager or the mortgage manager, where authority to do so has been delegated to the mortgage manager, prepares the loan contract, and a panel lawyer or title insurer is instructed to prepare mortgage documentation and settle the housing loan. Panel lawyers or title insurers are responsible for serving all documentation in accordance with all applicable requirements of the Australian Consumer Credit Code, and are instructed to use standard PUMA housing loan documentation.

     Prior to the settlement of a housing loan, in accordance with the requirements of the mortgage origination agreement, the mortgage manager provides warranties and certifications in respect of that housing loan in favor of the issuer trustee and the manager. On receipt of those warranties and certifications the issuer trustee authorizes the advance of the housing loan and makes the necessary funds available for the settlement of that housing loan.

     The origination and settlement process is regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described in "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" in the accompanying prospectus, changes may be made to the process at any time as a result of these reviews.

APPROVAL AND UNDERWRITING PROCESS

     When a housing loan application is received, it is processed in accordance with the PUMA Parameters. These parameters are monitored and are subject to continuous review by the manager. Among other things, the PUMA Parameters set out the underwriting criteria that are used in assessing housing loan applications, determining the suitability of loan applicants and evaluating the value and adequacy of the property to be used as security for the housing loan. Underwriting criteria include:

     o    the applicant must be a minimum of 18 years of age;

     o the legal capacity of the applicant of entering into the loan contract;

     o    the applicant's employment/eligible income sources;

     o    satisfactory credit checks;

     o satisfactory savings history (only where required by the relevant mortgage insurer)

     o    satisfactory loan repayment history;

     o    sound asset/liability position; and

     o    financial capacity to repay the housing loan.

     The maximum loan amount available is one million two hundred and fifty thousand Australian dollars (A$1,250,000). There is no minimum term for a housing loan and the maximum term of a loan is 30 years and 1 month. The majority of housing loans acquired by the trust will have a term of 30 years and 1 month.

     An amount will be lent up to a maximum of 95% of the value of the property securing the housing loan. Lender's mortgage insurance, providing 100% coverage against loss on the entire loan (except in relation to any Subordinate Further Advance and subject to any relevant policy exceptions), is mandatory for all housing loans.

     Where circumstances warrant, giving overall consideration of the strength of the application, a housing loan may be made with the approval of a senior credit officer of the manager or a mortgage manager where certain elements are outside the usual PUMA Parameters.

     The manager may divide its borrowers into groups of differing credit quality for the purposes of setting different interest rates for its residential housing loans, including, where appropriate, charging a higher rate of interest where non-standard documentation verification is accepted from a borrower. In limited situations, discounted interest rates may be provided to retain existing borrowers or to attract certain categories of new borrowers.

     All borrowers must satisfy the manager's approval criteria described in this section. The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the value of the mortgaged property, in the manner set forth below.


VERIFICATION OF APPLICATION DETAILS

     In the majority of cases, the current verification process involves borrowers providing proof of identity and evidence of income and in limited circumstances, evidence of a savings pattern. For an employed applicant, it includes confirming employment and income levels by way of recent payslips or tax assessments. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where required, statements or records of savings are reviewed to identify any recent additional borrowings or gifts. Where applicants are refinancing debts from another financial institution, a check of the last six months' statements of the existing loan is made to determine the regularity of debt payments. In addition, the credit history of each borrower and guarantor is searched by reference to Baycorp Advantage Ltd, formerly known as Credit Advantage Ltd. Where certain criteria are satisfied however, a borrower is not required to provide evidence of income, but provides a statement of income and expenditure which the manager will rely upon in assessing the loan. Currently, the main criteria are that a borrower is a self-employed or business applicant, the loan amount does not exceed A$600,000 and that the maximum amount lent does not exceed 80% of the value of the property securing the housing loan.


ASSESSING ABILITY TO REPAY

     Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing commitment to income ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. Applicants must demonstrate the capacity to repay that housing loan and satisfy all other commitments including general living expenses. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate 2% higher than the current standard loan variable interest rate offered by the relevant mortgage manager. As a general rule, which is subject to change from time to time, the amount of the scheduled repayment on the housing loan applied for, together with any other financial commitments, will not exceed 40% of the gross income of the applicant(s), although higher ratios may be allowed on a case by case basis after assessment by a senior credit officer. Reliance is not placed on irregular income to meet financial commitments.

     The credit decision is made using a process of delegated credit approval authorities. Housing loan applications are assessed by a loan officer of either the manager or a mortgage manager, where credit authority is delegated at the discretion of the manager. Regular audits are conducted by the manager to monitor the quality of loan assessment by each mortgage manager. Each loan officer within the manager or, where relevant, the mortgage manager, is allocated a credit approval authority by the manager based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. The manager monitors the quality of lending decisions and conducts regular audits of approvals.

     Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may also be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

VALUATION OF MORTGAGED PROPERTY

     For applications which successfully pass the credit decision process, the LTV, being the ratio of the housing loan amount to the lesser of the value of the mortgaged property where a valuation is obtained, or the purchase price of the mortgaged property, if the purpose of the housing loan is to purchase a property, is calculated. Where a second ranking mortgage on a property has been taken as additional security in respect of a housing loan, the amount of any prior ranking mortgage on that property together with the valuation of that property is taken into account in calculating the LTV for that housing loan. If the LTV so calculated is equal to or below the maximum LTV for the loan type, as set out in the PUMA Parameters, an offer for finance is made conditional upon any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the LTV.

     For the purposes of calculating the LTV, the value of a mortgaged property in relation to a housing loan comprising the trust has been determined at origination by one of the following methods:

     o Valuation by valuer -- Valuations by qualified professional valuers who are accredited to the PUMA valuers panel are carried out in all circumstances unless certain attributes of the housing loan or the mortgaged property apply in accordance with the manager's policies and parameters. If a valuation is obtained, it must be less than or equal to 4 months old at the time of settlement of the housing loan. In certain circumstances, and in accordance with the manager's policies and parameters, the valuation to be carried out will consist of a curbside property inspection and not an internal property inspection.

     o Valuation on contract price -- The value of the mortgaged property is based on the purchase price under a contract for purchase by the borrower of the mortgaged property where the loan has the following attributes:

          o    the loan purpose is to purchase a property;

          o    the LTV is less than or equal to 80%;

          o the loan amount is A$400,000 or less (although a limit of A$300,000 applies to properties located in certain geographic areas); and

          o the purchase of the property is an arms-length transaction conducted through a real estate agent and a contract for the sale of the property is available.

     All valuations of properties securing housing loans are addressed to the mortgage manager, the relevant mortgage insurer, the manager and the issuer trustee. The terms of the mortgage manager's instructions to valuers are specified by the manager and may vary depending on the LTV or other factors in accordance with policies determined by the manager from time to time. In setting such policies, the manager must comply with its duty in relation to the ratings of existing notes.

     The maximum LTV that is permitted for any loan is determined according to the manager's credit policies and is dependent on the size of the proposed loan, the nature, type and location of the proposed mortgaged property and other relevant factors. Overall, the maximum LTV for housing loans comprising the trust will be 95%. For some types of housing loans, the maximum LTV will in fact be less.

DOCUMENTATION AND SETTLEMENT PROCEDURES

     Once an applicant's loan has been approved, the associated loan documentation is prepared by either the manager or the mortgage manager, using the manager's computerized loan processing and management system. This documentation is then forwarded to an approved panel lawyer or title insurer with instructions to prepare the associated security documentation and serve all documentation on the parties to the loan in accordance with the Australian Consumer Credit Code.

     The panel lawyer or title insurer is responsible for ensuring that all loan and security documentation has been executed, that the proposed security property is acceptable and complies with the PUMA Parameters, and that any conditions imposed on the approval have been satisfied. One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Following this, the panel lawyer then certifies in writing to the manager, the mortgage manager and the issuer trustee that the loan is in order to settle or, if the housing loan is to have title insurance, the title insurer issues a certificate of insurance to the manager. The mortgage manager subsequently certifies to the manager that the loan is ready to settle and requests the manager to arrange for the funding of the loan to proceed. If this request is approved by the manager, the manager then arranges for funds to be provided to the panel lawyer or title insurer, who attends the settlement of the loan.

     After settlement of the housing loan has been effected, the panel lawyer or title insurer attends to the stamping and registration of the loan and security documentation. Following this, the documentation is returned for retention by, or on behalf of, the issuer trustee.

     In certain circumstances, where the manager agrees to provide a Senior Further Advance as described in "-- Special Features of the Housing Loans --

Further Advances" below, and where no additional security is required, the associated loan documentation is served on the parties to the loan by the manager. The manager in these circumstances is therefore responsible for ensuring that all loan documentation has been executed and complies with the PUMA Parameters and also attends to any necessary additional stamping of the security documentation.

TITLE INSURANCE

     The issuer trustee may purchase title insurance policies to cover some or all of the housing loans, subject to the manager's duty in relation to the ratings of existing notes as explained in "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" below. Subject to various exclusions, that title insurance will cover losses arising from a deficiency to the relevant housing loan caused by an adverse affectation, use restriction, encroachment or documentary invalidity.

PUMA'S PRODUCT TYPES

     Housing loans to be acquired by the trust will have a variety of interest rate and amortization characteristics. The interest rate and amortization types currently approved are described below.

INTEREST RATE TYPES

     Interest on housing loans is calculated on the outstanding principal balance of the housing loan on a daily basis and is capitalized to the housing loan account balance at least once a month.

Housing Loans with a variable interest rate

     These are housing loans with a rate of interest which is variable at the discretion of the issuer trustee and the manager. This discretion to vary the interest rate is, in relation to some housing loans, only exercisable at specified times. Subject to the consent of the issuer trustee and the manager, all borrowers have the option to convert to a fixed rate.

Housing Loans with a fixed interest rate

     These are housing loans with an interest rate that is fixed for a specified period of time. At the end of the fixed rate period the rate will convert to a variable rate unless the issuer trustee and the manager consent at the request of the borrower to refix for a further specified period of time. The manager currently allows fixed rate terms of up to 5 years.

AMORTIZATION TYPES

Amortizing "Principal and Interest" Housing Loans

     These are housing loans where the scheduled balance of the loan amortizes over the contractual term of the loan. The interest rate under such housing loans may be a variable rate or a fixed rate, the features of which are described above.

"Interest Only" Housing Loans converting to Amortizing "Principal and Interest" Housing Loans

     These are "interest only" housing loans, converting to amortizing "principal and interest" housing loans after a specified date. Under these housing loans, the scheduled balance on the housing loan remains constant during an initial period of up to 20 years from settlement (i.e. the "interest only" period). The scheduled balance of the housing loan then amortizes in full over the remaining contractual term of the loan. The interest rate under such housing loans may be a variable rate or a fixed rate, the features of which are described above.

SPECIAL FEATURES OF THE HOUSING LOANS

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, the issuer trustee and the manager may agree on an arm's length commercial basis to change any of the terms of that housing loan from time to time at the request of the borrower. Where any such change cannot be effected through a variation to the borrower's existing loan contract, the existing loan will be repaid and a new loan advanced pursuant to a new loan contract. In such circumstances, the loan will cease to be part of the PUMA trust and the loan repayment will form part of Principal Collections.

"MULTI CREDIT" OR "SPLIT LOAN" HOUSING LOANS

     These are housing loan facilities which enable the loan to be divided into two or more portions. These portions generally remain separated for the life of the loan and may comprise any of the interest rate and amortization characteristics described in the preceding section. The minimum size of each portion is at the discretion of the issuer trustee and the manager.

SWITCHING INTEREST RATES

     Some of the housing loans comprising the trust will have a fixed interest rate. Additionally, borrowers who have a variable interest rate applying to their housing loan may have an opportunity to fix their rate. The trust has entered into and will enter into interest rate swaps with interest rate swap providers to manage the interest rate exposure associated with fixed rate housing loans.

     If the trust for any reason is unable to enter into the required interest rate swaps, the issuer trustee and the manager can:

     o exercise any rights under the loan documentation to not allow borrowers to fix the rate on their housing loans; and/or

     o limit the term, and/or control the price, of any fixed rates that they will make available to borrowers; and/or

     o sell a housing loan which converts to a fixed rate and if it so elects, replace such housing loan with a "substitute" housing loan bearing a floating rate, in the manner explained in the section "Description of the Assets of a Trust -- Sale of Housing Loans" in the accompanying prospectus.

SUBSTITUTION OF SECURITY

     Borrowers may request the manager to substitute or release a property securing a housing loan. That request may be accepted or rejected in the manager's sole discretion.

     The manager will only consider approving such a request if:

     o    the relevant mortgage insurer approves of the request; and

     o    each of the following conditions is satisfied (where applicable):

          o a satisfactory valuation from a panel valuer is obtained in respect of the substitute security property unless certain specified criteria are satisfied, including that the LTV based on a recent purchase price of the relevant property is less than or equal to 80%;

          o the substitute security property is otherwise to the satisfaction of the issuer trustee, the manager and the relevant mortgage insurer;

          o the substitute security property complies in all other respects with the requirements of the PUMA Parameters;

          o the borrower pays all costs relating to the substitution or release of property;

          o the issuer trustee or manager is not required to provide bridging finance;

          o the substitution is simultaneous with the release of the security property; and

          o if required, a permanent reduction is made in the approved maximum principal amount of the loan to achieve a LTV in accordance with PUMA Parameters.

     A borrower may request a security property substitution in conjunction with a request for a Senior Further Advance. The manner in which a Further Advance will be funded, both before and after the seventh Business Day prior to the Quarterly Payment Date in July 2005, is explained under the headings "Description of the Transaction Documents and Parties -- The Redraw Facility" and "Description of the Assets of a Trust -- Redraws, Senior Further Advances and Subordinate Further Advances" in the accompanying prospectus.

PARTIAL LOAN DRAWDOWN

     Some of the housing loans acquired by the trust may only be partially drawn down at the time of origination. For such housing loans, borrowers may, subject to certain conditions, make further drawdowns up to the scheduled amortized balance.

REDRAWS

     The majority of the housing loans acquired by the trust will have a redraw feature. There is no limit on the number or value of housing loans in the trust that may have this feature.

     Under the redraw feature a borrower is able to redraw an amount equal to the difference between the scheduled principal balance of the housing loan and the outstanding principal balance of the housing loan. Borrowers may request a Redraw at any time. The issuer trustee may, at its discretion, refuse to allow a Redraw if a borrower is in default, the issuer trustee is not satisfied that the mortgage from the borrower will retain its priority or if the issuer trustee does not have sufficient funds available in its capacity as trustee of the trust to fund that Redraw.

     The issuer trustee does not permit Redraws on fixed rate housing loans. A Redraw will not result in the housing loan being removed from the trust.


FURTHER ADVANCES

     A Senior Further Advance may from time to time be provided to borrowers by the issuer trustee. The manager is under no obligation to agree to the issuer trustee providing such a Further Advance. If the manager agrees to the issuer trustee providing such a Further Advance, then it must:

     o    do so in accordance with the PUMA Parameters;

     o    obtain the consent of the relevant mortgage insurer, if applicable;

     o if required by the relevant mortgage insurer, first obtain a new valuation of the property or properties secured by the mortgage; and

     o comply with its duty in relation to the rating of the notes, as described in "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" in the accompanying prospectus.

     The LTV of the housing loan and the debt-servicing capacity of the borrower is also reassessed at this time.


PAYMENT HOLIDAY

     For certain loan types, a borrower is allowed a payment holiday where the borrower has either prepaid principal or has only partially drawn the loan at settlement, resulting in the outstanding principal balance of the housing loan being less than the scheduled amortized balance of the loan. In respect of such loan types, the housing loan will not be considered to be delinquent until the outstanding principal balance of the housing loan exceeds the scheduled principal balance of the loan.

     For all other loan types to be included in the trust, payment holidays in respect of installments paid in advance of the scheduled payment date may be requested by the borrower but are subject to the consent of the manager. Where the manager approves such a request by a borrower for a payment holiday, direct debit arrangements or salary deductions for that borrower may be suspended in respect of each installment paid in advance. Scheduled installments paid in advance may, at the discretion of the manager, become part of Collections of the trust upon payment, or alternatively may be held by the issuer trustee until their scheduled payment date, at which time they will become part of the Collections of the trust. The payment of scheduled installments in advance will not result in the housing loan being removed from the trust.

EARLY REPAYMENT

     Borrowers may discharge their housing loan early upon the repayment of all principal, accrued interest and other amounts due under the housing loan. Break costs may be payable by borrowers under fixed rate housing loans, on full and partial prepayments, to compensate the trust for costs and losses of income arising on reinvestment of the prepaid principal during the period from the prepayment date to the scheduled maturity of the fixed rate period. However, fixed rate housing loans currently allow for early repayment by the borrower of up to 5% of the loan amount within a 12 month period, calculated by reference to the loan amount at the beginning of that 12 month period, without any break costs being payable. Additionally, some borrowers with fixed rate and/or variable rate housing loans may be charged a deferred establishment fee if they discharge their housing loan early.

DISCOUNTED INTEREST RATES

     Some housing loans have a fixed percentage discount to the standard variable or fixed rate set by the issuer trustee acting on the direction of the manager. This discount may be either for a defined period or for the complete duration of the particular housing loan.

ADDITIONAL FEATURES AND NEW PRODUCT TYPES

     The manager may from time to time offer additional features in relation to a housing loan which are not described in the preceding sections, or may cease to offer features that have been previously offered, and may add, remove or vary any fees or other conditions applicable to such features.

     From time to time the manager may also introduce new housing loan products and product variations. New housing loan products and product variations developed for the PUMA Program by the manager in the future will only be made available to existing PUMA borrowers under housing loans in this trust on arm's length commercial terms. The manager will, when offering new housing loan types, comply with its obligation to maintain the rating of the notes as described in "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" in the accompanying prospectus.

ORIGINATION, SETTLEMENT AND MANAGEMENT OF HOUSING LOANS UNDER CONSTANT REVIEW BY THE MANAGER

     Investors should note that the processes by which housing loans are originated, approved, settled and managed, the key features and characteristics of which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time. Any changes made to these processes would be subject to the manager's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

                        SERVICING OF THE HOUSING LOANS

GENERAL

     Pursuant to the Trust Deed and the management deed, the issuer trustee delegates to the manager the responsibility for managing and servicing the housing loans. Although the manager, in turn, generally delegates some of this responsibility to each mortgage manager or a manager-approved delegate by way of its mortgage origination agreement and the PUMA Parameters, the manager continually monitors the servicing activities of the mortgage managers or the manager-approved delegates.

     In addition to the description of mortgage origination and the mortgage managers under the heading "PUMA Residential Loan Program -- Origination and Management of Housing Loans -- Mortgage Managers" above, the relationship between the manager and the mortgage manager is one where although the manager relies upon the proper care and skill of the mortgage manager in carrying out the duties of the mortgage manager under the mortgage origination agreement, the manager constantly monitors and supports the mortgage manager in the fulfillment of its role under both the mortgage origination agreement and the PUMA Parameters.

     Pursuant to its mortgage origination agreement and the PUMA Parameters, a mortgage manager may be given responsibility for the day-to-day and direct continuing management of each housing loan as well as direct communication with borrowers (which may also be delegated to a manager-approved delegate). This includes processing borrower requests for partial loan security discharges, loan security substitutions, consents for subsequent mortgages, all of which are submitted to the manager for final approval, and monitoring and dealing with any housing loan which falls into arrears from time to time and, where necessary and with the agreement of the relevant mortgage insurer, the issuer trustee and the manager, the enforcement of the housing loan. These duties will be undertaken by the manager in the case of any housing loan where the manager has not delegated such duties to a mortgage manager or manager-approved delegate.

     The manager also has a role in relation to the continuing management of all the housing loans arising from the Trust Deed, the management deed and the PUMA Parameters. This role includes drafting and amending the PUMA Parameters, developing and signing off on new product features and related documentation, maintaining current loan records and producing reports for both the issuer trustee and mortgage managers in relation to the payment of installments in respect of each housing loan.

     To this end, the manager has in place a computerized loan management and administration system to assist in managing all housing loans in the PUMA Program. This system is used for maintaining loan records and generating accounting and fee details, as well as tracking when a loan falls into arrears and providing mortgage managers with arrears reports. At all times, the manager remains in control of all key information used by the mortgage managers to service the housing loans by storing this information on the manager's computer system.

     Management arrangements in relation to housing loans are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described under the heading "Description of the Transaction Documents and Parties -- The Trust Deed and the Management Deed -- Powers of Manager" in the accompanying prospectus, changes may be made to those management arrangements at any time as a result of these reviews.


COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayments due under the terms and conditions of the housing loans, on or before each repayment due date. The manager credits repayments to a borrower's housing loan on the date of its receipt.

     Repayments may be paid by either direct debit, by direct credit from the borrower's salary by their employer, by other electronic means or by check. For direct debits, the completed authority is obtained by the mortgage manager, panel lawyer or title insurer from the borrower before or upon settlement of the housing loan. For direct credits from the borrower's salary, the borrower provides this authority in the loan application form and advises their employer of the nominated bank account details for crediting the salary. Under the PUMA Parameters, mortgage managers are instructed not to accept cash payments from borrowers.

     Direct debit payments are made into a dedicated bank account, currently held with the Australian and New Zealand Banking Group Limited, in the name of the issuer trustee as trustee for the trust. That account is kept separate from all monies unrelated to the trust. Payments by direct credit from the borrower's salary by their employer, by other electronic means or by check are made into a dedicated clearing bank account, currently held with the Westpac Banking Corporation in the name of the issuer trustee as trustee for the PUMA trusts as described under the heading "Description of the Assets of a Trust -- Other Assets of a Trust -- Combined Bank Account" in the accompanying prospectus.

     The PUMA Parameters currently require all payments of principal and interest under housing loans to be made directly into the trust bank accounts. All interest payments on notes are therefore paid directly out of payments received from the pool of housing loans supporting the trust.

     Where a mortgage manager is managing the relevant housing loan, on a monthly basis the manager provides a list of accounts in excess of 30 days in arrears to the mortgage manager who in turn is required to provide a suitable commentary on any accounts in excess of 60 days in arrears. Under the mortgage origination agreement, the mortgage manager must be diligent in taking steps to recover arrears. The performance of the mortgage managers is monitored by the manager's default management department and the manager can take over responsibility for management of any loans in arrears if it deems necessary.

     A housing loan is subject to action when the issuer trustee's security position is threatened, or whenever a repayment is not paid by its due date. Repayment arrangements are assessed on a case-by-case basis with the approval of the manager, and if necessary, referred to the mortgage insurer. The assessment process includes a review of the delinquency history, LTV and the current financial position of the borrower. The mortgage manager is also encouraged by the manager to utilize any government assistance schemes which are designed to assist borrowers with repayment difficulties. In all cases the mortgage manager must confirm that rates, taxes and general insurance are current on the security property.


COLLECTION AND ENFORCEMENT PROCESS

     In the event of the failure to make a repayment due under the housing loan constituting a default by a borrower, the following general process is followed in practice:

     o    The manager is notified of a payment default under a housing loan.

     o The manager will send the relevant mortgage manager (where applicable) a regular arrears report, at least weekly, which will disclose to the mortgage manager the borrower's name, the reason for the default and a schedule of defaulting payments.

     o The mortgage manager or a manager-approved delegate, or the manager if it has not delegated management of the housing loan, will contact the borrower and attempt to collect the outstanding payments. Payments made in this manner must be made by a direct debit, a direct credit, by other electronic means or by check in favor of the issuer trustee.

     o The mortgage manager, a manager-approved delegate or the manager will inform the relevant mortgage insurer of payments which are outstanding.

     o Cash flow cover may be claimed from a mortgage insurer under a housing loan, once the housing loan has been in arrears for 14 days, in accordance with the relevant mortgage insurance policy.

     o After communication between the borrower and the mortgage manager, manager-approved delegate or the manager, as applicable, a decision is made by the manager in conjunction with the mortgage manager (where applicable) as to whether to commence legal proceedings, including enforcement by way of mortgagee sale, if considered appropriate, in respect of that defaulting housing loan. In cases where legal proceedings are commenced, the relevant mortgage insurer is immediately notified.

     o Statutory default notices are issued on the borrower when the housing loan is greater than three scheduled monthly (or equivalent) installments in arrears. If the borrower does not comply with these notices within the time frame stipulated in the notices, legal action is commenced for possession of the security property and the recovery of the amount of the outstanding debt.

     o Upon taking possession of a security property, at least two local real estate agents are commissioned to provide appraisals of the security property. Furthermore, a valuation is commissioned to provide both a market value, and a forced mortgagee sale value, of the security property. Unless otherwise agreed with the mortgage insurer, the security property is generally listed for public auction.

     o In the event of a cash shortfall after sale, a claim is made on the relevant mortgage insurer in accordance with the relevant mortgage insurance policy.

     o The manager has established a collection and arrears panel of lawyers in each state and territory of Australia to act on defaulting housing loans.

     o The mortgage manager and the manager keep the relevant mortgage insurer informed of details of the mortgagee sale process.

     The mortgage managers are in regular contact with the manager in order to rectify housing loans arrears, especially in the event of legal proceedings being commenced, with each mortgage manager's conduct in such situations being guided by the instructions of the manager and, in some instances, the mortgage insurer, as well as the PUMA Parameters and the mortgage origination agreement.


     It should also be noted that the issuing trustee's ability as mortgagee to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale, and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     Arrears management procedures are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, changes may be made to those arrangements at any time as a result of these reviews or as a result of changes to legislation and guidelines established by the relevant regulatory bodies.

     The balance of each housing loan, excluding Subordinate Further Advances, in the trust is covered by mortgage insurance. Therefore, default under a housing loan does not automatically lead to a loss to noteholders. Default under a housing loan, however, may result in an accelerated prepayment of that housing loan if the underlying security property is sold pursuant to enforcement proceedings, or may lead to loss to noteholders if, for any reason, the balance of the loan, excluding any Subordinate Further Advances, is not claimable under the relevant mortgage insurance policy.


PUMA PROGRAM'S DELINQUENCY EXPERIENCE

     The following table summarizes the historical delinquency and mortgage insurance claims experience for the past 5 years in respect of all housing loans held in the PUMA Program with the exception of housing loans for the period during which they are held in the warehouse trust. Data pertaining to housing loans held in the warehouse trust has been excluded because this specific trust includes other housing loans which do not correspond with the eligibility criteria for inclusion in the PUMA Global Trust No. 4 housing loan pool. Some examples of those excluded housing loans are uninsured loans, loans with loan-to-value ratios in excess of 95%, loans for an amount in excess of A$1.25 million, loans provided for the construction of a residential dwelling and loans for which the security is a commercial property.

     All amounts specified below are given as at the date specified in the heading to the corresponding column, except amounts in relation to "Total mortgage insurance claims during the period (A$m)" and "Total mortgage insurance claims during the period as % of Average Portfolio Balances", which are calculated over the financial year ending on the date specified in the heading to the corresponding column.

     For the purpose of the information provided in the following table, a housing loan is determined to be in arrears based upon a contractual basis. In respect of certain housing loan types, the housing loan will not be considered to be delinquent until the outstanding principal balance of the housing loan exceeds the scheduled principal balance of the loan. For all other loan types to be included in the trust, the housing loan will be considered to be delinquent if the borrower fails to make one or more contractual payments, even if the current balance of the housing loan is less than its scheduled principal balance. A loan which is equal to or more than 2 monthly contractual payments but less than 3 monthly contractual payments in arrears is classified as being in the "30-59 days" arrears band, a loan which is equal to or more than 3 monthly contractual payments but less than 4 monthly contractual payments in arrears is classified as being in the "60-89 days" arrears band, and so on.

              DELINQUENCY AND MORTGAGE INSURANCE CLAIMS EXPERIENCE


                                        JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,      JUNE 30,
                                          1999         2000         2001         2002          2003
                                       ----------   ----------   ----------   ----------   -----------
Outstanding Balances
 (A$m)..............................    $  7,993     $  7,390     $  5,951     $  7,973     $  8,474
Number of Loans ....................      67,143       63,185       52,846       61,448       60,027
% Contractually in Arrears
 by Number
30-59 days .........................        0.13%        0.18%        0.19%        0.21%        0.23%
60-89 days .........................        0.08%        0.09%        0.09%        0.06%        0.12%
90-119 days ........................        0.03%        0.04%        0.05%        0.03%        0.03%
120+ days ..........................        0.08%        0.07%        0.17%        0.07%        0.10%
                                        --------     --------     --------     --------     --------
Total ..............................        0.32%        0.38%        0.49%        0.37%        0.48%
                                        --------     --------     --------     --------     --------
% Contractually in Arrears by
 Balances
30-59 days .........................        0.16%        0.21%        0.20%        0.29%        0.31%
60-89 days .........................        0.07%        0.09%        0.09%        0.09%        0.18%
90-119 days ........................        0.03%        0.04%        0.06%        0.04%        0.04%
120+ days ..........................        0.10%        0.08%        0.20%        0.09%        0.16%
                                        --------     --------     --------     --------     --------
Total ..............................        0.36%        0.42%        0.56%        0.50%        0.69%
                                        --------     --------     --------     --------     --------
Total mortgage insurance
 claims during the period
 (A$m)..............................    $   0.79     $   0.28     $   0.20     $   0.40     $   0.02
Total mortgage insurance
 claims during the period
 as % of Average Portfolio
 Balances ..........................       0.011%       0.004%       0.003%       0.006%       0.000%
Noteholder Losses ..................           0            0            0            0            0
Delinquency experience for
 owner-occupied properties
 Outstanding Balances (A$m).........    $  5,636     $  5,227     $  4,184     $  5,492     $  5,553
% Contractually in Arrears by
 Balances ..........................        0.35%        0.38%        0.58%        0.48%        0.66%
Delinquency experience for
 investment properties
 Outstanding Balances (A$m).........    $  2,357     $  2,164     $  1,768     $  2,482     $  2,921
% Contractually in Arrears by
 Balances ..........................        0.36%        0.45%        0.51%        0.54%        0.75%


     Total mortgage insurance claims for each period are net of other recoveries. Percentage total mortgage insurance claims are calculated based on the average outstanding portfolio balance for the period.

     The manager does not have available details of the PUMA Program's foreclosure experience. It is the manager's policy on enforcement of a housing loan to enter into possession of the mortgaged property, with the issuer trustee as mortgagee in possession, rather than to foreclose on the mortgage.

     The manager is not currently aware of specific trends that have affected its recent delinquency and loss experience. Until recently, the Australian economy experienced a downturn following a prolonged period of expansion with relatively low interest rates and steadily increasing property values. If the Australian economy were to experience another downturn, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans might increase. The manager is not aware of any specific trends that are likely to affect the future performance of its housing loan portfolio.

     There can be no assurance that the delinquency and claims against mortgage insurers experience with respect to the housing loans of the trust will correspond to the delinquency and mortgage insurance claims experience of the mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and mortgage insurance claims experience in respect of all housing loans held in the PUMA Program with the exception of housing loans for the period during which they were held in the warehouse trust. These statistics are for each of the years presented, whereas the aggregate delinquency and mortgage insurance claims experience on the housing loans of the trust will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool.

     Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and mortgage insurance claims could be significantly higher than those previously experienced by the PUMA Program. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and mortgage insurance claims with respect to the housing loan pool. You should note that Australia generally experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly from current levels, it is likely that the rate of delinquencies and total mortgage insurance claims would increase.

                    DESCRIPTION OF THE POOL OF HOUSING LOANS


FEATURES OF THE HOUSING LOANS

     The features of the housing loans are described under the heading "Description of the Assets of a Trust" in the accompanying prospectus. In addition, the housing loans have the following features:

     o Interest is calculated daily and charged monthly in arrears, or biweekly in arrears if the borrower has elected to make biweekly payments during an interest only period.

     o They are governed by the laws of one of the following Australian States or Territories:

          o    New South Wales;

          o    Victoria;

          o    Western Australia;

          o    Queensland;

          o    South Australia;

          o    Tasmania;

          o    Northern Territory; or

          o    the Australian Capital Territory.


DETAILS OF THE HOUSING LOAN POOL

     The information in Appendix A, attached hereto, sets forth in summary format various details relating to the pool of housing loans proposed to be acquired by the issuer trustee on the Closing Date. The information is provided by the manager as of the close of business, Sydney time, on August 12, 2003. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

     Note that the statistical information provided in Appendix A may not reflect the actual housing loan pool as of the Closing Date because the manager may add, substitute or remove housing loans at any time up until the Closing Date. However, the manager will not add or remove any housing loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of the Close of Business on August 12, 2003" in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors which contains an update of the pool characteristics described in Appendix A.

     In addition, it is expected that the issuer trustee will utilize the Pre-Funding Pool, being part of the proceeds of issue of the Class A notes and the A$ Class B notes issued on the Closing Date, to acquire additional housing loans during the Pre-Funding Period and will also utilize Collections from the housing loans and Principal Cash Balance:

     o    to acquire additional housing loans during the Substitution Period;

     o to make Senior Further Advances on existing housing loans prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005; or

     o    to fund Redraws on existing housing loans at any time.

     The issuer trustee may also make Subordinate Further Advances on existing housing loans at any time. The Subordinate Further Advances may only be funded by way of subordinated drawings under the redraw facility.

     The issuer trustee may also sell housing loans in limited circumstances and, in some cases, may acquire replacement housing loans from the proceeds of such a sale. Any such acquisition or sale of housing loans, or making of Redraws or Further Advances, will affect the housing loan pool characteristics set in Appendix A.


CERTIFICATIONS OF HOUSING LOANS

     The manager will give certain certifications to the issuer trustee regarding each housing loan prior to the transfer of each housing loan to the trust. For a description of these representations and warranties, see "Description of the Assets of a Trust -- Certification of Housing Loans" in the accompanying prospectus.

                        DESCRIPTION OF THE CLASS A NOTES


GENERAL

     The issuer trustee will issue the Class A notes on the Closing Date pursuant to a direction from the manager to the issuer trustee to issue the Class A notes under the terms of the Trust Deed, the sub-fund notice, the note trust deed and the underwriting agreement. The Class A notes will be governed by the laws of New South Wales, Australia. There are no limitations imposed by Australian law or under the applicable constituent documents of the issuer trustee on the rights of non-Australian resident owners to hold the notes. However, certain Australian tax, regulatory and foreign exchange restrictions applicable in relation to all holders of the notes and their right to receive payments in respect of the notes are detailed under the headings "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Exchange Controls and Limitations" in the accompanying prospectus.

     The following summary describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A notes and to the terms and conditions of the note trust deed and the other transaction documents. The holders of the Class A notes are bound by, and deemed to have notice of, all of the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States, as amended.


FORM OF THE CLASS A NOTES


BOOK-ENTRY REGISTRATION

     The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$50,000. While the Class A notes are in book-entry format, all references to actions by the holders of the Class A notes will refer to actions taken by The Depository Trust Company, or DTC, upon instructions from its participating organizations and all references in this prospectus supplement and the accompanying prospectus to distributions, notices, reports and statements to holders of the Class A notes will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTC's procedures.

     For a description of book entry registration, see "Description of the Offered Notes -- Form of the Offered Notes -- Book Entry Registration" in the accompanying prospectus.


DEFINITIVE NOTES

     Class A notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the events described in the accompanying prospectus under "Description of the Offered Notes -- Form of the Offered Notes -- Definitive Notes" occurs.

INTEREST ON THE NOTES


CALCULATION OF INTEREST PAYABLE ON THE NOTES

     The period that any Class A notes accrue interest is divided into accrual periods. The first accrual period in respect of the Class A notes commences on and includes the Closing Date and ends on but excludes the first Quarterly Payment Date. Each subsequent accrual period commences on and includes a Quarterly Payment Date and ends on but excludes the following Quarterly Payment Date. The Class A notes accrue interest from and including the Closing Date to but excluding the day upon which the final accrual period ends.

     The final accrual period for a Class A note will end on, but exclude, the earlier of:

     o the date upon which the Principal Balance of that Class A note is reduced to zero;

     o the date upon which that Class A note is redeemed, unless upon presentation payment is improperly withheld, in which case interest will continue to accrue until the earlier of the day on which the Class A noteholder receives all sums due in respect of the relevant Class A note or the seventh day after notice is given to the Class A noteholder, where this is required, that upon presentation of the Class A note such payment will be made, provided that payment is in fact made; and

     o the date upon which the Class A note is deemed to be redeemed. See "-- Redemption of the Notes -- Final Maturity Date" below.

     Up to, but excluding, the Quarterly Payment Date falling in July 2009, the interest rate for the Class A notes for each accrual period will be equal to LIBOR for that accrual period plus 0.19%. If the issuer trustee has not redeemed all of the Class A notes by the Quarterly Payment Date falling in July 2009, then the interest rate for each accrual period commencing on or after that date will be equal to LIBOR for that accrual period plus 0.38%.

     The interest rates for the A$ Class B notes will be calculated for a quarterly period and will be equal to the three month Bank Bill Rate for that quarterly period plus the relevant margin applicable to those A$ Class B notes determined by the manager, or determined in a manner specified by the manager, at the time of their issue. The margin applicable to the A$ Class B notes may be different for different periods for which the A$ Class B notes are outstanding. Up to, but excluding, the Quarterly Payment Date falling in July 2009, the margin for the A$ Class B notes issued on the Closing Date for each quarterly period will be 0.85%. If the issuer trustee has not redeemed all of the A$ Class B notes issued on the Closing Date by the Quarterly Payment Date falling in July 2009, then the margin for the A$ Class B notes issued on the Closing Date for each quarterly period commencing on or after that date will be 1.25%. If the first quarterly period in relation to an A$ Class B note is greater than or less than 3 months, then the manager will determine the Bank

Bill Rate for that quarterly period by straight-line interpolation using the next shorter and next longer Bank Bill Rates then available.

     The interest rates for the A$ redraw notes will be calculated by the manager for a monthly period and will be equal to the one month Bank Bill Rate for that monthly period plus the relevant margin applicable to those A$ redraw notes determined by the manager, or determined in a manner specified by the manager, at the time of their issue. The margin applicable to the A$ redraw notes may be different for different periods for which the A$ redraw notes are outstanding. The interest rates for the A$ notes, if any, for each period are calculated by the manager.

     With respect to any Payment Date, interest on a note will be calculated as the product of:

     o the Principal Balance of that note as of the first day of the relevant accrual period, after giving effect to any payments of principal made with respect to such note on such day;

     o    the interest rate for such note for that period; and

     o a fraction, the numerator of which is the actual number of days in that period and the denominator of which is 360 days for the Class A notes, or 365 days for the A$ notes.

     Interest will accrue on any unpaid interest in relation to a note at the interest rate that applies from time to time to that note until that unpaid interest is paid.

CALCULATION OF LIBOR

     On the second Business Day in London and New York before the beginning of each accrual period, the agent bank will determine LIBOR for the next accrual period.

REDEMPTION OF THE NOTES

PARTIAL REDEMPTION OF THE CLASS A NOTES ON QUARTERLY PAYMENT DATES

     On each Quarterly Payment Date until the Principal Balance of the Class A notes is reduced to zero, the issuer trustee must:

     o pay to the currency swap provider, in accordance with the directions of the manager, the Australian dollar amount, if any, allocated to repayment on that Quarterly Payment Date of principal on the Class A notes as described in "Description of the Cashflows of the Trust -- Distribution of Collections" and "-- Payment of Principal on the Notes" in this prospectus supplement;

     o direct the currency swap provider to pay on that Quarterly Payment Date the US$ Equivalent of that Australian dollar amount to the principal paying agent; and

     o direct the principal paying agent to pay that amount received from the currency swap provider ratably to the Class A noteholders towards repayment of the Principal Balances of the Class A notes until these are reduced to zero in accordance with the agency agreement and the terms and conditions of the Class A notes.


OPTIONAL REDEMPTION OF THE NOTES

     The issuer trustee must, when directed by the manager at the manager's option, redeem all, but not some, of the notes at their then Principal Balance together with accrued but unpaid interest to, but excluding, the date of redemption, on any Quarterly Payment Date falling on or after the earlier of:

     o the Quarterly Payment Date in relation to which the manager reasonably expects (on a date not more than 60 nor less than 30 days prior to that Quarterly Payment Date) that the US$ Equivalent of the aggregate Principal Balance of all of the Class A notes and the A$ Class B notes issued on the Closing Date will be less than or equal to 10% of the US$ Equivalent of the aggregate initial Principal Balance of all of the Class A notes and A$ Class B notes on the Closing Date; or

     o    the Quarterly Payment Date falling in July 2009.

     However, the issuer trustee will not redeem the notes unless it is in a position on the relevant Quarterly Payment Date to repay the then Principal Balance of the notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes if the charge under the security trust deed were enforced.

     Noteholders of the Class A notes must be given notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption.


FINAL MATURITY DATE

     Unless previously redeemed, the issuer trustee must redeem the notes by paying the Principal Balance, together with all accrued and unpaid interest, in relation to each note on or by the Quarterly Payment Date falling in October 2034.


REPORTS TO NOTEHOLDERS OF CLASS A NOTES

     No later than 5 Business Days prior to a Quarterly Payment Date, the manager will, in respect of that Quarterly Payment Date, deliver to the principal paying agent, the note trustee, the issuer trustee and the Class A noteholders, a quarterly servicing report containing the following information:


     o the aggregate Principal Balance of each class of notes at the end of the immediately preceding Quarterly Payment Date;

     o the amounts to be applied towards payment of interest and principal on each class of notes on that Quarterly Payment Date;

     o the amounts, if any, which were applied towards payment of interest and principal on any A$ redraw notes and/or the redraw facility on any Monthly Payment Dates occurring after the end of the immediately preceding Quarterly Payment Date;

     o only in relation to the first quarterly servicing report after the Closing Date:

          o the amount withdrawn from the Pre-Funding Pool during the Pre-Funding Period and applied towards the acquisition of housing loans;

          o the number of housing loans purchased during the Pre-Funding Period and details of the aggregate Principal Balance and the weighted average rate of interest payable on those housing loans;

          o the housing loan information provided in the table under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of the Close of Business on August 12, 2003" in this prospectus supplement which shall be updated to reflect the characteristics of the housing loan pool at the end of the Pre-Funding Period; and

          o if applicable, the amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period;

     o only in relation to the eight quarterly servicing reports from the Closing Date to the quarterly servicing report in July 2005, the aggregate amount of Senior Further Advances made during the period from the close of business on the seventh Business Day prior to the immediately preceding Quarterly Payment Date (or, with respect to the first Quarterly Payment Date, the Closing Date) to the close of business on the seventh Business Day prior to the related Quarterly Payment Date;

     o    the Collections in relation to that Quarterly Payment Date;

     o    the Principal Collections in relation to that Quarterly Payment Date;

     o the Income Reserve at the commencement and at the end of that Quarterly Payment Date;

     o the Principal Cash Balance at the commencement and at the end of that Quarterly Payment Date;

     o the Collections other than the Principal Collections, Principal Cash Balance and Income Reserve at the end of that Quarterly Payment Date;

     o the outstanding principal of the redraw facility at the commencement and at the end of that Quarterly Payment Date;

     o the aggregate of the Subordinate Further Advance Amounts as at opening of business, Sydney time, on the sixth Business Day immediately preceding that Quarterly Payment Date;

     o the note factor for the Class A notes and the note factor for the A$ Class B notes on that Quarterly Payment Date;

     o the aggregate outstanding principal balance of the housing loans forming part of the assets of the trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the housing loans forming part of the assets of the trust being charged a variable rate of interest as at the opening of business on the sixth Business Day immediately preceding that Quarterly Payment Date; and

     o delinquency and loss statistics, as determined by the manager, with respect to the housing loans forming part of the assets of the trust as at opening of business on the first Business Day of the calendar month that includes that Quarterly Payment Date.

     The manager will file with the SEC a Form 8-K shortly after each Quarterly Payment Date, which shall include the related quarterly servicing report, and will file an annual report on Form 10-K. In accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of March 2005 and it may stop filing such reports at that time.


                   DESCRIPTION OF THE CASHFLOWS OF THE TRUST


PRINCIPLES UNDERLYING THE CASHFLOWS

     The sub-fund notice provides for Collections in relation to the housing loans, and other amounts received by the issuer trustee, to be allocated, if there are A$ redraw notes outstanding or if there is any amount outstanding under the redraw facility agreement, on a monthly basis or, otherwise, on a quarterly basis in accordance with a set order of priorities to satisfy the issuer trustee's payment obligations in relation to the trust.

     Some of the issuer trustee's payment obligations, including the payment of interest on the Class A notes, are payable quarterly rather than monthly. On each Monthly Payment Date which is not a Quarterly Payment Date, amounts will be set aside, to the extent of funds available in accordance with the set order of priorities, to meet payment obligations which have accrued and which will be payable on the next Quarterly Payment Date.

     Monthly Payment Dates are required in order to meet the monthly obligations to pay interest and repay principal on the redraw facility and any A$ redraw notes. If no amounts are payable by the issuer trustee in respect of any redraw note or the redraw facility on a Monthly Payment Date, the issuer trustee will not be required to make any payments or allocations from Collections on that Monthly Payment Date.

KEY DATES AND PERIODS

     The following are the relevant dates and periods for the allocation of cashflows and their payments.




MONTHLY PAYMENT DATE ..................... the 11th day of each calendar month
(This date is only relevant where A$       up to and including the final
redraw notes are outstanding or            maturity date, provided that where
where amounts are outstanding under        any of these dates is not a
the redraw facility)                       Business Day, the Monthly Payment
                                           Date will be the next following
                                           Business Day.

MONTHLY PERIOD ........................... each period from and including a
(This period is only relevant where A$     Monthly Payment Date to but
redraw notes are outstanding or            excluding the next Monthly Payment
where amounts are outstanding under        Date, except that the first monthly
the redraw facility)                       period, to the extent that the A$
                                           redraw notes are outstanding or
                                           amounts are outstanding under the
                                           redraw facility, is the period from
                                           and including the Closing Date to but
                                           excluding the first Monthly Payment
                                           Date.

QUARTERLY PAYMENT DATE ................... the 11th day of October, January,
                                           April and July in each year up to
                                           and including the final maturity
                                           date, provided that where any of
                                           these dates is not a Business Day,
                                           the Quarterly Payment Date will be
                                           the next following Business Day.
                                           The first Quarterly Payment Date
                                           will be on October 14, 2003.

QUARTERLY PERIOD ......................... each period from and including a
                                           Quarterly Payment Date to but
                                           excluding the next Quarterly
                                           Payment Date, except that the first
                                           quarterly period is the period from
                                           and including the Closing Date to
                                           but excluding the first Quarterly
                                           Payment Date.

CUT-OFF TIME FOR HOUSING LOANS             5:00 p.m., Sydney time, on the
 COLLECTIONS ............................. seventh Business Day prior to each
                                           Payment Date.

CUT-OFF TIME FOR OTHER COLLECTIONS ....... the relevant Monthly Payment Date or Quarterly Payment Date.

EXAMPLE CALENDAR

     The following example calendar for a quarter assumes that the Closing Date occurs on August 19, 2003, that all references are to Sydney time and that Monthly Payment Dates are relevant because amounts are outstanding in respect of A$ redraw notes or the redraw facility:


FIRST MONTHLY PERIOD ................        August 19, 2003 to September 10,
                                             2003

CUT-OFF TIME FOR HOUSING LOANS
 COLLECTIONS FOR FIRST MONTHLY
 PAYMENT DATE .......................        5:00 p.m. on September 2, 2003

FIRST MONTHLY PAYMENT DATE ..........        September 11, 2003

SECOND MONTHLY PERIOD ...............        September 11, 2003 to October 13,
                                             2003

CUT-OFF TIME FOR HOUSING LOANS
 COLLECTIONS FOR SECOND MONTHLY
 PAYMENT DATE .......................        5:00 p.m. on October 1, 2003

SECOND MONTHLY PAYMENT DATE .........        October 14, 2003

THIRD MONTHLY PERIOD ................        October 14, 2003 to November 11,
                                             2003

CUT-OFF TIME FOR HOUSING LOANS
 COLLECTIONS FOR THIRD MONTHLY
 PAYMENT DATE .......................        5:00 p.m. on October 31, 2003

THIRD MONTHLY PAYMENT DATE ..........        November 12, 2003

QUARTERLY PERIOD ....................        August 19, 2003 to October 13, 2003
                                             Interest accrual period for Class A
                                             notes

CUT-OFF TIME FOR HOUSING LOANS
 COLLECTIONS FOR QUARTERLY PAYMENT
 DATE ...............................        5:00 p.m. on October 1, 2003

QUARTERLY PAYMENT DATE ..............        October 14, 2003 Date for payments
                                             on Class A notes


DETERMINATION OF COLLECTIONS

     The manager will determine the Collections for each Monthly Payment Date, where relevant, and for each Quarterly Payment Date at the close of business on the seventh Business Day prior to the Payment Date. In the case of Collections which are not Collections on the housing loans, such as income from other Authorized Investments or payments under interest rate swaps, the manager's determination will be based upon the amounts that the manager reasonably expects the issuer trustee to receive in the period up to and including the Payment Date. The manager will notify, among others, the issuer trustee of such determinations by no later than five Business Days prior to the relevant Payment Date.

     The "COLLECTIONS" in relation to a Payment Date are all receipts of the issuer trustee held by it on that Payment Date as trustee of the trust of any nature whatever, including, but not limited to, receipts:

     o of principal, interest and other amounts in relation to housing loans, including receipts in relation to the sale of a housing loan;

     o of payments under mortgage insurance policies or title insurance policies in respect of housing loans;

     o    from mortgage managers under mortgage origination agreements;

     o of other payments under interest rate swaps, the redraw facility or other Support Facilities;

     o    of income from other Authorized Investments;

     o    of proceeds of issue of notes or units;

     o remaining in the Pre-Funding Pool at the end of the Pre-Funding Period where the amount remaining in the Pre-Funding Pool is less than A$1 million;

     o    held as Principal Cash Balance or Income Reserve; and

     o    held following a previous Payment Date as Collections,

but do not include:

     o amounts applied, or to be applied on a subsequent date, towards the acquisition of additional housing loans during the Substitution Period or the funding of Senior Further Advances prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005, or towards the funding of Redraws;

     o amounts held in the Pre-Funding Pool during the Pre-Funding Period and, if at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is equal to or exceeds A$1 million, the whole of that amount;

     o amounts referred to in the first 3 bullet points above received by the issuer trustee, or by the manager or a related body corporate of the manager on behalf of the issuer trustee, after 5:00 p.m., Sydney time, on the seventh Business Day prior to the Payment Date;

     o any installment under a housing loan paid by a borrower in advance but not yet due for payment where the manager has directed the issuer trustee to retain that installment until its scheduled payment date. The manager will make the direction at its discretion. Among other things, it will take into account the liquidity of the trust;

     o any Prepayment Amount or interest or other income earned on a Prepayment Amount, unless otherwise provided in the relevant transaction document; nor

     o any US$ amount received by the issuer trustee from the currency swap provider under the currency swap where such amount has been or is to be paid directly by the relevant swap provider to the principal paying agent for the Class A notes, other than certain settlement amounts payable on early termination of the currency swap.


DISTRIBUTION OF COLLECTIONS

     At any time prior to enforcement of the charge under the security trust deed and at least five Business Days prior to each Payment Date, the manager must determine the payments or allocations to be made by the issuer trustee on that Payment Date from Collections in relation to that Payment Date and must direct the issuer trustee to apply those Collections in the following order of priority:

     o first, in payment ratably of Fees and Expenses and towards provision for Fees and Expenses accrued and payable on subsequent Payment Dates or for which the manager otherwise determines to make provision;

     o second, in payment towards the manager's fees or, if the Payment Date is not a Quarterly Payment Date, towards provision for the manager's fees payable on the next Quarterly Payment Date, in each case up to a limit equal to the Senior Fee Amount;

     o third, in payment ratably towards any amounts payable by the issuer trustee to Support Facility Providers under Support Facilities on that Payment Date, other than any amounts referred to in the following bullet points, and towards provision for such amounts payable on subsequent Payment Dates;

     o    fourth, in payment or allocation, ratably:

          o to the currency swap provider towards the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates in relation to that Payment Date or, if the Payment Date is not a Quarterly Payment Date, towards provision for the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates payable on a subsequent Quarterly Payment Date. In return for its receipt of the A$ Class A Interest Amount and the Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates, on each Quarterly Payment Date the currency swap provider will pay to the principal paying agent amounts in respect of interest on the Class A notes for distribution to Class A noteholders as described in "Description of the Cashflows of the Trust -- Payments of Interest on the Notes" in this prospectus supplement;

          o to the A$ redraw noteholders ratably, towards interest due on the A$ redraw notes on that Payment Date and any unpaid interest on the A$ redraw notes from prior Payment Dates and interest on such unpaid interest; and

          o to the redraw facility provider towards an amount not exceeding the Senior Redraw Facility Interest Amount in respect of interest and fees due on the redraw facility on that Payment Date and any unpaid interest and fees on the redraw facility from prior Payment Dates and interest on such amounts;

     o fifth, in payment or allocation to the A$ Class B noteholders ratably, towards interest due on the A$ Class B notes on that Payment Date and any unpaid interest on the A$ Class B notes from prior Payment Dates and interest on that unpaid interest or, if the Payment Date is not a Quarterly Payment Date, towards provision for such interest payable on a subsequent Quarterly Payment Date;

     o sixth, payment to the redraw facility provider towards the balance of interest and fees due on the redraw facility on that Payment Date subject to any deferral of such interest and fees as described in "Description of the Cashflows of the Trust -- Deferral of Subordinated Redraw Facility Interest" in this prospectus supplement;

     o seventh, payment towards or provision for the balance of the manager's fees subject to any deferral of those fees as described under the heading "Description of the Cashflows of the Trust -- Subordination and Deferral of Manager's Fees" in this prospectus supplement;

     o eighth, to the income unitholder towards the Net Income Amount in relation to that Payment Date and any Net Income Amount from prior Payment Dates which has not previously been paid or applied to the income unitholder;

     o ninth, towards an amount to be retained by the issuer trustee as additional Principal Cash Balance as described in "Description of the Cashflows of the Trust -- Principal Cash Balance" in this prospectus supplement;

     o tenth, towards an amount not exceeding the Senior Redraw Facility Principal (less, in relation to the first Quarterly Payment Date, any amount of the Pre-Funding Pool applied towards repayment of the principal outstanding of the redraw facility as described in this prospectus supplement "Description of the Cashflows of the Trust -- Pre-Funding Pool") to the redraw facility provider in repayment of the principal outstanding of the redraw facility as at the Business Day immediately prior to that Payment Date;

     o eleventh, at any time towards any Redraws or, prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005, towards Senior Further Advances to be made on that Payment Date;

     o twelfth, to the A$ redraw noteholders towards repayment of principal on the A$ redraw notes in the following order, until the Principal Balances of the A$ redraw notes have been reduced to zero:

          o first, ratably among those A$ redraw notes with the earliest issue date until the Principal Balance of those A$ redraw notes is reduced to zero;

          o second, ratably among those A$ redraw notes with the next earliest issue date until the Principal Balance of those A$ redraw notes is reduced to zero; and

          o subsequently, ratably among each subsequent group of A$ redraw notes with the same issue date until the Principal Balance of those A$ redraw notes is reduced to zero on the basis that an A$ redraw note will not be entitled to any payment in respect of principal until the Principal Balance of all A$ redraw notes with an earlier issue date than that redraw note has been reduced to zero;

     o thirteenth, during the Substitution Period only, towards the permitted acquisition of housing loans on that Payment Date as described in "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date" in the accompanying prospectus and "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" in this prospectus supplement;

     o fourteenth, if the Payment Date is a Quarterly Payment Date, to the currency swap provider and the A$ Class B noteholders, to be applied towards repayment of principal on the Class A notes, after exchange under the currency swap, and repayment of principal on the A$ Class B notes, in the order described in "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" in this prospectus supplement, until the Principal Balances of the Class A notes and the A$ Class B notes have been reduced to zero;

     o fifteenth, if the Payment Date is not a Quarterly Payment Date, and outstanding principal on the notes has not been repaid or deemed to be repaid in full, the balance is to be retained by the issuer trustee in Authorized Investments as Principal Collections;

     o sixteenth, if the notes have been repaid in full, to the redraw facility provider towards repayment of the balance of the outstanding principal of the redraw facility as of the Business Day immediately prior to that Payment Date; and

     o seventeenth, if the notes have been repaid in full, the balance, if any, is to be paid to the Capital Unitholders, firstly to the Class A Capital Unitholder up to a maximum aggregate amount of A$1,000 for all such distributions and secondly to the Class B Capital Unitholder.

     The obligation of the issuer trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Collections after payment in accordance with the preceding paragraphs.

The determination by the manager of the payments and allocations to be made by the issuer trustee as described above will be based upon the manager's reasonable expectations of amounts to be received by the issuer trustee after the date of determination and which will be included in Collections on the relevant Payment Date. The manager may revise any direction it gives to the issuer trustee, in relation to the above payments and allocations, at any time before a payment is made by the issuer trustee pursuant to that direction. If the manager revises a direction previously given by it, then it must notify the relevant parties of that revision.

     In addition, the Collections, which represent all the funds that the issuer trustee has which are available for distribution, are divided into sub-categories which must be applied in a particular order and are subject to some restrictions in their application. In applying Collections in the above order of priorities on a Payment Date, the issuer trustee must:

     o first, apply Collections not falling into any of the sub-categories below;

     o    second, apply the Income Reserve;

     o    third, apply any Principal Collections on that Payment Date; and

     o    fourth, apply the Principal Cash Balance.

     The Income Reserve may not be applied to principal payments, set out in the ninth to seventeenth bullet points above, and can only be applied to the balance of interest and fees on the redraw facility, the balance of the manager's fees and the Net Income Amount, in the sixth, seventh and eighth bullet points above, to the extent that there is excess Income Reserve over the required Income Reserve on that Payment Date as described under the heading "Description of the Cashflows of the Trust -- Income Reserve" in this prospectus supplement.

     Principal Collections and Principal Cash Balance may not be applied to the balance of interest and fees on the redraw facility, the balance of the manager's fees and the Net Income Amount referred to in the sixth, seventh and eighth bullet points above. In addition, Principal Cash Balance may only be applied to relevant principal payments, set out in the tenth to fourteenth bullet points above, to the extent that there is excess Principal Cash Balance over the required Principal Cash Balance on that Payment Date as described under the heading "-- Principal Cash Balance" in this prospectus supplement.

     The proceeds of the issuance of any A$ redraw notes or A$ Class B notes after the Closing Date may only be applied towards the Principal Cash Balance, repayment of principal on the redraw facility to the extent of the Senior Redraw Facility Principal, the funding of Senior Further Advances prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005 only, the funding of Redraws, the repayment of existing A$ redraw notes or, in relation to the A$ Class B notes only, in the manner set out in the fourteenth bullet point above.

     A principal advance under the redraw facility may only be applied towards making Redraws or Subordinate Further Advances, acquiring housing loans as assets of the trust which have a Subordinate Further Advance Amount on the date of the trust's acquisition thereof to the extent of that Subordinate Further Advance Amount or repaying existing principal outstanding on the redraw facility. Amounts received under any other Support Facility may only be used in the manner set out under the terms of that Support Facility.


PRE-FUNDING POOL

     Approximately 22% of the proceeds of issue of the aggregate amount of the Class A notes, after being exchanged for Australian dollars under the currency swap, and the A$ Class B notes issued on the Closing Date will be held by the issuer trustee as a Pre-Funding Pool and invested on the Closing Date in Authorized Investments other than housing loans. The Pre-Funding Pool will be used for the purpose of acquiring additional eligible housing loans during the Pre-Funding Period, being the period from the Closing Date until 5:00 p.m. (Sydney time) on the seventh Business Day prior to the first Quarterly Payment Date. For a description of this pre-funding see the heading "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing
Date -- The Pre-Funding Period " in this prospectus supplement and "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing
Date -- Pre-Funding Period " in the accompanying prospectus.

     If at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is equal to or exceeds A$1 million, then the issuer trustee must, at the direction of the manager, make an additional principal distribution on the first Quarterly Payment Date of the amount held in the Pre-Funding Pool as follows:

     o first, to the redraw facility provider, an amount not exceeding the Senior Redraw Facility Principal, towards repayment of the principal outstanding on the redraw facility as at the Business Day immediately preceding that Quarterly Payment Date;

     o second, to any A$ redraw noteholders in the order set out in the twelfth bullet point under "-- Distribution of Collections" above until the Principal Balances of the A$ redraw notes are reduced to zero; and

     o finally, the balance if any, is to be applied as Distributable Principal and paid to the currency swap provider and applied, after exchange to US$, towards repayment of the principal of the Class A notes as described in "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" in this prospectus supplement.

     If at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is less than A$1 million, the amount in the Pre-Funding Pool will be added to Collections on the first Quarterly Payment Date and will be applied as described in "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.

PRINCIPAL CASH BALANCE

     Initially, approximately 0.50% of the proceeds of the issuance of the aggregate amount of the Class A notes, after being exchanged for Australian dollars under the currency swap, and the A$ Class B notes issued on the Closing Date, will be held by the issuer trustee as "PRINCIPAL CASH BALANCE" and invested in Authorized Investments other than housing loans. The Principal Cash Balance functions:

     o as a liquidity reserve for the trust which may be applied towards certain income payments of the trust, including payments to the currency swap provider which will be exchanged for amounts to be applied toward interest on the Class A notes, if other Collections are insufficient;

     o as a reserve allowing the issuer trustee to fund the acquisition of additional housing loans during the Substitution Period and to fund Senior Further Advances prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005; and

     o    at any time, as a reserve to fund Redraws.

     The Principal Cash Balance may be increased by:

     o applying a portion of the manager's fees as described under the heading "Description of the Cashflows of the Trust -- Subordination and Deferral of Manager's Fees" in this prospectus supplement or applying a portion of the subordinated portion of interest and fees on the redraw facility as described in "Description of the Cashflows of the Trust -- Deferral of Subordinated Redraw Facility Interest" in this prospectus supplement;

     o applying Collections available for this purpose as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement. The manager will determine the required Principal Cash Balance for each Payment Date and available Collections will be applied when necessary towards increasing the amount of the Principal Cash Balance to the required Principal Cash Balance; and

     o amounts allocated to the Principal Cash Balance by the manager from the issue proceeds of A$ redraw notes or additional A$ Class B notes.

     The Principal Cash Balance will be reduced to the extent that it is applied on a Payment Date towards payments and allocations for liabilities of the trust as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.

     The Principal Cash Balance may only be applied on a Payment Date to principal payments, set out in the tenth to fourteenth bullet points under "-- Distribution of Collections" in this prospectus supplement, to the extent that the Principal Cash Balance exceeds the required Principal Cash Balance as determined by the manager. In determining the required Principal Cash

Balance for a Payment Date, or the amount to be allocated to Principal Cash Balance from the issue proceeds of A$ notes, the manager must ensure that the Principal Cash Balance:

     o does not exceed 2% of the then A$ Equivalent of the aggregate Principal Balance of the notes or such other percentage as is determined by the manager provided that each rating agency has confirmed that the change to the percentage will not result in a downgrading, withdrawal or qualification of the ratings of the notes; and

     o at all times, is not less than 0.25% of the then A$ Equivalent of the aggregate Principal Balance of the notes unless, in relation to determining the required Principal Cash Balance on a Payment Date, there are insufficient other Collections available to be applied to the Principal Cash Balance on that Payment Date in accordance with the set order of priorities for payments and allocations of Collections.

     In addition, the Principal Cash Balance may be reduced on a day which is not a Payment Date by application towards the acquisition of housing loans during the Substitution Period or the funding of Senior Further Advances prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005 or by application at any time towards the funding of Redraws. Any such application, however, must not reduce the Principal Cash Balance below 0.25% of the then A$ Equivalent of the aggregate Principal Balance of the notes. See "Description of the Assets of a Trust -- Acquisition of Housing Loans after the Closing Date" and "-- Redraws, Senior Further Advances and Subordinate Further Advances" in the accompanying prospectus.

INCOME RESERVE

     The manager may, at its sole discretion, elect to defer the payment of some or all of the amount to be paid, or allocated for provision towards, the balance of its manager's fees, after payment of or allocation towards the Senior Fee Amount of the manager's fees for that Payment Date and any other prior ranking outgoings for that Payment Date, by allocating amounts that would otherwise be paid or allocated to manager's fees to the "INCOME RESERVE".

     The Income Reserve, like the Principal Cash Balance, functions as a liquidity reserve for the trust and may be applied towards certain income payments of the trust, including payments to the currency swap provider which will be exchanged for amounts to be applied toward interest on the Class A notes, if other Collections are insufficient -- and will be applied before the Principal Cash Balance. The Income Reserve will be invested in Authorized Investments -- other than housing loans -- in the name of the issuer trustee. See "Description of the Assets of a Trust -- Other Assets of a Trust -- Other Authorized Investments" in the accompanying prospectus.

     The manager will determine the required amount of the Income Reserve prior to each Payment Date and funds will be applied, to the extent available from the deferral of manager's fees as described in "Description of the Cashflows of the Trust -- Subordination and Deferral of Manager's Fees" in this prospectus supplement, to increasing the Income Reserve to its required amount. The manager may determine the required amount of the Income Reserve in its absolute discretion and may determine that there is to be no Income Reserve following a Payment Date.


SUBORDINATION AND DEFERRAL OF MANAGER'S FEES

     The amount to be paid, or allocated for provision towards, the balance of manager's fees on a Payment Date, after payment of or allocation towards the Senior Fee Amount of the manager's fees for that Payment Date and any other prior ranking outgoings for that Payment Date, may instead be applied towards the Principal Cash Balance, the reimbursement of Net Losses or the Income Reserve. This will occur:

     o if any amounts of Principal Collections or Principal Cash Balance have previously been paid or applied towards income liabilities of the trust, referred to in the first to fifth bullet points of "-- Distribution of Collections" above or if there are any Net Losses from preceding quarterly periods which have not been reimbursed. The aggregate of these amounts is, without double counting, known as the "PRINCIPAL SHORTFALL". An amount that would otherwise be paid or allocated towards the balance of manager's fees on a Payment Date must instead be applied to Principal Cash Balance until the Principal Shortfall has been reimbursed in this manner. The Principal Shortfall may also be reimbursed by deferral of payment of the subordinate portion of interest and fees under the redraw facility as described in "Description of the Cashflows of the Trust -- Deferral of Subordinated Redraw Facility Interest" in this prospectus supplement;

     o if the Income Reserve is less than the required Income Reserve on that Payment Date, and there is an amount available to be applied to the balance of manager's fees after the application to Principal Cash Balance referred to in the preceding paragraph, this amount must instead be allocated to the Income Reserve until the Income Reserve is equal to the required Income Reserve for that Payment Date.

     Any remaining amount available to be applied towards the balance of manager's fees on a Payment Date will be applied towards payment of, or allocation for provision towards, those manager's fees. To the extent that any manager's fees are not paid on a Quarterly Payment Date, the due date for payment of such manager's fees will be deferred until the next Quarterly Payment Date to be paid from funds available, subject to the above requirements, on that Quarterly Payment Date.


DEFERRAL OF SUBORDINATED REDRAW FACILITY INTEREST

     To the extent there is a Principal Shortfall on a Payment Date after the deferral of the manager's fees as described in "Description of the Cashflows of the Trust -- Subordination and Deferral of Manager's Fees" in this prospectus supplement, the payment of any subordinated interest and fees on the redraw facility, to be paid to the redraw facility provider as described in the sixth bullet point under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement, will be deferred to the extent of that Principal Shortfall until the next Payment Date and a corresponding amount will be added to the Principal Cash Balance in reduction of the Principal Shortfall.

ISSUE OF ADDITIONAL A$ NOTES

     The issuer trustee, upon the direction of the manager, may issue A$ redraw notes and additional A$ Class B notes at any time. No A$ redraw notes or A$ Class B notes will be issued in the United States. A$ redraw notes will only be issued when the manager deems it desirable in order to raise money for the purposes described below. Although the proceeds from the issuance of additional A$ notes after the Closing Date may be used for the same purposes, additional A$ Class B notes will only be issued to raise money for these purposes if the manager deems it desirable to increase the level of support provided to the Class A notes and any A$ redraw. Furthermore, additional A$ Class B notes may be issued if the manager deems it desirable to raise money to repay Class A notes or existing A$ Class B notes. However, the manager is not under any obligation to issue A$ redraw notes at any time or to issue additional A$ Class B notes after the Closing Date. The manager must not direct the issuer trustee to issue any notes unless it has received written confirmation from each rating agency that such an issue will not result in a downgrading, qualification or withdrawal of any credit rating assigned by the rating agency to the notes.

     The proceeds of issue of A$ redraw notes may only be applied towards:

     o    Redraws on housing loans;

     o    Principal Cash Balance;

     o repayment of the redraw facility to the extent of the Senior Redraw Facility Principal; or

     o    repaying existing A$ redraw notes.

     The proceeds of issue of additional A$ Class B notes after the Closing Date may only be applied towards:

     o    Redraws on housing loans;

     o    Principal Cash Balance;

     o repayment of the redraw facility to the extent of the Senior Redraw Facility Principal; or

     o repayment of Class A notes, A$ redraw notes or existing A$ Class B notes.

     The interest rate for any A$ redraw notes will be the one month Bank Bill Rate plus a margin determined by the manager, or determined in a manner specified by the manager, at the time that the relevant A$ redraw notes are issued. Interest will be payable on any A$ redraw notes monthly in arrears on each Monthly Payment Date. The interest rate for any additional A$ Class B notes issued after the Closing Date will be the three month Bank Bill Rate (or if their initial interest period is shorter than three months, the interest rate will be determined by reference to the Bank Bill Rate available for the next shorter interest period and the next longer interest period) plus a margin determined by the manager, or determined in a manner specified by the manager, at the time that the relevant additional A$ Class B notes are issued. Interest will be payable on any additional A$ Class B notes issued after the Closing Date quarterly in arrears on each Quarterly Payment Date. The margin applicable to any A$ notes may be different for different periods for which those A$ notes are outstanding.

     The A$ notes will be redeemed in part on each Monthly Payment Date, in the case of A$ redraw notes, or each Quarterly Payment Date, in the case of A$ Class B notes, by the issuer trustee applying the funds available for this purpose as described under "-- Distribution of Collections" and under "-- Payments of Principal on the Notes" in this prospectus supplement. The
A$ redraw notes and the A$ Class B notes may also be redeemed in full upon the exercise of an option to redeem all the notes by the manager as described in "Description of the Offered Notes -- Redemption of the Notes for Taxation or Other Reasons" and "-- Optional Redemption of the Notes" in the accompanying prospectus. Unless previously redeemed, the issuer trustee must redeem the A$ redraw notes and the A$ Class B notes by paying the Principal Balance, together with all accrued and unpaid interest, in relation to each such note on or by the Quarterly Payment Date falling in October 2034. Upon final distribution being made in respect of any A$ redraw notes and the A$ Class B notes following termination of the trust or enforcement of the charge under the security trust deed, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest or the Principal Balance in relation to the A$ redraw notes and the A$ Class B notes will be extinguished in full.

PAYMENTS OF INTEREST ON THE NOTES

     Prior to the enforcement of the charge under the security trust deed and except as stated below, in return for payment of the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider must pay the principal paying agent an amount equal to the US$ amount of interest due on the Class A notes on that Quarterly Payment Date, calculated as described in "Description of the Class A Notes -- Interest on the Notes" above, to be distributed by the principal paying agent to the Class A noteholders.

     If the issuer trustee does not have sufficient funds, under the order of priorities described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement, to pay the currency swap provider the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider will not be required to make the corresponding US$ payment to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the currency swap. The failure by the issuer trustee to pay the full amount of the A$ Class A Interest Amount to the currency swap provider, and a consequent failure to pay the full amount of interest on the Class A notes, are, following an applicable grace period, each events of default under the security trust deed.

     If the issuer trustee does not have sufficient funds to pay the currency swap provider the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider may, at its option, elect to pay to the principal paying agent a US$ payment which bears the same proportion to the interest due on the Class A notes on that Quarterly Payment Date as the A$ funds which are available to be applied towards the A$ Class A Interest Amount bear to the A$ Class A Interest Amount. If the currency swap provider so elects to make a proportionate payment, the issuer trustee will pay the funds available to be applied towards the A$ Class A Interest Amount to the currency swap provider. If this occurs, the payment of such proportion by the currency swap provider will replace the currency swap provider's obligation to make the relevant payment which would otherwise have been made on that Quarterly Payment Date. However, the acceptance by the currency swap provider of payment by the issuer trustee of less than the full amount of the A$ Class A Interest Amount will not prevent the currency swap provider from terminating the currency swap, after the applicable grace period, nor will it prevent an event of default from occurring under the security trust deed. If, in these circumstances, the currency swap is not terminated and the security trust deed is not enforced, the issuer trustee must on subsequent Quarterly Payment Dates, to the extent of funds available as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement, pay to the currency swap provider the Unpaid A$ Class A Interest Amount in return for which the currency swap provider must pay to the principal paying agent a proportionate US$ amount to be applied ratably among Class A noteholders towards unpaid interest on the Class A notes and interest on that unpaid interest.

PAYMENT OF PRINCIPAL ON THE NOTES

     If A$ redraw notes are issued by the issuer trustee they will be repaid, prior to enforcement of the security trust deed, in priority to the repayment of the Class A notes and A$ Class B notes as described under the heading
"-- Distribution of Collections" in this prospectus supplement.

     The A$ amount which is available to be applied towards the repayment of principal on the Class A notes and the A$ Class B notes on a Quarterly Payment Date, being the aggregate of the funds available to be applied in the fourteenth bullet point under the heading "-- Distribution of Collections" in this prospectus supplement and, in relation to the first Quarterly Payment Date, any funds to be applied under the third bullet point under the heading "-- Pre-Funding Pool" in this prospectus supplement, is known as the "DISTRIBUTABLE PRINCIPAL".

     The method of apportionment of the Distributable Principal between the Class A noteholders and the A$ Class B noteholders varies depending on whether the Subordination Level at that time is greater than or less than 30%.

     The "SUBORDINATION LEVEL" with respect to any Quarterly Payment Date is the relevant percentage which the sum of the A$ Equivalent of the aggregate Principal Balance of the A$ Class B notes bears to the sum of A$ Equivalent of the aggregate Principal Balance of all Class A notes, all A$ Class B notes and the amount of the redraw facility limit.

     If on any Quarterly Payment Date the Subordination Level is less than 30% the Distributable Principal will be applied towards the repayment of principal on the notes in the following order:

     o first, an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class A notes will be paid to the currency swap provider under the currency swap and, after exchange to US$ at the A$ Exchange Rate, will be applied ratably towards repayment of the Class A notes, as described below, until the Principal Balances of the Class A notes have been reduced to zero; and

     o second, if the Principal Balances of the Class A notes have been, or will on that Quarterly Payment Date be, reduced to zero, the balance will be applied ratably towards repayment of the A$ Class B notes until the aggregate Principal Balances of the A$ Class B notes have been reduced to zero.

     Except in the circumstances described in the next paragraph, if on any Quarterly Payment Date the Subordination Level is equal to or is greater than 30%, the Distributable Principal will be applied ratably (based on the aggregate Principal Balance of the A$ Class B notes and the then A$ Equivalent of the aggregate Principal Balance of the Class A notes) between:

     o payment to the currency swap provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balance of the Class A notes which will be paid under the currency swap and, after exchange to US$ at the A$ Exchange Rate, will be applied towards repayment of the Class A notes, as described below, until the Principal Balances of the Class A notes have been reduced to zero; and

     o repayment ratably of the A$ Class B notes until the Principal Balances of the A$ Class B notes have been reduced to zero.

     However, if:

     o the trust has sustained or incurred or in the opinion of the manager based on events or circumstances then continuing, may sustain or incur, a loss or default in relation to the principal amount of any Authorized Investment, including any housing loan; and

     o in the opinion of the manager that loss or default will not be or is unlikely to be fully mitigated in a timely manner by the proceeds of any mortgage insurance policy or other Security Enhancement or by allocation of amounts to the Principal Cash Balance, then, the whole of the Distributable Principal on that Quarterly Payment Date must be applied in the manner first set out above as if the Subordination Level were less than 30%.

     The amount of the Distributable Principal available to be applied towards repayment of the principal of the Class A notes, in accordance with the preceding paragraphs, is referred to as the "A$ CLASS A PRINCIPAL AMOUNT".

     On each Quarterly Payment Date, the A$ Class A Principal Amount for that Quarterly Payment Date, if any, must be paid by the issuer trustee to the currency swap provider. The currency swap provider in return must pay the US$ Equivalent of the A$ Class A Principal Amount to the principal paying agent for distribution ratably to Class A noteholders in repayment of principal on the Class A notes until the Principal Balance of the Class A notes is reduced to zero, as described above under the heading "Description of the Class A
Notes -- Redemption of the Notes -- Partial Redemption of the Class A Notes on Quarterly Payment Dates" in this prospectus supplement.

     Because the issuer trustee may acquire additional housing loans during the Substitution Period and may make Senior Further Advances on housing loans prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005, it is not expected that there will be any repayments of principal on the Class A notes until the end of the Substitution Period. See "Description of the Assets of a Trust -- Expected Timing of Principal Repayments if there is a Substitution Period" in the accompanying prospectus.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary and the summaries in the "Description of the Transaction Documents and Parties" and "Credit Enhancements -- The Mortgage Insurance Policies" in the accompanying prospectus describe the material terms of the transaction documents for PUMA Global Trust No. 4 other than the underwriting agreement. These summaries do not purport to be complete and are subject to the provisions of the transaction documents for that trust. For a fuller description of the transaction documents, please see "Description of the Transaction Documents and Parties" and "Credit Enhancements -- The Mortgage Insurance Policies" in the accompanying prospectus.


THE SECURITY TRUST DEED


PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the charge on the assets of the trust are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

     o first, to pay ratably amounts owing or payable under the security trust deed to indemnify the security trustee, the note trustee, the manager or any receiver against all loss and liability incurred in acting under the security trust deed, except the receiver's remuneration and the note trustee's and agents' fees for which the issuer trustee is personally liable, and in payment of the Prior Interest;

     o second, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the note trustee or any agent and the receiver's remuneration;

     o third, to pay ratably other outgoings and liabilities that the receiver, the security trustee or the note trustee have incurred in acting under the security trust deed, and, in the case of the note trustee, under the note trust deed;

     o fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

     o fifth, to pay ratably the Class A noteholders the proceeds, if any, of any termination payment received from a currency swap provider in relation to the currency swap, towards satisfaction of any Secured Moneys owing in relation to the Class A notes;

     o sixth, to pay ratably any Secured Creditor any Prepayment Amount lodged with the issuer trustee by that Secured Creditor;

     o    seventh, to pay ratably:

          o the Class A noteholders and A$ redraw noteholders all other Secured Moneys owing in relation to the Class A notes and A$ redraw notes. For this purpose, the Secured Moneys owing in respect of the Class A notes and the A$ redraw notes will be calculated based on their Principal Balance and in the case of the Class A notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

               o first, ratably towards all interest accrued but unpaid on the Class A notes and A$ redraw notes; and

               o second, ratably to reduce the Principal Balance of the Class A notes and A$ redraw notes;

          o any Secured Moneys owing to the redraw facility provider to the extent of the then Senior Redraw Facility Principal and the Senior Redraw Facility Interest Amount;

          o    any Secured Moneys owing to each interest rate swap provider;

          o any Secured Moneys owing to the currency swap provider under the currency swap; and

          o any Secured Moneys owing to any other standby arrangement provider;

     o eighth, if, due to any exchange rate differential, there are still Secured Moneys (denominated in US dollars) owing in respect of the Class A notes after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A notes;

     o    ninth, to pay any Secured Moneys owing to the A$ Class B noteholders:

          o first, ratably towards all interest accrued but unpaid on the A$ Class B notes; and

          o second, ratably to reduce the Principal Balance of the A$ Class B notes;

     o tenth, to the redraw facility provider of any remaining Secured Moneys owing to the redraw facility provider;

     o eleventh, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

     o twelfth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

     o thirteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the Trust Deed and the sub-fund notice. The surplus will not carry interest as against the security trustee.

     Any proceeds from the termination of the currency swap must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

     Payments to Class A noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from the currency swap provider or by converting the A$ amount available for such payments, based on the priority set out above, at the spot exchange rate.

REDRAW FACILITY

     The redraw facility provider will agree to make advances to the issuer trustee, at the request and in the discretion of the manager to fund Redraws and Subordinate Further Advances, up to the redraw facility limit. The redraw facility limit will be equal to the lesser of:

     o    A$10 million; and

     o the amount, if any, to which the manager or the issuer trustee has reduced the redraw facility limit,

or such greater or lesser amount as is agreed by the redraw facility provider and the manager provided that, in the case of an increase in the redraw facility limit, each rating agency in relation to that trust has confirmed this will not result in a downgrade, qualification or withdrawal of the credit ratings assigned to the notes for that trust.

     Advances under the redraw facility, and accrued interest thereon, shall be paid in accordance with the priorities described in "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement.

     For a fuller description of the redraw facility, please see "Description of the Transaction Documents and Parties -- The Redraw Facility" in the accompanying prospectus.

LIQUIDITY AND OTHER ADDITIONAL SUPPORT FACILITIES

     The issuer trustee may in the future enter into a liquidity facility agreement or other support arrangement if the manager considers this necessary or appropriate and each rating agency has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes by that rating agency. Any such liquidity facility or other support arrangement would be a Support Facility and any principal, interest and fees payable by the issuer trustee to any such liquidity facility provider or other support provider will be payable in accordance with the priority set forth under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" above with respect to amounts payable to any Support Facility Providers.

THE CURRENCY SWAP


PURPOSE OF THE CURRENCY SWAP

     Collections in relation to the housing loans and receipts under the interest rate swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A notes are denominated in United States dollars. In addition, receipts by the issuer trustee under the interest rate swap are generally calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure in relation to the Class A notes, the issuer trustee will enter into the agreement with the currency swap provider (the "CURRENCY SWAP"). The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.


PRINCIPAL PAYMENTS

     The payments made in relation to principal on the Class A notes by the issuer trustee and the currency swap provider under the currency swap are described under the heading "Description of the Cashflows of the Trust -- Payment of Principal on the Notes" in this prospectus supplement.


INTEREST PAYMENTS

     The payments made in relation to interest on the Class A notes by the issuer trustee and the currency swap provider under the currency swap are described under the heading "Description of the Cashflows of the Trust -- Payment of Interest on the Notes" in this prospectus supplement.

     Neither the issuer trustee nor the currency swap provider is required to gross up any amounts of withholding tax required to be deducted from the principal and interest payments under the currency swap.


TERMINATION BY THE CURRENCY SWAP PROVIDER

     The currency swap provider will have the right to terminate the currency swap in the following circumstances:

     o if the issuer trustee fails to make a full payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;

     o if certain bankruptcy related events occur in relation to the issuer trustee;

     o if the issuer trustee, as trustee of the trust, merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the issuer trustee under the currency swap;

     o if due to a change in or a change in interpretation of law it becomes illegal, other than as a result of the introduction of certain exchange controls by an Australian governmental body, for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap, provided that, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to receive payments from which amounts have been withheld or deducted on account of tax, provided that, the currency swap provider will only have the right to terminate the currency swap if the manager or the note trustee is satisfied that all amounts owing to Class A noteholders will be paid in full on the date on which the Class A notes are to be redeemed; and

     o if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.


TERMINATION BY THE ISSUER TRUSTEE

     The issuer trustee will have the right to terminate the currency swap in the following circumstances:

     o if the currency swap provider fails to make a full payment under the currency swap within 10 days after notice of failure is given to the currency swap provider;

     o if certain bankruptcy related events occur in relation to the currency swap provider;

     o if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

     o if due to a change in or a change in interpretation of law it becomes illegal, other than as a result of the introduction of certain exchange controls by an Australian governmental body, for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap, provided that, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax;

     o if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability;

     o if the currency swap provider fails to comply with its obligations described under the heading "-- Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes; and

     o if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.

     The issuer trustee may only terminate a currency swap with the prior written consent of the note trustee.


TERMINATION BY THE NOTE TRUSTEE

     If following an event that allows the issuer trustee to terminate the currency swap, the issuer trustee does not terminate the currency swap, the note trustee may terminate the currency swap.


CURRENCY SWAP PROVIDER DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have:

     o either a long term credit rating of at least AA- by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's; and

     o    a long term credit rating of at least A2 by Moody's;

the currency swap provider must:

     o enter into a collateral agreement with the issuer trustee and the manager and transfer collateral to the issuer trustee in support of its obligations under the currency swap to the extent required by that agreement such that each rating agency confirms that the withdrawal or downgrade of the currency swap provider's credit rating will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes;

     o enter into an agreement novating the currency swap to a replacement counterparty which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes; or

     o enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes.

     The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

     If the currency swap provider lodges collateral with the issuer trustee, any interest or income on that collateral will be paid to the currency swap provider. Any collateral lodged by the currency swap provider with the issuer trustee will not form part of the assets of the trust, except to the extent the collateral is available to the issuer trustee under the terms of the agreement with the currency swap provider, and will not be available to Secured Creditors upon enforcement of the charge under the Security Trust Deed.


TERMINATION PAYMENTS

     Upon termination of the currency swap, a termination payment will be due either from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.

     The termination payment in respect of the currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.



REPLACEMENT OF THE CURRENCY SWAP

     If the currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes. A termination payment received by the issuer trustee upon termination of the currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.


                           DESCRIPTION OF THE PARTIES


THE NOTE TRUSTEE

     The Bank of New York, New York will serve as the note trustee for the trust. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The corporate trust office of the note trustee responsible for the administration of the note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.


THE SECURITY TRUSTEE

     Perpetual Trustee Company Limited will be the security trustee for the trust.

     The security trustee will act as trustee on behalf of the Secured Creditors as described in "Description of Transaction Documents and Parties -- The Security Trust Deed" in the accompanying prospectus.

THE REDRAW FACILITY PROVIDER

     The redraw facility provider will be Macquarie Bank Limited. For a description of Macquarie Bank Limited, see "Summary -- Macquarie Bank Limited" in this prospectus supplement and "The Issuer, Macquarie Bank Limited and the Manager -- Macquarie Bank Limited" in the accompanying prospectus.


THE CURRENCY SWAP PROVIDER

     The currency swap provider will be Deutsche Bank Aktiengesellschaft, acting through Frankfurt Head Office.

     Deutsche Bank Aktiengesellschaft ("DEUTSCHE BANK AG") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfalische Bank Aktiengesellschaft, Dusseldorf and Suddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on May 2, 1957. Deutsche Bank AG's registration number is HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D 60325 Frankfurt am Main.

     Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "DEUTSCHE BANK GROUP").

     The objectives of Deutsche Bank AG, as laid down in its Articles of Association, include the transaction of all kinds of banking business, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

     As of June 30, 2003, the issued share capital of Deutsche Bank AG amounted to Euro 1,489,546,869.76 consisting of 581,854,246 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Brussels, London, Luxemborg, New York, Paris, Tokyo, Vienna and Zurich.

     The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA- (negative outlook) by S&P, Aa3 (negative outlook) by Moody's and AA- (stable outlook) by Fitch Ratings. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by S&P, P-1 by Moody's and F1+ by

Fitch ratings. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.

     As of June 30, 2003, the unaudited capitalisation of Deutsche Bank Group on the basis of United States Generally Accepted Accounting Principles ("U.S. GAAP") was as follows: total deposits of EUR 332,793 million, total liabilities of EUR 821,355 million, total shareholder equity of EUR 29,912 million and total liabilities and shareholders' equity of EUR 851,267 million.

     Deutsche Bank AG files reports and other information with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended. Such materials may be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 112 1-800-SEC-0330 for further information on the operation of its public reference rooms. Such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, Deutsche Bank AG will provide to each person to whom this prospectus is delivered, upon the request of such person, a copy of reports filed by Deutsche Bank AG in the most recent year. Written requests should be directed to:
Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention:
Investor Relations. The manager accepts no responsibility for the accuracy of the information provided in any annual report or interim report of Deutsche Bank AG or any other report filed by Deutsche Bank AG with the SEC.

     Other than set out herein Deutsche Bank AG is not, or during the last two financial years has not been, involved (whether as defendant or otherwise) in, nor does it have knowledge of any threat of any legal, arbitration, administrative or other proceedings the result of which may have, in the event of an adverse determination, a significant effect on the financial condition of Deutsche Bank AG presented in this prospectus supplement.

     Due to the nature of Deutsche Bank AG's business, Deutsche Bank AG and its subsidiaries is involved in litigation and arbitration proceedings in Germany and in a number of jurisdictions outside Germany, including the United States, arising in the ordinary course of its businesses. While it is not feasible to predict or determine the ultimate outcome of all pending or threatened legal and regulatory proceedings, Deutsche Bank AG does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition or results of its operations.

     On December 20, 2002, the SEC, the National Association of Securities Dealers, the New York Stock Exchange, the New York Attorney General, and the North American Securities Administrators Association (on behalf of state securities regulators) announced an agreement in principle with ten investment banks to resolve investigations relating to research analyst independence. Deutsche Bank Securities Inc. ("DBSI"), Deutsche Bank AG's U.S. SEC-registered broker-dealer subsidiary, was one of the ten investment banks. Pursuant to the agreement in principle, and subject to finalisation and approval of the settlement by DBSI, the SEC and state regulatory authorities,

DBSI agreed, among other things: (i) to pay Euro 48 million, of which Euro 24 million is a civil penalty and Euro 24 million is for restitution to investors,
(ii) to adopt internal structural and operational reforms that will further augment the steps it has already taken to ensure research analyst independence and promote investor confidence, (iii) to contribute Euro 24 million spread over five years to provide third-party research to clients, (iv) to contribute Euro 5 million toward investor education, and (v) to adopt restrictions on the allocation of shares in initial public offerings to corporate executives and directors. On April 28, 2003, U.S. securities regulators announced a final settlement of the research analyst investigations with ten investment banks. Shortly before this date, DBSI located certain e-mails that were inadvertently not produced during the course of the investigation. As a result, DBSI was not part of the group of investment banks settling on that day. DBSI has cooperated fully with the regulators to ensure that all relevant e-mails are produced and is hopeful that this matter will be resolved shortly.

     In May 2002, Dr. Leo Kirch personally and as an assignee initiated legal action against Dr. Breuer and Deutsche Bank AG alleging that a statement made by Dr. Breuer (then the Spokesman of Deutsche Bank AG's Board of Managing Directors) in an interview with Bloomberg television on February 4, 2002 regarding the Kirch Group was in breach of laws and financially damaging to Kirch. On February 18, 2003, the Munich District Court No. 1 issued a declaratory judgment to the effect that Deutsche Bank AG and Dr. Breuer were jointly and severally liable for damages to Dr. Kirch, TaurusHolding GmbH & Co. KG and PrintBeteiligungs GmbH as a result of the interview statement. Dr. Kirch would have to file a new lawsuit for damages; in such proceedings he would have to prove that the statement caused any financial damages and the amount of such damages. Deutsche Bank AG has stated that it will appeal the declaratory judgment and that Dr. Breuer's statement at the time was nothing beyond what had already been publicly known.

THE INTEREST RATE SWAP PROVIDERS

     The initial interest rate swap providers will be Deutsche Bank AG and Commonwealth Bank of Australia.

DEUTSCHE BANK AG

     Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies (the "DEUTSCHE BANK GROUP").

     The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA- (negative outlook) by S&P, Aa3 (negative outlook) by Moody's and AA- (stable outlook) by Fitch Ratings.

     Deutsche Bank AG has its registered office at Taunusanlage 12, D 60325 Frankfurt am Main.

COMMONWEALTH BANK OF AUSTRALIA

     Commonwealth Bank of Australia is a public company listed on the Australian Stock Exchange Limited. Together with its subsidiaries Commonwealth Bank of Australia provides a wide range of banking, financial and related services to approximately 9 million customers with a branch network of approximately 1,200 locations throughout Australia and internationally.

     Commonwealth Bank of Australia currently has long term credit ratings of Aa3 by Moody's, AA by Fitch Ratings and AA- by Standard & Poor's.

     The business address of Commonwealth Bank of Australia is Level 7, 48 Martin Place, Sydney, New South Wales, Australia.


THE MORTGAGE INSURERS


PMI MORTGAGE INSURANCE LIMITED AND PMI INDEMNITY LIMITED (FORMERLY CGU LENDERS MORTGAGE INSURANCE LIMITED)

     PMI Mortgage Insurance Ltd, previously known as MGICA Ltd, has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer with a market share of approximately 33 percent.

     PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co., is a leading monoline mortgage insurer in the United States.

     As of December 31, 2002, PMI Mortgage Insurance Ltd had total assets of A$534 million and shareholders' equity of A$282 million. PMI Mortgage Insurance Limited currently has insurers financial strength rating of "Aa3" by Moody's and "AA", with a negative view by Standard & Poor's.

     PMI Indemnity Limited, previously named CGU Lenders Mortgage Insurance Limited was formed in 1971 as a specialist insurer to provide mortgage lenders with protection against loss arising from borrower default. PMI Indemnity Limited was acquired by PMI Mortgage Insurance Australia (Holdings) Pty Ltd, described above, on September 14, 2001.

     As of December 31, 2002, PMI Indemnity Limited had total assets of A$196 million and shareholders' equity of A$106 million. PMI Indemnity Limited currently has insurer financial strength rating of "Aa3" by Moody's and "AA-" by Standard & Poor's.

     PMI Indemnity Limited ceased writing new business from July 1, 2002 in Australia and from September 1, 2002 in New Zealand, with all new business now being written by PMI Mortgage Insurance Ltd.

     The business address of each of PMI Mortgage Insurance Ltd and PMI Indemnity Limited is Level 23, 50 Bridge Street, Sydney, New South Wales.

GE MORTGAGE INSURANCE PTY LIMITED, GE CAPITAL MORTGAGE INSURANCE
CORPORATION (AUSTRALIA) PTY LIMITED AND COMMONWEALTH OF AUSTRALIA
     Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act 1965 and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

     On December 12, 1997, the Commonwealth Government:

     o transferred the liabilities of the Housing Loans Insurance Corporation in relation to contracts of insurance entered into by the Housing Loans Insurance Corporation before December 12, 1997 to the Commonwealth Government;

     o appointed a new corporation, Housing Loans Insurance Corporation Ltd ACN 071 466 334, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

     o sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Ltd ACN 008 562 534, an indirect wholly-owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut.

     Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 2000.

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd commenced operations in March 1998. Its ultimate Australian parent is GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by Standard & Poor's and Aaa by Moody's. General Electric Company is the indirect owner of lenders mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans worldwide.

     As of December 31, 2002, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd has total assets of A$604.8 million, shareholders' equity of A$206.1 million and statutory reserves -- claims equalization reserve -- of A$21.7 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Limited currently has a claims paying ability rating of "Aa2" by Moody's and "AA" by Standard & Poor's.

     As of December 31, 2002, GE Mortgage Insurance Pty Ltd had total assets of A$351.5 million, shareholders' equity of A$264.7 million and statutory reserves -- claims equalization reserve -- of A$25.1 million. GE Mortgage Insurance Pty Limited currently has a claims paying ability rating of "Aa1" by Moody's and "AAA" (creditwatch negative) by Standard & Poor's.

     Commonwealth of Australia currently has a local currency rating of "Aaa" by Moody's and "AAA" by Standard & Poor's.

     The business address of each of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.


                       PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.


GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans.

     The rate of principal payments on the housing loans will in turn be affected by, among other things:

     o    the amortization schedules of the housing loans;

     o the rate of principal prepayments, including for this purpose repayments by borrowers of amounts in excess of the contractual payment obligation, prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and refinancings; and

     o    the sale of housing loans by the issuer trustee in some circumstances,

offset by:
---------

     o the rate and timing of Redraw and Further Advance requests by borrowers.


     Subject, in the case of fixed rate housing loans, to the payment of break costs in certain circumstances, the housing loans may be prepaid by the borrowers at any time.

     The rate of principal payments to noteholders will also be affected by, among other things, the ability of the issuer trustee to utilize the Pre-Funding Pool along with Collections from the housing loans:

     o to acquire additional housing loans during the Substitution Period and to make Senior Further Advances on existing housing loans prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005; or

     o    to make Redraws on existing housing loans at any time.


PREPAYMENTS TO NOTEHOLDERS

     Housing loan prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the enforcement of the security trust deed, termination of the trust, a failure to utilize the whole of the Pre-Funding Pool in acquisition of housing loans during the Pre-Funding Period and exercise of the issuer trustee's option to redeem all of the notes, can result in distributions of principal amounts on the notes and under the redraw facility. Prepayments of principal to noteholders may occur in the following situations, among others:

     o from the Pre-Funding Pool, as a result of it not being fully utilized in the acquisition of additional housing loans during the Pre-Funding Period;


     o    refinancing by borrowers with other lenders;

     o receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by a mortgage manager as a result of a breach by it of certain representations;

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

     o receipt by the issuer trustee of repayments by borrowers in excess of the borrower's contractual payment obligation;

     o receipt of proceeds of the sale of housing loans if the trust is terminated while any notes are outstanding, for example, if required by law or for taxation or other reasons, and the housing loans are then either:

          o repurchased by the issuer trustee as trustee of other PUMA trusts under its right of first refusal as described under the heading "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Enforcement of the Charge" in the accompanying prospectus; or

          o    sold to a third party.

     The prepayment amounts described above may be reduced by repayment of principal to the redraw facility provider or on A$ redraw notes, by the making of Redraws and Senior Further Advances and by the acquisition of additional housing loans to the extent permitted in accordance with the transaction documents.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any notes may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and home owner mobility may affect the issuer trustee's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on housing loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

PREPAYMENT MODELS AND WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is received by a noteholder.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     Prepayments on housing loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus supplement (the "PREPAYMENT MODEL") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of housing loans for the life of such housing loans. The Prepayment Model assumes prepayment rates of 12.5% per month of the then outstanding principal balance of the relevant housing loan in the first month of the life of such housing loan increasing by a constant percentage each month thereafter up to and including the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of such housing loan, the Prepayment Model assumes a constant prepayment rate of 29.8% per annum.

     As used in the following tables "50% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 50% of the related Prepayment Model; "100% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 100% of the related Prepayment Model; "150% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 150% of the related Prepayment Model; and "200% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 200% of the related Prepayment Model.

     As stated above, there is no assurance, however, that prepayments on the housing loans will conform to any level of the Prepayment Model, and no representation is made by the issuer trustee, the manager or any other party that the housing loans will prepay at the prepayment rates shown or any other prepayment rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

     The following tables are based upon the assumptions in the following paragraphs, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the Principal Balances outstanding and the weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

     For the purpose of the following table, it is assumed that:

     o the housing loan pool consists of housing loans that have the characteristics as described under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of Close of Business on August 12, 2003" in this prospectus supplement;

     o    the Closing Date for the Class A notes is August 19, 2003;

     o approximately 22% of the proceeds of issuance on the Closing Date of the Class A notes, converted at the US$ Exchange Rate, and the A$ Class B notes will be held in the Pre-Funding Pool as of the Closing Date;

     o principal payments on the Class A notes are made on the Quarterly Payment Dates, regardless of the day on which payment actually occurs, commencing on the second Quarterly Payment Date and are made in accordance with the priorities described in this prospectus supplement;

     o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of August, 2003, in which case payments are calculated based on a ratable share of one month's Collections, assuming a start date of the close of business August 19, 2003, with no defaults;

     o the interest rates charged on the housing loans is unchanged over the life of the housing loan;

     o    there are no payment holidays with respect to the housing loans;

     o the extent to which borrowers request Redraws or Senior Further Advances has been incorporated in the monthly prepayment rate assumptions embodied in the above Prepayment Model;

     o the issuer trustee will be able to utilize part of the proceeds of issue of the Class A notes and A$ Class B notes, along with Collections from the housing loans:

          o    to acquire additional housing loans during the Pre-Funding
               Period; or

          o    to acquire additional housing loans during the Substitution
               Period; or

          o to make Senior Further Advances on existing housing loans prior to the seventh Business Day prior to the Quarterly Payment Date in July 2005 only; or

          o    to fund Redraws at any time;

     o all prepayments are received on the last day of each month and include 30 days' interest on the prepayment;

     o Principal Collections are distributed according to the rules of distribution set forth in this prospectus supplement and there are no prepayments to noteholders during the Pre-Funding Period or the Substitution Period;

     o    all payments under the hedge arrangements are made as scheduled;

     o when the Subordination Level on a Quarterly Payment Date is equal to or greater than 30% the Distributable Principal is applied ratably between the Class A notes and the A$ Class B notes;

     o the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line in the table titled "Weighted Average Life -- To Call (Years)";

     o the manager does not direct the issuer trustee to issue any A$ redraw notes or any additional A$ Class B notes subsequent to the Closing Date; and

     o the manager is able to arrange an appropriate interest rate swap on terms acceptable to the manager when a borrower under the housing loan wishes to convert from a floating rate of interest to a fixed rate of interest.

     In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the relevant Payment Date,

     o    summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first bullet point above, expressing the result in years and rounding to three decimal places.

 PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGE
                     OF THE PREPAYMENT MODEL SET FORTH ABOVE


                                            CLASS A NOTES
                          --------------------------------------------------
                             50% OF       100% OF      150% OF     200% OF
                               THE          THE          THE         THE
                           PREPAYMENT   PREPAYMENT   PREPAYMENT   PREPAYMENT
YEAR                          MODEL        MODEL        MODEL       MODEL
------------------------- ------------ ------------ ------------ -----------
August 19, 2003                100%         100%         100%         100%
July 11, 2004                   92%          84%          76%          68%
July 11, 2005                   79%          62%          47%          33%
July 11, 2006                   66%          42%          25%          12%
July 11, 2007                   55%          28%          12%           4%
July 11, 2008                   45%          19%           6%           2%
July 11, 2009                   37%          12%           3%           1%
July 11, 2010                   31%           7%           2%           0%
July 11, 2011                   25%           5%           1%           0%
July 11, 2012                   20%           3%           0%           0%
July 11, 2013                   16%           2%           0%           0%
July 11, 2014                   13%           2%           0%           0%
July 11, 2015                   10%           1%           0%           0%
July 11, 2016                    8%           1%           0%           0%
July 11, 2017                    6%           0%           0%           0%
July 11, 2018                    5%           0%           0%           0%
July 11, 2019                    4%           0%           0%           0%
July 11, 2020                    3%           0%           0%           0%
July 11, 2021                    3%           0%           0%           0%
July 11, 2022                    2%           0%           0%           0%
July 11, 2023                    2%           0%           0%           0%
July 11, 2024                    1%           0%           0%           0%
July 11, 2025                    1%           0%           0%           0%
July 11, 2026                    1%           0%           0%           0%
July 11, 2027                    1%           0%           0%           0%
July 11, 2028                    0%           0%           0%           0%
July 11, 2029                    0%           0%           0%           0%
July 11, 2030                    0%           0%           0%           0%
July 11, 2031                    0%           0%           0%           0%
July 11, 2032                    0%           0%           0%           0%
July 11, 2033                    0%           0%           0%           0%
July 11, 2034                    0%           0%           0%           0%
  Weighted Average Life
  To Maturity (Years)         5.80         3.22         2.24         1.73
  To Call (Years)             4.04         2.93         2.13         1.65

                                 USE OF PROCEEDS

     Approximately 0.50% and approximately 22% of the net proceeds from the sale of both the Class A notes, after being exchanged into A$ through the currency swap, and the A$ Class B notes issued on the Closing Date, will be invested on the Closing Date in Authorized Investments, other than housing loans, as the Principal Cash Balance and the Pre-Funding Pool, respectively. The balance of the net proceeds from the sale of the Class A notes and the A$ Class B notes issued on the Closing Date, along with advances, if any, under the redraw facility on the Closing Date, will be used by the issuer trustee to acquire the housing loan pool on the Closing Date.


                             AUSTRALIAN TAX MATTERS


OTHER TAXES


STAMP DUTY

     In addition to the section headed "Australian Tax Matters -- Other Taxes" in the accompanying prospectus, the Australian Capital Territory ("ACT"), a territory in the Commonwealth of Australia, has recently released draft legislation, the Duties (Commercial Mortgages) Amendment Bill 2003 ("AMENDMENT BILL") that would, if passed in its current form, impose a new duty from September 1, 2003 on advances secured over ACT property if the amount of the advance is at least A$1,000,000 and the Australian Commissioner of Taxation is satisfied that the advance is for the purposes that include a "commercial purpose." Whilst there is no certainty that these draft provisions will become law or will become law in their current form, the manager has been advised that the draft Amendment Bill contains mortgage backed security exemptions and accordingly, it is not expected that the Amendment Bill will affect the trust.


                              RATINGS OF THE NOTES

     The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's and Aaa by Moody's. The issuance of the A$ Class B notes will be conditioned on obtaining a rating of AA- by Standard & Poor's. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that each of the rating agencies expect that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the A$ Class B notes with respect to the Class A notes, the availability of excess interest Collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies and the creditworthiness of the swap providers and the mortgage insurers. None of the rating agencies have been involved in the preparation of this prospectus supplement.


                              PLAN OF DISTRIBUTION


UNDERWRITING

     Under the terms and subject to the conditions contained in the underwriting agreement among the issuer trustee, the manager and Deutsche Bank Securities Inc. as the representative of the underwriters, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the Class A notes set forth opposite its name below:


                                            PRINCIPAL AMOUNT OF CLASS A
UNDERWRITER                                          NOTES (US$)
------------------------------------------- ----------------------------
   Deutsche Bank Securities Inc. ..........         $600,000,000
   Credit Suisse First Boston LLC .........         $300,000,000
   J.P. Morgan Securities Inc. ............         $300,000,000


     The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A notes if any are issued. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter. The underwriters may sell all or a portion of their allotment of the Class A notes to one or more of their affiliates.

     The underwriters propose to initially offer the Class A notes at the public offering prices on the cover page of this prospectus supplement and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative Principal Balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.


                                SELLING       REALLOWANCE
                              CONCESSIONS      DISCOUNT
                             -------------   ------------
   Class A notes .........      0.084%          0.050%


     The manager estimates that the out-of-pocket expenses for this offering will be approximately US$700,000. Certain of these expenses will be reimbursed by the underwriters on the Closing Date.

     Deutsche Bank Securities Inc. has informed the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the Principal Balance of the Class A notes.

     The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     Pursuant to the underwriting agreement, the manager and Macquarie Bank Limited have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the manager and its affiliates.

OFFERING RESTRICTIONS

UNITED KINGDOM

     Each underwriter has severally represented and agreed with the issuer trustee that:

     o it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Class A notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

     o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom;

     o it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended; and

     o it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the Class A notes to a person who is of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or who is a person to whom such document may otherwise lawfully be communicated.


AUSTRALIA

     Each underwriter has severally represented and agreed, in connection with the initial distribution of the Class A notes, that it has not offered, and will not offer, for issue, and has not invited, and will not invite, applications for the issue of, the Class A notes or offer the Class A notes for sale or invite offers to purchase the Class A notes, to a person, where the offer or invitation is received by that person in the Commonwealth of Australia unless the minimum amount payable to the relevant underwriter for the Class A notes, after disregarding any amount paid or payable or lent by the relevant underwriter or any associate (as defined and determined under sections 10 to 17 of the Australian Corporations Act 2001) of that underwriter, on acceptance of the offer by that person is at least A$500,000 (or the equivalent thereof in any other currency) calculated in accordance with section 708(a) of the Australian Corporations Act 2001 and regulations 7.1.18(3) and 7.1.18(4) of the Corporations Regulations 2001. In addition, each underwriter has agreed that it will not sell Class A notes to, or invite or induce offers for Class A notes from, any person identified as an associate of the issuer trustee, Macquarie Bank Limited or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Macquarie Bank Limited and the manager, respectively.


OTHER JURISDICTIONS

     Other than in the United States of America no person has taken or will take any action that would permit a public offer of the Class A notes in any country or jurisdiction. The Class A notes may be offered non-publicly in other jurisdictions. The Class A notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                             ADDITIONAL INFORMATION

     The Manager may file with the SEC additional yield tables and/or other computational materials for one or more classes of the notes on a Current Report on Form 8-K. The Manager may prepare these tables and materials at the request of the underwriters and/or some prospective investors, based on assumptions provided by, and satisfying the special requirements of, these prospective investors. These tables and materials are preliminary in nature, and the information contained in them is subject to, and superseded by, the information in this prospectus supplement.

                               GENERAL INFORMATION

UK PAYING AGENCY MATTERS

     The issuer trustee will maintain a paying agent in the United Kingdom until the date on which the Class A notes are finally redeemed.

     In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal for a Directive on the taxation of savings income which would oblige member states to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. The "withholding tax system" would require a paying agent established in a member state to withhold tax from any interest, discount or premium paid to an individual resident in another member state unless such an individual presents an appropriate certificate obtained from the tax authorities of the member state in which he is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a member state to supply to other member states details of any payments of interest, discounts or premiums made by paying agents within its jurisdiction to individuals resident in another member state. For these purposes the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto.

     In June 2000, new proposals for the Directive were adopted at a meeting of the Council of Ministers of Finance and Economics in Feira. At a further Council of Ministers of Finance and Economics meeting in Brussels in November 2000, these proposals were refined and then approved. The principal points arising from the proposals include the following:

     (a) exchange of information (that is, an information reporting system) should be the ultimate objective of the European Union, in order to ensure that all citizens resident in a member state pay the tax due on all their savings income;

     (b) there may however be an interim period (not to exceed seven years from implementation of the Directive) during which member states may either exchange information on savings income with other member states or operate a withholding tax (currently expected to be at the rate of 15 per cent for the first three years of the interim period and 20 per cent for the remainder of the interim period);

     (c) discussions are to be held with key non-European Union countries to promote the adoption of equivalent measures in those countries, and member states are to promote the adoption of the same measures in their dependent or associated territories;

     (d) subject to a satisfactory outcome of the discussions described in paragraph (c), the Council of Ministers of Finance and Economics will decide on the implementation of the Directive no later than December 31, 2002.

     Pending agreement on the scope, form and precise text of the Directive, it is not possible to predict what effect, if any, the adoption of the proposed Directive would have on the notes or on the payments of principal of interest on the notes.


AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited (as delegate of Perpetual Trustees Australia Limited) passed on August 11, 2003.


LITIGATION

     The issuer trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such legal or arbitration proceedings pending or threatened.


EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The Class A notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP number and ISIN:


                          CUSIP            ISIN
                      -------------   -------------
   Class A.........   74588U AA 6      US74588UAA60


                                  ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus supplement to the underwriters and the persons to whom this prospectus supplement is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the Class A notes in this manner, these rights will be created.


                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw LLP, New York, New York, have passed or will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters for Macquarie Securitisation Limited. Clayton Utz, Sydney, Australia, have passed or will pass upon some legal matters, including the material Australian tax matters and the enforceability of foreign judgments, with respect to the Class A notes for Macquarie Securitisation Limited and have passed and will pass upon some legal matters with respect to the Class A notes for Perpetual Trustees Australia Limited including the enforceability of foreign judgments against Perpetual Trustees Australia Limited. Certain legal matters relating to the Class A notes will be passed upon for the underwriters by McKee Nelson LLP.

                                    GLOSSARY

     Additional definitions of capitalized terms used in this prospectus supplement can be found under the caption "Glossary" in the accompanying prospectus.
A$ CLASS A INTEREST AMOUNT     means, with respect to any Quarterly Payment
                               Date, the product of (i) the A$ Equivalent of the aggregate Principal Balance of the Class A notes on the preceding Quarterly Payment Date
                               (after giving effect to all distributions to be made on such date), (ii) the three month Bank
                               Bill Rate on the preceding Quarterly Payment
                               Date (or with respect to the first Quarterly
                               Payment Date the three month Bank Bill Rate on the Closing Date or, if the first accrual period is shorter or longer than three months, the rate determined by straight-line interpolation by reference to the Bank Bill Rate available for the period next shorter than the first accrual period and the Bank Bill Rate available for the period next longer than the first accrual period), plus the applicable margin, and (iii) the actual number of days during the Quarterly
                               Period immediately preceding that Quarterly
                               Payment Date, divided by 365.

A$ CLASS A PRINCIPAL AMOUNT    see page S-99.

A$ EXCHANGE RATE               means the fixed exchange rate under the currency
                               swap, being a rate of A$1.00 = US$0.65.

CLOSING DATE                   means on or about August 19, 2003.

COLLECTIONS                    see page S-86.

DISTRIBUTABLE PRINCIPAL        see page S-97.

FEES AND EXPENSES              means the amounts set out in "Description of the
                               Transaction Documents and Parties -- The Trust
                               Deed and the Management Deed -- Issuer Trustee
                               Fees and Expenses" in the accompanying
                               prospectus, excluding any amounts payable in respect of the notes, amounts referred to in the second to seventeenth bullet points under the heading

                               "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement and liabilities of the issuer trustee in respect of Prepayment Amounts.

INCOME RESERVE                 see page S-93.

LIBOR                          means:

                               o  the rate for three-month deposits in US
                                  dollars which appears on Telerate Page 3750
                                  (or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the agent bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the agent bank and approved by the note trustee) as of 11:00 a.m., London time on the second London and New York Business Day before the beginning of the accrual period;

                               o if that rate does not appear, the rate for that accrual period will be determined as if the issuer trustee and the agent bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (except that reference to London Banking Days in the ISDA definitions becomes reference to London and New York Business Days).

                               o if the first accrual period is less than or greater than three months, the rate determined by straight-line interpolation calculated in accordance with the first or second bullet point above, as applicable, by reference to a rate available for the period next shorter than the first accrual period and a rate available for the period next longer than the first accrual period.

                               If LIBOR cannot be determined in accordance with the foregoing paragraphs it will remain as the most recent rate so determined.

LONDON AND NEW YORK
BUSINESS DAY                   means any day on which banks are open for
                               business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

LTV means, in relation to a housing loan and the relevant mortgaged property, the ratio of the principal amount of that housing loan to the value of the mortgaged property -- determined in the manner as described under the heading "PUMA Residential Loan Program -- Approval and Underwriting Process -- Valuation of Mortgaged Property" in this prospectus supplement.

MONTHLY PAYMENT DATE           see page S-84.

MONTHLY PERIO                  see page S-84.

NET INCOME AMOUNT              means, in relation to a Quarterly Payment Date,
                               the aggregate of a specified fraction of A$1,250 and the residual amount, if any, of the net income of the trust after it has been applied to the manager's fees in accordance with the management deed for the immediately preceding quarterly period.

NET LOSS means, in relation to a quarterly period, any income loss incurred by the trust during that quarterly period.

PAYMENT DATE                   means each Monthly Payment Date and each
                               Quarterly Payment Date but does not include any Monthly Payment Date (which is not a Quarterly
                               Payment Date) upon which no amounts are payable by the issuer trustee in respect of the A$ redraw notes or the redraw facility.

PREPAYMENT AMOUNT              means any amount paid, or assets lodged by, the
                               manager or any other party to a transaction document to or with the issuer trustee as:

                               o a prepayment of any obligation by that person to the issuer trustee under a transaction document to the extent that such amount has not, except as a prepayment, become payable to the issuer trustee in accordance with that transaction document; or


                               o collateral for any obligation by that person to the issuer trustee under a transaction document to the extent that such amount has not been utilized by the issuer trustee in accordance with that transaction document, and includes any amount or any assets specified in a transaction document to be a Prepayment Amount.

PREPAYMENT MODEL               see page S-114.

PRE-FUNDING PERIOD             means the period commencing on the Closing Date
                               and ending at 5:00 p.m. (Sydney time) on the day falling seven Business Days prior to the first
                               Quarterly Payment Date.

PRE-FUNDING POOL               see page S-19.

PRINCIPAL BALANCE              means:

                               o in relation to a Class A note, the amount stated on the face of that Class A note less the aggregate of all amounts previously paid in relation to that Class A note on account of principal; and

                               o in relation to an A$ note, A$100,000 less the aggregate of all amounts previously paid in relation to that A$ note on account of principal.

PRINCIPAL CASH BALANCE         see page S-92.

PRINCIPAL COLLECTIONS          means the amount determined by the manager as
                               being:

                               o  the aggregate reduction (if any) in the
                                  Relevant Period in the outstanding amount owing (including interest accrued but not yet due) on all housing loans which are assets of the trust, whether acquired before or during the Relevant Period, as a result of Collections received on the housing loans

                                  (and ignoring, for the purposes of such
                                  calculation, any increase in the outstanding amount of the housing loans or reduction in Collections as a result of the acquisition of additional housing loans or the making of Redraws or Further Advances during the Relevant Period;

                               o  plus:

                                  o  any amount invested or retained as
                                     Principal Collections on the immediately preceding Payment Date as described under "Description of the Cashflows of the Trust -- Distribution of Collections" in this prospectus supplement;

                                  o any amount held to be applied towards the acquisition of housing loans or the funding of Redraws or Further Advances on the immediately preceding Payment Date as described under "Description of the Cashflows of the Trust -- Determination of Collections" in this prospectus supplement and not included in "Collections" on that Payment Date; and

                                  o only where Principal Collections are being determined in relation to the first Quarterly Payment Date, any amount of the Pre-Funding Pool added to Collections as described under "Description of the Cashflows of the Trust -- Pre-Funding Pool" in this prospectus supplement; and

                               o less the amount of any Principal Collections applied towards the acquisition of housing loans or the funding of Redraws or Further Advances during the Relevant Period as described under "Description of the Assets of the Trust -- Redraws, Senior Further Advances and Subordinate Further Advances" in this prospectus supplement.

PRINCIPAL SHORTFALL            see page S-94.

QUARTERLY PAYMENT DATE         see page S-84.

QUARTERLY PERIOD               see page S-84.

RELEVANT PERIOD                means in relation to Principal Collections and:

                               o a Payment Date, the period from the end of the seventh Business Day prior to the immediately preceding Payment Date (or, in relation to the first Payment Date, from opening of business on the Closing Date) to the end of the seventh Business Day prior to that Payment Date; or

                               o a day other than a Payment Date, the period from the end of the seventh Business Day prior to the immediately preceding Payment Date (or, if prior to the first Payment Date, from opening of business on the Closing Date) to opening of business on that day.

SEC                            means the Securities and Exchange Commission.

SECURITY ENHANCEMENT           means any mortgage insurance policy, any standby
                               arrangement, any certification, representation, warranty or indemnity provided by any person, including any certification by the manager, and/or such other security, support, rights and /or benefits made available to the issuer trustee in support or substitution for an Authorized Investment or income or benefit relating to an Authorized Investment as permitted by the Trust Deed.

SENIOR FEE AMOUNT              has the meaning given to this term in the
                               accompanying prospectus and for the purposes of that calculation, "P" means 0.25%.

SENIOR REDRAW FACILITY
INTEREST AMOUNT                means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed, an amount determined by the following calculation:

                               SRFIA    =   SRP/RP  X  RFI

                               where:


                               SRFIA    =   the Senior Redraw Facility Interest
                                            Amount;

                               SRP      =   the Senior Redraw Facility
                                            Principal on that Payment Date or
                                            date;

                               RP       =   the principal outstanding under the
                                            redraw facility on that Payment
                                            Date or date; and

                               RFI      =   the Redraw Facility Interest on
                                            that Payment Date or date.

SENIOR REDRAW FACILITY
PRINCIPAL                      means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed, the amount, if any, by which the principal outstanding under the redraw facility in relation to that Payment Date or date exceeds the aggregate Subordinate Further Advance
                               Amounts in respect of the housing loans, which are, or were, assets of the trust, in relation to that Payment Date or date.

SUBORDINATE FURTHER
ADVANCE AMOUNT                 means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed and a housing loan, the amount, if any, by which at the end of the seventh Business Day preceding that Payment Date, or the earlier of the date of that distribution or date of sale of the relevant housing loan, as the case may be, the principal balance outstanding of that housing loan exceeds the scheduled balance of that housing loan as a result of Subordinate Further
                               Advances made before the acquisition
                               of the housing loan or by the issuer trustee pursuant to the terms of the sub-fund notice on the basis that repayments of principal on that housing loan by a borrower are applied first towards any scheduled principal payments on that housing loan and then towards those Subordinate
                               Further Advances (but not as a result of capitalized interest in respect of those Subordinate Further Advances). If a housing loan is written off by the manager as unrecoverable in the quarterly period then:

                               o  subject to the following, the Subordinate
                                  Further Advance Amount in relation to that housing loan will be the Subordinate Further Advance Amount, as determined in accordance with the above paragraph, immediately before the housing loan was written off as unrecoverable;

                               o if there is no Net Loss in relation to that quarterly period, the Subordinate Further Advance Amount in relation to that housing loan will be reduced to zero on the Quarterly Payment Date at the end of that quarterly period; and

                               o if there is a Net Loss in relation to that quarterly period, the Subordinate Further Advance Amount in relation to that housing loan on and from the Quarterly Payment Date at the end of that quarterly period will, subject to the following, be the lesser of the amount referred to in the first bullet point above and that Net Loss. The Subordinate Further Advance Amount in relation to that housing loan will be reduced to zero at the end of the next Payment Date on or after that Quarterly Payment Date upon which the Principal Shortfall is reduced to zero.

SUBORDINATION LEVEL            see page S-98.

SUBSTITUTION PERIOD            means the period from the Closing Date up to and
                               including the seventh business day prior to the first Quarterly Payment Date.

SUPPORT FACILITY               means each interest rate swap agreement,
                               guaranteed investment contract (if any), mortgage insurance policy, title insurance policy and standby arrangement (including any liquidity facility) entered into by or transferred to the issuer trustee, or which the issuer trustee has the benefit of, as trustee of that trust and includes any other agreement or instrument which is specified by the issuer trustee and the manager to be a Support Facility in relation to the trust.

SUPPORT FACILITY PROVIDER      means a party to a Support Facility other than
                               the issuer trustee and the manager.


UNPAID A$ CLASS A INTEREST
AMOUNT means in relation to a Quarterly Payment Date the aggregate of:

                               o any A$ Class A Interest Amounts, and amounts referred to in the following paragraph, remaining unpaid from prior Quarterly Payment Dates; and

                               o interest on the amounts referred to in the above paragraph at the A$ Class A Interest Rate applicable from time to time from the date that such amounts first became payable until (but not including) the date actually paid.

US$ EQUIVALENT                 in relation to an amount which is calculated,
                               determined or expressed in A$, or which includes a component determined or expressed in A$, means that A$ amount or A$ component (as the case may be) multiplied by the
                               US$ Exchange Rate.

US$ EXCHANGE RATE              means the fixed exchange rate under the currency
                               swap, being a rate of US$1.00 = A$1.538462.

                                   APPENDIX A

                           HOUSING LOAN INFORMATION

                         YEAR AND PERIOD OF ORIGINATION



                                  TOTAL                          WEIGHTED    AVERAGE
                    NO. OF       SECURITY         TOTAL LOAN      AVERAGE      LOAN       % BY
YEAR AND PERIOD    HOUSING      VALUATIONS         BALANCE       ORIGINAL    BALANCE      LOAN
OF ORIGINATION      LOANS          (A$)              (A$)         LTV (%)      (A$)      BALANCE
----------------- --------- ----------------- ----------------- ---------- ----------- ----------
1994 Q4 .........       8   $    2,659,000    $      817,703       65.02%   $102,213       0.06%
1995 Q1 .........      15   $    3,298,250    $      691,420       56.77%   $ 46,095       0.05%
1995 Q2 .........      11   $    2,879,000    $      244,152       59.94%   $ 22,196       0.02%
1995 Q3 .........      24   $    5,610,750    $    1,038,141       56.29%   $ 43,256       0.07%
1995 Q4 .........      23   $    4,530,000    $      892,135       62.00%   $ 38,788       0.06%
1996 Q1 .........      12   $    2,704,000    $    1,208,795       57.89%   $100,733       0.08%
1996 Q2 .........      19   $    5,415,989    $    1,636,430       56.40%   $ 86,128       0.11%
1996 Q3 .........     183   $   37,151,850    $   14,078,012       64.44%   $ 76,929       0.96%
1996 Q4 .........     277   $   54,017,468    $   20,859,761       70.13%   $ 75,306       1.42%
1997 Q1 .........     184   $   39,730,930    $   16,097,629       69.05%   $ 87,487       1.10%
1997 Q2 .........     131   $   28,444,766    $   13,736,811       68.87%   $104,861       0.94%
1997 Q3 .........      91   $   25,083,000    $   11,416,046       63.26%   $125,451       0.78%
1997 Q4 .........      91   $   22,607,200    $   11,787,034       68.64%   $129,528       0.80%
1998 Q1 .........      79   $   20,177,328    $    9,127,763       65.44%   $115,541       0.62%
1998 Q2 .........      80   $   21,657,805    $   10,808,418       63.88%   $135,105       0.74%
1998 Q3 .........      69   $   20,543,100    $   10,542,513       61.72%   $152,790       0.72%
1998 Q4 .........      70   $   18,805,445    $   10,115,538       64.61%   $144,508       0.69%
1999 Q1 .........      57   $   14,543,000    $    8,109,810       66.13%   $142,277       0.55%
1999 Q2 .........      50   $   14,166,500    $    8,653,593       69.49%   $173,072       0.59%
1999 Q3 .........      30   $    7,162,000    $    4,497,736       72.76%   $149,925       0.31%
1999 Q4 .........      22   $    6,751,000    $    3,874,031       69.62%   $176,092       0.26%
2000 Q1 .........      28   $    7,168,000    $    4,272,088       70.41%   $152,575       0.29%
2000 Q2 .........      47   $   11,175,500    $    7,240,884       75.35%   $154,061       0.49%
2000 Q3 .........      38   $    7,445,441    $    4,838,923       74.49%   $127,340       0.33%
2000 Q4 .........      30   $    6,858,111    $    3,704,286       66.52%   $123,476       0.25%
2001 Q1 .........      39   $   11,655,930    $    8,149,829       76.24%   $208,970       0.56%
2001 Q2 .........      49   $   17,191,495    $   11,480,750       72.69%   $234,301       0.78%
2001 Q3 .........      68   $   30,092,000    $   16,900,945       70.03%   $248,543       1.15%
2001 Q4 .........     104   $   36,733,349    $   22,057,379       74.96%   $212,090       1.50%
2002 Q1 .........      73   $   27,835,000    $   16,940,988       73.78%   $232,068       1.15%
2002 Q2 .........     206   $   79,021,809    $   50,552,912       75.63%   $245,402       3.45%
2002 Q3 .........     293   $   98,375,239    $   60,425,422       76.14%   $206,230       4.12%
2002 Q4 .........     229   $   72,726,807    $   50,249,745       75.90%   $219,431       3.43%
2003 Q1 .........     583   $  192,283,335    $  127,856,763       77.03%   $219,308       8.72%
2003 Q2 .........   2,290   $  765,649,867    $  492,095,119       76.18%   $214,889      33.55%
2003 Q3 .........   1,967   $  662,952,748    $  429,934,768       75.41%   $218,574      29.31%
                    -----   --------------    --------------       -----    --------     ------
TOTAL ...........   7,570   $2,385,103,012    $1,466,934,272       74.76%   $193,783     100.00%
                    =====   ==============    ==============       =====    ========     ======

Weighted Average Seasoning in months: 12

                     POOL PROFILE BY GEOGRAPHIC DISTRIBUTION



                                   TOTAL                          WEIGHTED    AVERAGE
                     NO. OF       SECURITY                         AVERAGE      LOAN       % BY
                    HOUSING      VALUATIONS        TOTAL LOAN     ORIGINAL    BALANCE      LOAN
REGION               LOANS          (A$)          BALANCE (A$)     LTV (%)      (A$)      BALANCE
------------------ --------- ----------------- ----------------- ---------- ----------- ----------
AUSTRALIAN CAPITAL
TERRITORY
 Metro ...........     225   $   66,040,230    $   40,428,724       74.53%   $179,683       2.76%
 Other ...........       0   $            0    $            0        0.00%   $      0       0.00%
                       ---   --------------    --------------       -----    --------     ------
NEW SOUTH WALES
 Metro ...........   2,172   $  956,728,115    $  546,469,294       72.75%   $251,597      37.25%
 Other ...........     715   $  213,517,184    $  129,934,378       73.15%   $181,726       8.86%
                     -----   --------------    --------------       -----    --------     ------
QUEENSLAND
 Metro ...........     980   $  258,594,186    $  173,431,503       77.55%   $176,971      11.82%
 Other ...........     638   $  172,490,465    $  114,547,929       76.78%   $179,542       7.81%
                     -----   --------------    --------------       -----    --------     ------
VICTORIA
 Metro ...........   1,493   $  419,793,656    $  267,424,919       75.87%   $179,119      18.23%
 Other ...........     260   $   54,809,545    $   34,677,455       74.92%   $133,375       2.36%
                     -----   --------------    --------------       -----    --------     ------
WESTERN AUSTRALIA

 Metro ...........     523   $  128,669,362    $   84,847,980       77.08%   $162,233       5.78%
 Other ...........       7   $    1,111,500    $      721,443       81.31%   $103,063       0.05%
                     -----   --------------    --------------       -----    --------     ------
SOUTH AUSTRALIA
 Metro ...........     366   $   81,908,044    $   54,102,005       75.30%   $147,820       3.69%
 Other ...........      33   $    7,602,500    $    4,223,598       73.92%   $127,988       0.29%
                     -----   --------------    --------------       -----    --------     ------
NORTHERN TERRITORY

 Metro ...........       5   $    1,046,500    $      890,047       87.14%   $178,009       0.06%
 Other ...........       0   $            0    $            0        0.00%   $      0       0.00%
                     -----   --------------    --------------       -----    --------     ------
TASMANIA
 Metro ...........      87   $   14,242,000    $    9,626,720       78.44%   $110,652       0.66%
 Other ...........      66   $    8,549,725    $    5,608,277       77.64%   $ 84,974       0.38%
                     -----   --------------    --------------       -----    --------     ------
TOTAL ............   7,570   $2,385,103,012    $1,466,934,272       74.76%   $193,783     100.00%
                     =====   ==============    ==============       =====    ========     ======

For the purposes of preparing the information in the "Pool Profile by Geographical Distribution" table above each housing loan has been classified based on the location of the property which is securing the housing loan. Where there is more than one property securing a housing loan, the housing loan is generally categorized according to the security property with the higher value at the time the loan was established.

                   POOL PROFILE BY CURRENT BALANCE OUTSTANDING


                                                                             WEIGHTED
                                                                              AVERAGE    AVERAGE
                                 NO. OF   TOTAL SECURITY                     ORIGINAL      LOAN       % BY
CURRENT BALANCE                 HOUSING     VALUATIONS        TOTAL LOAN        LTV      BALANCE      LOAN
OUTSTANDING (A$)                 LOANS         (A$)          BALANCE (A$)       (%)        (A$)      BALANCE
------------------------------ --------- ---------------- ----------------- ---------- ----------- ----------
0 to 50,000 ..................     581   $  132,510,865   $   12,907,374       54.79%   $ 22,216       0.88%
50,001 to 100,000 ............   1,011   $  187,028,234   $   78,559,323       65.77%   $ 77,705       5.36%
100,001 to 150,000 ...........   1,578   $  342,430,138   $  199,803,318       72.29%   $126,618      13.62%
150,001 to 200,000 ...........   1,425   $  391,693,989   $  250,012,672       74.16%   $175,447      17.04%
200,001 to 250,000 ...........     968   $  317,050,377   $  217,097,030       76.93%   $224,274      14.80%
250,001 to 300,000 ...........     782   $  304,255,435   $  213,661,559       77.53%   $273,224      14.57%
300,001 to 350,000 ...........     448   $  204,740,736   $  145,086,202       77.18%   $323,853       9.89%
350,001 to 400,000 ...........     286   $  149,305,883   $  107,250,989       77.37%   $375,003       7.31%
400,001 to 450,000 ...........     197   $  120,290,380   $   83,717,381       75.02%   $424,961       5.71%
450,001 to 500,000 ...........     162   $  107,836,180   $   77,631,752       75.94%   $479,208       5.29%
500,001 to 550,000 ...........      35   $   26,881,000   $   18,147,055       75.46%   $518,487       1.24%
550,001 to 600,000 ...........      40   $   38,246,500   $   23,019,144       72.63%   $575,479       1.57%
600,001 to 650,000 ...........      17   $   15,544,000   $   10,569,795       73.66%   $621,753       0.72%
650,001 to 700,000 ...........      15   $   14,199,098   $   10,002,225       74.48%   $666,815       0.68%
700,001 to 750,000 ...........      12   $   12,721,000   $    8,607,032       70.81%   $717,253       0.59%
750,001 to 800,000 ...........       7   $   11,154,197   $    5,461,451       63.47%   $780,207       0.37%
800,001 to 850,000 ...........       1   $    1,110,000   $      825,500       75.00%   $825,500       0.06%
850,001 to 900,000 ...........       3   $    4,550,000   $    2,675,393       65.16%   $891,798       0.18%
900,001 to 950,000 ...........       1   $    2,105,000   $      925,000       43.94%   $925,000       0.06%
950,001 to 1,000,000 .........       1   $    1,450,000   $      974,078       67.24%   $974,078       0.07%
                                 -----   --------------   --------------       -----    --------     ------
TOTAL ........................   7,570   $2,385,103,012   $1,466,934,272       74.76%   $193,783     100.00%
                                 =====   ==============   ==============       =====    ========     ======

               POOL PROFILE BY ORIGINAL LOAN-TO-VALUE RATIO (LTV)


                                                                     WEIGHTED
                                                                      AVERAGE    AVERAGE
                         NO. OF   TOTAL SECURITY                     ORIGINAL      LOAN       % BY
                        HOUSING     VALUATIONS        TOTAL LOAN        LTV      BALANCE      LOAN
ORIGINAL LTV (%)         LOANS         (A$)          BALANCE (A$)       (%)        (A$)      BALANCE
---------------------- --------- ---------------- ----------------- ---------- ----------- ----------
0--10.00 .............      10   $   10,622,000   $      978,460        7.10%   $ 97,846       0.07%
10.01--15.00 .........      29   $   15,413,000   $    1,345,562       12.49%   $ 46,399       0.09%
15.01--20.00 .........      51   $   25,254,000   $    3,245,194       17.97%   $ 63,631       0.22%
20.01--25.00 .........      54   $   23,149,000   $    4,463,152       22.88%   $ 82,651       0.30%
25.01--30.00 .........      86   $   39,274,200   $    8,741,165       27.62%   $101,641       0.60%
30.01--35.00 .........     119   $   51,313,500   $   13,364,916       32.69%   $112,310       0.91%
35.01--40.00 .........     175   $   72,473,364   $   21,611,489       37.81%   $123,494       1.47%
40.01--45.00 .........     148   $   59,586,055   $   20,368,023       42.80%   $137,622       1.39%
45.01--50.00 .........     285   $  103,696,352   $   42,376,874       47.90%   $148,691       2.89%
50.01--55.00 .........     287   $  103,374,032   $   46,425,484       52.60%   $161,761       3.16%
55.01--60.00 .........     366   $  131,499,379   $   62,453,269       57.57%   $170,637       4.26%
60.01--65.00 .........     399   $  153,296,319   $   79,133,069       62.85%   $198,328       5.39%
65.01--70.00 .........     500   $  165,560,956   $   97,416,607       67.66%   $194,833       6.64%
70.01--75.00 .........     636   $  203,925,283   $  127,780,050       72.80%   $200,912       8.71%
75.01--80.00 .........   2,408   $  757,197,308   $  539,177,785       79.22%   $223,911      36.76%
80.01--85.00 .........     372   $   97,094,355   $   75,661,338       83.47%   $203,391       5.16%
85.01--90.00 .........   1,287   $  292,589,456   $  248,394,425       89.21%   $193,003      16.93%
90.01--95.00 .........     358   $   79,784,453   $   73,997,411       94.46%   $206,697       5.04%
95.00+ ...............       0   $            0   $            0        0.00%   $      0       0.00%
                         -----   --------------   --------------       -----    --------     ------
TOTAL ................   7,570   $2,385,103,012   $1,466,934,272       74.76%   $193,783     100.00%
                         =====   ==============   ==============       =====    ========     ======

For the purposes of preparing the information in the "Pool Profile by Original Loan-to-Value Ratio" table above the original loan-to-value ratio has been calculated as described in "Summary of the Notes -- The Housing Loan Pool" in this Prospectus Supplement.

                POOL PROFILE BY CURRENT LOAN-TO-VALUE RATIO (LTV)



                                                                     WEIGHTED
                                                                     AVERAGE    AVERAGE
                         NO. OF   TOTAL SECURITY      TOTAL LOAN     CURRENT      LOAN       % BY
                        HOUSING     VALUATIONS         BALANCE         LTV      BALANCE      LOAN
CURRENT LTV (%)          LOANS         (A$)              (A$)          (%)        (A$)      BALANCE
---------------------- --------- ---------------- ----------------- --------- ----------- ----------
0--10.00 .............     313   $  106,648,660   $    3,876,546       7.19%   $ 12,385       0.26%
10.01--15.00 .........      88   $   40,206,989   $    5,178,168      13.05%   $ 58,843       0.35%
15.01--20.00 .........     104   $   45,138,500   $    7,984,822      17.80%   $ 76,777       0.54%
20.01--25.00 .........     123   $   46,019,830   $   10,399,757      22.69%   $ 84,551       0.71%
25.01--30.00 .........     151   $   61,143,645   $   16,653,217      27.55%   $110,286       1.14%
30.01--35.00 .........     190   $   78,148,500   $   25,469,392      32.67%   $134,049       1.74%
35.01--40.00 .........     245   $   89,719,385   $   33,434,673      37.65%   $136,468       2.28%
40.01--45.00 .........     235   $   83,651,665   $   35,535,169      42.59%   $151,213       2.42%
45.01--50.00 .........     343   $  118,388,891   $   55,783,047      47.55%   $162,633       3.80%
50.01--55.00 .........     351   $  120,785,655   $   63,118,209      52.60%   $179,824       4.30%
55.01--60.00 .........     365   $  121,177,191   $   69,284,348      57.53%   $189,820       4.72%
60.01--65.00 .........     460   $  157,428,772   $   97,747,384      62.53%   $212,494       6.66%
65.01--70.00 .........     524   $  171,744,449   $  115,225,912      67.68%   $219,897       7.85%
70.01--75.00 .........     599   $  188,524,113   $  136,320,001      72.77%   $227,579       9.29%
75.01--80.00 .........   1,778   $  535,692,288   $  420,930,100      78.80%   $236,744      28.69%
80.01--85.00 .........     429   $  113,120,643   $   93,272,315      82.77%   $217,418       6.36%
85.01--90.00 .........     904   $  220,664,392   $  195,669,178      88.75%   $216,448      13.34%
90.01--95.00 .........     368   $   86,899,444   $   81,052,032      93.33%   $220,250       5.53%
95.00+ ...............       0   $            0   $            0       0.00%   $      0       0.00%
                         -----   --------------   --------------      -----    --------     ------
TOTAL ................   7,570   $2,385,103,012   $1,466,934,272      70.99%   $193,783     100.00%
                         =====   ==============   ==============      =====    ========     ======

For the purposes of preparing the information in the "Pool Profile by Current Loan-to-Value Ratio" table above the current loan-to-value ratio has been calculated by comparing the current outstanding balance of the housing loan, plus the amount of any prior ranking mortgage where a second ranking mortgage on a property has been taken as additional security in respect of that housing loan, to the valuation of the property which is determined in the manner described in "Summary of the Notes -- The Housing Loan Pool" in this Prospectus Supplement.

                        POOL PROFILE BY YEAR OF MATURITY


                                                                      WEIGHTED
                                       TOTAL             TOTAL         AVERAGE    AVERAGE
                         NO. OF       SECURITY            LOAN        ORIGINAL      LOAN       % BY
                        HOUSING      VALUATIONS         BALANCE          LTV      BALANCE      LOAN
YEAR OF MATURITY         LOANS          (A$)              (A$)           (%)        (A$)      BALANCE
---------------------- --------- ----------------- ----------------- ---------- ----------- ----------
2003 to 2019 .........       0   $            0    $            0        0.00%   $      0       0.00%
2020 .................     462   $   98,272,977    $   32,687,659       65.01%   $ 70,753       2.23%
2021 to 2025 .........       0   $            0    $            0        0.00%   $      0       0.00%
2026 .................      68   $   11,489,000    $    4,948,468       76.57%   $ 72,772       0.34%
2027 .................     497   $  113,746,726    $   51,370,122       67.63%   $103,360       3.50%
2028 .................     319   $   85,840,178    $   42,971,372       64.35%   $134,706       2.93%
2029 .................     171   $   45,728,500    $   26,792,362       68.16%   $156,680       1.83%
2030 .................     148   $   34,326,052    $   20,835,293       72.47%   $140,779       1.42%
2031 .................     233   $   84,143,024    $   51,542,446       72.74%   $221,212       3.51%
2032 .................     776   $  274,046,374    $  173,999,481       75.57%   $224,226      11.86%
2033 .................   4,896   $1,637,510,181    $1,061,787,069       75.99%   $216,868      72.38%
                         -----   --------------    --------------       -----    --------     ------
TOTAL ................   7,570   $2,385,103,012    $1,466,934,272       74.76%   $193,783     100.00%
                         =====   ==============    ==============       =====    ========     ======

                  POOL PROFILE BY MONTHS REMAINING TO MATURITY


                                                                 WEIGHTED
                                                                  AVERAGE    AVERAGE
RANGE OF MONTHS      NO. OF   TOTAL SECURITY      TOTAL LOAN     ORIGINAL      LOAN       % BY
REMAINING TO        HOUSING     VALUATIONS         BALANCE          LTV      BALANCE      LOAN
MATURITY             LOANS         (A$)              (A$)           (%)        (A$)      BALANCE
------------------ --------- ---------------- ----------------- ---------- ----------- ----------
1--192 ...........       0   $            0   $            0        0.00%   $      0       0.00%
193--204 .........     462   $   98,272,977   $   32,687,659       65.01%   $ 70,753       2.23%
205--276 .........       0   $            0   $            0        0.00%   $      0       0.00%
277--288 .........     465   $   98,600,026   $   43,018,931       68.63%   $ 92,514       2.93%
289--300 .........     322   $   85,016,333   $   41,826,713       65.78%   $129,897       2.85%
301--312 .........     236   $   65,266,045   $   36,177,921       65.43%   $153,296       2.47%
313--324 .........     127   $   31,361,441   $   19,653,543       73.56%   $154,752       1.34%
325--336 .........     165   $   49,175,036   $   31,130,299       72.72%   $188,668       2.12%
337--348 .........     537   $  198,903,108   $  123,714,580       75.19%   $230,381       8.43%
349--361 .........   5,256   $1,758,508,046   $1,138,724,625       75.92%   $216,652      77.63%
                     -----   --------------   --------------       -----    --------     ------
TOTAL ............   7,570   $2,385,103,012   $1,466,934,272       74.76%   $193,783     100.00%
                     =====   ==============   ==============       =====    ========     ======

                    POOL PROFILE BY PROPERTY OWNERSHIP TYPE


                                                                         WEIGHTED
                                          TOTAL             TOTAL         AVERAGE    AVERAGE
                            NO. OF       SECURITY            LOAN        ORIGINAL      LOAN        % BY
PROPERTY                   HOUSING      VALUATIONS         BALANCE          LTV      BALANCE       LOAN
OWNERSHIP TYPE              LOANS          (A$)              (A$)           (%)        (A$)      BALANCE
------------------------- --------- ----------------- ----------------- ---------- ----------- -----------
Owner--occupied ......... 4,965     $1,535,114,781    $  904,495,864       73.76%   $182,174       61.66%
Investment/Non
 owner-occupied ......... 2,605     $  849,988,231    $  562,438,408       76.36%   $215,907       38.34%
                          -----     --------------    --------------       -----    --------      ------
TOTAL ................... 7,570     $2,385,103,012    $1,466,934,272       74.76%   $193,783      100.00%
                          =====     ==============    ==============       =====    ========      ======

For the purposes of preparing the information in the "Pool Profile by Property Ownership Type" table above each housing loan has been classified based on the ownership type of the property which is securing the housing loan. Where there is more than one property securing a housing loan, the housing loan is generally categorized according to the security property with the higher value at the time the loan was established.


                    POOL PROFILE BY INCOME VERIFICATION TYPE


                                                                         WEIGHTED
                                          TOTAL             TOTAL         AVERAGE    AVERAGE
                            NO. OF       SECURITY            LOAN        ORIGINAL      LOAN        % BY
INCOME                     HOUSING      VALUATIONS         BALANCE          LTV      BALANCE       LOAN
VERIFICATION TYPE           LOANS          (A$)              (A$)           (%)        (A$)      BALANCE
------------------------- --------- ----------------- ----------------- ---------- ----------- -----------
Verified Income ......... 6,408     $1,909,295,362    $1,189,006,177       75.25%   $185,550       81.05%
Stated Income ........... 1,162     $  475,807,650    $  277,928,094       72.65%   $239,181       18.95%
                          -----     --------------    --------------       -----    --------      ------
TOTAL ................... 7,570     $2,385,103,012    $1,466,934,272       74.76%   $193,783      100.00%
                          =====     ==============    ==============       =====    ========      ======

Currently, the main criteria for a loan with a stated income is that a borrower is a self-employed or business applicant, the loan amount does not exceed A$600,000 and that the maximum amount lent does not exceed 80% of the value of the property securing the housing loan.


                     POOL PROFILE BY NO. OF DAYS DELINQUENT


                                                           WEIGHTED
                                       TOTAL      TOTAL     AVERAGE   AVERAGE
                           NO. OF    SECURITY      LOAN    ORIGINAL     LOAN      % BY
NUMBER OF DAYS            HOUSING   VALUATIONS   BALANCE      LTV     BALANCE     LOAN
DELINQUENT                 LOANS       (A$)        (A$)       (%)       (A$)     BALANCE
------------------------ --------- ------------ --------- ---------- --------- ----------
30-59 days .............     0         $0          $0        0.00%      $0        0.00%
60-89 days .............     0         $0          $0        0.00%      $0        0.00%
90 days or greater .....     0         $0          $0        0.00%      $0        0.00%
                            ---        --          --        ----       --        ----
TOTAL ..................     0         $0          $0        0.00%      $0        0.00%
                            ====       ==          ==        ====       ==        ====

The information in the "Pool Profile by No. of Days Delinquent" table above has been prepared as at the opening of business on August 1, 2003.

                          MORTGAGE INSURER DISTRIBUTION


                                                                       WEIGHTED
                                        TOTAL             TOTAL         AVERAGE    AVERAGE
                          NO. OF       SECURITY            LOAN        ORIGINAL      LOAN        % BY
MORTGAGE                 HOUSING      VALUATIONS         BALANCE          LTV      BALANCE       LOAN
INSURER                   LOANS          (A$)              (A$)           (%)        (A$)      BALANCE
----------------------- --------- ----------------- ----------------- ---------- ----------- -----------
GE Capital
 Mortgage
 Insurance
 Corporation
 (Australia)
 Pty Ltd ..............   3,092   $1,008,710,111    $  649,769,270    75.29%      $210,145       44.29%
GE Mortgage
 Insurance Pty Ltd.....      82   $   21,903,945    $   11,362,095    67.13%      $138,562        0.77%
PMI Mortgage
 Insurance Ltd ........   3,436   $1,099,264,378    $  687,936,886    75.29%      $200,214       46.90%
PMI Indemnity
 Limited ..............     763   $  218,361,940    $  103,847,093    69.57%      $136,104        7.08%
Commonwealth of
 Australia ............     197   $   36,862,638    $   14,018,928    68.31%      $ 71,162        0.96%
                          -----   --------------    --------------    -----       --------      ------
TOTAL .................   7,570   $2,385,103,012    $1,466,934,272    74.76%      $193,783      100.00%
                          =====   ==============    ==============    =====       ========      ======

                          POOL PROFILE BY AMORTIZATION


                                                                                   AVERAGE
                                     NO. OF                          WEIGHTED        LOAN          % BY
                                     HOUSING        TOTAL LOAN        AVERAGE      ACCOUNT         LOAN
                                      LOAN           ACCOUNT         ORIGINAL      BALANCE       ACCOUNT
AMORTIZATION                        ACCOUNTS       BALANCE (A$)       LTV (%)        (A$)        BALANCE
--------------------------------   ----------   -----------------   ----------   -----------   -----------
Principal and Interest .........   5,579        $  854,932,964      74.66%       $153,241          58.28%
Interest only ..................   3,244        $  612,001,308      74.89%       $188,656          41.72%
                                   -----        --------------      -----        --------         ------
TOTAL ..........................   8,823        $1,466,934,272      74.76%       $166,263         100.00%
                                   =====        ==============      =====        ========         ======

                       POOL PROFILE BY INTEREST RATE TYPE


                                                                             AVERAGE
                               NO. OF                          WEIGHTED        LOAN          % BY
                               HOUSING        TOTAL LOAN        AVERAGE      ACCOUNT         LOAN
INTEREST RATE                   LOAN           ACCOUNT         ORIGINAL      BALANCE       ACCOUNT
TYPE                          ACCOUNTS       BALANCE (A$)       LTV (%)        (A$)        BALANCE
--------------------------   ----------   -----------------   ----------   -----------   -----------
Variable rate ............      8,485     $1,411,914,354      74.81%       $166,401          96.25%
Fixed Rate ...............
Remaining period
 to end of fixed
 rate period .............
 1 -- 12 months ..........        114     $   18,640,256      70.89%       $163,511           1.27%
 13 -- 24 months .........         82     $   13,250,692      73.86%       $161,594           0.90%
 25 -- 36 months .........         68     $   11,165,744      74.39%       $164,202           0.76%
 37 -- 48 months .........         22     $    3,587,019      79.36%       $163,046           0.24%
 49 -- 60 months .........         52     $    8,376,206      73.51%       $161,081           0.57%
                                -----     --------------      -----        --------         ------
 TOTAL ...................      8,823     $1,466,934,272      74.76%       $166,263         100.00%
                                =====     ==============      =====        ========         ======


              INTEREST RATES DISTRIBUTION BY CURRENT INTEREST RATE


                                                                       AVERAGE
                                                           WEIGHTED    CURRENT      % BY
                                          TOTAL CURRENT     AVERAGE    ACCOUNT     CURRENT
                             NUMBER OF       ACCOUNT       ORIGINAL    BALANCE     ACCOUNT
CURRENT INTEREST RATE (%)     ACCOUNTS     BALANCE (A$)     LTV (%)      (A$)      BALANCE
--------------------------- ----------- ----------------- ---------- ----------- ----------
Mortgages with  iscretionary variable or discounted discretionary variable interest rates
4.001% - 4.50% ............        2    $      567,365       72.98%   $283,682       0.04%
4.501% - 5.00% ............        0    $            0        0.00%   $      0       0.00%
5.001% - 5.50% ............        1    $      362,472       79.05%   $362,472       0.02%
5.501% - 6.00% ............    2,895    $  521,138,025       75.46%   $180,013      35.53%
6.001% - 6.50% ............    3,812    $  560,239,155       75.06%   $146,967      38.19%
6.501% - 7.00% ............      787    $  143,852,552       74.30%   $182,786       9.81%
7.001% - 7.50% ............      894    $  170,551,198       72.80%   $190,773      11.63%
7.501% - 8.00% ............       93    $   15,120,831       71.31%   $162,590       1.03%
8.001% - 8.50% ............        1    $       82,755       27.78%   $ 82,755       0.01%
                               -----    --------------       -----    --------     ------
Sub--Total ................    8,485    $1,411,914,354       74.81%   $166,401      96.25%
                               =====    ==============       =====    ========     ======
Mortgages with fixed interest rates
5.001% - 5.50% ............        5    $    1,419,067       76.28%   $283,813       0.10%
5.501% - 6.00% ............      107    $   19,128,000       73.65%   $178,766       1.30%
6.001% - 6.50% ............      100    $   18,654,026       73.53%   $186,540       1.27%
6.501% - 7.00% ............       50    $    7,558,224       71.91%   $151,164       0.52%
7.001% - 7.50% ............       35    $    3,968,379       74.04%   $113,382       0.27%
7.501% - 8.00% ............       31    $    3,504,543       70.28%   $113,050       0.24%
8.001% - 8.50% ............        8    $      656,767       72.90%   $ 82,096       0.04%
8.501% - 9.00% ............        2    $      130,912       83.75%   $ 65,456       0.01%
                               -----    --------------       -----    --------     ------
Sub--Total ................      338    $   55,019,917       73.26%   $162,781       3.75%
                               -----    --------------       -----    --------     ------
TOTAL .....................    8,823    $1,466,934,272       74.76%   $166,263     100.00%
                               =====    ==============       =====    ========     ======

                                   PROSPECTUS

[PUMA LOGO]                     THE PUMA PROGRAM                     [PUMA LOGO]

                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                      ISSUABLE IN SERIES BY SEPARATE TRUSTS


EACH SERIES OF NOTES:

o will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

o may consist of notes denominated in US dollars, Australian dollars or any other currency stipulated in the accompanying prospectus supplement for a trust;

o will receive principal and interest only from payments collected on the assets of the related trust;

o will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the related trust or any of its affiliates; and

o will not represent deposits or other liabilities of Macquarie Bank Limited, Macquarie Securitisation Limited or any other member of the Macquarie Bank Limited group.

EACH TRUST:

o will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner occupied residential properties located in Australia;

o may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

o will include the issuer trustee's rights under the transaction documents for that trust.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this prospectus is August 14, 2003.

                               TABLE OF CONTENTS

                                                   PAGE
Important Notice About Information
   Presented in this Prospectus and
   each Accompanying Prospectus
   Supplement ............................           3
Capitalized Terms ........................           5
The Issuer Trustee, Macquarie Bank
   Limited and the Manager ...............           5
   The Issuer Trustee ....................           5
   Macquarie Bank Limited ................           5
   The Manager ...........................           6
Description of the Trusts ................           6
   The PUMA Program ......................           6
   Establishing the Trusts ...............           6
   Other Trusts ..........................           7
Description of the Assets of a Trust .....           8
   Assets of a Trust .....................           8
   The Housing Loans .....................           9
   Acquisition of the Housing Loans
      on the Closing Date ................          10
   Acquisition of Housing Loans after
      the Closing Date ...................          11
   Expected Timing of Principal
      Repayments if there is a
      Substitution Period ................          12
   Redraws, Senior Further Advances
      and Subordinate Further
      Advances ...........................          13
   Sale of Housing Loans .................          14
   Certification of Housing Loans ........          15
   General Insurance and the Lloyds
      Mortgage Protection Policy .........          17
   Other Assets of a Trust ...............          18
PUMA Residential Loan Program ............          20
Servicing of the Housing Loans ...........          21
Description of the Offered Notes .........          21
   General ...............................          21
   Form of the Offered Notes .............          22
   Collections............................          27
   Distributions .........................          28
   Distributions of Interest .............          28
   Distributions of Principal ............          28
   Withholding or Tax Deductions .........          29
   Redemption of the Notes for
      Taxation or Other Reasons ..........          29
   Optional Redemption of the Notes.......          30
   Final Maturity Date ...................          30
   Event of Default and Enforcement ......          31
   Redemption upon Final Payment .........          31
   No Payments of Principal in Excess
      of Principal Balance ...............          31
   Prescription ..........................          31
   Directions by Holders of the
      Offered Notes ......................          31
   Amendments to Offered Notes and
      Note Trust Deed ....................          32
Reports to Noteholders ...................          34
Description of the Transaction
   Documents and Parties .................          35
   The Trust Deed and the
      Management Deed ....................          35
   Sub-Fund Notice .......................          44
   Amendments to the Trust Deed
      and Sub-Fund Notice ................          44
   The Note Trust Deed ...................          45
   The Security Trust Deed ...............          48
   Currency Swaps ........................          57
   Interest Rate Swaps ...................          57
   The Redraw Facility ...................          59
   Changes to Transaction
      Documents ..........................          63
Credit Enhancements ......................          64
   Types of Enhancements .................          64
   The Mortgage Insurance Policies .......          64
Liquidity Enhancements ...................          70
   Types of Enhancements .................          70
Prepayment and Yield
   Considerations ........................          71
   General ...............................          71
   Prepayments to Noteholders ............          71
   Weighted Average Lives ................          72
Legal Aspects of the Housing Loans .......          72
   General ...............................          72
   Nature of Housing Loans as
      Security ...........................          72
   Enforcement of Registered
      Mortgages, Housing Loans and
      Guarantees .........................          75
   Penalties and Prohibited Fees .........          76
   Bankruptcy and Insolvency .............          77
   Environmental .........................          78
   Insolvency Considerations .............          78
   Tax Treatment of Interest on
      Australian Housing Loans ...........          79
   Consumer Credit Code ..................          79

                                                PAGE
Material United States Federal
   Income Tax Consequences ................      80
   Overview ...............................      80
   General ................................      81
   Sale of Notes ..........................      81
   Market Discount ........................      82
   Premium ................................      83
   Backup Withholding .....................      83
Australian Tax Matters ....................      84
   Payments of Interest ...................      84
   Tax treaty with the United States
      and Other Countries .................      86
   Profit on Sale or Repayments of
      Principal ...........................      87
   Goods and Services Tax .................      88
   Tax Reforms ............................      90
   Other Taxes ............................      91
Enforcement of Foreign Judgments
   in Australia ...........................      92
Exchange Controls and Limitations .........      93
ERISA Considerations ......................      94
Incorporation of Certain Documents
   by Reference ...........................      95
Legal Investment Considerations ...........      96
Available Information .....................      96
Ratings of the Notes ......................      97
Plan of Distribution ......................      97
Legal Matters .............................      99
Glossary ..................................     100

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     For each trust, the issuer trustee of that trust may issue notes denominated in US dollars, Australian dollars or any other currency stipulated in the accompanying prospectus supplement for that trust. The accompanying prospectus supplement for a trust will specify which class(es) of notes will be offered pursuant to this prospectus and the accompanying prospectus supplement and provide details in relation to those notes. This prospectus and the accompanying prospectus supplement for a trust will also provide details of all other classes of notes to be issued (if any) by that trust.

     References in this prospectus to Offered notes are to the class(es) of notes specified in the accompanying prospectus supplement for a trust as being offered by this prospectus and that prospectus supplement and in relation to which the manager has filed a registration statement on Form S-3 with the SEC.

     References in this prospectus to Non-offered notes, if any, are to all other classes of notes specified in the accompanying prospectus supplement for a trust to be issued by the issuer trustee of that trust which are not being offered by this prospectus and that prospectus supplement.

     References to notes are to both Offered notes and, if any, Non-offered notes.

     A series of Offered notes will be described in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of Offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of Offered notes and may be different from the information in this prospectus.

     IF THE DESCRIPTION OF THE TERMS OF THE NOTES VARIES BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     Neither this prospectus nor any accompanying prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and any accompanying prospectus supplement. You may obtain copies of these documents for review. See "Available Information" in this prospectus.

     Each accompanying prospectus supplement will usually include the following information regarding the related series of notes:

     o the principal amount, interest rate, authorized denominations and maturity date of each class of notes;

     o the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

     o information concerning the pool of housing loans and other assets of the trust;

     o    information regarding the risk factors relating to the Offered notes;
          and

     o    the particulars of the plan of distribution for the Offered notes.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus and the accompanying prospectus supplement under the caption "Glossary" in this prospectus and in that prospectus supplement.

     In this prospectus the terms "we", "us" and "our" refer to Macquarie Securitisation Limited.

                               CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 99.


                   THE ISSUER TRUSTEE, MACQUARIE BANK LIMITED
                                 AND THE MANAGER


THE ISSUER TRUSTEE

     Perpetual Trustees Australia Limited (ABN 86 000 431 827) will act as the issuer trustee for each trust unless the accompanying prospectus supplement for a trust identifies another entity that will serve as issuer trustee for that trust.

     Perpetual Trustees Australia Limited was incorporated on July 31, 1963 and is the holding company of Perpetual Trustee Company Limited, the security trustee. The registered office of the issuer trustee is at Level 7, 39 Hunter Street, Sydney, New South Wales, Australia. Perpetual Trustees Australia Limited was incorporated as, and continues to operate as, a limited liability company under the Australian Corporations Act 2001. Perpetual Trustees Australia Limited is listed on the Australian Stock Exchange and its shares are quoted on that exchange.

     The accompanying prospectus supplement for a trust may specify additional or different details regarding Perpetual Trustees Australia Limited or of any other entity identified as the issuer trustee for that trust.

     The issuer trustee with respect to each trust will act as trustee of that trust and, in such capacity, as issuer of the notes for such trust under the terms set out in the transaction documents for that trust.


MACQUARIE BANK LIMITED

     Macquarie Bank Limited is the holding company of the manager, Macquarie Securitisation Limited, and is the beneficial owner of the PUMA warehouse trust. Macquarie Bank Limited, a licensed Australian Bank, is a pre-eminent provider of financial services offering a full range of investment and commercial banking and retail financial services in Australia and in selected markets around the world. Macquarie Bank Limited is the only independent Australian-headquartered, full service investment bank and one of only a relatively small number of substantially independent investment banks remaining globally. Macquarie Bank Limited listed on the Australian Stock Exchange in 1996.

     The activities of Macquarie Bank Limited come under the regulatory supervision of the Australian financial industry regulator, the Australian Prudential Regulation Authority.

     The accompanying prospectus supplement for a trust may specify additional or different details regarding Macquarie Bank Limited.

THE MANAGER

     The manager, Macquarie Securitisation Limited, is a registered Australian company and is a wholly owned subsidiary of Macquarie Bank Limited. Its principal business activity is the origination, servicing and securitization of mortgage and other assets, and it is the manager of all the trusts in the PUMA Program. Macquarie Securitisation Limited is a market leader in the securitization of Australian residential mortgages. The manager's business address is Level 23, 20 Bond Street, Sydney, New South Wales, Australia.

     The accompanying prospectus supplement for a trust may specify additional or different details regarding the manager.


                            DESCRIPTION OF THE TRUSTS


THE PUMA PROGRAM

     The PUMA Program is an umbrella term for a number of separate trust funds that are subject to the Trust Deed. There are two classes of trust funds which may be created under the Trust Deed - warehouse funds and sub-funds. A warehouse fund may be used to originate housing loans in preparation for the securitization of those housing loans in the future and currently there is one warehouse fund. The purpose of a sub-fund is to issue debt instruments and to use the proceeds from the issuance of the notes to acquire housing loans. Each warehouse fund and sub-fund are separate and independent trusts within the PUMA Program and the assets and liabilities of each fund are segregated from those of any other PUMA warehouse fund or sub-fund.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, each trust issuing Offered notes under this prospectus and the accompanying prospectus supplement will be a sub-fund which will be established under the Trust Deed and the sub-fund notice for that trust. Each trust will be a common law trust under the laws of New South Wales, Australia upon its creation on or prior to the closing date for the trust. This prospectus together with the accompanying prospectus supplement for a particular trust will contain the material terms and conditions of that trust.

     The manager of the PUMA trusts is Macquarie Securitisation Limited and the trustee is Perpetual Trustees Australia Limited. The assets of a trust issuing Offered notes will not be available to meet the liabilities of any other PUMA trust and none of the assets of any other PUMA trust will be available to meet the liabilities of that trust.


ESTABLISHING THE TRUSTS

     The detailed terms of each trust will be as set out in the Trust Deed and the sub-fund notice relating to that trust and will be more fully described in the accompanying prospectus supplement for that trust.

     Each sub-fund notice, which supplements the general framework under the Trust Deed with respect to a trust, will do, amongst other things, the following:

     o specify the details of the Non-offered notes (the details of the Offered notes will be contained in the corresponding note trust deed and the note terms and conditions annexed to the Offered notes for that trust);

     o    establish the cash flow allocation;

     o provide for the beneficial ownership of the trust by one or more unitholders;

     o describe the conditions for the acquisition and sale of housing loans by the issuer trustee; and

     o amend the Trust Deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.


OTHER TRUSTS

     In addition to each trust established under the Trust Deed, two other trusts will be established in relation to a series of Offered notes as follows:


     o    NOTE TRUST

     A note trust will be created under a note trust deed for the benefit of the holders of the Offered notes issued by that trust. The assets of a note trust will consist of the note trustee's rights, remedies and powers under the note trust deed for the relevant trust and as a beneficiary under the security trust deed for that trust. The note trustee will therefore act for the benefit of the holders of the Offered notes under the terms of the relevant note trust deed. The note trustee will be able to enforce obligations of the issuer trustee for the benefit of holders of the Offered notes and will vote on behalf of those noteholders, based on their directions, at meetings held under the terms of the Trust Deed or the relevant security trust deed, including upon an event of default and enforcement under that security trust deed. The note trustee will be entitled to delegate its duties, powers and authorities, and will be indemnified from the assets of the relevant trust against all liabilities, expenses and costs incurred by it in the performance of its duties. Details of the terms of each note trust deed are outlined under the heading "Description of the Transaction Documents and Parties - The Note Trust Deed" below.

     o    SECURITY TRUST

     A security trust will be created under a security trust deed for the benefit of all noteholders and all other Secured Creditors in relation to a particular trust. The assets of a security trust will consist of the right, title and interest of the security trustee as holder of the charge created under the security trust deed in relation to a particular trust over the assets of that trust held by the issuer trustee. The security trustee will therefore act for the benefit of the noteholders and the other Secured Creditors under the terms of the relevant security trust deed. If an event of default occurs under that security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of that trust and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors of that trust in the order prescribed under the security trust deed. The security trustee is required to give priority to the interests of the noteholders as a whole in the event of a conflict of interest with other secured creditors. In the event of conflict of interests between classes of noteholders of a trust, the security trustee must give priority to the interests of the Senior noteholders of that trust, as described under the heading "Description of the Transaction Documents and Parties - The Security Trust Deed" below.


                      DESCRIPTION OF THE ASSETS OF A TRUST


ASSETS OF A TRUST

     The assets of a trust may include the following:

     o    the pool of housing loans assigned to the trust, including all:

          o principal payments paid or payable on the housing loans on and after the closing date for that trust;

          o interest payments paid or payable on the housing loans on and after the closing date for that trust; and

          o fees paid or payable on the housing loans at any time from and after the closing date for that trust;

     o rights under the mortgages and any collateral securities securing the housing loans and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o rights under any mortgage insurance policies in relation to the housing loans;

     o the other Authorized Investments of the trust including amounts on deposit in the bank accounts established in connection with the trust and any instruments in which these amounts or other assets of the trust are invested (including any reserves established in respect of that trust); and

     o    the issuer trustee's rights under the transaction documents.

     The prospectus supplement for each trust will include information describing the assets of the related trust, which may include assets in addition to or different to those listed above.

     The Offered notes will be non-recourse obligations of the related trust. The assets of a trust specified in the accompanying prospectus supplement for that trust will serve as collateral only for that series of Offered notes. Holders of a series of Offered notes may only proceed against the collateral securing that series of Offered notes in the case of a default on that series of Offered notes and may not proceed against any assets of Macquarie Bank Limited or any of its affiliates, or the assets of any other trust.

THE HOUSING LOANS

     The housing loans will be secured by registered first ranking mortgages on properties located in Australia and, in some instances, by additional security in the form of second ranking mortgages on residential properties located in Australia, as discussed below. The housing loans will be originated by a number of mortgage managers in the name of Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA Program. Each housing loan of a trust will be one of the types of products described in the accompanying prospectus supplement for that trust and may have some or all of the features described in that prospectus supplement.

     The housing loans will be fixed rate and/or variable rate loans. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties but, unless otherwise specified in the accompanying prospectus supplement for a trust, will not include mobile homes which are not permanently affixed to the ground, commercial properties or land on which a house is in the process of being constructed.

     All housing loans acquired by a trust must have a maturity date of no later than one year prior to the scheduled maturity date of the Offered notes of that trust.

     In addition to a first ranking mortgage on residential property in Australia, the manager may obtain additional security for a housing loan in the form of a second ranking mortgage on another residential property in Australia owned by the same mortgagor, but only where a satisfactory priority agreement has been entered into between the issuer trustee and the first ranking mortgagee on that property in accordance with the PUMA Parameters.

     In addition, unless the accompanying prospectus supplement for a trust states otherwise, the housing loans must at the date of origination comply with the following criteria:

     o housing loans must be secured by registered first legal mortgages or by mortgages registrable as first legal mortgages over freehold land or leasehold land with a lease term at least 15 years longer than the loan term (this first legal mortgage may be subject to any prior statutory charges and any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, which in the opinion of the manager, do not prevent the mortgage from being considered a first-ranking mortgage in accordance with standard lending practice in the relevant State or Territory of Australia at the time the mortgage is granted or transferred to the issuer trustee);

     o the mortgage is to be registered under the appropriate statute of the State or Territory in which the property is located;

     o all evidence of title and ancillary documents and insurance must be verified by the issuer trustee or the manager prior to the housing loan being originated or acquired, and the corresponding mortgage being treated as an approved housing loan. The issuer trustee or the manager will be taken to have verified evidence of title and ancillary documents and insurances if it sights a certificate given by an approved lawyer verifying those matters (or obtains such other confirmation, enhancement or warranty (which may include, without limitation, title insurance in relation to the approved housing loans) as it is directed to obtain by the manager in lieu of a certificate given by an approved lawyer); and

     o the housing loan must be a loan made in Australian dollars and repayable in Australia in Australian dollars.

     If any housing loan does not comply with the criteria listed above at the date of its origination, the issuer trustee may be able to claim damages from the manager subject to the terms and conditions of the Management Deed and the Trust Deed or, in specific circumstances, the issuer trustee may be able to require the mortgage manager responsible for the origination of the housing loan to repurchase the housing loan (in accordance with the requirements of the applicable mortgage origination agreement).

     Some of the housing loans acquired by a trust, whether on or after the closing date for that trust, may have existing Subordinate Further Advances, as described in "- Redraws, Senior Further Advances and Subordinate Further Advances" below, at the time of their acquisition. Where this is the case, the acquisition of the portion of the housing loan consisting of the Subordinate Further Advance will be funded by making a subordinated drawing under the redraw facility. The repayment of this subordinated drawing is described under the heading "Description of the Transaction Documents and Parties - The Redraw Facility - Repayment of Redraw Advances" below.

     The accompanying prospectus supplement for each trust may provide specific information with respect to the housing loans that are expected to be assets of that trust as of the closing date specified in that prospectus supplement.

     If specific information in respect of the housing loans is not known or available at the time the related series of Offered notes is initially offered, approximate or more general information may be provided in the accompanying prospectus supplement and additional information will be set forth in a Current Report on Form 8-K filed with the SEC within 15 days after the initial issuance of the Offered notes.

ACQUISITION OF THE HOUSING LOANS ON THE CLOSING DATE

     All of the housing loans to be acquired by a trust, either on or after the closing date for that trust, will have been originated in the name of Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA warehouse trust. Some of the housing loans, prior to their acquisition by a trust, may have been held by other trusts within the PUMA Program. In addition, some of the housing loans may have previously been held in a particular trust within the PUMA Program where the manager exercised an option to redeem all of the notes issued by that particular trust. On the closing date in relation to a trust, Perpetual Trustees Australia Limited will cease to hold the pool of housing loans for the PUMA warehouse trust and those other PUMA trusts and will instead hold them for that trust - in return for which, but subject to the following, an amount equal to the principal balance outstanding of those housing loans on the closing date will be paid from that trust to the PUMA warehouse trust and those other PUMA trusts. The amount paid by the trust in respect of the acquisition of housing loans may be increased or decreased by an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. In addition, the issuer trustee, if so directed by the manager, may make an adjustment for accrued interest.


ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE


PRE-FUNDING PERIOD

     The accompanying prospectus supplement for a trust may provide that an amount equal to a specified percentage of the aggregate of the initial principal balance of the notes issued on the Closing Date for that trust (after conversion to A$ at the fixed exchange rate under the currency swap for those notes (if applicable)) will be held as a "PRE-FUNDING POOL" and will be invested on the Closing Date for that trust in Authorized Investments (other than housing loans) which meet the criteria described under the heading "- Other Assets of a Trust - Other Authorized Investments" below.

     At any time up to and including the last day of the Pre-Funding Period for a trust (if any), the issuer trustee, at the direction of the manager, may acquire additional housing loans by applying the Pre-Funding Pool for that trust as described in the accompanying prospectus supplement for that trust. Any additional housing loan acquired during the Pre-Funding Period must comply with the PUMA Parameters, the approval and origination process described in the accompanying prospectus supplement and any rating agency requirements relating to the maintenance of the respective ratings of the notes of that trust.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, during the Pre-Funding Period for that trust (if any), the Pre-Funding Pool will be used solely for the purposes of acquiring additional housing loans. At the end of the Pre-Funding Period for that trust the Pre-Funding Pool will be distributed as described in the prospectus supplement for that trust.

     Information about any additional housing loans acquired during a Pre-Funding Period for a trust and the characteristics of the housing loan pool after the acquisition of these housing loans will be provided in the first servicing report following the end of the Pre-Funding Period for that trust, as more fully described in the accompanying prospectus supplement for that trust.

     The accompanying prospectus supplement for a trust will specify whether there will be a Pre-Funding Pool for that trust and if so, the specified percentage applicable in calculating the amount of the Pre-Funding Pool for that trust. The prospectus supplement may also specify additional or different provisions regarding the Pre-Funding Pool and its use. In addition, the prospectus supplement for a trust will specify whether there will be a Pre-Funding Period for that trust and may specify additional or different provisions regarding the Pre-Funding Period and the acquisition of additional housing loans during that period.


SUBSTITUTION PERIOD

     The accompanying prospectus supplement for a trust may specify that a Substitution Period will apply for that trust during which the issuer trustee may, unless otherwise specified in that prospectus supplement, acquire additional housing loans after the closing date for that trust by applying funds available for those purposes as described in the prospectus supplement for that trust.

     Any additional housing loan acquired during the Substitution Period must comply with the PUMA Parameters, the approval and origination process described in the accompanying prospectus supplement for that trust and any rating agency requirements, including the maintenance of the respective ratings of the notes of that trust.


AFTER THE END OF A SUBSTITUTION PERIOD

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee may not acquire additional housing loans as assets of a trust after the end of the Substitution Period for that trust except in the limited circumstances described in "- Sale of Housing Loans" below.

     The accompanying prospectus supplement for a trust may specify additional or different provisions regarding the acquisition of additional housing loans after the end of the closing date for that trust.


EXPECTED TIMING OF PRINCIPAL REPAYMENTS IF THERE IS A SUBSTITUTION PERIOD

     If there is a Substitution Period in respect of a trust and unless otherwise specified in the accompanying prospectus supplement for that trust, it is expected that no principal repayments will be made on the notes (other than any notes which have been issued to fund redraws) of that trust prior to the payment date after the end of the Substitution Period because it is expected that funds which would otherwise be applied for making repayments of principal on the notes (other than any notes which have been issued to fund redraws) will be utilized during the Substitution Period to:

     o    acquire additional housing loans;

     o    fund Redraws or Senior Further Advances; or

     o repay the Senior Redraw Facility Principal (described in "Description of the Transaction Documents and Parties - The Redraw Facility - Repayment of Redraw Advances" below) and any notes which have been issued to fund redraws.

     However, there will be no guarantee that these funds will be used in the manner described in the three preceding bullet points such that no principal repayments are made on the Offered notes during this period.

     The PUMA Program may at any time have several PUMA trusts which contain "substitution" and/or "pre-funding" arrangements similar to those described in "Description of the Assets of a Trust - Acquisition of Housing Loans after the Closing Date" in this prospectus. Accordingly, the manager, when exercising its discretion to direct the issuer trustee to acquire housing loans from the PUMA warehouse trust, will allocate such acquisitions among those PUMA trusts, including the applicable trust. This allocation is made having regard to the respective requirements that those PUMA trusts have for acquiring housing loans from time to time.

REDRAWS, SENIOR FURTHER ADVANCES AND SUBORDINATE FURTHER ADVANCES

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee, at the direction of the manager, may make Redraws and Further Advances in respect of the housing loans of a trust. The manager however is under no obligation to approve a Redraw or Further Advance request from a borrower or to direct the issuer trustee to make Redraws or Further Advances.

     Further Advances are divided into two categories, which in turn govern the priority of repayment between the sources of funding utilized by the issuer trustee to make those Further Advances. The two categories are:

     o    Subordinate Further Advances; and

     o    Senior Further Advances.

     A "SUBORDINATE FURTHER ADVANCE" is a Further Advance which is made at any time to the extent that it is made without the benefit of insurance under a mortgage insurance policy.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, a Subordinate Further Advance may be funded by the issuer trustee only by making a subordinated drawing under the redraw facility. The repayment of this subordinated drawing is described under the heading "Description of the Transaction Documents and Parties - The Redraw Facility - Repayment of Redraw Advances" in this prospectus.

     A "SENIOR FURTHER ADVANCE" is a Further Advance which is not a Subordinate Further Advance.

     A Redraw or a Senior Further Advance may be funded by the issuer trustee by applying funds available for that purpose as specified in the accompanying prospectus supplement for that trust.

     If the issuer trustee has insufficient funds available to it to fund a Redraw or a Further Advance then it must decline the Redraw or Further Advance request. Furthermore, the manager is not obliged to draw on the redraw facility or to issue any notes in order to fund a Redraw or a Further Advance.

     If the manager approves a Senior Further Advance then it must do so in accordance with the PUMA Parameters and having regard to its duty in relation to the rating of the notes as described in the accompanying prospectus supplement and under the heading "Description of the Transaction Documents and Parties - The Trust Deed and the Management Deed - Powers of Manager" in this prospectus.

     Unless otherwise specified in the prospectus supplement for a trust, Redraws can be made at any time during the term of the relevant trust and Senior Further Advances can only be made in the period specified for that purpose in the prospectus supplement for that trust.

     The accompanying prospectus supplement for a trust may specify additional or different circumstances in which a Redraw, a Senior Further Advance or a Subordinate Further Advance can be made by the issuer trustee in respect of a trust and will specify the funds which will be available for the funding of a Redraw or a Senior Further Advance by the issuer trustee.

SALE OF HOUSING LOANS

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee, on the direction of the manager, may sell housing loans which are assets of a trust to another PUMA trust, if:

     o the borrower wishes to convert a floating rate of interest in respect of the housing loan to a fixed rate and the manager is unable to arrange an appropriate interest rate swap upon terms acceptable to the manager; or

     o the borrower requests a variation of the terms of the housing loan which the issuer trustee cannot agree to, in accordance with the transaction documents of that trust, but which the issuer trustee could agree to if the housing loan was held by another PUMA trust.

     If a housing loan is sold by a trust in accordance with the foregoing, that trust will receive, subject to the following, the principal balance of the housing loan from the acquiring PUMA trust and will be entitled to accrued interest on the housing loan up to the date of sale. The amount paid to that trust in respect of the sale of housing loans may be increased or decreased by an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. In addition, the PUMA trust acquiring the housing loan, if so directed by the manager, may make an adjustment for accrued interest.

     If a housing loan is sold by a trust in accordance with the first bullet point above only, the issuer trustee, upon the direction of the manager, may acquire a replacement housing loan or housing loans by applying the funds received in respect of the sale of the housing loan. The manager is under no obligation to direct the issuer trustee to acquire or sell housing loans and may do so in its absolute discretion.

     The accompanying prospectus supplement for a trust may specify additional or different circumstances in which housing loans may be sold or substituted.

CERTIFICATION OF HOUSING LOANS

     Prior to the transfer of each housing loan to a trust, the manager will give certain certifications to the issuer trustee regarding each housing loan. Unless otherwise specified in the accompanying prospectus supplement for a trust, those certifications include that, to the best of the manager's knowledge and belief:

     o on the date of its first settlement by Perpetual Trustees Australia Limited, as trustee of the PUMA warehouse trust, each housing loan and mortgage was an approved housing loan, as described in "Description of the Assets of a Trust - The Housing Loans" in this prospectus for the purposes of the Trust Deed and, as of the date of the certification, nothing has come to its actual attention that the housing loan and mortgage is not still an approved housing loan;

     o nothing has come to the manager's actual attention which would lead it to believe that any of the warranties, statements, certificates or other information provided to the manager or the issuer trustee by the corresponding mortgage manager, any panel lawyer, any title insurer, any panel valuer or any other person prior to the first settlement of the housing loan or mortgage by Perpetual Trustees Australia Limited, as trustee of the PUMA Program, were incorrect, untrue or misleading in any material respect at the time they were made or given, other than as disclosed in writing to the issuer trustee;

     o nothing has come to the manager's actual attention which would lead it to believe that there has been any material change in respect of any of the matters referred to in the warranties, statements, certificates or other information referred to in the preceding paragraph which would adversely affect the benefit of the security provided by the mortgage in relation to each housing loan or its coverage under the corresponding mortgage insurance policy, other than as disclosed in writing to the issuer trustee;

     o the borrower under the housing loan is not more than 30 days in arrears, as at the date of transfer of the housing loans to relevant trust, other than as disclosed in writing to the issuer trustee;

     o between the date of first settlement of the housing loan by Perpetual Trustees Australia Limited, as trustee of the PUMA Program, and the date of the certification, there has been no material default by the borrower under the housing loan, other than as disclosed in writing to the issuer trustee;

     o no event of default under the relevant security trust deed has occurred;

     o upon settlement of the transfer of the beneficial interest in the housing loans to the relevant trust under the Trust Deed and the sub-fund notice for that trust, the issuer trustee as trustee of that trust will obtain the benefit of all mortgages, collateral securities, and other benefits in relation to the housing loans;

     o the loan contract, mortgage, guarantee, if applicable and each other collateral document executed in connection with the housing loan and mortgage is genuine, properly executed and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to the laws relating to insolvency, bankruptcy or similar laws;

     o the loan contract, mortgage, guarantee, if applicable, and each other collateral document executed in connection with the housing loan and mortgage has been, or will be, fully stamped; the mortgage has been registered or is in registrable form; there are no impediments to its registration or continued registration; the mortgage is, or will on registration be, a registered first legal mortgage over the whole of the relevant security property affording first priority to the issuer trustee;

     o the mortgagor is registered or entitled to be registered as registered proprietor of the relevant security property;

     o there are no encumbrances, easements, covenants or restrictions affecting the relevant security property, other than the mortgage, which have not been disclosed to the manager or which have not been taken into consideration by the approved valuer, if applicable; and

     o the housing loan and the mortgage complied with the PUMA Parameters at the date they were settled or if they did not, they were approved by a senior credit officer of the manager.

     The manager is not obligated to make any inquiry or investigation of the matters referred to in the certification. However, in the event that any of these certifications are untrue, the trust may have recourse, in appropriate circumstances, to the relevant party from whom the manager obtained such information or to the manager in accordance with the provisions of the Trust Deed, subject to certain limitations including the limitation of the manager's liability under the transaction documents for that trust. See "Description of the Transaction Documents and Parties - The Trust Deed and the Management Deed
- Limitation of Manager's Liability" in this prospectus.

     Additionally, at the time that each housing loan is first transferred out of the PUMA warehouse trust, Macquarie Bank Limited, as beneficial owner of the PUMA warehouse trust, will give certain certifications to the issuer trustee. The time at which these certifications will be given will not necessarily coincide with transfer of the housing loan to the relevant trust. In many cases the housing loan is transferred first to another PUMA trust where it is held for a period of time before being transferred to the relevant trust. In this latter circumstance no fresh certifications are given by either the beneficial owner of the PUMA warehouse trust or such PUMA trust in conjunction with the ultimate transfer from that other PUMA trust to the trust, although, as explained below, the benefit of the initial certifications will be held by the issuer trustee for the benefit of the relevant trust.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the certifications given by Macquarie Bank Limited, as the beneficial owner of the PUMA warehouse trust, are that:

     o it is, and will continue to be until the time of transfer out of the PUMA warehouse trust, the sole beneficial owner of the housing loan and the corresponding mortgages and collateral securities, mortgage insurance policy and title insurance policy, free of any security interest whatsoever;

     o the housing loan is secured by a first ranking mortgage over residential real property located in Australia;

     o the security property for the housing loan was valued by a panel valuer no more than four months before the date on which it was first settled, or falls within that category of housing loans for which a valuation is not required;

     o the housing loan had a LTV at first settlement not exceeding 95%, where the loan-to-value ratio means the ratio of the initial face value of the loan secured by the mortgage to the value referred to in the bullet point immediately above, expressed as a percentage; and

     o upon settlement of the transfer of the housing loan in accordance with the Trust Deed and the documents required under the Trust Deed to give effect to that transfer, the housing loan and the corresponding loan, collateral securities, Security Enhancements and guaranteed investment contracts, if any, will be transferred validly and absolutely to Perpetual Trustees Australia Limited as trustee of whichever PUMA trust is acquiring that housing loan.

     Each of the certifications from the manager and Macquarie Bank Limited, as the beneficial owner of the PUMA warehouse trust referred to above, is given to Perpetual Trustees Australia Limited and is held by it as trustee of the PUMA trust that holds the housing loan to which the certifications relate. Accordingly, in the case of a housing loan acquired by a trust, the corresponding certifications and any related recourse will be held by the issuer trustee as trustee for that trust and will form part of the assets charged as security for the notes under the security trust deed for that trust. In making any such certification, the manager may rely on certain certifications provided in its favor by the issuer trustee in its capacity as trustee of the PUMA trust from whom the trust is acquiring the housing loans to which the certification provided by the manager relates.


GENERAL INSURANCE AND THE LLOYDS MORTGAGE PROTECTION POLICY

     Unless otherwise specified in the accompanying prospectus supplement for a trust, mortgagors are obligated to effect full fire and general insurance coverage, noting the issuer trustee's interest as mortgagee, for all properties securing a housing loan, and to maintain that coverage throughout the term of the housing loan.

     In addition and unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee currently has the benefit of a Lloyds Mortgage Protection Policy, which provides coverage in the event of a physical damage loss arising from the failure of the original insurance policy to cover the loss, subject to some exclusions. That failure may arise from:

     o    the non-existence or inadequacy of the original insurance policy; or

     o the issuer trustee being unable to collect the loss, whether wholly or partially, under the original insurance policy, despite reasonable efforts and expenditure incurred, for any reason other than dishonesty on the part of the issuer trustee.

     Subject to the manager's duty in relation to the ratings of existing notes described under the heading "Description of the Transaction Documents and Parties - The Trust and the Management Deed - Powers of Manager" in this prospectus, below, the manager may vary the terms of, replace or terminate the Lloyds Mortgage Protection Policy at any time.

OTHER ASSETS OF A TRUST

OTHER AUTHORIZED INVESTMENTS

     Apart from housing loans, the issuer trustee as trustee for a trust may invest in the following investments (along with the housing loans, the "AUTHORIZED INVESTMENTS") only:

     o    cash;

     o bonds, debentures, stock or treasury bills or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth;

     o debentures or stock of any Commonwealth or State public statutory authority where the repayment of principal and the payment of interest is guaranteed by the Commonwealth or the government of that State;

     o deposits with, or the acquisition of certificates of deposits issued by, a bank;

     o bills of exchange accepted or endorsed by a bank which have a maturity date of not more than 200 days; and

     o    certain mortgage-backed securities.

     The accompanying prospectus supplement for a trust may specify additional or different Authorized Investments for that trust.

     All Authorized Investments, apart from cash and housing loans, are required to have maturity dates such that their proceeds will be available to meet the issuer trustee's obligations in respect of the notes as they fall due.

     Unless otherwise agreed by the relevant rating agency or as otherwise specified in the accompanying prospectus supplement for a trust, all of the above Authorized Investments (other than cash and housing loans) having a remaining maturity of 12 months or more must have a long term credit rating with Standard & Poor's of AAA, with Fitch Ratings of AAA and with Moody's of Aaa.

     Where the remaining maturity is less than 12 months, then unless otherwise agreed by the relevant rating agency or as otherwise specified in the accompanying prospectus supplement for a trust, those Authorized Investments must satisfy the following requirements:

     o    a short-term credit rating from Moody's of P-1;

     o    the following long term Moody's ratings:

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of one month or less must have a credit rating of A2 or better;

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of greater than one month and not more than 3 months must have a credit rating of A1 or better;

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of greater than 3 months and not more than 6 months must have a credit rating of Aa3 or better; and

          o Authorized Investments having a remaining maturity at the date of acquisition of greater than 6 months must have a credit rating of Aaa;

     o a short-term credit rating from Standard & Poor's of A-1, provided that if the aggregate of such investments held by the trust exceeds 20% of the then A$ Equivalent of the aggregate Principal Balance of all notes:

          o any additional such investment must have a short-term credit rating of A-1+; and

          o the issuer trustee must transfer the funds of the trust held in any bank account with a financial institution with a short-term credit rating of less than A-1+ to an account held with a financial institution with a credit rating of A-1+ to the extent necessary such that the aggregate of such investments held by the trust no longer exceeds 20% of the then A$ Equivalent of the aggregate Principal Balance of all the notes; and

     o if the Authorized Investment is cash held on a call basis, be held by a bank with a short-term credit rating from Fitch Ratings of at least F1, or for any other Authorized Investment, have a short-term credit rating from Fitch Ratings of F1+ or be held with a bank with a short-term credit rating from Fitch Ratings of F1+.

     The requirements of each of the rating agencies in respect of Authorized Investments detailed above will only apply in respect of the Authorized Investments of a trust if that rating agency has rated any of the notes issued by that trust. The accompanying prospectus supplement for a trust may provide for additional or different requirements in respect of Authorized Investments.

TRUST BANK ACCOUNT

     The issuer trustee will establish and maintain one or more bank accounts for each trust. Each bank account must be an Authorized Investment as described in the preceding paragraphs. The initial bank account for each trust will be, unless otherwise specified in the accompanying prospectus supplement for that trust, established with Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 at its 68 Pitt Street, Sydney branch.

COMBINED BANK ACCOUNT

     Perpetual Trustees Australia Limited may also hold other bank accounts, which must be Authorized Investments, as trustee of a number of PUMA trusts, into which payments in respect of a trust may be made. Perpetual Trustees Australia Limited holds such bank accounts as trustee of each PUMA trust to the extent that it has funds in the account. Amounts may only be withdrawn from such an account in respect of a PUMA trust to the extent of funds held in the account in respect of that PUMA trust. The bank which holds the account must agree not to set-off the funds in the account against any liability to the bank nor to combine the account with any other account. If one particular trust becomes insolvent, the creditors of that trust will only have recourse to the portion of the amounts deposited into the account that is held by Perpetual Trustees Australia Limited as trustee of that trust. At present the only such accounts are held with Westpac Banking Corporation, ABN 33 007 457 141 at its 273 George Street, Sydney branch and Macquarie Bank Limited, ABN 46 008 583 542 at its 20 Bond Street, Sydney branch. The accompanying prospectus supplement for a trust may specify additional or different combined bank accounts for that trust.

                          PUMA RESIDENTIAL LOAN PROGRAM

     The accompanying prospectus supplement for a trust will set out a summary of PUMA's residential loan program at the time of the creation of that trust including, amongst other things, information concerning the following:

     o the origination and management of the housing loans including the process of origination of housing loans by the mortgage managers;

     o    the approval and underwriting process;

     o    special features of the housing loans;

     o reviews of the origination, settlement and management of the housing loans by the manager;

     o    PUMA's product types; and

     o any other relevant information in respect of PUMA's residential loan program.


                         SERVICING OF THE HOUSING LOANS

     The accompanying prospectus supplement for a trust will set out a summary of the manner in which the housing loans for a trust are managed and serviced as at the time of the creation of that trust including, amongst other things, information concerning the following:

     o    the collection and enforcement procedures;

     o    the collection and enforcement processes;

     o    the PUMA program's delinquency experience; and

     o any other relevant information in respect of the servicing and management of housing loans under the PUMA program.


                        DESCRIPTION OF THE OFFERED NOTES

     The following summary, together with the description of the Offered notes in the accompanying prospectus supplement, describes the material terms of the Offered notes. The summary does not purport to be complete and is subject to the terms and conditions of the Offered notes and to the provisions of the transaction documents for the relevant trust.


GENERAL

     The issuer trustee will issue each series of Offered notes on the closing date specified in the accompanying prospectus supplement pursuant to a direction from the manager to the issuer trustee to issue the Offered notes under the terms of the Trust Deed, the corresponding sub-fund notice, the note trust deed and the underwriting agreement. Unless otherwise specified in the accompanying prospectus supplement, the laws of New South Wales will govern the Offered notes.

     Each series of Offered notes will consist of one or more classes of notes, one or more of which may be:

     o    compound interest notes;

     o    fixed interest notes;

     o    variable interest notes;

     o    lockout notes;

     o    planned amortization class notes;

     o    accretion directed notes;

     o    zero coupon notes;

     o    principal only notes;

     o    interest only notes;

     o    participation notes; and/or

     o    denominated in US$ or any other currency.

     A series may also include one or more classes of senior and/or one or more classes of subordinated notes.

FORM OF THE OFFERED NOTES

BOOK-ENTRY REGISTRATION

     The Offered notes will be issued only in permanent book-entry format in the minimum denominations specified in the accompanying prospectus supplement. While the Offered notes are in book-entry format all references to actions by the corresponding holders of the Offered notes will refer to actions taken by The Depository Trust Company ("DTC"), upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of the Offered notes will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Offered notes in accordance with DTC's procedures.

     Holders of the Offered notes may hold their interests in the Offered notes of a trust through DTC in the United States or through Clearstream Banking, societe anonyme (previously named Cedelbank), or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

     Cede & Co, as nominee for DTC, will hold the Offered notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in the customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. If applicable, transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear System will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Business Day following settlement in DTC.

     Purchases of Offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Offered notes on DTC's records. The ownership interest of each actual holder of the Offered notes is in turn to be recorded on the DTC participants' and indirect participants' records. Holders of the Offered notes will not receive written confirmation from DTC of their purchase. However, holders of the Offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the Offered note entered into the transaction. Transfers of ownership interests in the Offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the holders of the Offered notes. Holders of the Offered notes will not receive Offered notes representing their ownership interest in Offered notes unless use of the book-entry system for the Offered notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the Offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the Offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of the Offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the Offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Offered notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the Offered notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of the Offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to holders of the Offered notes is the responsibility of DTC participants and indirect participants.

     The register for the Offered notes, while in book-entry form, will be closed for the purposes of determining the entitlements of holders of the Offered notes, 2 Business Days prior to the relevant payment date.

     DTC may discontinue providing its services as securities depository for the Offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

     The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. The Euroclear terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts.

The Euroclear Operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Distributions on the Offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of the Offered notes on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Offered notes among participants of DTC, Clearstream, Luxembourg or Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.


DEFINITIVE NOTES

     Offered notes issued in definitive form are referred to in this prospectus as "definitive notes". Unless otherwise specified in the accompanying prospectus supplement for a trust, Offered notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the following events occurs:

     o DTC or any replacement clearing agency, advises the note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for those Offered notes, and the manager is not able to locate a qualified successor;

     o the manager, at its option, advises the issuer trustee, the note trustee and DTC or any replacement clearing agency in writing that those definitive notes are to be issued in replacement of the book-entry notes; or

     o an event of default under the security trust deed relating to the relevant trust has occurred and is subsisting and the beneficial owners of Offered notes in that trust with an aggregate Principal Balance of greater than 50% of the aggregate Principal Balance of all the Offered notes in that trust, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the Offered notes in that trust.

     If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the relevant Offered notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the relevant book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate Principal Balance as those book-entry notes. Offered notes will be serially numbered if issued in definitive form.

     No noteholder will be entitled to receive a definitive note representing its interest, except as described in the preceding paragraph.

     The register for the Offered notes, while in definitive form, will be closed for the purposes of determining entitlements of holders of the Offered notes, 30 days prior to the relevant payment date. Definitive notes will be transferable and exchangeable at the specified offices of the note registrar for the relevant trust.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, The Bank of New York, New York will be the initial note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York 10286 and c/- The Bank of New York, London Branch, One Canada Square, Corporate Trust Services, 48th Floor, London E14 5AL, U.K. Unless otherwise specified in the prospectus supplement for a trust, the note registrar must at all times have specified offices in London and New York. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a payment date or within a period, not exceeding thirty days, specified by the note trustee prior to any meeting which includes the holders of the Offered notes under the Trust Deed or the security trust deed.

     The accompanying prospectus supplement for a trust may specify different or additional provisions regarding definitive notes for that trust.


COLLECTIONS

     Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the accompanying prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given trust will be described in the prospectus supplement for that trust.

DISTRIBUTIONS

     Distributions on the notes of each trust will be made on each payment date as specified in the accompanying prospectus supplement for that trust. Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given trust will be described in the prospectus supplement for that trust. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such trust, as described in the prospectus supplement for that trust.

DISTRIBUTIONS OF INTEREST

     Each class of notes of a trust entitled to receive interest will accrue interest from the date, at the interest rate and in the manner described in the accompanying prospectus supplement. Each class of notes of a trust may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement for a trust will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of notes of that trust.

     Principal only notes will be entitled to either nominal or no interest distributions. Unless otherwise specified in the accompanying prospectus supplement, any nominal interest on zero coupon notes that is not paid on the relevant payment date will accrue and be added to the principal balance in respect of such notes.

DISTRIBUTIONS OF PRINCIPAL

     On each payment date, principal payments will be made to those noteholders then entitled to receive distributions of principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

     Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same trust, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same trust and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

     Interest only notes are entitled to either nominal or no principal distributions. Interest only notes may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

     In addition, the accompanying prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee and held in temporary investments for a specified period prior to being used to distribute payments of principal to noteholders or used to purchase additional housing loans for the trust or to fund redraws or further advances. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of notes will be made on a pro rata basis among all of the notes of that class.


WITHHOLDING OR TAX DEDUCTIONS

     Unless otherwise specified in the accompanying prospectus supplement, all payments in respect of the notes of a trust will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, will account to the relevant authorities for the amount so required to be withheld or deducted. Unless otherwise specified in the accompanying prospectus supplement, neither the issuer trustee nor any paying agent nor the note trustee will be obligated to make any additional payments to holders of the Offered notes of a trust with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the note trustee, the principal paying agent and the relevant noteholders of that trust.


REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

     Unless otherwise specified in the accompanying prospectus supplement, if the manager satisfies the issuer trustee and the note trustee of a trust, immediately before giving the notice to the noteholders of that trust as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

     o on the next payment date specified in the accompanying prospectus supplement, the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes of that trust any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

     o the total amount payable in respect of interest in relation to the housing loans in respect of that trust for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes of that trust on any subsequent payment date specified in the accompanying prospectus supplement at their then Principal Balance, together with accrued but unpaid interest to but excluding the date of redemption.

     However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes of that trust unless it is in a position on the relevant payment date to repay the then Principal Balance of the notes of that trust together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes if the charge under the security trust deed were enforced.

     Holders of the Offered notes of that trust must be given notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption.

     Unless otherwise specified in the accompanying prospectus supplement, if a tax, duty or other amount described above applies only to the Offered notes of a trust and the issuer trustee gives notice that it proposes to redeem the notes of that trust, the holders of 75% of the aggregate Principal Balance of the Offered notes of that trust, as a single class, may elect, in accordance with the terms of the note trust deed for that trust, that they do not require the issuer trustee to redeem the Offered notes. Upon being notified of such an election at least 21 days before the relevant payment date upon which redemption was to occur the issuer trustee must not redeem the notes of that trust.

     In order to assist the issuer trustee to fund such a redemption or any redemption described under the heading "- Optional Redemption of the Notes" below, the trustee as trustee of the other PUMA trusts has vested in it the power to acquire the housing loans from the issuer trustee as trustee of the relevant trust. This power may only be exercised if all noteholders are paid the Principal Balance and all accrued but unpaid interest on their notes.

OPTIONAL REDEMPTION OF THE NOTES

     The accompanying prospectus supplement for a trust may set out circumstances in which the issuer trustee must, when directed by the manager, redeem all of the notes of a trust.

FINAL MATURITY DATE

     Unless previously redeemed, the issuer trustee must redeem the notes of a trust by paying the Principal Balance, together with all accrued and unpaid interest, in relation to each note on or before the final maturity date specified in the accompanying prospectus supplement for that trust.


EVENT OF DEFAULT AND ENFORCEMENT

     If an event of default occurs under the security trust deed for a trust, the security trustee must, upon becoming aware of the event of default and subject to certain exceptions and conditions, including the requirement in most circumstances of an Extraordinary Resolution of Voting Secured Creditors for that trust and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed for that trust and described in the accompanying prospectus supplement for that trust.


REDEMPTION UPON FINAL PAYMENT

     Upon final distribution being made in respect of any notes of a trust following termination of the trust or enforcement of the charge under the security trust deed for that trust, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest or the Principal Balance in relation to those notes will be extinguished in full.


NO PAYMENTS OF PRINCIPAL IN EXCESS OF PRINCIPAL BALANCE

     No amount of principal will be repaid in respect of a note of any trust in excess of its Principal Balance.


PRESCRIPTION

     An Offered note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the Offered note which would have the effect of reducing the Principal Balance of, and all accrued but unpaid interest on, the Offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant Offered note. After the date on which an Offered note becomes void in its entirety, no claim may be made in respect of it.


DIRECTIONS BY HOLDERS OF THE OFFERED NOTES

     Unless otherwise specified in the accompanying prospectus supplement for a trust, under the note trust deed the note trustee may seek directions from the holders of the Offered notes from time to time as described below, including following the occurrence of an event of default under the security trust deed.

     The note trustee will not be responsible for acting in good faith upon a direction given by noteholders holding Offered notes with a Principal Balance of greater than 50% of the aggregate Principal Balance of all the Offered notes.

     If the note trustee is entitled under the Trust Deed or the security trust deed to vote at any meeting on behalf of holders of the Offered notes the note trustee must vote in accordance with the directions of those noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of holders of the Offered notes, the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Principal Balance of the Offered notes held by noteholders who have directed the note trustee to vote for or against that proposal.

     For the purposes of seeking any consent, direction or authorization from holders of the Offered notes, the note trustee may by notice to the holders of the Offered notes specify a date, not earlier than the date of the notice, upon which the persons who are the holders of the Offered notes and the Principal Balance of the Offered notes held by them will be determined based upon the details recorded in the note register for the Offered notes as at 5:00 pm New York time on that date.


AMENDMENTS TO OFFERED NOTES AND NOTE TRUST DEED

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee, the manager and the note trustee, may alter, add to or modify any provision of the note trust deed or the Offered notes, without the consent or sanction of any holder of the Offered notes, subject to the limitations described below, if the alteration, addition or modification is not a Payment Modification and, in the opinion of the note trustee:

     o is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

     o is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which, in the opinion of the note trustee, is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the note trust deed; or

     o and in the opinion of the issuer trustee is otherwise desirable for any reason and:

     o is not in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the holders of the Offered notes; or

     o if it is in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the holders of the Offered notes, the consent is obtained of noteholders owning 75% of the aggregate Principal Balance of the Offered notes, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

     Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance of any amendment taking effect.

     The note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of holders of the Offered notes if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the Offered notes by that rating agency.

     The issuer trustee, the manager and the note trustee may make or effect any Payment Modification to the note trust deed or the Offered notes of a trust or a class of Offered notes of a trust only if the consent has first been obtained of each corresponding holder of the Offered notes of that trust affected by the Payment Modification.

     "PAYMENT MODIFICATION" in relation to Offered notes means, unless otherwise specified in the accompanying prospectus supplement for a trust, any alteration, addition or revocation of any provision of the relevant note trust deed, those Offered notes, the Trust Deed so far as it applies to the trust, the relevant sub-fund notice or the relevant security trust deed which modifies:

     o the amount, timing, currency or manner of payment of principal or interest in respect of those Offered notes, including, without limitation, any modification to the Principal Balance, interest rate or maturity date of those Offered notes or the orders of payment of the proceeds of the trust assets under the relevant sub-fund notice, those Offered notes or the relevant security trust deed or which would impair rights of holders of those Offered notes to institute suit for enforcement of such payment;

     o the manner of determining whether noteholders owning 75% of the aggregate Principal Balance of those Offered notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Principal Balance of those Offered notes required for such a consent or direction;

     o the provision of the relevant security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or,

     o the requirements for altering, adding to or revoking any provision of the relevant note trust deed, those Offered notes, the Trust Deed so far as it applies to the trust, the sub-fund notice and the relevant security trust deed.

     The issuer trustee must distribute to all holders of the Offered notes of the relevant trust a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO NOTEHOLDERS

     Unless otherwise specified in the accompanying prospectus supplement for a trust, no later than 5 Business Days prior to each payment date for a trust as specified in the prospectus supplement for that trust, the manager will, in respect of that payment date, deliver to the principal paying agent, the note trustee, the issuer trustee and the holders of the Offered notes a servicing report containing, information regarding the housing loans, notes and any other items of information applicable to a particular trust as specified in the accompanying prospectus supplement for that trust.

     Unless and until definitive Offered notes are issued in respect of a trust, beneficial owners of the corresponding Offered notes will receive reports and other information provided for under the transaction documents for that trust only if, when and to the extent provided by DTC and its participating organizations or by way of information published on a Reuters Screen or the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service, or as otherwise provided in the accompanying prospectus supplement for a trust.

     Unless and until definitive Offered notes are issued in respect of a trust, periodic and annual unaudited reports containing information concerning the trust and the corresponding Offered notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the corresponding Offered notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the corresponding Offered notes are in book-entry form. Upon the issuance of Offered notes in definitive form, such reports for a trust and its corresponding Offered notes will be sent directly to each holder of the Offered notes for that trust. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles in the United States.

     The manager will file with the SEC such periodic reports as are required under the Exchange Act and the rules and regulations of the SEC thereunder. In addition, any Form 10-K will contain any certifications required under the rules and regulations of the SEC.

     In addition, the manager may prepare and arrange for the publication of summary pool performance data for the corresponding trust in a format determined by the manager on Reuters, Bloomberg or other financial news medium.

             DESCRIPTION OF THE TRANSACTION DOCUMENTS AND PARTIES

     The following summary describes the material terms of the transaction documents for a trust other than the underwriting agreement and any dealer agreement for that trust and except as already described above or in the accompanying prospectus supplement. It also describes some of the primary parties to those transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that trust and the accompanying prospectus supplement. Unless otherwise specified in the accompanying prospectus supplement, the transaction documents (other than the underwriting agreement for any series of Offered notes) will be governed by the laws of New South Wales, Australia. The underwriting agreement will be governed by the laws of the State of New York.

     Within fifteen days after the closing date for each series of notes, the manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K.


THE TRUST DEED AND THE MANAGEMENT DEED

     The PUMA Program was established pursuant to the Trust Deed which provides the general terms and structure for securitization under the PUMA Program. Under the Management Deed, the issuer trustee appoints the manager to perform a wide range of duties and responsibilities relating to the management of the PUMA trusts. Below is set out a summary of various provisions of those documents.


GENERAL DUTIES OF ISSUER TRUSTEE

     Unless provided otherwise in the accompanying prospectus supplement for a trust, Perpetual Trustees Australia Limited will act as issuer trustee of all the PUMA trusts established under the Trust Deed. The Trust Deed provides that the issuer trustee has only those duties expressly imposed on it. Those duties include a general obligation to exercise all due care and diligence in carrying out its roles as trustee, a duty to protect the interests of noteholders and a duty to conduct all transactions relating to the trust in a proper and efficient manner.

     In addition, there are a number of more specific duties imposed upon the issuer trustee, some of which are delegated to the manager as discussed below. These include maintaining a register of noteholders and records of all Authorized Investments, holding Authorized Investments and all relevant title documents, either itself or by its agents, keeping records of all such documents held by it, performing and enforcing the terms of all credit enhancements and hedge arrangements relating to a trust and providing notices to the rating agencies as required by the Trust Deed or by any other agreement.

     The issuer trustee is required to act continuously as trustee until the PUMA trusts are terminated or the issuer trustee has retired or been removed as trustee.

     The issuer trustee retains custody of all loan contracts and security documents in relation to the housing loans and other related securities.

POWERS OF THE ISSUER TRUSTEE

     In addition to having all of the powers conferred by statute, the issuer trustee is given wide ranging powers by the express terms of the Trust Deed. Among these powers, the Trust Deed confers on the issuer trustee all the rights over the Authorized Investments in a trust which the issuer trustee would have if it was the beneficial owner of those Authorized Investments. In some circumstances, the Trust Deed restricts the issuer trustee's rights to only exercising its powers in accordance with the manager's instructions.

     The Trust Deed confers on the issuer trustee a number of specific powers. One of the most important of these is the power to make the Authorized Investments discussed under the heading "Description of the Assets of a Trust - Other Assets of a Trust" above. Some of the other significant powers are identified in this section.

Hedge Arrangements

     The issuer trustee has power to enter into and perform hedge arrangements, such as interest rate swap contracts, forward rate agreements, futures contracts and options agreements, where directed to do so by the manager in relation to an Authorized Investment. Each such hedge arrangement must be entered into with a counterparty that satisfies the requirements contained in the Trust Deed in relation to maintenance of the ratings of the notes.

     It is this power that the issuer trustee exercises, based on a direction by the manager, on behalf of a trust in entering into the interest rate swap contracts referred to under the heading "Description of the Transaction Documents and Parties - Interest Rate Swaps" below and any currency swap contract as specified in the accompanying prospectus supplement for that trust.


Standby Arrangements

     Subject to some restrictions, the issuer trustee has power to enter into and perform certain standby arrangements whereby a third party lends money to the issuer trustee to meet shortfalls of funds. Again, the provider of such arrangements must satisfy the requirements contained in the Trust Deed in relation to maintenance of the ratings of the notes. It is this power that the issuer trustee would exercise, based on a direction by the manager, on behalf of a trust if it entered into a redraw facility agreement as referred to in "Description of the Transaction Documents and Parties - The Redraw Facility" below and which it would exercise if it entered into a liquidity facility agreement for a trust as referred to in "Liquidity Enhancements - Types of Enhancements" in this prospectus.

Additional Power to Borrow

     The issuer trustee has the power, at the written direction of the manager, to borrow on behalf of a trust other than by issuing notes or entering into standby arrangements, provided this does not adversely affect the rating of notes. Any such borrowings, not obtained by issuing notes or entering into standby arrangements, must be fully subordinated to the rights of all noteholders to be paid interest and principal.

DELEGATION BY ISSUER TRUSTEE

     While the issuer trustee is expressly prohibited from delegating certain duties under the Trust Deed, it is generally free to delegate the balance of its powers and duties, including, in relation to its payment obligations in respect of Offered notes, to the paying agents under the agency agreement for any series of notes.

     Notably, there are some powers and duties which the issuer trustee must delegate. The Trust Deed provides that once these particular powers and duties have been delegated the issuer trustee has no further duty and obligation, other than as provided by the Trust Deed, for their due performance. The extent to which delegation of these and other powers and duties has been made to the manager is described below.

ISSUER TRUSTEE FEES AND EXPENSES

     The issuer trustee's fees, or the method of calculation of those fees, are agreed between the issuer trustee and the manager from time to time. The amount of these fees will be determined prior to the issue of any notes by the issuer trustee in its capacity as trustee of a particular trust and will be notified by the manager to each rating agency rating the notes of a trust.

     The Trust Deed entitles the issuer trustee to meet certain fees and expenses incurred in relation to a trust by payment from the assets of that trust. Unless otherwise specified in the accompanying prospectus supplement for a trust, these include the following expenses:

     o    the issuer trustee's fee as referred to above;

     o bank charges in respect of cashflows occurring in respect of that trust;

     o    audit fees applicable to that trust;

     o    any stamp duty payable in respect of the transaction documents;

     o    fees payable to any mortgage manager in respect of that trust;

     o amounts payable or costs incurred in respect of or arising in relation to any transaction document in relation to that trust;

     o    fees charged by a clearing house;

     o any costs incurred by the issuer trustee in complying with its obligations under any transaction document in relation to that trust and the establishment or maintenance of any such transaction document;

     o any costs incurred by the issuer trustee in exercising its powers under the Trust Deed in relation to that trust;

     o    liabilities arising under the Australian Consumer Credit Code; and

     o all other liabilities, taxes and costs properly incurred or which in the reasonable opinion of the issuer trustee may be incurred by the issuer trustee, the manager, any mortgage manager or any delegate of the issuer trustee or the manager in respect of that trust.

RETIREMENT AND REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee may retire on not less than 90 days written notice to the manager, or such shorter period as is agreed by the manager, but this will not become effective until a new trustee has been appointed. The new issuer trustee will be appointed by the manager or if the manager fails to do so within 60 days, the retiring issuer trustee may do so. If no new trustee is appointed within 120 days of the issuer trustee giving such notice, the issuer trustee is not entitled to retire but will, subject to the following, continue as trustee of the applicable trusts until termination of all PUMA trusts. During this period, the issuer trustee will not accept further subscriptions from investors or allow further investments to be vested with it and may appoint a suitably qualified entity as a new trustee in its place. The issuer trustee can also be made to retire by the manager in some circumstances, including the commencement of winding up proceedings and the appointment of a receiver to the issuer trustee in its personal capacity.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee is relieved from any personal liability in relation to its performance except to the extent that such liability results from its own fraud, negligence or willful default or that of its officers, employees, agents or delegates. For this purpose, an agent or delegate of the issuer trustee does not include the manager, a mortgage manager or a clearing house.

     Apart from that general exclusion of liability, the issuer trustee is entitled to rely, in good faith, on the genuineness and correctness of documents and certificates furnished to it by the manager, any mortgage manager or any other person provided it has no reason to believe that such document or certificate is not genuine or correct. The issuer trustee is also entitled to rely and act upon advice or opinions provided by the manager, any mortgage manager, barrister, lawyer, banker or other person believed by it in good faith to be expert in relation to the relevant matter.

     Subject to the terms of the Trust Deed, the issuer trustee is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the manager, any mortgage manager, any other delegate, agent or adviser or any other person appointed by the issuer trustee or the manager or upon whom the issuer trustee or the manager is entitled to rely (other than a related body corporate of the issuer trustee).

     A number of limitations on the issuer trustee's liability are set out in full in the Trust Deed and the other transaction documents. These include the limitation that the issuer trustee will not be liable for any loss, costs, liabilities or expenses:

     o arising out of the exercise or non-exercise of its discretions or for any other act or omission on its part under any transaction document or otherwise in relation to a trust;

     o arising out of the exercise or non-exercise of a discretion on the part of the manager or any act or omission of the manager; or

     o caused by it acting on any instruction or direction given to it by the manager,

except to the extent that they are caused by the issuer trustee's or any of its officer's, employee's, agent's or delegate's own fraud, negligence or willful default.


RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee is indemnified out of the assets of the applicable trust for any liability, cost or expense properly incurred by the issuer trustee in performing or exercising any of its powers or duties in relation to that trust. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

     The issuer trustee is indemnified out of the assets of the applicable trust against certain payments it may be liable to make under the Australian Consumer Credit Code in relation to that trust. The manager also indemnifies the issuer trustee in relation to such payments to a certain extent, as described under the heading "Legal Aspects of the Housing Loans - Consumer Credit Code" below, and the issuer trustee is required to first call on the indemnity from the manager before calling on the indemnity from the assets of the applicable trust.

     The accompanying prospectus supplement for each trust may contain a description of additional or different requirements in relation to the retirement or removal of the issuer trustee, the appointment of a substitute issuer trustee, limitation of the issuer trustee's liability, the right of indemnity of the issuer trustee and the issuer trustee's rights to recover its fees.


POWERS OF MANAGER

     Under the Management Deed, the issuer trustee has appointed the manager to perform a wide range of duties and responsibilities relating to the management of the PUMA trusts. The scope of those management functions includes:

     o the appointment of mortgage managers and thereafter management of the origination of housing loans in accordance with the provisions of the mortgage origination agreement, the PUMA Parameters, the Management Deed and the Trust Deed and all other relevant transaction documents;

     o co-ordinating the raising of funds by the issue of instruments such as notes;

     o    the selection and management of Authorized Investments; and

     o the establishment and monitoring of any mortgage insurance policies, standby arrangements and other Security Enhancements and hedge arrangements in respect of the trusts.

     In addition to the above, the issuer trustee has delegated to the manager both the general administration and management of the PUMA trusts and the conduct of the day to day operation of the PUMA trusts.

     Under the Trust Deed, the manager must not knowingly direct the issuer trustee to make any investment or enter into any contractual commitment to make an investment, or knowingly do any other thing in relation to any trust, that would result in a reduction or withdrawal of the ratings given to the notes of any trust by the rating agencies.

COVENANTS OF MANAGER

     The manager covenants that it will endeavor to ensure, using the measures available to it in its capacity as manager of any applicable trust, that:

     o on each payment date there will be sufficient collections available, other than principal collections and any amounts retained from principal collections, to pay all interest payable on that date on the notes; and

     o the issuer trustee is able to repay the Principal Balance of each note in full by the final maturity date.

     The measures available to the manager include the ability to direct the issuer trustee as to the interest rates to be set on the variable rate housing loans, subject to the terms of those housing loans and any applicable laws.

DELEGATION BY MANAGER

     The manager may, in carrying out and performing its duties and obligations in relation to a trust, appoint in writing any person as agent, delegate or nominee of the manager with such powers as the manager thinks fit but not exceeding those vested in the manager. However, the manager is not able to delegate particular functions which are specified in the Management Deed. Unless otherwise specified in the accompanying prospectus supplement for a trust, these functions which cannot be delegated include certifying that the housing loan secured by a mortgage meets the required criteria, managing the relevant Security Enhancements, complying with mortgage insurer requirements, including the preparation of reports to the mortgage insurer, and managing the origination process.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The manager is entitled to two fees under the terms of the Management Deed. These are a manager's income fee and a manager's residual asset fee.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the manager's income fee is payable on each quarterly payment date, or such other dates that may be agreed between the issuer trustee and the manager, throughout the duration of each trust. The manager's income fee is determined on the basis of a certified fee statement issued by the manager to the issuer trustee, which sets out the calculation of the manager's income fee. The issuer trustee may either pay the amount of the manager's income fee specified in the fee statement or refer the fee statement to the auditor of the relevant trust for determination. The determination of the auditor of that trust will be conclusive and binding.

     The manager is entitled to the manager's residual asset fee if upon termination of a trust, and after all distributions that are required under the transaction documents have been made, there are assets remaining in that trust with a total value greater than A$1,000. The amount of the manager's residual asset fee is equal to the amount by which the remaining assets of that trust exceed A$1,000.

     A portion of the manager's fee on each quarterly payment date, equal to the Senior Fee Amount on that quarterly payment date, is paid in priority to interest on the notes in relation to a trust on that quarterly payment date.

     The manager is indemnified out of the assets of each trust for any liability properly incurred by the manager in performing or exercising any of its powers or duties in relation to that trust. This indemnity does not extend to any liabilities arising from the manager's fraud, negligence or willful default.

REMOVAL OR RETIREMENT OF THE MANAGER

     As with the issuer trustee, the manager is entitled to retire on 90 days notice to the issuer trustee, or such shorter period as the issuer trustee agrees, but such retirement will not become effective until a new manager has been appointed. The new manager will be appointed by the manager, or if the manager fails to do so within 60 days, the issuer trustee may do so. The issuer trustee may require the manager to retire in some circumstances. Those circumstances include the commencement of the winding up of the manager, the appointment of a receiver in respect of the manager and the failure by the manager to remedy any material breach of its obligations within 14 days of written notice.

LIMITATION OF MANAGER'S LIABILITY

     The manager is relieved from any personal liability in relation to its performance except to the extent that such liability results from its own fraud, negligence or willful default or that of its officers, employees, agents or delegates.

     Apart from that general exclusion of liability, the manager is entitled to rely, in good faith, on the genuineness and correctness of documents and certificates furnished to it by the issuer trustee, any mortgage manager or any other person provided it has no reason to believe that such document or certificate is not genuine or correct. The manager is also entitled to rely and act upon advice or opinions provided by the issuer trustee, any mortgage manager, barrister, lawyer, banker or other person believed by it in good faith to be expert in relation to the relevant matter.

     Subject to the terms of the Trust Deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, any mortgage manager, any other delegate, agent or adviser or any other person appointed by the issuer trustee or the manager or upon whom the issuer trustee or the manager is entitled to rely (other than a related body corporate of the manager).

     The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to a trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of that trust. A number of limitations on the manager's liability are set out in full in the Trust Deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

     o arising out of the exercise or non-exercise of its discretions or for any other act or omission on its part under any transaction document or otherwise in relation to a trust;

     o arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee or any act or omission of the issuer trustee; or

     o caused by it acting on any instruction or direction given to it by the issuer trustee,

except to the extent that they are caused by the manager's or any of its officer's, employee's, agent's or delegate's own fraud, negligence or willful default.

     The accompanying prospectus supplement for each trust may contain a description of additional or different obligations, powers and protections of the manager as well as additional or different removal and retirement provisions.


AUDITING OF ACCOUNTS

     The issuer trustee must keep or cause to be kept proper and timely records of the accounts of each trust in accordance with generally accepted Australian accounting principles and practices. The manager must prepare annual accounts for each trust and the issuer trustee must arrange for these to be audited.

LIMITS ON RIGHTS OF NOTEHOLDERS

     Apart from their beneficial interest in the security conferred by the security trust deed for a trust, the noteholders do not own and have no interest in the corresponding trust or any of its assets. In particular, no noteholder is entitled to:

     o    an interest in any particular part of a trust or any asset of a trust;

     o require the transfer to it of, or dealing by the issuer trustee with, any asset of a trust;

     o interfere with or question the exercise or non-exercise of the duties, powers, authorities and discretions of the manager or the issuer trustee or any of their delegates or agents in their dealings with a trust or any assets of a trust;

     o exercise any rights, powers or privileges in respect of any asset of a trust;

     o lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of a trust or claiming any estate or interest in any asset of a trust;

     o negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee;

     o    seek to wind up or terminate a trust;

     o take proceedings against the issuer trustee, the manager, or in respect of a trust or the assets of a trust. This will not limit the right of noteholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the Trust Deed and the sub-fund notice and the security trust deed for that trust, in the case of the issuer trustee and the manager, and the security trust deed for that trust, in the case of the security trustee; or

     o have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or the manager respectively.

     The accompanying prospectus supplement for a trust may specify additional or different limits regarding the rights of noteholders.


TERMINATION OF A TRUST

     Each trust will continue until the earliest to occur of:

     o a day notified by the manager to the issuer trustee in writing following the date of the payment of all moneys due to any person under or pursuant to the provisions of the Trust Deed, as it relates to a trust, or in the event of a deficiency such lesser amounts as are finally available for payment and distribution upon full and final liquidation and realization of the Authorized Investments comprised in that trust and the exercise by the issuer trustee of all rights which the issuer trustee thinks appropriate (including in relation to any Security Enhancement) in relation to that trust;

     o the earlier of December 31, 2069 and twenty years from the date of death of the last survivor of the descendants of His Late Majesty King George V of the United Kingdom of Great Britain and Northern Ireland, living on June 8, 1993; and

     o the date that the charge under the security trust deed in relation to that trust is released.


SUB-FUND NOTICE

     Macquarie Securitisation Limited, as the manager of the PUMA Program, will issue to the issuer trustee a sub-fund notice in respect of each trust. The sub-fund notice will establish the trust and set out the specific details of that trust including, amongst other things, the notes which will be issued in respect of that trust by the issuer trustee and the distributions of interest and principal payments under the trust. Those details may vary from the terms set forth in the Trust Deed.


AMENDMENTS TO THE TRUST DEED AND SUB-FUND NOTICE

     In addition to the powers, duties and other rights relating to the Trust Deed and the sub-fund notice for a trust and unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee and the manager are empowered to vary the Trust Deed, to the extent that it applies to a trust, and the sub-fund notice for that trust, to make amendments which are:

     o to correct a manifest error or ambiguity or are of a formal, technical or administrative nature only;

     o in the opinion of the issuer trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any governmental authority;

     o in the opinion of the issuer trustee appropriate or expedient as a consequence of the enactment of, or an amendment to any statute or regulation or altered requirements of any governmental authority or the decision of any court, including, without limitation, an alteration, addition or modification which is in the opinion of the issuer trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the PUMA trusts;

     o in the opinion of the issuer trustee neither prejudicial nor likely to be prejudicial to the interests of noteholders or the unitholders of that trust;

     o an alteration, addition or modification to the Authorized Investments where without such alteration, addition or modification, any stamp duty concession in respect of the issue or transfer of notes would be prejudiced;

     o necessary to ensure that neither the Trust Deed nor any offer or transfer in respect of notes is required to be registered with or approved by any regulatory authority in any State or Territory of the Commonwealth of Australia; or

     o in the opinion of the issuer trustee will enable the provisions of the Trust Deed or any transaction document to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

     Where, in the opinion of the issuer trustee, a proposed variation as described in the last bullet point above, is prejudicial or likely to be prejudicial to the interests of noteholders, or a class of noteholders, such variation may be effected by the issuer trustee if approved by a resolution of 75% of the votes that may be cast at a meeting of noteholders, or that class of noteholders. The issuer trustee may assume that any amendment to the Trust Deed or a sub-fund notice for a trust is not prejudicial, or likely to be prejudicial, to the interests of noteholders or a class of noteholders if the issuer trustee receives written confirmation from each applicable rating agency that the proposed amendment will not result in a reduction, qualification or withdrawal of a credit rating then assigned by the rating agency to the relevant notes.

     Any amendment or addition to or revocation of the Trust Deed or sub-fund notice for a trust that affects a Payment Modification with respect to any Offered notes may only be made with the consent of each holder of such an Offered note.


THE NOTE TRUST DEED

APPOINTMENT OF NOTE TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, The Bank of New York, New York will serve as the note trustee for each applicable series of Offered notes. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. Unless otherwise specified in the accompanying prospectus supplement, the corporate trust office of the note trustee responsible for the administration of the note trustee's obligations in relation to each trust is located at 101 Barclay Street, 21W, New York, New York 10286.

NOTE TRUSTEE'S FEES AND EXPENSES

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee will pay the note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the note trustee's normal duties under the corresponding transaction documents. The note trustee will be entitled to be indemnified for its fees with respect to any such additional duties from the assets of the relevant trust.

DELEGATION BY NOTE TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under a note trust deed to any related company of the note trustee or to any other person in accordance with that note trust deed or as agreed by the manager.

INDEMNITY OF NOTE TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the note trustee will be entitled to be indemnified from the assets of the corresponding trust against all liabilities, expenses, costs, charges, taxes and stamp duties, other than general overhead costs and expenses, properly incurred by the note trustee, or its properly appointed agents or delegates in the performance of its obligations under the corresponding note trust deed or any other transaction document.

     However, the note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the corresponding note trust deed.

QUALIFICATIONS OF NOTE TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

REMOVAL OF NOTE TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the note trustee will retire as note trustee in respect of a trust if:

     o an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

     o    it ceases to carry on business;

     o    it ceases to be an Eligible Trust Corporation;

     o it is so directed by the noteholders of a trust holding no less than 75% of the aggregate Principal Balance of the Offered notes of that trust;

     o when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

     o there is a change in ownership of 50% or more of the issued equity share capital of the note trustee from the position as at the date of the relevant note trust deed or effective control of the note trustee alters from the position as at the date of the note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

     If any of these events occurs and the note trustee refuses to retire and unless otherwise specified in the accompanying prospectus supplement for a trust, the manager may remove the note trustee from office immediately by notice in writing. On the retirement or removal of the note trustee of a trust:

     o    the manager must promptly notify the rating agencies of that trust;
          and

     o subject to any approval required by law, the manager must use reasonable endeavours to appoint in writing some other Eligible Trust Corporation approved by the rating agencies of that trust to be the substitute note trustee for that trust.

NOTE TRUSTEE MAY RETIRE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the note trustee may retire as note trustee of a trust at any time on 3 months', or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies of that trust, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a payment date which is a quarterly payment date or as otherwise specified in the accompanying prospectus supplement. Upon retirement the note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as note trustee for the corresponding trust. If the note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute note trustee, which must be an Eligible Trust Corporation approved by the rating agencies of that trust.

APPOINTMENT BY NOTEHOLDERS

     Unless otherwise specified in the accompanying prospectus supplement for a trust, no retirement or removal of the note trustee will be effective until a substitute note trustee has been appointed.

     If a substitute note trustee has not been appointed at a time when the position of note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the holders of the Offered notes of that trust. Unless otherwise specified in the accompanying prospectus supplement for a trust, a special majority of the holders of the Offered notes, being such noteholders who hold not less than 75% of the aggregate Principal Balance of all Offered notes of that trust, may appoint an Eligible Trust Corporation to act as note trustee.

     The accompanying prospectus supplement for each trust may contain a description of additional or different obligations, powers, discretions and protections of the note trustee for that trust and different or additional requirements in relation to the retirement or removal of the note trustee and the appointment of a substitute note trustee.

NOTEHOLDERS' RIGHT TO RECEIVE PRINCIPAL AND INTEREST

     Each holder of the Offered notes will have an absolute and unconditional right to receive payment of the principal and interest in respect of its Offered note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that holder of the Offered notes.

TRUST INDENTURE ACT

     The note trust deed contains a provision that, if any other provision of the note trust deed qualifies or conflicts with another provision which is required to be included in the note trust deed under the Trust Indenture Act of 1939, as amended, and is not subject to contractual waiver under the Trust Indenture Act, the Trust Indenture Act will prevail.

ANNUAL COMPLIANCE STATEMENT

     The issuer trustee will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the note trust deed in relation to a trust including compliance with its material obligations under the transaction documents.


THE SECURITY TRUST DEED

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the principal terms of the security trust deed for each trust will be as described below.

GENERAL

     Unless otherwise specified in the relevant prospectus supplement for a trust, Perpetual Trustee Company Limited will serve as the security trustee for each trust under a security trust deed. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets of a trust in favor of the security trustee. The


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

floating charge in relation to the assets of any trust will secure the Secured Moneys owing to the noteholders, the note trustee in its personal capacity and for and on behalf of the noteholders, each agent, the redraw facility provider, any other standby arrangement provider, the currency swap provider and each interest rate swap provider in respect of that trust. These secured parties, or such other persons as are specified in the accompanying prospectus supplement, are collectively known as the "SECURED CREDITORS". Unless otherwise specified in the accompanying prospectus supplement for a trust, there is no other security or guarantee of the issuer trustee's obligations under the notes.

NATURE OF THE CHARGE

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to the floating charge except in accordance with the Trust Deed, the corresponding sub-fund notice or any other related transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of a trust's assets, including any housing loan, other than in accordance with the Trust Deed, the corresponding sub-fund notice or any other related transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over a trust's assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default as described in the corresponding security trust or will become fixed over the affected assets in the case of certain of such events of default. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the related transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.

THE SECURITY TRUSTEE

     The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a trust and will hold the benefit of the charge over the trust's assets in trust for each Secured Creditor on the terms and conditions of the security trust deed for that trust. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors of a trust and the interests of noteholders as a whole, the security trustee must give priority to the interests of the noteholders of that trust as a whole. In addition, the security trustee must give priority to the interests of the Senior noteholders if, in the security trustee's opinion, there is a conflict between the interests of Senior noteholders, on the one hand, and the interests of the Subordinated noteholders or the other Secured Creditors, on the other hand.


DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trustee's liability to the Secured Creditors of a trust is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that trust. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

     Each security trust deed will contain a range of other provisions regulating the scope of the security trustee's duties and liabilities. Unless otherwise specified in the accompanying prospectus supplement for a trust, these include the following:

     o the security trustee will not be required to monitor whether an event of default has occurred in relation to a trust or compliance by the issuer trustee or manager with the transaction documents relating to a trust or their other activities;

     o the security trustee will not be required to do anything unless its liability is limited in a manner satisfactory to it;

     o the security trustee will not be responsible for the adequacy or enforceability of any transaction documents relating to a trust;

     o except as expressly stated in the security trust deed, the security trustee will not be required to give to the corresponding Secured Creditors information concerning the issuer trustee or the related trust which comes into the possession of the security trustee;

     o the issuer trustee gives wide ranging indemnities to the security trustee in relation to its role as security trustee; and

     o the security trustee may be entitled to rely on documents and information provided by the issuer trustee or manager.


EVENTS OF DEFAULT

     Unless otherwise specified in the accompanying prospectus supplement, each of the following will be an event of default under the security trust deed for a trust:

     o the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the corresponding trust and is not replaced within 60 days in accordance with the Trust Deed;

     o the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the corresponding trust to satisfy any liability to a Secured Creditor of that trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

     o the corresponding trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor of that trust and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

     o an Insolvency Event occurs in relation to the issuer trustee in its capacity as trustee of the corresponding trust;

     o distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the corresponding trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

     o    the charge under the security trust deed:

          o    is or becomes wholly or partly void, voidable or unenforceable;
               or

          o loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

     o subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the corresponding trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the Trust Deed, the corresponding sub-fund notice or the security trust deed;

     o the Australian Commissioner of Taxation, or its delegate, determines to issue a notice (under any legislation that imposes a tax) requiring any person obligated or authorized to pay money to the issuer trustee in respect of the corresponding trust to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee in respect of that trust; and

    o any Secured Moneys of the corresponding trust are not paid within 10 days of when due, other than, for so long as any Senior notes are outstanding, amounts that are due to the redraw facility provider in respect of Subordinate Further Advances or that are due to the Subordinated noteholders.

     The security trustee may determine that any event that would otherwise be an event of default under the security trust deed will not be treated as an event of default, where this will not, in the opinion of the security trustee, be materially prejudicial to the interests of the Secured Creditors of the corresponding trust. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors of that trust. Unless the security trustee has made such an election, and provided that the security trustee is actually aware of the occurrence of an event of default, the security trustee will promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors of the corresponding trust at which it will seek directions from the Voting Secured Creditors of that trust by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

     The security trust deed for a trust will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding trust to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Secured Creditors under a security trust deed.

VOTING PROCEDURES

     Every question submitted to a meeting of the Voting Secured Creditors will be decided in the first instance by a show of hands. If a vote results in a tie, the chairman shall, both on a show of hands and on a poll, have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys will have one vote. If at any meeting a poll is demanded, every person who is present will have one vote, rounded down, for every A$10 of Secured Moneys owing to it, converted, in the case of any noteholder holding notes denominated in a currency other than Australian dollars, to Australian dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the relevant currency swap (provided that such an early termination has occurred), whichever produces the lowest amount in Australian dollars.

     A resolution of all of the Voting Secured Creditors of a trust including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which has been signed by all of the Voting Secured Creditors of that trust.

ENFORCEMENT OF THE CHARGE

     Upon a vote at a meeting of Voting Secured Creditors of a trust called following an event of default under the security trust deed for that trust, or by a resolution in writing signed by all of the Voting Secured Creditors of that trust, the Voting Secured Creditors of that trust may direct the security trustee by Extraordinary Resolution to do any or all of the following:

     o declare all Secured Moneys relating to that trust immediately due and payable;

     o appoint a receiver over that trust's assets and determine the remuneration to be paid to that receiver;

     o sell and realize the assets of that trust and otherwise enforce the charge; or

     o take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

     Any enforcement action taken by the security trustee relating to a trust will only relate to the same rights in relation to the assets of that trust as are held by the issuer trustee and subject to rights granted over those assets to others (including the PUMA trustee in other capacities). In particular, Perpetual Trustees Australia Limited, in its capacity as trustee of all the other PUMA trusts, has the right to acquire all the housing loans upon enforcement of a security trust deed for an amount equal to their then outstanding principal plus or minus an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. If Perpetual Trustees Australia Limited, as trustee of the other PUMA trusts, at the direction of the manager, exercises this right, the security trustee will not be able to realize any value in the housing loans in excess of their outstanding principal balances other than any adjustment in its favor in respect of fixed rate housing loans. In addition, the aggregate amount recoverable under a security trust deed at any time may not exceed the value of the assets then charged under that security trust deed.

     No Secured Creditor of a trust is entitled to enforce the charge under the corresponding security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with that security trust deed.

     The accompanying prospectus supplement for each trust will describe any additional or different voting percentages or procedures applicable to that series of notes.

THE NOTE TRUSTEE AS VOTING SECURED CREDITOR

     If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default under a security trust deed relating to a trust occurs and is continuing, the note trustee of that trust must deliver notice of that event to each holder of the Offered notes of that trust within 10 days or sooner of becoming aware of that event, or earlier if required by the rules of any stock exchange on which, or listing authority with whom, the Offered notes are listed, provided that, except in the case of a default in payment of interest and principal on the Offered notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of holders of the Offered notes.

     The rights, remedies and discretion of the holders of the Offered notes under a security trust deed relating to a trust, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, will only be exercised by the note trustee on behalf of the holders of the Offered notes except in limited circumstances as specified in the corresponding security trust deed. The security trustee will be entitled to rely on any instructions or directions given to it by the note trustee as being given on behalf of the holders of the Offered notes without inquiry about compliance with the note trust deed.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, if any of the Senior notes of a trust which are also Offered notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on those notes, the note trustee will not vote under the security trust deed to dispose of the assets of the trust unless:

     o a sufficient amount would be realized to discharge in full all amounts owing to those Senior noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Senior notes;

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

     o the note trustee is so directed by the holders, on whose behalf it is acting at the meeting, of 75% of the aggregate Principal Balance of those Senior notes.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obligated to take any action, give any consent or waiver or make any determination under a security trust deed relating to a trust without being directed to do so by an Extraordinary Resolution of the Voting Secured Creditors in accordance with the security trust deed, unless, in the opinion of the security trustee, the delay required to obtain such directions would be prejudicial to Secured Creditors of that trust as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a trust and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Secured Creditors of a trust, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed, unless it is personally indemnified by the Voting Secured Creditors of the trust to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is given funds to the extent to which it may become liable, including costs and expenses, and the



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

Voting Secured Creditors refuse to grant the requested indemnity, and give the security trustee funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The accompanying prospectus supplement for each trust will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

     Upon enforcement of a security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the corresponding noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds will be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee as trustee of a trust will reimburse the security trustee of that trust for all costs and expenses of the security trustee incurred in performing its duties under the security trust deed. The security trustee will receive a fee in respect of each trust in an amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the corresponding rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note relating to that trust.

MANDATORY RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the security trustee must retire as security trustee in respect of a trust if:

     o an Insolvency Event occurs with respect to it in its personal capacity;

     o    it ceases to carry on business;

     o the issuer trustee, where the security trustee is a related body corporate of the issuer trustee, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

     o the Voting Secured Creditors of the trust require it to retire by an Extraordinary Resolution;

     o it breaches a material duty and does not remedy the breach with 14 days' notice from the manager or the issuer trustee; or

     o there is a change in ownership of 50% or more of the issued equity share capital of the security trustee from the position as at the date of the relevant security trust deed or effective control of the security trustee alters from the position as at the date of the relevant security trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

     If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a suitably qualified person as a replacement security trustee with the approval of the corresponding rating agencies.


VOLUNTARY RETIREMENT OF THE SECURITY TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the security trustee may retire on giving 3 months' written notice. If the security trustee retires, it may appoint a suitably qualified person to act in its place with the approval of the manager, which must not be unreasonably withheld, and the corresponding rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be a suitably qualified person approved by the corresponding rating agencies.

     If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of all Voting Secured Creditors of the corresponding trust who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.


AMENDMENT

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee, the manager, the security trustee and the note trustee, may together agree to alter, add to or revoke any provision of the security trust deed relating to a trust by way of a supplemental deed, subject to the limitations described below, if the alteration, addition or revocation:

     o in the opinion of the security trustee, is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

     o in the opinion of the security trustee, is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

     o in the opinion of the security trustee is otherwise desirable for any reason.

     If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the note trustee, affects the holders of the Offered notes only or in a manner differently to Secured Creditors generally, alters the terms of the Offered notes or is materially prejudicial to the interests of holders of the Offered notes, the alteration, addition or revocation will not be effective unless the consent of the noteholders owning 75% of the aggregate Principal Balance of the Offered notes is obtained.

     Any alteration, addition or revocation must be notified to the corresponding rating agencies and the note trustee 5 Business Days in advance.

     The security trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the holders of the Offered notes if each of the corresponding rating agencies confirms in writing that the proposed alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered notes by the rating agency.

     However, if any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification in relation to any Offered notes, it will not be effective as against a given holder of those Offered notes unless consented to by that noteholder.


CURRENCY SWAPS

     If stated in the accompanying prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loan will be denominated in Australian dollars and amounts received under any interest rate swap are likely to be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Offered notes may be denominated in a currency other than Australian dollars. In such case, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers specified in the prospectus supplement for a trust. The actual swap agreements may vary for each series of notes. The prospectus supplement for each trust will identify and describe any currency swaps and currency swap providers for that trust and the terms of any currency swap. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern any currency swaps. Each swap entered into will be confirmed by a written confirmation.


INTEREST RATE SWAPS

DESCRIPTION OF INTEREST RATE SWAP PROVIDERS

     The manager and the issuer trustee have arrangements in place with interest rate swap providers for the provision of interest rate swaps. As at the closing date for a trust, the issuer trustee may have entered into interest rate swaps with one or more interest rate swap providers on behalf of a particular trust. The initial interest rate swap providers for each trust will be specified in the accompanying prospectus supplement for that trust. After the date of a prospectus supplement for a trust, the issuer trustee may enter into interest rate swaps with other interest rate swap providers on behalf of a trust as described in the section headed "- Other Interest Rate Swap
Providers" below.

DESCRIPTION OF INTEREST RATE SWAP ARRANGEMENTS

     The issuer trustee may receive interest on the housing loans with a fixed rate of interest or a variable rate of interest. Either case will generally result in an interest rate mismatch between the amounts payable under a currency swap and interest payable on any Australian dollar notes, the redraw facility and any other standby arrangement, on the one hand, and the rate of interest earned on those fixed rate housing loans and variable rate housing loans, on the other hand.

     In order to manage the mismatch, the issuer trustee has entered into, and will enter into, interest rate swaps with interest rate swap providers in respect of housing loans with a fixed rate of interest and may on or after the closing date for a trust, enter into interest rate swaps in respect of housing loans with a floating rate of interest.

     The issuer trustee has standing agreements in place with various interest rate swap providers with which it can enter into an interest rate swap. Each of these agreements is governed by the terms of a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

     If the issuer trustee is unable to enter into the interest rate swaps required to manage the mismatch in respect of a fixed rate housing loan, the issuer trustee and the manager can:

     o exercise any rights under the loan documentation in relation to the housing loans to not allow borrowers to fix the rate on their mortgages; and/or

     o limit the term, and/or control the price, of any fixed rates that they will make available to borrowers. Before doing so, the manager will receive confirmation from the rating agencies that the ratings of the notes then outstanding will not be adversely affected; and/or

     o sell a housing loan which converts to a fixed rate to another trust within the PUMA Program, as described under the heading "Description of the Assets of a Trust - Sale of Housing Loans" in this prospectus.

     If the issuer trustee does not enter into the interest rate swaps required to manage the mismatch in respect of floating rate housing loans, the issuer trustee can, on the direction of the manager and subject to applicable laws and the terms of the housing loans, increase the variable rates applying to the housing loans in order to meet the expenses of the trust. The manager's obligations in this regard are described under the heading "Description of the Transaction Documents and Parties - The Trust Deed and the Management
Deed - Covenants of Manager" in this prospectus.

     In some circumstances an interest rate swap provider may lodge cash or other collateral to support its obligations in respect of the relevant interest rate swap. To the extent that such collateral forms part of the assets of the trust, the interest rate swap provider will be entitled to repayment of that collateral on enforcement of the security trust deed in priority to noteholders but only to the extent that the issuer trustee is not entitled to utilize the collateral under the terms of the relevant interest rate swap agreement.

     The accompanying prospectus supplement for a trust may specify additional or different arrangements in respect of any interest rate swap for that trust.

OTHER INTEREST RATE SWAP PROVIDERS

     The issuer trustee, at the direction of the manager, may after the date of a prospectus supplement for a trust enter into or obtain the benefit of interest rate swaps with other interest rate swap providers, provided that each such other interest rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such interest rate swaps to the trust.


THE REDRAW FACILITY

GENERAL

     A redraw facility agreement will be entered into in respect of each trust between the issuer trustee, the manager and a redraw facility provider unless otherwise specified in the accompanying prospectus supplement for each trust. Unless otherwise specified in the accompanying prospectus supplement for a trust the principal terms of the redraw facility agreement for each trust will be as follows.

ADVANCES AND REDRAW FACILITY LIMIT

     Under the redraw facility agreement for a trust, the redraw facility provider will agree to make advances, at the request and in the discretion of the manager, to the issuer trustee for purposes of funding Redraws or Subordinate Further Advances, acquiring housing loans as assets of the trust which at acquisition have a Subordinate Further Advance Amount (to the extent of that Subordinate Further Advance Amount) and repaying outstanding advances under the redraw facility agreement.

     The redraw facility provider will agree to make advances to the issuer trustee up to the redraw facility limit. The redraw facility limit will be equal to the lesser of:

     o    the amount specified in the accompanying prospectus supplement; and

     o the amount, if any, to which the manager or the issuer trustee has reduced the redraw facility limit,

or such greater or lesser amount as is agreed by the redraw facility provider and the manager provided that, in the case of an increase in the redraw facility limit, each rating agency in relation to that trust has confirmed this will not result in a downgrade, qualification or withdrawal of the credit ratings assigned to the notes for that trust.

CONDITIONS PRECEDENT TO DRAWING

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the redraw facility provider will only be obliged to make an advance if:


     o no event of default under the redraw facility, and no event which, with the giving of notice or lapse of time or both, would constitute an event of default under the security trust deed, exists or will result from the provision of the advance;

     o the representations and warranties by the issuer trustee and the manager in any transaction documents relating to the corresponding trust are true and correct as of the date of the relevant drawdown notice and the date of the relevant drawdown;

     o each housing loan has the benefit of a mortgage insurance policy from a solvent insurer providing full cover for the principal of, and interest on, the housing loan, other than any principal or interest in respect of Subordinate Further Advances;

     o other than statutory priorities, the redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed relating to that trust except as provided under the corresponding security trust deed; and

     o the notes of that trust to be issued on the closing date for that trust have been issued and have not been redeemed in full.

INTEREST AND FEES UNDER THE REDRAW FACILITY

     Unless otherwise specified in the accompanying prospectus supplement for a trust, interest will accrue daily on the principal outstanding under the redraw facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in accordance with the sub-fund notice for that trust in arrears on each payment date specified in the relevant sub-fund notice to the extent that funds are available for this purpose in accordance with the relevant sub-fund notice. Unpaid interest will be capitalized and will accrue interest from the date not paid.

     A commitment fee with respect to the unutilized portion of the redraw limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in accordance with the sub-fund notice for that trust in arrears on each payment date specified in the relevant sub-fund notice to the extent that funds are available for this purpose.

     The interest rate and the commitment fee under the redraw facility may be varied by agreement between the redraw facility provider and the manager. However, the issuer trustee and the rating agencies must be notified of any proposed increase and the interest rate and the commitment fee will not be


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increased if this would result in the reduction, qualification or withdrawal of any credit rating of a note of that trust.

REPAYMENT OF REDRAW ADVANCES

     The accompanying prospectus supplement for a trust will include details about the repayments of Advances under the redraw facility. Payments to be made to the redraw facility provider may rank in priority to, equally with or be subordinated to other payments to be made by the trust.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, advances under the redraw facility are repayable on each payment date from the funds available for this purpose in accordance with the sub-fund notice and as described in the accompanying prospectus supplement for each trust.

     Advances drawn under the redraw facility can be divided into two categories, namely:

     o    advances which do not relate to Subordinate Further Advances; and

     o    advances which relate to Subordinate Further Advances.

     The repayment of these two categories is treated differently.

     The redraw facility provider will, prior to enforcement of the security trust deed:

     o rank equally with Senior noteholders, with respect to the payment of an amount of the outstanding interest and fees on the redraw facility equal to the Senior Redraw Facility Interest Amount; and

     o rank ahead of all noteholders, with respect to repayment of a principal amount equal to the Senior Redraw Facility Principal.

     Upon enforcement of the security trust deed, the redraw facility provider will rank equally with the Senior noteholders with respect to payment of amounts owing to the redraw facility provider in respect of the Senior Redraw Facility Principal and the Senior Redraw Facility Interest Amount.

     The redraw facility provider will be subordinated to all noteholders, both prior to and upon enforcement of the security trust deed, with respect to:

     o the principal amount of the redraw facility equal to the Subordinate Further Advance Amount which represents the extent to which Subordinate Further Advances have been made by the issuer trustee on housing loans, whether before or after acquisition of the housing loan by the trust, and have not yet been repaid by the relevant borrower; and

     o a part of the outstanding interest and fees on the redraw facility bearing the same proportion to the total outstanding interest and fees of the redraw facility as the Subordinate Further Advance Amount bears to the outstanding principal of the redraw facility.

     The accompanying prospectus supplement for a trust may specify a different manner in which redraw advances under the redraw facility for that


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

trust will be repaid. The accompanying prospectus supplement for a trust may also provide that redraw interest is deferred in specified circumstances.

EVENTS OF DEFAULT UNDER A REDRAW FACILITY AGREEMENT

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the following are events of default under the redraw facility for a trust:

     o the issuer trustee fails to pay to the redraw facility provider any amount owing under the redraw facility agreement within 10 days of its due date where funds are available for this purpose under the sub-fund notice for that trust;

     o the issuer trustee alters the transaction documents for a trust without the consent of the redraw facility provider at any time after Macquarie Bank Limited no longer controls the manager; and

     o    an event of default occurs under the security trust deed for a trust.

CONSEQUENCES OF AN EVENT OF DEFAULT

     Unless otherwise specified in the accompanying prospectus supplement for a trust, at any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

     o declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable; and

     o    terminate the redraw facility.

TERMINATION

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the term of the redraw facility is 364 days from the date of the corresponding redraw facility agreement. The term may be renewed at the option of the redraw facility provider if it receives a request for an extension from the manager not less than 120 days prior to the scheduled termination. If the redraw facility provider agrees to an extension, the term of the redraw facility will be extended to the date specified by the redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

     The redraw facility for a trust will terminate upon the earlier to occur of the following:

     o if the redraw limit is reduced to zero in the manner described under the heading "Description of the Transaction Documents and Parties -- The Redraw Facility -- Advances and Redraw Facility Limit" in this prospectus;

     o the date on which the redraw facility provider declares the redraw facility terminated following an event of default under the redraw facility;

     o where it becomes unlawful or impossible for the redraw facility provider to maintain or give effect to its obligations under the redraw facility; and


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     o    364 days from the date of the corresponding redraw facility agreement or any extension as set out above.


INCREASED COSTS

     Unless otherwise specified in the accompanying prospectus supplement for a trust, if by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the redraw facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the redraw facility agreement, the issuer trustee must pay the redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.


REPLACEMENT OF THE REDRAW FACILITY PROVIDER

     Unless otherwise specified in the accompanying prospectus supplement for a trust, in certain circumstances the redraw facility provider, with the consent of the manager, may at any time transfer its rights and obligations under the redraw facility to another bank or financial institution.

     If the redraw facility is terminated, the issuer trustee, upon the direction of the manager, may enter into a replacement redraw facility with a new redraw facility provider.


CHANGES TO TRANSACTION DOCUMENTS

     Unless otherwise specified in the accompanying prospectus supplement for a trust, and subject to the provisions described above in relation to amendments to the Trust Deed, any Offered notes, and the note trust deed, sub-fund notice and security trust deed related to a trust, the issuer trustee and the manager may agree to amend any transaction document of a trust, and may enter into new transaction documents for a trust, after the relevant Offered notes have been issued and without the consent of holders of the Offered notes of that trust, provided that each rating agency for that trust has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes of that trust by that rating agency.














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

                              CREDIT ENHANCEMENTS

TYPES OF ENHANCEMENTS

     If stated in the accompanying prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in relation to a trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due on the Offered notes and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in the accompanying prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the accompanying prospectus supplement.

     Credit enhancement may be in one or more of the following forms:

     o    the subordination of one or more classes of the notes of the trust;

     o    primary mortgage insurance on all or a portion of the housing loans;

     o    a pool mortgage insurance policy;

     o    the utilization of excess available income of the trust;

     o    the establishment of one or more reserve funds;

     o    overcollateralization;

     o    letters of credit;

     o    surety bonds;

     o    a minimum principal payment agreement; or

     o    other insurance, guarantees and similar instruments or agreements.

     The accompanying prospectus supplement for a trust will specify the credit enhancements (if any) which are applicable to that trust.


THE MORTGAGE INSURANCE POLICIES

GENERAL

     Unless otherwise specified in the accompanying prospectus supplement for a trust, housing loans acquired by a trust will be insured by the mortgage insurers specified in the accompanying prospectus supplement for that trust. The prospectus supplement for a trust will contain a description of any relevant mortgage insurers for that trust. Unless otherwise specified in the accompanying prospectus supplement for a trust or as referred to below, the insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest of the housing loan insured regardless of the LTV of that housing loan.

     The mortgage insurance policies do not provide cover in relation to Subordinate Further Advances. See "Description of the Assets of a Trust -


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

Redraws, Senior Further Advances and Subordinate Further Advances" in this prospectus for more details.

PRIMARY COVER

     Unless otherwise specified in the accompanying prospectus supplement for a trust and subject to the exclusions mentioned below and compliance with policy conditions, the insurance provided under each mortgage insurance policy covers losses and costs of the following kinds after all securities in respect of a defaulting housing loan are enforced:

     o    any amount of principal loss arising;

     o any amount of interest loss at the non-default rate payable under the housing loan;

     o as agreed, in some cases, with the relevant mortgage insurer, any amount of breakcosts for a fixed rate housing loan not recovered from enforcement;

     o costs of sale and enforcement reasonably and necessarily incurred which are not recovered from enforcement; and

     o all sums properly paid by the issuer trustee in respect of the relevant mortgaged property for insurance premiums, rates, land tax and other statutory charges.

     The insurance provided under each mortgage insurance policy covers 100% of the principal balance and, subject to certain limitations, any unpaid interest of the housing loan insured regardless of the LTV of that housing loan.

     The accompanying prospectus supplement for a trust may specify that the mortgage insurance policies in respect of the housing loans of that trust provide different cover to that described above.

OPEN POLICIES

     Housing loans may be insured under open policies provided that they meet certain criteria. Unless otherwise specified in the accompanying prospectus supplement for a trust, these criteria include the following:

     o the loan amount is A$400,000 or less (although some mortgage insurers impose a limit of $300,000);

     o    the LTV is 80% or less; and

     o    the loan is not for business purposes.

     If a housing loan is insured under an open policy, the manager or the relevant mortgage manager, rather than the mortgage insurer, will assess whether the housing loan meets the mortgage insurer's underwriting parameters. If an incorrect assessment is made, the issuer trustee will be unable to claim on the mortgage insurance policy. Some mortgage insurers carry out periodic reviews of a sample of the housing loans insured under open policies to ensure that those housing loans meet that mortgage insurer's underwriting parameters.


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

     The accompanying prospectus supplement for a trust may specify that additional or different criteria is to be met in order to insure housing loans of that trust under an open policy.

CASHFLOW COVER

     Unless otherwise specified in the accompanying prospectus supplement for a trust, each mortgage insurance policy will include cashflow cover entitling the trust to receive installments of principal and interest in respect of a housing loan following a borrower's failure to make payment when due under that housing loan. This cover continues until that payment failure is remedied or until enforcement of the housing loan is complete, whichever is sooner, and is subject to a maximum period specified in each mortgage insurance policy. The shortest of these maximum periods is 2 years. However, in the case of GE Mortgage Insurance Pty. Ltd or GE Capital Mortgage Insurance Corporation (Australia) Pty Limited, if that entity is a mortgage insurer and unless otherwise specified in the accompanying prospectus supplement, this maximum period will be reduced to one year, in relation to a housing loan, if the issuer trustee, as the insured, is ordered under the Australian Consumer Credit Code to take action in relation to that housing loan and the issuer trustee fails to take that action within one year of that order being made.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, each mortgage insurer is required to pay cashflow claims within 14 days of that mortgage insurer having received a proper claim from the mortgage manager or the manager.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, the issuer trustee as insured has an obligation to account to the mortgage insurer where it subsequently recovers from the borrower amounts previously claimed and paid under cashflow cover, whether that recovery is a payment received from the borrower or by way of capitalization of the outstanding amount into the principal balance of the housing loan pursuant to a rescheduling. Where previous cashflow cover claims are repaid to the mortgage insurer in this way, the available maximum period of cashflow cover under the relevant mortgage insurance policy will be reinstated to an extent equal to the amount repaid.

REDUCTIONS

     The amount of a claim under a mortgage insurance policy may be reduced in some circumstances. Unless otherwise specified in the accompanying prospectus supplement for a trust, these include a reduction by the amount of:

     o    the proceeds of the sale of the mortgage property;

     o all monies received for rents and profits in respect of the mortgaged property and by way of compensation for resumption, compulsory acquisition or the like in respect of any part of the mortgaged property;

     o any monies received by way of the proceeds of payment of any insurance policy or the refund of any premium in respect of the mortgaged property;



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

     o all monies received from the enforcement of any collateral security or from any surety or guarantor of the mortgage or, in some cases, the market value of any such security if foreclosed;

     o any other monies received by the insured from any source in reduction of the amount due under the mortgage;

     o the estimated cost of restoration of the buildings and the mortgaged property itself to their condition as at the commencement of the policy, reasonable wear and tear excepted, free of any contamination, pollution or environmental hazard and free of any actual and contingent liability for the cost of reducing, eliminating or cleaning up any contamination, pollution or environmental hazard;

     o    any stamp duty included in the housing loan;

     o if the valuer - upon whose valuation the insured relied in respect of the housing loan - was negligent or in breach of a duty of care, but the valuer is not liable to the insured, the amount for which the valuer would have been liable by reason of any act or omission of the insured;

     o if a valuer - upon whose valuation the insured relied in respect of the housing loan - was negligent or in breach of a duty of care, but the valuer's liability is reduced by contributory negligence on the part of the insured, the amount of the reduction for contributory negligence;

     o any loss which is a result of the negligence of the insured in the preparation, administration or management of an insured mortgage or a housing loan account, in the protection of any mortgaged property or the insured's interest in that property or in the exercise of the remedies of the insured as mortgagee on default under the insured mortgage;

     o any amount payable by the insured to discharge any mortgage or other security that has priority over the insured mortgage (other than where that prior security has been consented to by the insurer or constitutes a statutory charge); and

     o the amount by which the insured's loss is increased due to the happening of any of the events below, without the prior consent of the insurer:

          o the creation of any lease, license, easement, restriction or other notification affecting any mortgaged property;

          o the creation of any further mortgage, charge or encumbrance over any part of the mortgaged property, except under any statute, regulation or ordinance in respect of the non-payment of any rates, taxes or other charges;

          o the insured mortgage not, or not fully, securing any applicable break costs or early repayment fee;


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

          o any alteration in an insured mortgage, other than an increase in the amount of installments payable under the insured mortgage, which has the consequence of materially increasing or accelerating payment of the relevant housing loan account or the exposure of the insurer;

          o any material derogation, relinquishment, abandonment, compromise, waiver or discharge of the insured's rights against any borrower, the mortgaged property, any security provider or in respect of a housing loan;

          o any failure to fully and accurately disclose the happening of any material event or circumstance relating to the housing loan account;

          o the failure by the insured to submit a claim for loss as required by the policy;

          o the insured entering into possession, selling, taking foreclosure action or appointing any receiver or manager in respect of the mortgaged property; and

          o the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor.

     The accompanying prospectus supplement for a trust may specify additional or different amounts by which a claim under a mortgage insurance policy may be reduced.


EXCLUSIONS

     Unless otherwise specified in the accompanying prospectus supplement for a trust a mortgage insurance policy may not cover losses arising as a result of, among other things:

     o    any claim that is made fraudulently;

     o the liability of the issuer trustee as mortgagee or mortgagee in possession under any environmental legislation;

     o the fraud of any person (other than the borrower or any security provider) including (without limitation) the insured, the mortgage manager, the manager or any of their respective employees, agents or contractors;

     o the payment of any fine, further penalty or liability to pay damages or compensation of any kind;

     o a mortgage which, at the time the claim is made, is not managed by a mortgage manager or the manager;

     o war, invasion, insurrection, act of foreign enemy, hostilities (whether war is declared or not), rebellion, revolution or like events;

     o government or local authority confiscation, nationalization, requisition, destruction or damage of any property securing a housing loan;


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

     o the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear waste from the combustion of nuclear fuel, including nuclear fusion;

     o the existence or escape of any pollution or environmentally hazardous material;

     o refusal or failure to comply with reasonable directions of the mortgage insurer;

     o the breach of any condition or warranty in the policy by the issuer trustee as the insured or the manager or mortgage manager;

     o the housing loan or any security in respect of the housing loan (including the mortgage) becoming invalid, unenforceable or losing priority;

     o any loss, damage or destruction to the mortgaged property (excluding reasonable wear and tear). In this regard the trust relies on insurance coverage under the general insurance policies which borrowers are required to hold and keep current. In addition, the Lloyds Mortgage Protection Policy currently held by the issuer trustee, described in "Description of the Assets of a Trust - General Insurance and the Lloyds Mortgage Protection Policy" above, may afford additional coverage in the event of a physical loss damage arising from the failure of the original insurance policy;

     o any defense, right of set-off or counterclaim by the borrower against the insured, or any derogation from the insured's rights against the mortgagor or the mortgaged property or in respect of the loan by compromise, postponement, partial discharge or otherwise;

     o a further encumbrance being created on the mortgaged property without the consent of the relevant mortgage insurer;

     o a Senior Further Advance being advanced to the borrower without the consent of the relevant mortgage insurer;

     o a reopening of the housing loan in the manner contemplated by Section 70 of the Australian Consumer Credit Code. This section empowers a court to reopen transactions giving rise to a contract, mortgage or guarantee or a change thereto, if satisfied that, in the circumstances when it was entered into or changed, it was unjust;

     o the non-observance or non-performance in all material respects of all the obligations imposed by any relevant property law on an insured as mortgagee, including as mortgagee in possession, or the making or taking of or the terms of the mortgage or any collateral security contravening any relevant legislation applicable to the provision of credit and the granting of mortgages; or


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

     o the valuation report in respect of the mortgaged property not being addressed to or not stating that it may be relied upon by the insured and the relevant mortgage insurer.

     Further, a mortgage insurer may reduce claims payable based on the extent to which the rights of the issuer trustee to the housing loan or the property securing the housing loan have been reduced as a result of the negligence of the issuer trustee, the mortgage manager or the manager. In this regard, mortgage managers are required under the current PUMA Parameters to hold current professional indemnity insurance.

     In addition, under the Australian Insurance Contracts Act 1984, a prospective insured has a duty to disclose to the insurer every matter known to the insured, or which could reasonably be expected to be known by the insured, relevant to the insurer's decision whether to accept the risk of the insurance and, if so, on what terms. The duty also applies in respect of a renewal, extension, variation or reinstatement of a contract of general insurance. If the insured fails to comply with the duty of disclosure and the non-disclosure is fraudulent, the insurer may be able to avoid the policy from the beginning.

     Where the non-disclosure is not fraudulent, the insurer may be able to reduce its liability under the policy in respect of a claim by the amount that would place the insurer in a position in which the insurer would have been if the non-disclosure had not occurred.

     The accompanying prospectus supplement for a trust may specify additional or different circumstances in which a mortgage insurance policy may not cover losses.


                             LIQUIDITY ENHANCEMENTS

TYPES OF ENHANCEMENTS

     If stated in the accompanying prospectus supplement for a trust, liquidity enhancement may be provided for one or more classes of a series of notes in relation to a trust. Liquidity enhancement is intended to enhance the likelihood that the trust will have sufficient cash available to meet the expenses or any shortfalls in respect of that trust.

     Liquidity enhancement may be in one or more of the following forms:

     o    a liquidity facility agreement;

     o    cashflow cover under mortgage insurance policies;

     o the application of principal collections or any other collections or any proceeds from the issue of notes by the trust which are held in reserves towards expenses of a trust; or

     o another method of liquidity enhancement described in the accompanying prospectus supplement.

     The accompanying prospectus supplement for a trust will specify the liquidity enhancements (if any) which are applicable to that trust.


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

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each accompanying prospectus supplement regarding prepayment and yield considerations.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose repayments by borrowers of amounts in excess of the contractual payment obligation, prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and refinancings, the sale of housing loans by the issuer trustee in some circumstances, offset by the rate and timing of Redraw and Further Advance requests by borrowers.

     Subject, in the case of fixed rate housing loans, to the payment of break costs in certain circumstances, the housing loans may be prepaid by the borrowers at any time.

PREPAYMENTS TO NOTEHOLDERS

     Housing loan prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of the trust will result in distributions of principal amounts on the notes and under the redraw facility.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any notes may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and home owner mobility may affect the issuer trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on housing loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

     There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the accompanying prospectus supplement.


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

WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

     Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.


                       LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory and may differ between States and Territories but not to a material extent. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.


GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. A housing loan may also be secured by one or more other mortgages which may not be first ranking mortgages. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the issuer trustee.


NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title". Almost all housing loans in a pool will be secured by Torrens title land.


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

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

     Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title", "stratum title" or "residential Crown leasehold".

     A portion of the housing loans acquired by any trust may be secured under the title system which was used prior to the introduction of Torrens title, commonly referred to as "old system title". Old system title differs from Torrens title in that no single document proves ownership of the relevant land. Rather, ownership of land under old system title is derived from a chain of documents, which in combination provide sufficient evidence of such ownership. These documents can include deeds of conveyance, deeds of mortgage and testamentary wills. The courts and the legislative bodies recognized the difficulties in tracing this chain of documents to the original grant. The response of the courts was to allow ownership to be proven if a chain of documents for an unbroken period of 60 years could be traced back to a document, which provided a satisfactory documentary starting point. Australian conveyancing laws have since shortened this unbroken period to 30 years. The documents which prove this ownership are generally registered with the land titles office of the relevant State or Territory. This registration process assists in locating and identifying the chain of documents needed to prove ownership of the land.

STRATA TITLE AND STRATUM TITLE

     "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata scheme generally,


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for the benefit of the proprietors. In general, the owners corporation or service company will have a charge, either registered or created by statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

     Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.


RESIDENTIAL CROWN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

     o    is subject to a nominal rent of 5 cents per annum on demand.

     As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.


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TAKING SECURITY OVER LAND

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of the material issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

     A mortgage under old system title does not operate as a statutory charge but rather is a transfer of the mortgagor's interest in the land to the mortgagee with a right to have that interest re-transferred to the mortgagor upon repayment on the due date. Old system title land can only be legally mortgaged by the execution of a deed which complies with the various requirements of the conveyancing laws of the relevant State or Territory. All mortgages acquired by any trust which relate to old system title land will be secured by a legal mortgage and will be documented by way of a deed of mortgage.

ISSUER TRUSTEE AS MORTGAGEE

     The issuer trustee is the registered mortgagee of all the mortgages securing the housing loans.

ENFORCEMENT OF REGISTERED MORTGAGES, HOUSING LOANS AND GUARANTEES

     Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower or guarantor contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:


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

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Australian Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is


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

too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Australian Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

     The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

     The insolvency of a company is governed by the Australian Corporations Act 2001. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Australian Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

     o when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

     A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.


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ENVIRONMENTAL

     Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are State-based, and laws may therefore vary among the various Australian States and Territories. Federal laws provide additional regulation in respect of some environmental issues.

     Most Australian jurisdictions have, or are proposing to introduce, legislation which addresses responsibility for contamination of land. Initial responsibility is usually (but not always) cast on the person whose activities are likely to have caused the contamination. However, in some circumstances, other classes of persons such as an owner or occupier of land may bear some responsibility at law for contamination of that land. These other classes of persons may include lenders or security holders, but generally only where they take possession or control of the land (for example, to enforce a security).

     Regulatory authorities usually have power to require persons whom they hold responsible for contaminated land to investigate the contamination and/or clean up the contamination. Alternatively, a regulatory authority may carry out investigation or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination. Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination. In addition, some jurisdictions provide for the creation of security interests over land to protect claims for contribution to these costs. This may give rise to issues of priority of security interests. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The structure of the PUMA Program is intended to mitigate insolvency risk. For example, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed relating to that trust may be enforced by the security trustee at the direction of the Voting Secured Creditors relating to that trust. The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the relevant trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. If the proceeds from enforcement of the security trust deed for a trust are not sufficient to redeem the Offered notes of that trust in full, some or all of the holders of the Offered notes of that trust will incur a loss.


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TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.


CONSUMER CREDIT CODE

     Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain restitution or compensation from the issuer trustee in relation to breaches of the Australian Consumer Credit Code in relation to a housing loan.

     Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the US Dollar notes. The manager will indemnify the issuer trustee against any civil liability under the Australian Consumer Credit Code in relation to each trust up to a maximum of A$500,000 in each 12 month period from April 1 to March 31.











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             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

     The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the Offered notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under this heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Offered notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Offered notes by investors that are given special treatment under the United States federal income tax laws, including:

     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security", "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors;

     o    trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the Offered notes is limited to the material United States federal income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the Offered notes as "capital assets" within the meaning of Section 1221 of the Code.


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

     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Offered notes, including the advisability of making any election discussed under "Market Discount".

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of (i) Perpetual Trustees Australia Limited that it does not and will not have an office in the United States, and that it is not conducting, and will not conduct any activities in its capacity as issuer trustee of the trust in the United States, other than in connection with the trust's issuance of the Offered notes and (ii) the manager that it will not take any action and will use its best efforts in its capacity as manager of the trust to ensure that no actions are taken that would cause the trust to have an office in the United States or that would cause the trust to be conducting activities in the United States other than in connection with the trust's issuance of the Offered notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee and the trust will not be subject to United States federal income tax.

     In addition, in the opinion of Mayer, Brown, Rowe & Maw LLP, US tax counsel for the manager, the Offered notes will be characterized as debt for US federal income tax purposes. Each noteholder, by the acceptance of an offered note, will agree to treat the Offered notes as indebtedness for US federal income tax purposes.

     The accompanying prospectus supplement for a trust will specify any additional or different material United States Federal income tax consequences for that trust.


GENERAL

     Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report interest income on the Offered notes you hold in accord with your method of accounting.


SALE OF NOTES

     Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell an Offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Offered note. Your adjusted tax basis in a note will equal your cost for the Offered note, decreased by any amortized premium and any payments other than interest made on the Offered note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Offered note was held as a capital asset for more than one year. In the case of an individual


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

taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

MARKET DISCOUNT

     In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired an Offered note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of an Offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of an Offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the Offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase an Offered note subject to the market discount rules, and the


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interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.


PREMIUM

     In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired an Offered note at a premium if your tax basis in the note exceeds the remaining Principal Balance of the note. In that event, if you hold an Offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under
Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the Offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.


BACKUP WITHHOLDING

     Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding will be imposed on payments to you of interest paid, and original issue discount accrued, if any, on the Offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not subject to backup withholding. A backup withholding rate of 28% is in effect for payments made during the taxable year 2003 and thereafter. Under current law, for payments made after the taxable year 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on



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the Offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.


                             AUSTRALIAN TAX MATTERS

     The following statements with respect to Australian taxation are the material tax consequences to the holders of the Offered notes of purchasing, holding or disposing of the Offered notes and represent the opinion of Clayton Utz, Australian tax counsel for the manager and are as qualified in this summary. It is suggested that purchasers of Offered notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Offered notes.

     The accompanying prospectus supplement for a trust will specify any additional or different material tax consequences with respect to Australian taxation.

PAYMENTS OF INTEREST

     Under existing Australian tax law, in the opinion of Clayton Utz, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes.

     Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

     Pursuant to section 128F of the Income Tax Assessment Act of 1936 ("1936 ACT") of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian interest withholding tax.

     These conditions in section 128F are:

     o the issuer trustee is a company, which for section 128F purposes includes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia, or a non-resident carrying on business through an Australian permanent establishment, when it issues the notes and when interest, as defined in section 128A(1AB) of the 1936 Act, is paid; and

     o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act.


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

     The issuer trustee will seek to issue the Offered notes and interests in any global Offered note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the 1936 Act including by listing the Offered notes.

     The public offer test for Offered notes will not be satisfied if, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the Offered notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee, subject to the exceptions referred to in section 128F(5) of the 1936 Act.

     In the opinion of Clayton Utz, the exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the 1936 Act if, at the time of payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee, subject to the exceptions referred to in section 128F(6) of the 1936 Act.

     "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the relevant associates of the issuer trustee in the present case will be the associates of, unless otherwise specified in the accompanying prospectus supplement for a trust, Perpetual Trustees Australia Limited, Macquarie Securitisation Limited as the income and a capital unitholder of the trust (which would include Macquarie Bank Limited and the associates of Macquarie Bank Limited), CU Securitisation Services Pty Limited as a capital unitholder of the trust and the other beneficiaries of the trust, if any, from time to time.

     For the purposes of sections 128F(5) and 128F(6) of the 1936 Act, an "associate" does not include the following:

     o onshore associates (i.e. Australian tax residents that acquire the Offered notes in connection with their Australian operations or non-residents that acquire the Offered notes through a permanent establishment in Australia); or

     o offshore associates (i.e. Australian residents that acquire the Offered notes in carrying on a business through a permanent establishment outside Australia or non-residents that do not acquire the Offered notes in carrying on a business in Australia), acting in the capacity of:

          o in the case of section 128F(5), a dealer, manager or underwriter in relation to the placement of the Offered notes or a clearing house, custodian or funds manager or responsible entity of a registered scheme, as these entities do not normally hold debentures for their own benefit; or

          o in the case of section 128F(6), a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.



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

     Provided that the public offer test is satisfied, any deemed interest component arising from the sale of the notes, for an amount in excess of their issue price prior to maturity, in circumstances that would otherwise give rise to an interest withholding tax liability, will also be eligible for the section 128F withholding tax exemption.


TAX TREATY WITH THE UNITED STATES AND OTHER COUNTRIES

     If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply. The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

     o the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

     o the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

     The treaty between the United States and Australia has been amended by the Protocol entered into on September 27, 2001, which has effect in Australia, in relation to interest derived by United States residents, on or after July 1, 2003. The effect of the Protocol is that withholding tax may not be charged in respect of interest arising in Australia on or after July 1, 2003 if the United States resident that is beneficially entitled to the interest is a financial institution as defined or a United States government entity as described below and in either case is entitled to the benefit of the treaty pursuant to Article 16 of the treaty as amended by the Protocol.

     In the case of a financial institution, as defined in Article 11(3)(b) of the treaty as amended by the Protocol, that is a United States resident, no tax may be charged on the interest provided the financial institution is unrelated to and dealing wholly independently with the payer and the interest is not paid as part of an arrangement involving back-to-back loans or similar arrangements.


     A United States government entity covers the United States, a political or administrative sub-division or local authority thereof, any other body exercising governmental functions in the United States, or a bank performing central banking functions in the United States.

     If a holder of an Offered note is an Australian resident, withholding tax of 48.5% must be deducted, unless that noteholder supplies the issuer trustee with its Australian Business Number or Tax File Number or proof of the


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

appropriate exemption from quoting such numbers. An Australian resident that is a holder of an Offered note may also be subject to Australian income tax in respect of interest derived from the notes.

     Division 974 of the Income Tax Assessment Act of 1997 ("1997 ACT") took effect from July 1, 2001. This Division addresses the classification of arrangements as either debt or equity. The provisions contained in Division 974 only affect a trust in relation to the definition of a debt interest; the provisions in relation to the definition of an equity interest do not apply to a trust. In the opinion of Clayton Utz, on the basis that the Offered notes provide that the noteholders will have a non-contingent right to the return of the face value of the notes, plus the applicable interest, the Offered notes will be classified as debt instruments.


PROFIT ON SALE OR REPAYMENTS OF PRINCIPAL

     Under existing Australian law, in the opinion of Clayton Utz, Australian resident holders of notes may be subject to tax on any gain made on the disposal of the notes. Non-resident holders of notes will not be subject to Australian income tax on profits or gains derived from the sale or disposal of the notes including by way of part or full repayment of principal on the notes by the issues trustee provided that:

     o the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

     o    the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

     However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the 1936 Act.

     These rules can apply when notes are sold to an Australian resident or to a non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section 128A(1AB) of the 1936 Act.

     If a portion of the sale price of notes is deemed to be interest for withholding tax purposes under section 128AA of the 1936 Act, the section 128F withholding tax exemption will apply provided that the public offer test was satisfied at the time of the issue of the notes, as discussed above.


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

GOODS AND SERVICES TAX

     A goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply, it will have to pay goods and services tax equal to 1/11th of the total consideration for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the Offered notes and the payment of interest or principal on the Offered notes to you will not be taxable supplies.

     If a supply by the issuer trustee is:

     o "GST free", the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

     o "input taxed", which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but will not be able to claim input tax credits for goods and services tax included in the consideration provided for acquisitions relating to the making of this supply, unless the expenses are eligible for a reduced input tax credit.

     The services which are provided to the issuer trustee are expected to be taxable supplies. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to recoup the amount of that goods and services tax from the issuer trustee.

     If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation and are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

     However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

     The services that are provided to the issuer trustee include the services of the manager, the mortgage managers and Perpetual Trustees Australia Limited, in its personal capacity. In the opinion of Clayton Utz, Australian tax counsel for the manager, the services supplied by the manager are eligible for transitional relief provided under the Australian GST law and will (on the current terms of the Management Deed) be GST-free until July 1, 2005, the time at which transitional relief ceases to be available under the Australian


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

GST law. As a GST-free supply, there will be no GST included in the amounts charged to the issuer trustee by the manager.

     The services supplied to the issuer trustee by Perpetual Trustees Australia Limited, in its personal capacity and the mortgage managers may be taxable supplies, and as such the fees paid by the issuer trustee for these services may include amounts on account of GST. Where the supply of services by Perpetual Trustees Australia Limited, in its personal capacity, and the mortgage managers to the issuer trustee is a taxable supply, it is the opinion of Clayton Utz, that the issuer trustee will be entitled to claim a reduced input tax credit for its acquisition of those services of the kind outlined above.

     In the opinion of Clayton Utz, because the supply of the manager's services will be GST-free until July 1, 2005 and the supply of services of Perpetual Trustees Australia Limited, in its personal capacity, and the mortgage managers, when taxable supplies, will give rise to reduced input tax credits for the issuer trustee, the impact of the GST will be considerably less than it otherwise may have been. In the opinion of the manager and Clayton Utz, the amount of GST (net of recoveries) that the issuer trustee may incur is not likely to be material.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of the issuer trustee's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

     The goods and services tax legislation, in some circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of existing residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower carries on an enterprise and is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o    the property can no longer be used as a residence;

     o the property is used as commercial residential premises such as a hostel or boarding house;

     o the borrower is the first vendor of the property - the borrower built the property and the property was not used for residential accommodation


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

     o the borrower is the first vendor of the property - the borrower built the property and the property was not used for residential accommodation before December 2, 1998 and has not been used for leasing or similar activities as residential premises for at least 5 years since being built;

     o the borrower has undertaken substantial renovation of the property since December 2, 1998; or

     o the mortgaged property is sold otherwise than to be used predominantly as a residence.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.


TAX REFORMS

     Each trust will be structured in a manner so that, based on the opinion of Clayton Utz, Australian tax counsel for the manager, of Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, neither the trust nor the issuer trustee, in its capacity as trustee of the trust, will be liable to Australian income tax. However, we note the following reforms.


CONSOLIDATION

     In general terms, a consolidated or consolidatable group for income tax purposes consists of a head company and all companies or trusts that are wholly-owned Australian subsidiaries of the head company. If 100% of the units in a trust are owned by the Macquarie Bank group, that trust may be consolidated as part of that group.

     The consolidation measures contain specific rules dealing with the allocation of the liability of group members in respect of the tax-related liabilities of the group.

     Unless otherwise specified in the accompanying prospectus supplement for a trust, a capital unit in each trust will be held by CU Securitisation Services Pty Limited and therefore, that trust will not be able to be consolidated as part of the Macquarie Bank group.


THIN CAPITALIZATION

     The thin capitalization provisions of the 1997 Act apply to Australian resident entities that are foreign controlled, and to Australian controllers of foreign entities, and Australian entities that carry on business through an overseas branch as well as certain foreign entities. Very broadly, control exists where there is 50% or greater ownership by five or fewer entities, including associates, where the associate-inclusive control is 40% or more and there are no other controllers, or five or fewer entities exercise actual control. Rules set out tracing provisions for indirect interests. Where the rules apply (subject to the operation of certain safe harbors and exceptions), if the applicable maximum allowable debt is exceeded, interest and related debt deductions may be denied to the extent of the excess. However, the actual impact of the measures would also depend on the possible operation of the safe harbor rules and exceptions.

     If the thin capitalization measures were to apply to a trust as an entity in its own right, and if no safe harbors or exceptions were applicable, with the result that interest deductions were denied, the effect could be an increase in the residual income of that trust for tax purposes. In the opinion of Clayton Utz, having regard to the structure and intended operation of the trusts under the PUMA Program, amounts of residual income will be assessable income of the income unitholder. If any interest deductions are denied and the residual income is consequently increased, the resulting income should be assessable income of the income unitholder and not of the trust.

     The Taxation Laws Amendment Bill (No. 5) 2003 was introduced into Parliament on March 27, 2003. The effect of these measures will be to remove bona fide securitization vehicles from the thin capitalization measures. If the legislation is enacted as introduced, it would be expected that pursuant to the amendments that each trust will not be subject to thin capitalization measures.


New Withholding Provisions

     The Australian Commonwealth Parliament has recently introduced new obligations to withhold an amount in respect of certain payments that are made to foreign residents. The new withholding provisions are intended to apply to "payments" as prescribed by regulations to be progressively introduced from July 1, 2003.

     The regulations which prescribe the relevant "payments" and the relevant withholding rates under the new provisions will be progressively made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. The new withholding provisions expressly state that the regulations will not apply to interest and other payments which are already subject to the current withholding tax rules.

     Furthermore, regulations may only be made where the Minister is satisfied that the payment could reasonably be related to assessable income of foreign residents.

     Accordingly, it is not expected that regulations would apply to repayments of principal under the notes as such amounts will generally not be reasonably related to assessable income.

OTHER TAXES

     In the opinion of Clayton Utz and subject to the following paragraphs, no stamp, issue, registration or similar taxes are payable in Australia in


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

connection with the issue of the Offered notes other than nominal duty payable in relation to the execution of certain transaction documents. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.


                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Each of Macquarie Securitisation Limited and Perpetual Trustees Australia Limited is an Australian company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of either Macquarie Securitisation Limited or Perpetual Trustees Australia Limited in respect of a note, which is for a fixed sum of money and which has not been stayed, set aside or satisfied in full, would be enforceable by action against either Macquarie Securitisation Limited or Perpetual Trustees Australia Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o    the judgment is a penal or revenue judgment;

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

     o the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

     A judgment by a court may be given in some cases only in Australian dollars. Each of Macquarie Securitisation Limited and Perpetual Trustees Australia Limited will expressly submit to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Unless otherwise specified in the accompanying prospectus supplement for a trust, Macquarie Securitisation Limited will appoint Macquarie Equities (USA) Inc., 600 Fifth Avenue, Level 22, New York, New York, 10020,
Attention: Diana Bergherr, as its agent upon whom process may be served in any such action. Unless otherwise specified in the accompanying prospectus supplement for a trust, Perpetual Trustees Australia Limited will


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

appoint CT Corporation, 111 Eighth Avenue, New York, NY 10011, USA, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Macquarie Securitisation Limited, or Perpetual Trustees Australia Limited and certain other persons named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Macquarie Securitisation Limited has been advised by its Australian Counsel, Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

     The prospectus supplement for a trust may specify additional or different considerations regarding the enforcement of foreign judgments in Australia.


                        EXCHANGE CONTROLS AND LIMITATIONS

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o    any of the following:

          o the Embassy or Consulate-General of the Federal Republic of Yugoslavia (Serbia and Montenegro) (in respect of any amount in excess of $100,000);

          o the Narodna Banka Jugoslavije (including Banque Nationale de Yugoslavie) (in respect of any amount in excess of $100,000); or

          o certain other persons and entities listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australia in the Commonwealth of Australia Gazette on October 24, 2001; or

     o certain ministers and senior officials of the government of Zimbabwe listed in instruments issued under the Australian Banking (Foreign Exchange) Regulations and published on behalf of the Reserve Bank of Australia in the Commonwealth of Australia Gazette on December 11, 2002.

     Additionally, under Part 4 of the Charter of the United Nations Act of 1945 and the Australian Charter of United Nations (Terrorism and Dealing with Assets) Regulations 2002 the approval of the Australian Minister for Foreign Affairs, or a person authorised by the Minister, is required with respect to certain payments and actions in relation to an asset prescribed under, or which



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

is owned or controlled directly or indirectly by a person or entity prescribed under, those Regulations or is an asset derived or generated from such assets (prescribed persons presently include, amongst others, the Taliban, Usama bin Laden and other persons and entities connected with them). Such restrictions may change in the future.

     The accompanying prospectus supplement for a trust will specify any additional or different exchange controls and limitations that apply at the date of that accompanying prospectus supplement.

                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section and in the accompanying prospectus supplement for a trust, the Offered notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

     Some transactions involving the purchase, holding or transfer of the Offered notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the Offered notes should be treated as an indebtedness without substantial equity features for purposes of the regulation. The debt characterization of the Offered notes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the Offered notes changes. This risk of recharacterization is enhanced for Offered notes that are subordinated to other classes of securities.

     However, without regard to whether the Offered notes are treated as an equity interest for these purposes, the acquisition or holding of the Offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the corresponding trust, the issuer trustee, the manager, the note trustee, a swap provider, or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the Offered notes. By your acquisition of an Offered note, you shall be deemed to represent and warrant that either (i) you are not acquiring the Offered note with the assets of a Benefit Plan or (ii) your purchase and holding of the Offered note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

     If you are a plan fiduciary considering the purchase of any of the Offered notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

     The accompanying prospectus supplement for a trust will specify any additional or different ERISA considerations for that trust.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the manager with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the Offered notes shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The note trustee will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference. Unless otherwise specified in the accompanying prospectus supplement for a trust, requests for copies should be directed to: The Bank of New York, London Branch, One Canada Square, Corporate Trust Services, 48th Floor, London E14 5AL, U.K.


                         LEGAL INVESTMENT CONSIDERATIONS

     The Offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States Federal law, because the mortgage managers as originators of the housing loans are not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Offered notes as legal investments for you.


                              AVAILABLE INFORMATION

     Macquarie Securitisation Limited, manager has filed with the SEC a registration statement on Form S-3 with respect to the notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov".

     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.


                              RATINGS OF THE NOTES

     Any class of notes of a trust offered by this prospectus and the accompanying prospectus supplement will be:

     o rated on issuance by at least one nationally recognized statistical rating agency or organization that initially rates the trust at the request of the issuer trustee, and

     o identified in the accompanying prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

     The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.


                              PLAN OF DISTRIBUTION

     The issuer trustee may sell the Offered notes in any of three ways:

     o    through underwriters or dealers;

     o    directly to a limited number of purchasers or to a single purchaser;
          or

     o    through agents.

     The accompanying prospectus supplement for a trust will set out the terms of the offering of that series of Offered notes including:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of the Offered notes and the proceeds to the issuer trustee from the sale;

     o any underwriting discounts and other items constituting underwriters' compensation; and

     o    any discounts and commissions allowed or paid to dealers.

     Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so specified in the accompanying prospectus supplement for a trust, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the trust. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the accompanying prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

     If any Offered notes of any trust are sold through underwriters, the accompanying prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The Offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of notes will be named in the accompanying prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the accompanying prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any Offered notes of the related trust will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the Offered notes if any are purchased.

     Underwriters and agents who participate in the distribution of a series of Offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee and the manager against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

     The accompanying prospectus supplement for any series of Offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the Offered notes of that trust.

     Affiliates of the manager, including Macquarie Bank Limited, may act as agents or underwriters in connection with the sale of a series of Offered notes. Securities sold, offered or recommended by Macquarie Securitisation Limited, are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Macquarie Securitisation Limited, and involve investment risks, including the possible loss of principal.

     Any affiliate of the issuer trustee or the manager acting as agent or underwriter in connection with the sale of a series of notes will be named, and its affiliation with the issuer trustee or the manager described, in the accompanying prospectus supplement. For underwritten offerings, any of these affiliates not named in the accompanying prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related Offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the Offered notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee or the manager may act as a placement agent for Offered notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of Offered notes, it will receive a selling commission which will be disclosed in the accompanying prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee or the manager may purchase notes acting as principal.

     The issuer trustee anticipates that the Offered notes will be sold to institutional and retail investors. Purchasers of Offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of Offered notes. Holders of the Offered notes should consult with their legal advisors in this regard prior to any re-offer or sale.

     There is currently no secondary market for the Offered notes. The issuer trustee does not intend to make a secondary market for the Offered notes. There can be no assurance that a secondary market for the Offered notes will develop or, if it does develop, that it will continue. The issuer trustee may list the Offered notes on a national or foreign stock exchange.


                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offered notes, including the material U.S. federal income tax matters, for Macquarie Securitisation Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offered notes for Macquarie Securitisation Limited and Perpetual Trustees Australia Limited.

                                    GLOSSARY

     Capitalized terms in this prospectus have the meaning set out below unless, in relation to a particular trust, they are given a different meaning in the accompanying prospectus supplement for that trust.

1936 ACT                       see page 84.

1997 ACT                       see page 87.

A$ EQUIVALENT                  unless otherwise specified in the accompanying
                               prospectus supplement in relation to an amount which is calculated, determined or expressed in a currency other than Australian dollars, or which includes a component determined or expressed in a currency other than Australian dollars, means that amount or component (as calculated, determined or expressed in that other currency) (as the case may be) multiplied by the A$ Exchange Rate for that currency.

A$ EXCHANGE RATE               means in respect of a particular currency the
                               rate specified for that currency in the
                               accompanying prospectus supplement for a trust.

AUTHORIZED INVESTMENTS         see page 18.

BANK BILL RATE                 unless otherwise specified in the accompanying
                               prospectus supplement in relation to a date and a specified term means the rate appearing at approximately 10:10 am Sydney time on that date on the Reuters Screen page "BBSW" as being the average of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor equal to that specified term, rounded to 4 decimal places. If:

                               o fewer than four banks quote on the Reuters Screen page "BBSW" and the manager cannot obtain a similar rate from four banks in the manner specified in the sub-fund notice; or

                               o for any other reason the rate for that day cannot be determined in accordance with the foregoing procedures, then BANK BILL RATE means the rate specified by the manager in good faith having regard to comparable indices then available.

BENEFIT PLAN                   see page 94.

BUSINESS DAY                   unless otherwise specified in the accompanying
                               prospectus supplement, means any day on which banks are open for business in Sydney, New York
                               City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

CLEARSTREAM, LUXEMBOURG        means Clearstream Banking, societe anonyme.

CODE                           see page 80.

CONSUMER CREDIT CODE           unless otherwise specified in the accompanying
                               prospectus supplement means, as applicable, the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994, the provisions of the Code set out in the Appendix to the Consumer Credit (Western Australia) Act
                               1996 or any equivalent legislation of any Australian jurisdiction.

DTC                            see page 22.

ELIGIBLE TRUST CORPORATION     unless otherwise specified in the accompanying
                               prospectus supplement means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 of the United
                               States of America as prescribed in section
                               310(a) of the Trust Indenture Act.

ERISA                          see page 94.

EUROCLEAR                      means Euroclear Bank S.A./N.V., as operator of
                               the Euroclear System under license from
                               Euroclear Clearance System Public Limited
                               Company.

EUROCLEAR OPERATOR             see page 25.

EXTRAORDINARY RESOLUTION       unless otherwise specified in the accompanying
                               prospectus supplement, in relation to Voting

                               Secured Creditors or a class of Voting Secured Creditors means a resolution passed at a duly convened meeting of the Voting Secured Creditors or a class of Voting Secured Creditors under the security trust deed by a majority consisting of not less than 75% of the votes of such Voting Secured Creditors or their representatives present and voting or, if a poll is demanded, by such Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present and voting at the meeting or a written resolution signed by all the Voting Secured Creditors or the class of Voting Secured Creditors, as the case may be.

FITCH RATINGS                  unless otherwise specified in the accompanying
                               prospectus supplement, means Fitch Ratings.

FURTHER ADVANCE                unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a housing loan which is an asset of a trust, a further advance (whether made before or after the acquisition of the housing loan by that trust) by the issuer trustee under the terms of the housing loan to the extent to which it will cause the scheduled balance of that housing loan, determined prior to any variation to the terms of the housing loan which increases the scheduled balance, to be exceeded.

INSOLVENCY EVENT               unless otherwise specified in the accompanying
                               prospectus supplement, in relation to a body corporate, means any of the following events:

                               o an order is made that the body corporate be wound up;

                               o  a liquidator, provisional liquidator,
                                  controller (as defined in the Australian
                                  Corporations Act 2001) or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;

                               o except to reconstruct or amalgamate on terms reasonably approved by the security trustee, or in the case of a reconstruction or amalgamation of the security trustee, on terms reasonably approved by the manager, the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

                               o the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, except to reconstruct or amalgamate on terms reasonably approved by the security trustee, or in the case of a reconstruction or amalgamation of the security trustee, except on terms reasonably approved by the manager, or is otherwise wound up or dissolved;

                               o the body corporate is or states that it is insolvent;

                               o  as a result of the operation of section
                                  459F(1) of the Australian Corporations Act
                                  2001, the body corporate is taken to have failed to comply with a statutory demand;

                               o the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation;

                               o any writ of execution, attachment, distress or similar process is made, levied or issued against or in relation to a substantial portion of the body corporate's assets and is not satisfied or withdrawn or contested in good faith by the body corporate within 21 days; or

                               o anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

LTV unless otherwise specified in the accompanying prospectus supplement, means in relation to a housing loan and the relevant mortgaged property, the ratio of the principal amount of that housing loan to the value of the mortgaged property - determined in the manner as described in the accompanying prospectus supplement for a trust.

MANAGEMENT DEED                unless otherwise specified in the accompanying
                               prospectus supplement means the Restated
                               Management Deed dated June 8, 1993 entered into between the issuer trustee and the manager (as amended and supplemented).

MOODY'S unless otherwise specified in the accompanying prospectus supplement means Moody's Investors Service, Inc..

PAYMENT MODIFICATION           see page 33.

PRE-FUNDING PERIOD             means, in relation to a trust where a
                               Pre-Funding Period is specified in the
                               accompanying prospectus supplement to apply to that trust, the period commencing on the closing date for that trust and ending on the date specified in that prospectus supplement.

PRE-FUNDING POOL               see page 11.

PRINCIPAL BALANCE              unless otherwise specified in the accompanying
                               prospectus supplement means:

                               o in relation to an Offered note, the amount stated on the face of that note less the aggregate of all amounts previously paid in relation to that note on account of principal; and

                               o in relation to a Non-Offered note will have the meaning set out in the accompanying prospectus supplement for a trust.

PRIOR INTEREST                 unless otherwise specified in the accompanying
                               prospectus supplement, means the lien over, and right of indemnification from, the assets of the trust held by the issuer trustee under, and calculated in accordance with, the Trust Deed for fees and expenses payable to the issuer trustee (including the Senior Fee Amount), other than the Secured Moneys, and the Subordinated Fee Amount, which are unpaid, or paid by the issuer trustee but not reimbursed to the issuer trustee from the assets of the trust.

PUMA PARAMETERS                unless otherwise specified in the accompanying
                               prospectus supplement means the parameters established by the manager, or under the Trust
                               Deed, in relation to the origination and management of housing loans in the PUMA Program.

PUMA PROGRAM                   unless otherwise specified in the accompanying
                               prospectus supplement, means the warehouse trusts and other sub-funds constituted under the Trust Deed.

REDRAWS unless otherwise specified in the accompanying prospectus supplement means, in relation to a housing loan which is an asset of the trust, a further advance by the issuer trustee under the terms of the housing loan which does not cause the scheduled balance, determined prior to any variation to the terms of the housing loan which increases the scheduled balance, of that housing loan to be exceeded.

REDRAW FACILITY INTEREST       unless otherwise specified in the accompanying
                               prospectus supplement means in relation to a Payment Date or a date upon which a distribution is made to the redraw facility provider under the security trust deed, the fees and interest due on that Payment Date or date, as the case may be, and any fees and interest unpaid from prior Payment Dates, and interest on them, outstanding pursuant to the terms of the redraw facility agreement.

SECURED CREDITORS              see page 49.

SECURED MONEYS                 unless otherwise specified in the accompanying
                               prospectus supplement means, without double counting, the aggregate of all moneys owing to the security trustee or to a Secured Creditor under any of the transaction documents provided that the Secured Moneys do not include any fees or value added tax payable to the note trustee or any agent for which the issuer trustee is personally liable.

SENIOR FEE AMOUNT              unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a payment date, the amount determined by the following calculation:

                                                            n
                               SFA      =   TPB x P% x    ------
                                                           365

                               where:

                               SFA      =   the Senior Fee Amount;

                               TPB      =   the total Principal Balance of all
                                            the notes on that payment date,
                                            before any repayments of principal
                                            of the notes on that date;

                               P        =   the percentage specified to apply
                                            to the calculation of Senior Fee
                                            Amount in the prospectus supplement
                                            for a trust; and

                               n        =   the number of days in the period
                                            from (and including) the
                                            immediately preceding payment date
                                            to (but excluding) that payment
                                            date.

                               In relation to a day upon which a distribution is made under the security trust deed in relation to a trust, the Senior Fee Amount (for which the manager has priority over Secured Creditors for that trust) is the aggregate of the Senior Fee Amount of manager's fees remaining unpaid from preceding payment dates.

SENIOR FURTHER ADVANCES        see page 13.

SENIOR NOTES                   unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a trust, the classes of notes which, in relation to payments and other distributions of that trust on enforcement of the charge under the security trust deed for that trust, rank in priority to all other classes of notes as specified in the accompanying prospectus supplement for that trust. The term Senior noteholder has a corresponding meaning.


SENIOR REDRAW FACILITY
INTEREST AMOUNT                unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a payment date or a date upon which a distribution is made to the redraw facility provider under the security trust deed, an amount determined by the following calculation:

                                            SRP
                               SRFIA    =  -------  x  RFI
                                             RP

                               where:

                               SRFIA    =   the Senior Redraw Facility Interest
                                            Amount;

                               SRP      =   the Senior Redraw Facility
                                            Principal on that payment date or
                                            date;

                               RP       =   the principal outstanding under the
                                            redraw facility on that payment
                                            date or date; and

                               RFI      =   the Redraw Facility Interest on
                                            that Payment Date or date.

SENIOR REDRAW FACILITY
PRINCIPAL                      unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a payment date or a date upon which a distribution is made to the redraw facility provider under the security trust deed, the amount, if any, by which the principal outstanding under the redraw facility in relation to that payment date or date exceeds the aggregate Subordinate Further
                               Advance Amounts in respect of the housing loans, which are, or were, assets of the trust, in relation to that payment date or date.

STANDARD AND POOR'S            unless otherwise specified in the accompanying
                               prospectus supplement, means Standard & Poor's
                               Ratings Group.

SUBORDINATE FURTHER
ADVANCE                        see page 13.

SUBORDINATE FURTHER
ADVANCE AMOUNT                 has the meaning given to that term in the
                               accompanying prospectus supplement for a trust.

SUBORDINATED FEE AMOUNT        unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to the date upon which a distribution is made under the security trust deed, the amount determined in accordance with the following calculation:

                               SFA        =   AMF - Senior FA

                               where:

                               SFA        =   the Subordinated Fee Amount;

                               AMF        =   the amount of the manager's fee
                                              outstanding on that date;

                               Senior FA  =   an amount equal to the Senior Fee
                                              Amount.

                               If the result of the above calculation is less than zero, the Subordinated Fee Amount is zero.

SUBORDINATED NOTES             unless otherwise specified in the accompanying
                               prospectus supplement means, in relation to a trust, each class of notes which, in relation to payments and other distributions of that trust, rank below the Senior notes as specified in the accompanying prospectus supplement for that trust. The term Subordinated noteholders has a corresponding meaning.

SUBSTITUTION PERIOD            means in relation to a trust where a
                               Substitution Period is specified in the
                               accompanying prospectus supplement to apply to that trust, the period commencing on the closing date for a trust and ending on the date specified in the accompanying prospectus supplement for that trust.

TRUST DEED                     unless otherwise specified in the accompanying
                               prospectus supplement means the trust deed among the issuer trustee and the person referred to therein as the Founder dated July
                               13, 1990 (as amended and supplemented).

VOTING ENTITLEMENTS            unless otherwise specified in the accompanying
                               prospectus supplement, means, on a particular date the number of votes which a Voting Secured
                               Creditor would be entitled to exercise if a meeting of Voting Secured Creditors were held on that date, being in respect of a given Voting
                               Secured Creditor, the number calculated by dividing the Secured Moneys owing to that Voting
                               Secured Creditor by 10 and rounding the
                               resultant figure down to the nearest whole number provided that if the note trustee is a then Voting Secured Creditor it will have a Voting Entitlement equal to the aggregate Voting
                               Entitlement (determined in accordance with the foregoing) for all holders of the Offered notes on whose behalf it is acting.

VOTING SECURED CREDITORS       unless otherwise specified in the accompanying
                               prospectus supplement, means:

                               o for so long as the Secured Moneys of the noteholders, converted, if applicable, to Australian dollars in the manner described in "Description of the Transaction Documents and Parties - The Security Trust Deed - Voting Procedures" above, are 75% or more of the then total Secured Moneys:

                                  o if any Offered note which is a Senior note then remains outstanding, the note trustee acting on behalf of the holders of those Senior notes (or, if the note trustee has become bound to notify, or seek directions from, the holders of those Senior notes or take steps and/or to proceed under the note trust deed and fails to do so as and when required by the note trust and such failure is continuing, those holders of the Senior notes) and any the holders of any other Senior notes which are not Offered notes; or

                                  o if no Senior note then remains outstanding, the Subordinated noteholders; and

                               o  otherwise:

                                  o if any Offered note remains outstanding, the note trustee acting on behalf of such noteholders (or, if the note trustee has become bound to take steps and/or to proceed under the note trust deed and fails to do so when required by the note trust deed and such failure is continuing, the holders of the Offered notes (if any); and

                                  o  each other then Secured Creditor (other
                                     than the note trustee and the holders of the Offered notes)

================================================================================
                             PUMA GLOBAL TRUST NO. 4



                                US$1,200,000,000


                   CLASS A MORTGAGE BACKED FLOATING RATE NOTES


                                  [PUMA LOGO]




                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)

                                     MANAGER


                      PERPETUAL TRUSTEES AUSTRALIA LIMITED
                              (ABN 86 000 431 827)
              IN ITS CAPACITY AS TRUSTEE OF PUMA GLOBAL TRUST NO. 4

                                 ISSUER TRUSTEE




                        ---------------------------------

                              PROSPECTUS SUPPLEMENT

                        ---------------------------------

                            DEUTSCHE BANK SECURITIES
                           CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN


     You should rely only on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A notes in any state or jurisdiction where the offer is not permitted.

     Dealers will deliver a prospectus supplement and the accompanying prospectus when acting as underwriters of the Class A notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and the accompanying prospectus until ninety days following the date of this prospectus.

================================================================================